Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216167-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Pass Through Certificates, Series 2017-2B	$220,723,000	$25,581.80(1)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 22, 2017

$220,723,000

2017-2B PASS THROUGH TRUST

PASS THROUGH CERTIFICATES, SERIES 2017-2B

American Airlines, Inc. is creating a pass through trust that will issue American Airlines, Inc. Class B Pass Through Certificates, Series 2017-2. The Class B Certificates are being offered pursuant to this prospectus supplement.

American Airlines, Inc. has also previously offered and issued two additional separate classes of pass through certificates: American Airlines, Inc. Class AA Pass Through Certificates, Series 2017-2 and American Airlines, Inc. Class A Pass Through Certificates, Series 2017-2 pursuant to a separate prospectus supplement and may subsequently offer additional pass through certificates, Series 2017-2 and/or other series of pass through certificates on or after the date of this prospectus supplement pursuant to a separate prospectus supplement or a separate offering memorandum (each referred to as “offering materials”). The Class AA Certificates and the Class A Certificates were, and the Class B Certificates will be, each issued by separate pass through trusts. The Class AA Pass Through Certificates and the Class A Pass Through Certificates were issued on August 14, 2017 and are not, nor are any other additional classes or series of certificates being, offered pursuant to this prospectus supplement.

The Class B Certificates will represent interests in the assets of the related pass through trust. A portion of the proceeds from the sale of the Class B Certificates will be used on the date of issuance of the Class B Certificates, and the balance of such proceeds will initially be held in escrow and will thereafter be used, in each case, by the Class B Trust to acquire the related series of equipment notes to be issued by American on a full recourse basis. Payments on the equipment notes held in such pass through trust will be passed through to the holders of the Certificates of such trust. Distributions on the Class B Certificates will be subject to certain subordination provisions described herein. The Class B Certificates do not represent interests in American or any of its affiliates and do not represent obligations of any of American’s affiliates.

Subject to the distribution provisions described herein, the Class AA Certificates will rank generally senior to the Class A Certificates and the Class B Certificates; the Class A Certificates will rank generally junior to the Class AA Certificates and will rank generally senior to the Class B Certificates; and the Class B Certificates will rank generally junior to the Class AA Certificates and the Class A Certificates.

The equipment notes expected to be held by the pass through trust for the Class B Certificates will be issued to finance the following 30 aircraft: (a) three Boeing 737-800 aircraft newly manufactured and scheduled for delivery to American from October 2017 to December 2017, (b) nine Boeing 737 MAX 8 aircraft newly manufactured and scheduled for delivery to American from September 2017 to April 2018, (c) three Boeing 787-9 aircraft newly manufactured and scheduled for delivery to American from November 2017 to February 2018 and (d) fifteen Embraer ERJ 175 LR aircraft delivered new to American from October 2015 to August 2016. The equipment notes held, or expected to be held, by the pass through trusts for the Class AA Certificates and the Class A Certificates also have been, or will be, issued to finance each such aircraft. The equipment notes issued for each aircraft are or will be secured by a security interest in all such aircraft. Interest on the issued and outstanding equipment notes expected to be held by the pass through trust for the Class B Certificates will be payable semiannually on April 15 and October 15 of each year, commencing on April 15, 2018, and principal on such equipment notes is scheduled for payment on April 15 and October 15 of each year, commencing on October 15, 2018.

Initially, National Australia Bank Limited will provide a liquidity facility for the Class B Certificates, in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Class B Certificates. The Class AA Certificates and Class A Certificates have the benefit of separate liquidity facilities as described in a separate prospectus supplement for such classes of certificates.

The Class B Certificates will not be listed on any national securities exchange.

Investing in the Class B Certificates involves risks. See “Risk Factors” beginning on page S-30.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class B	$220,723,000	3.70%	October 15, 2025	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class B Certificates if any are purchased. The aggregate proceeds from the sale of the Class B Certificates will be $220,723,000. American will pay the underwriters a commission of $2,207,230. Delivery of the Class B Certificates in book-entry form will be made on or about October 5, 2017 against payment in immediately available funds.

Joint Structuring Agents and Lead Bookrunners

Deutsche Bank Securities	Credit Suisse	Goldman Sachs & Co. LLC

Joint Bookrunners

BofA Merrill Lynch	Barclays	Citigroup	ICBC Standard Bank	J.P. Morgan	Morgan Stanley

BNP Paribas	Credit Agricole Securities	Standard Chartered Bank	SMBC Nikko

Co-Manager

US Bancorp

Prospectus Supplement dated September 26, 2017.

Prospectus Supplement

S-i

Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	2
THE COMPANY	4
RISK FACTORS	5

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES	6
CREDIT ENHANCEMENTS	7
PLAN OF DISTRIBUTION	8
LEGAL MATTERS	9
EXPERTS	9

S-ii

We have not, and Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and the other underwriters referred to under the caption “Underwriting” (the “Underwriters”) have not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts, the Depositary or the Liquidity Provider, since the date of this prospectus supplement.

S-iii

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the American Airlines, Inc. Class B Pass Through Certificates, Series 2017-2 that we are currently offering, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Class B Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, unless otherwise specified, references to “American,” the “Company,” “we,” “us” and “our” refer to American Airlines, Inc.; references to “AAG” refer to our parent, American Airlines Group Inc.; and references to “AMR” refer to AAG during the period of time prior to its acquisition of US Airways Group, Inc. (“US Airways Group”).

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2016 (especially in Part I, Item 1A—Risk Factors and Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations); in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 (especially in Part I, Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item IA—Risk Factors) and other risks and uncertainties listed from time to time in our filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by reference to the factors discussed below under “Risk Factors” and elsewhere in this prospectus supplement and based upon information available to us on the date of this prospectus supplement or such document. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law. Forward-looking statements speak only as of the date of this prospectus supplement or as of the dates indicated in the statements.

CERTAIN VOLCKER RULE CONSIDERATIONS

None of the Trusts are or, immediately after the issuance of the Certificates pursuant to the Trust Supplements, will be a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act). In making the foregoing determination, the Trusts are relying upon the exemption from registration set forth in Rule 3a-7 under the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be available to the Trusts.

INFORMATION RELATED TO CLASS AA CERTIFICATES AND CLASS A CERTIFICATES

The Class AA Certificates and the Class A Certificates were issued on August 14, 2017 (the “Class AA/A Issuance Date”) and are not being offered pursuant to this prospectus supplement. All statements in this prospectus supplement relating to the Class AA Certificates or the Class A Certificates, or both, as the case may be, are for informational purposes only.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the section entitled “Risk Factors” and the “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

The Company

American was founded in 1934 and is a principal wholly-owned subsidiary of AAG, a Delaware corporation. All of American’s common stock is owned by AAG. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. As of June 30, 2017, American operated 956 mainline aircraft and was supported by American’s regional airline affiliates and third-party regional carriers, which operated an additional 627 regional aircraft. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries.

On December 9, 2013, a subsidiary of AMR merged with and into US Airways Group, which survived as a wholly-owned subsidiary of AAG, and AAG emerged from Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) (the “Merger”). Upon closing of the Merger and emergence from Chapter 11, AMR changed its name to American Airlines Group Inc. On December 30, 2015, in order to simplify AAG’s internal corporate structure, US Airways Group merged with and into AAG, with AAG as the surviving corporation and, immediately thereafter, US Airways, Inc. (“US Airways”), a wholly-owned subsidiary of US Airways Group, merged with and into American, with American as the surviving corporation.

American’s principal executive office is located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. American’s telephone number is 817-963-1234.

Summary of Terms of Certificates

	Class AA Certificates(1)	Class A Certificates(1)	Class B Certificates
Aggregate Face Amount	$544,644,000	$252,254,000	$220,723,000
Interest Rate	3.35%	3.60%	3.70%
Initial Loan to Aircraft Value Ratio (cumulative)(2)(3)	38.4%	56.2%	71.8%
Expected Maximum Loan to Aircraft Value Ratio (cumulative)(3)	38.4%	56.2%	71.8%
Expected Principal Distribution Window (in years from the applicable issuance date)(4)(5)	1.2-12.2	1.2-12.2	1.0-8.0
Initial Average Life (in years from the applicable issuance date)(4)	8.7	8.7	5.4
Regular Distribution Dates	April 15 and October 15	April 15 and October 15	April 15 and October 15
Final Expected Regular Distribution Date(4)(5)	October 15, 2029	October 15, 2029	October 15, 2025
Final Legal Distribution Date(6)	April 15, 2031	April 15, 2031	April 15, 2027
Minimum Denomination(7)	$2,000	$2,000	$2,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments	3 semiannual interest payments

(1)	The Class AA Certificates and Class A Certificates were originally issued on August 14, 2017. The Class AA Certificates and Class A Certificates are not being offered pursuant to this prospectus supplement.
(2)	These percentages are calculated assuming that each of the Aircraft listed under “—Equipment Notes and the Aircraft” in this prospectus supplement summary has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft as of April 15, 2018, the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering. In calculating these percentages, we have assumed that the aggregate Assumed Aircraft Value of all such Aircraft is approximately $1,417,472,652 as of such date. In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	See “Description of the Equipment Notes—Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.
(4)	Measured, in the case of the Class AA Certificates and the Class A Certificates, from the Class AA/A Issuance Date and, in the case of the Class B Certificates, from the Class B Issuance Date.
(5)	Each series of Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the Trust that owns such Equipment Notes.

(6)	The Final Legal Distribution Date for each of the Class AA Certificates, Class A Certificates and Class B Certificates is the date that is 18 months after the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.
(7)	The Class B Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least € 1,000) and integral multiples of $1,000 in excess thereof, except that one Class B Certificate may be issued in a different denomination.

Equipment Notes and the Aircraft

The Class AA Trust and the Class A Trust hold or are expected to hold, and the Class B Trust is expected to hold, Equipment Notes issued for, and secured by, each of the following 30 aircraft: (a) three Boeing 737-800 aircraft newly manufactured and scheduled for delivery to American from October 2017 to December 2017, (b) nine Boeing 737 MAX 8 aircraft newly manufactured and scheduled for delivery to American from September 2017 to April 2018, (c) three Boeing 787-9 aircraft newly manufactured and scheduled for delivery to American from November 2017 to February 2018 and (d) fifteen Embraer ERJ 175 LR aircraft delivered new to American from October 2015 to August 2016 (each such aircraft, an “Aircraft,” and, collectively, the “Aircraft”).

Each Embraer ERJ 175 LR aircraft (each, an “Owned Embraer Aircraft”) is currently owned by American, three of which are being leased to Compass Airlines, LLC (“Compass”), a regional carrier that operates such Embraer ERJ 175 LR aircraft on behalf of American in regional operations, and the remainder of which are being leased by American to Envoy Air, Inc. (“Envoy”), an affiliated regional carrier that operates such Embraer ERJ 175 LR aircraft on behalf of American in regional operations. American expects that each Boeing 737-800 aircraft, each Boeing 737 MAX 8 aircraft and each Boeing 787-9 aircraft that is scheduled to be delivered to American after the date of this prospectus supplement (each, a “New Delivery Aircraft”) will be owned and operated by American and that each Owned Embraer Aircraft will continue to be owned by American and leased by Compass or Envoy, as applicable. In this prospectus supplement, we refer to each Owned Embraer Aircraft and each New Delivery Aircraft that is delivered to American prior to the Class B Issuance Date and with respect to which Series AA Equipment Notes and Series A Equipment Notes have already been issued as a “Funded Aircraft” and, collectively, the “Funded Aircraft” and each New Delivery Aircraft that has not been delivered or, if delivered but with respect to which Series AA Equipment Notes and Series A Equipment Notes have not been issued prior to the Class B Issuance Date as a “Pre-Funded Aircraft” and, collectively, the “Pre-Funded Aircraft.” See “Description of the Aircraft and the Appraisals” for a description of each Aircraft to be financed with the proceeds of this offering. Set forth below is certain information about the Equipment Notes held, or expected to be held, in the Trusts and each of the Aircraft that secures, or is expected to secure, such Equipment Notes.

American has entered, or will enter on or prior to the Class B Issuance Date, into a secured debt financing with respect to each Funded Aircraft pursuant to an Initial Funded Aircraft Indenture and has issued, or will issue on or prior to the Class B Issuance Date, Series AA Equipment Notes and Series A Equipment Notes relating to each such Funded Aircraft, which Series AA Equipment Notes and Series A Equipment Notes are currently, or will be, held by the Class AA Trust and Class A Trust, respectively. On and subject to the terms and conditions of certain amendments to the Note Purchase Agreement and the forms of financing agreement amendments attached to the Note Purchase Agreement, American will issue, on the Class B Issuance Date, Series B Equipment Notes relating to each Funded Aircraft to be held by the Class B Trust. See “Description of the Equipment Notes—General.”

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American agrees to enter into a secured debt financing with respect to each Pre-Funded Aircraft on or prior to the Outside Termination Date. See “Description of the Aircraft and the Appraisals—Deliveries of Pre-Funded Aircraft.”

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Initial Principal Amount of Series AA Equipment Notes and Series A Equipment Notes	Initial Principal Amount of Series B Equipment Notes	Appraised Value(2)	Latest Equipment Note Maturity Date(4)
Boeing 737-800	N354PT	31275	October 2017	$26,293,000	$7,283,000	$47,290,000	October 15, 2029
Boeing 737-800	N355PU	33348	November 2017	26,315,000	7,289,000	47,330,000	October 15, 2029
Boeing 737-800	N359PX	33349	December 2017	26,338,000	7,295,000	47,370,000	October 15, 2029
Boeing 737 MAX 8	N324RA	44459	September 2017	28,117,000	7,788,000	50,570,000	October 15, 2029
Boeing 737 MAX 8	N304RB	44463	October 2017	28,145,000	7,795,000	50,620,000	October 15, 2029
Boeing 737 MAX 8	N306RC	44465	November 2017	28,167,000	7,802,000	50,660,000	October 15, 2029
Boeing 737 MAX 8	N308RD	44446	December 2017	28,189,000	7,808,000	50,700,000	October 15, 2029
Boeing 737 MAX 8	N303RE	44447	February 2018	28,233,000	7,820,000	50,780,000	October 15, 2029
Boeing 737 MAX 8	N310RF	44451	February 2018	28,233,000	7,820,000	50,780,000	October 15, 2029
Boeing 737 MAX 8	N303RG	44448	March 2018	28,261,000	7,828,000	50,830,000	October 15, 2029
Boeing 737 MAX 8	N314RH	44449	April 2018	28,284,000	7,834,000	50,870,000	October 15, 2029
Boeing 737 MAX 8	N315RJ	44455	April 2018	28,284,000	7,834,000	50,870,000	October 15, 2029
Boeing 787-9(3)	N832AA	40638	November 2017	79,686,000	22,071,000	143,320,000	October 15, 2029
Boeing 787-9(3)	N833AA	40645	December 2017	79,752,000	22,090,000	143,440,000	October 15, 2029
Boeing 787-9(3)	N834AA	40653	February 2018	79,886,000	22,127,000	143,680,000	October 15, 2029
Embraer ERJ 175 LR	N215NN	17000511	October 2015	14,608,000	4,046,000	26,273,333	October 15, 2029
Embraer ERJ 175 LR	N216NN	17000513	October 2015	14,604,000	4,045,000	26,266,667	October 15, 2029
Embraer ERJ 175 LR	N217NN	17000515	November 2015	14,623,000	4,050,000	26,300,000	October 15, 2029
Embraer ERJ 175 LR	N220NN	17000523	November 2015	14,700,000	4,072,000	26,440,000	October 15, 2029
Embraer ERJ 175 LR	N221NN	17000525	December 2015	14,784,000	4,095,000	26,590,000	October 15, 2029
Embraer ERJ 175 LR	N222NS	17000528	December 2015	14,817,000	4,104,000	26,650,000	October 15, 2029
Embraer ERJ 175 LR	N223NN	17000529	December 2015	14,817,000	4,104,000	26,650,000	October 15, 2029
Embraer ERJ 175 LR	N224NN	17000536	February 2016	15,049,000	4,168,000	27,066,667	October 15, 2029
Embraer ERJ 175 LR	N225NN	17000537	February 2016	15,056,000	4,170,000	27,080,000	October 15, 2029
Embraer ERJ 175 LR	N234JW	17000566	June 2016	15,229,000	4,218,000	27,390,000	October 15, 2029
Embraer ERJ 175 LR	N235NN	17000567	June 2016	15,212,000	4,213,000	27,360,000	October 15, 2029
Embraer ERJ 175 LR	N236NN	17000572	July 2016	15,251,000	4,224,000	27,430,000	October 15, 2029
Embraer ERJ 175 LR	N237NN	17000575	July 2016	15,274,000	4,230,000	27,470,000	October 15, 2029
Embraer ERJ 175 LR	N238NN	17000584	August 2016	15,357,000	4,253,000	27,620,000	October 15, 2029
Embraer ERJ 175 LR	N239NN	17000586	August 2016	15,334,000	4,247,000	27,580,000	October 15, 2029

Total:				$796,898,000	$220,723,000	$1,433,276,667

(1)	The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and the applicable aircraft manufacturer and financed under this offering. The delivery deadline for purposes of financing a Pre-Funded Aircraft pursuant to this offering is June 15, 2018 (or later under certain circumstances). The actual delivery date of any Pre-Funded Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Pre-Funded Aircraft.” In addition, American has certain rights to finance a Substitute Aircraft in lieu of any Pre-Funded Aircraft if the delivery of such Pre-Funded Aircraft is delayed for more than 30 days after the last day of the month scheduled for delivery. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”
(2)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew (“mba,” and together with AISI and BK, the “Appraisers”)). In the case of each Aircraft owned by American as of the respective dates of the appraisals, such appraisals indicate the appraised base value of such Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around the time of the related appraisal and, in the case of the Aircraft not yet delivered to American as of the respective dates of the appraisals, the appraisals indicate the appraised base value projected as of the scheduled delivery month and year for such Aircraft at the time of the related appraisal. The AISI appraisal is dated July 20, 2017, the BK appraisal is dated July 13, 2017 and the mba appraisal is dated July 14, 2017. The appraised values provided by AISI are presented as of June 30, 2017, and the appraised values provided by BK and mba are presented as of or around the respective dates of their appraisals in July 2017. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	This aircraft is approved for Extended Operations (“ETOPS”).
(4)	The maturity date listed is the maturity date for the Series AA Equipment Notes and Series A Equipment Notes with respect to the related Aircraft. The Series B Equipment Notes with respect to each Aircraft mature prior to the maturity date of the Series AA Equipment Notes and Series A Equipment Notes with respect to such Aircraft. See “—Summary of Terms of Certificates” above.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates, assuming that each of the Aircraft has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft, as of April 15, 2018 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and each Regular Distribution Date thereafter. The LTVs for any period prior to April 15, 2018 are not included, because during such period all of the Equipment Notes expected to be acquired by the Trusts with respect to each Pre-Funded Aircraft may not yet be issued and therefore are not included in the calculation. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)			LTV(3)
		Class AA Certificates	Class A Certificates	Class B Certificates	Class AA Certificates	Class A Certificates	Class B Certificates
April 15, 2018	$1,417,472,652	$544,644,000.00	$252,254,000.00	$220,723,000.00	38.4%	56.2%	71.8%
October 15, 2018	1,395,701,487	529,905,322.70	245,427,684.68	209,564,767.99	38.0%	55.6%	70.6%
April 15, 2019	1,373,930,322	515,166,645.40	238,601,369.36	198,406,535.98	37.5%	54.9%	69.3%
October 15, 2019	1,352,159,158	500,427,968.10	231,775,054.04	187,248,303.97	37.0%	54.2%	68.0%
April 15, 2020	1,330,387,993	485,689,290.80	224,948,738.72	176,090,071.96	36.5%	53.4%	66.7%
October 15, 2020	1,308,616,828	470,950,613.50	218,122,423.40	164,931,839.95	36.0%	52.7%	65.3%
April 15, 2021	1,286,845,663	456,211,936.20	211,296,108.08	153,773,607.94	35.5%	51.9%	63.8%
October 15, 2021	1,265,074,499	441,473,258.90	204,469,792.76	142,615,375.93	34.9%	51.1%	62.3%
April 15, 2022	1,243,303,334	426,734,581.60	197,643,477.44	131,457,143.92	34.3%	50.2%	60.8%
October 15, 2022	1,221,532,169	411,995,904.30	190,817,162.12	120,298,911.91	33.7%	49.3%	59.2%
April 15, 2023	1,199,761,004	397,257,227.00	183,990,846.80	109,140,679.90	33.1%	48.4%	57.5%
October 15, 2023	1,177,989,840	382,518,549.70	177,164,531.48	97,982,447.89	32.5%	47.5%	55.8%
April 15, 2024	1,156,218,675	367,779,872.40	170,338,216.16	86,824,215.88	31.8%	46.5%	54.1%
October 15, 2024	1,134,447,510	353,041,195.10	163,511,900.84	75,665,983.87	31.1%	45.5%	52.2%
April 15, 2025	1,112,676,345	338,302,517.80	156,685,585.52	64,507,751.86	30.4%	44.5%	50.3%
October 15, 2025	1,090,905,180	323,563,840.50	149,859,270.20	—	29.7%	43.4%	0.0%
April 15, 2026	1,069,134,016	308,825,163.20	143,032,954.88	—	28.9%	42.3%	0.0%
October 15, 2026	1,047,362,851	294,086,485.90	136,206,639.56	—	28.1%	41.1%	0.0%
April 15, 2027	1,025,591,686	279,347,808.60	129,380,324.24	—	27.2%	39.9%	0.0%
October 15, 2027	1,003,820,521	264,609,131.30	122,554,008.92	—	26.4%	38.6%	0.0%
April 15, 2028	982,049,357	249,870,454.00	115,727,693.60	—	25.4%	37.2%	0.0%
October 15, 2028	960,278,192	235,131,776.70	108,901,378.28	—	24.5%	35.8%	0.0%
April 15, 2029	938,507,027	220,393,099.40	102,075,062.96	—	23.5%	34.4%	0.0%
October 15, 2029	916,735,862	—	—	—	0.0%	0.0%	0.0%

(1)

In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment

Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.
(3)	We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class (together, in the case of the Class A Certificates, with the expected outstanding pool balance of the Class AA Certificates and, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class AA Certificates plus the expected outstanding pool balance of the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if, among other things, any Equipment Notes are redeemed or purchased, if a default in payment on any Equipment Notes occurs, if a Substitute Aircraft is financed in lieu of any Pre-Funded Aircraft to be financed pursuant to this offering or if any Pre-Funded Aircraft is not subjected to a Pre-Funded Aircraft Indenture and the related Equipment Notes are not acquired by the Trusts.

Cash Flow Structure

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

(1)	American previously issued or will issue Series AA Equipment Notes and Series A Equipment Notes and will issue Series B Equipment Notes in respect of each Funded Aircraft. American will issue Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes in respect of each Pre-Funded Aircraft. The Equipment Notes with respect to each Aircraft were issued or will be issued, as the case may be, under a separate Indenture with respect to each Aircraft.
(2)	The separate Liquidity Facility for each of the Class AA Certificates and the Class A Certificates covers and the Class B Certificates is expected to cover up to three semiannual interest distributions on the Class AA Certificates, the Class A Certificates and the Class B Certificates, respectively, except that the Liquidity Facilities will not cover interest on the Deposits. Initially, National Australia Bank Limited acts or will act, as the case may be, as the Liquidity Provider for the Class AA Certificates, the Class A Certificates and the Class B Certificates.
(3)	A portion of the proceeds from the sale of the Class B Certificates will be used by the Class B Trust on the Class B Issuance Date to acquire the Series B Equipment Notes issued with respect to each of the Funded Aircraft under the related Amended Funded Aircraft Indenture. The balance of such proceeds will initially be held in escrow and deposited with the Depositary, along with the portion of the proceeds from the sale of the Class AA Certificates and the Class A Certificates currently held at the Depositary, pending the financing of each Pre-Funded Aircraft under the related Pre-Funded Aircraft Indenture. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase from American the related series of Equipment Notes with respect to each Pre-Funded Aircraft from time to time as such Pre-Funded Aircraft is subjected to the related Pre-Funded Aircraft Indenture. The Scheduled Payments of interest on the Equipment Notes held by, and on the Deposits relating to, a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. Under certain circumstances, funds in Deposits relating to a Trust will be withdrawn prior to the Delivery Period Termination Date and distributed to the holders of Certificates of such Trust, together with accrued and unpaid interest thereon, but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be distributed, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the related class of Certificates. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” No interest will accrue with respect to the Deposits after they have been fully withdrawn. The Liquidity Facilities will not cover interest on the Deposits.
(4)	The Class AA Certificates and the Class A Certificates were offered pursuant to a separate prospectus supplement, have already been issued and are not being offered pursuant to this prospectus supplement

The Offering

Trusts and Certificates	The Class B Trust will be formed pursuant to a trust supplement entered into between American and Wilmington Trust Company to a basic pass through trust agreement between American and Wilmington Trust Company, as Trustee under the Class B Trust.

Each of the Class AA Trust and the Class A Trust was previously formed pursuant to separate trust supplements entered into between American and Wilmington Trust Company to a basic pass through trust agreement between American and Wilmington Trust Company, as Trustee under the Class AA Trust and Class A Trust, as applicable.

Each of the Class AA Certificates and the Class A Certificates represents, and the Class B Certificates will represent, fractional undivided interests in the related Trust.

Certificates Offered	• Class B Certificates.

• The Class AA Certificates and the Class A Certificates were originally issued on the Class AA/A Issuance Date and are not being offered pursuant to this prospectus supplement.

Use of Proceeds	A portion of the proceeds from the sale of the Class B Certificates will be used by the Class B Trust on the Class B Issuance Date to acquire the Series B Equipment Notes issued with respect to each of the Funded Aircraft under the related Amended Funded Aircraft Indenture. The balance of such proceeds will initially be held in escrow and deposited with the Depositary, pending the financing of each Pre-Funded Aircraft under the related Pre-Funded Aircraft Indenture. The Class B Trust will withdraw funds from such escrow to acquire from American the Series B Equipment Notes with respect to each Pre-Funded Aircraft as such Pre-Funded Aircraft is subjected to the related Pre-Funded Aircraft Indenture.

The Series B Equipment Notes will be full recourse obligations of American. American will use the proceeds from the issuance of the Series B Equipment Notes issued with respect to each Pre-Funded Aircraft to finance, in part, the acquisition of such Pre-Funded Aircraft. American will use the proceeds from the issuance of the Series B Equipment Notes issued with respect to each Funded Aircraft for general corporate purposes and to pay fees and expenses relating to the offering.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust Company.

Escrow Agent	Wilmington Trust, National Association.

Depositary	Natixis S.A., acting through its New York Branch.

Liquidity Provider for the Class B Certificates	Initially, National Australia Bank Limited.

Trust Property

The property of each Trust will include:

•  subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•  the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•  the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date;

•  the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•  all monies receivable under the separate Liquidity Facility for such Trust; and

•  funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	April 15 and October 15 of each year, commencing on April 15, 2018.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

•  Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•  payments (other than Scheduled Payments) in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

See “—Escrowed Funds” and “—Withdrawal and Return of Escrowed Funds” below for a description of various distributions relating to the Deposits under certain circumstances.

Intercreditor Agreement	The Class AA Trustee, the Class A Trustee, the Liquidity Providers with respect to the Class AA Trust and the Class A Trust and the Subordination Agent entered into an intercreditor agreement on August 14, 2017 (the “Existing Intercreditor Agreement”). In connection with the issuance of the Class B Certificates, the Existing Intercreditor Agreement will be amended and restated pursuant to an amended and restated intercreditor agreement to, among other things, add each of the Class B Trustee and the Liquidity Provider with respect to the Class B Trust as a party thereto. The Intercreditor Agreement prescribes how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination

Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

•  first, to the holders of the Class AA Certificates to make distributions in respect of interest on the Class AA Certificates;

•   second, to the holders of the Class A Certificates to make distributions in respect of interest on the Eligible A Pool Balance;

•   third, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•   fourth, to the holders of the Class AA Certificates to make distributions in respect of the Pool Balance of the Class AA Certificates;

•   fifth, to the holders of the Class A Certificates to make distributions in respect of interest on the Pool Balance of the Class A Certificates not previously distributed under clause “second” above;

•   sixth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•   seventh, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “third” above; and

•   eighth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions.”

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

•   if Final Distributions have not been paid in full to the holders of the Class AA Certificates, the Class AA Trustee;

•   if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•   if Final Distributions have been paid in full to the holders of the Class AA Certificates and the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•   if Final Distributions have been paid in full to the holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates, but, if any Additional Certificates have been issued, not to the holders of the most senior class of Additional Certificates, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•   under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of American, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or American’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates

If American is in bankruptcy and certain other specified events have occurred:

•   the Class A Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates;

•   the Class B Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates; and

•   if one or more classes of Additional Certificates are outstanding, the holders (other than American or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Class AA Certificates, the Class A Certificates and the Class B Certificates and, if applicable, any previously or concurrently issued class of Additional Certificates ranking senior in right of payment to such class of Additional Certificates.

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities	Under the Liquidity Facility for each of the Class AA Trust, the Class A Trust and the Class B Trust, the applicable Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Providers.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates issued by the Class AA Trust, the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the applicable Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to all of the Certificates in right of payment.

Escrowed Funds	Funds in escrow for the Certificateholders of each Trust with respect to the Pre-Funded Aircraft will be held by the Depositary as Deposits relating to such Trust. Subject to certain conditions, each Trustee may withdraw these funds from time to time to purchase the related series of Equipment Notes in respect of a Pre-Funded Aircraft prior to the Delivery Period Termination Date. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to each Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions under the Intercreditor Agreement. The Deposits cannot be used to pay any other amount in respect of the Certificates. See “Description of the Deposit Agreements” for a description of the terms of the deposit arrangements, including the threshold rating requirements applicable to the Depositary.

Withdrawal and Return of Escrowed Funds	Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Equipment Notes to be issued with respect to the Pre-Funded Aircraft by the Delivery Period Termination Date. This could occur because of delays in the delivery of any Pre-Funded Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of

Pre-Funded Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter.

In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the applicable Certificateholders. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to a Pre-Funded Aircraft before such Pre-Funded Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

Obligation to Purchase Equipment Notes	The Class AA Trustee and the Class A Trustee purchased, or will purchase on or prior to the Class B Issuance Date, the Series AA Equipment Notes and Series A Equipment Notes, respectively, issued or to be issued with respect to each Funded Aircraft. The Class B Trustee will be obligated to purchase the Series B Equipment Notes issued with respect to each Funded Aircraft pursuant to the related Amended Funded Aircraft Participation Agreement on the Class B Issuance Date. The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Pre-Funded Aircraft prior to the Delivery Period Termination Date pursuant to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note

Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to each Pre-Funded Aircraft on or prior to June 15, 2018 (or later under certain circumstances) with the relevant parties pursuant to financing agreements that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

American may use financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement so long as American obtains written confirmation from each Rating Agency to the effect that the use of such modified financing agreements will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must in any event comply with the Required Terms set forth in the Note Purchase Agreement. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Pre-Funded Aircraft not yet financed if a Triggering Event occurs or certain specified conditions are not met. In addition, if any of certain events of loss occurs with respect to a Pre-Funded Aircraft before such Pre-Funded Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Pre-Funded Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Pre-Funded Aircraft after the Delivery Period Termination Date. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

Possible Issuance of Additional Certificates	Under certain circumstances, additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to some or all of the Aircraft, may be issued at any time in the future. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any additional pass through certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

If one or more classes of Additional Certificates are outstanding, the holders of any such class of Additional Certificates (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates, the Class A Certificates, the Class B Certificates and, if applicable, any previously or concurrently issued class of Additional Certificates ranking senior in right of payment to any such class of Additional Certificates under certain circumstances, if American is in bankruptcy, at the outstanding principal balance of Class AA Certificates, Class A Certificates, Class B Certificates and any outstanding classes of Additional Certificates ranking senior in right of payment to any such class of Additional Certificates, but without a premium. See “Description of the Certificates—Certificate Buyout Right of Certificateholders.” In addition, if any Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates, the Class A Certificates and the Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Possible Refinancing or Reissuance of Certificates

American may elect to:

•   redeem all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue new Equipment Notes with respect to all of the

Aircraft with the same series designation as, but with terms that may be the same as or different from, those of the redeemed Equipment Notes; or

•   reissue Series A Equipment Notes or Series B Equipment Notes (or any series of Additional Equipment Notes) with respect to all of the Aircraft after such series has matured and been paid in full, with terms that may be the same as or different from those of the repaid Equipment Notes, after the Delivery Period Termination Date.

In either such case, American will fund the sale of any such series of Reissued Equipment Notes through the sale of pass through certificates issued by a single pass through trust.

Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any Reissued Equipment Notes in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” If American elects to refinance any series of Equipment Notes, it will be required to pay any applicable Make-Whole Amount in connection with the redemption of such series of Equipment Notes. See “Description of the Equipment Notes—Redemption.”

Equipment Notes

(a) Issuer	American issued, or will issue on or prior to the Class B Issuance Date, Series AA Equipment Notes and Series A Equipment Notes with respect to each Funded Aircraft. Under the Amended Funded Aircraft Indenture related to each of the Funded Aircraft, American will issue Series B Equipment Notes with respect to such Funded Aircraft, which will be acquired by the Class B Trust on the Class B Issuance Date. Under each Pre-Funded Aircraft Indenture related to each of the Pre-Funded Aircraft, American will issue Series AA Equipment Notes, Series A Equipment Notes and Series B

Equipment Notes with respect to such Pre-Funded Aircraft, which will be acquired, respectively, by the Class AA Trust, the Class A Trust and the Class B Trust.

(b) Interest	The Series B Equipment Notes held in the Class B Trust will accrue interest at the rate per annum applicable to the Class B Certificates issued by the Class B Trust set forth on the cover page of this prospectus supplement. The Series AA Equipment Notes and the Series A Equipment Notes accrue or will accrue interest at rates per annum of 3.35% and 3.60%, respectively. Interest on the issued and outstanding Equipment Notes will be payable on April 15 and October 15, commencing on April 15, 2018 and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are scheduled to be paid in specified amounts on April 15 and October 15 in each year, commencing on October 15, 2018, and ending on October 15, 2029, in the case of the Series AA Equipment Notes and Series A Equipment Notes and commencing on October 15, 2018 and ending on October 15, 2025, in the case of the Series B Equipment Notes.

(d) Rankings

The following subordination provisions will be applicable to the Equipment Notes issued under each Indenture:

•   the indebtedness evidenced by the Series A Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•   the indebtedness evidenced by the Series B Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and the Series A Equipment Notes issued under such Indenture;

•   if American issues any Additional Equipment Notes under such Indenture, (i) the indebtedness evidenced by the series of

Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such most senior Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and each series of Additional Equipment Notes that rank senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•   the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under any Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement—Priority of Distributions.”

(e) Redemption

Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, American will either:

•   substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

•   redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. American may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the outstanding Series A Equipment Notes, Series B Equipment Notes or any series of Additional Equipment Notes issued with respect to all Aircraft in connection with a refinancing of such series or without refinancing. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates.” The redemption price in each such case will be the unpaid principal amount of the Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes—Redemption.”

(f) Security and Cross-collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes— Subordination” and “Description of the Equipment Notes—Security.” This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”). See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver.”

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the related Aircraft, the lien on the applicable Aircraft under such Indenture will be released. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution

American may elect to release any Airframe from the security interest of the related Indenture and substitute for it an airframe of the same model, so long as:

•   no Indenture Event of Default has occurred and is continuing at the time of substitution;

•   the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to such Indenture on the issuance date of, with respect to an Amended Funded Aircraft Indenture, the Series AA Equipment Notes and Series A Equipment Notes under such Indenture, and, with respect to a Pre-Funded Aircraft Indenture, the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes under such Indenture; and

• the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the released Airframe.

See “Description of the Equipment Notes—Security—Substitution of Airframe.”

(h) Cross-default	There are (in the case of the Initial Funded Aircraft Indentures), and will be (in the case of the Pre-Funded Aircraft Indentures), cross- default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft also will be in default, and remedies will be exercisable with respect to all Aircraft.

(i) Section 1110 Protection	Counsel to American will provide an opinion to the Class B Trustee stating that the benefits of Section 1110 will be available for each of the Aircraft. See “Description of the Equipment Notes—Remedies.”

Material U.S. Federal Income Tax Consequences

The Class B Trust will not be treated as a corporation or other entity taxable as a corporation for United States federal income tax purposes. Each person acquiring an interest in Class B Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Series B Equipment Notes and other property held by the Class B Trust. See “Material U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations

Each person who acquires a Class B Certificate or an interest therein will be deemed to have:

•   represented that either (a) no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Class B Certificate or an interest therein or (b) the purchase and holding of such Class B Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Internal Revenue Code of 1986, as amended (the “Code”) or provisions of Similar Law (as defined below) pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law;

•   directed the Class B Trustee to invest in the assets held in the Class B Trust pursuant to the terms and conditions described herein; and

•   if an ERISA Plan, represented that the decision to acquire or accept the Class B Certificate or interest therein has been made by a duly authorized fiduciary of the ERISA Plan that (i) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Company and its affiliates and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (ii) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to acquire or accept the Class B Certificate or interest therein); (iv) has been fairly informed that the Company and its affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or acceptance of the Class B Certificate or interest therein; (v) has been fairly informed that the Company and its affiliates have financial interests in the ERISA Plan’s acquisition or acceptance of the Class B Certificate or interest therein, which interests may conflict with the interest of the ERISA Plan, as more fully described in the offering materials; (vi) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire or accept the Class B Certificate or interest therein and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the Class B Certificate or interest therein; and (vii) is not paying the Company or any of its affiliates, any fee or other compensation directly for the provision of investment advice

(as opposed to other services) in connection with the ERISA Plan’s acquisition or acceptance of the Class B Certificate or interest therein.

See “Certain ERISA Considerations.”

Governing Law	The Class B Certificates and the Series B Equipment Notes are governed by the laws of the State of New York.

	Fitch			Moody’s
Threshold Ratings for the Depositary	BBB- (Long-Term Rating)	or	F3 (Short-Term Rating)	P-1 (Short-Term Rating)

Depositary Rating	The Depositary for the Class B Certificates meets the Depositary Threshold Rating requirement.

		Fitch		Moody’s

Threshold Ratings for the Liquidity Provider for the Class B Certificates (Long-Term Rating)		BBB-		Baa2

Liquidity Provider Rating	The Liquidity Provider for the Class B Certificates meets the Liquidity Threshold Rating requirement.

Summary Historical Consolidated Financial Data

The following table presents summary historical consolidated financial data of American. We derived the annual historical financial data as of December 31, 2016 and for the years ended December 31, 2016, 2015 and 2014 from American’s audited consolidated financial statements and notes thereto, which have been audited by KPMG LLP, an independent registered public accounting firm. We derived the annual historical financial data for the years ended December 31, 2013 and 2012 from American’s audited consolidated financial statements and notes thereto, which have been audited by Ernst & Young LLP, an independent registered public accounting firm. We derived the historical consolidated financial data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 from American’s unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement.

On December 30, 2015, US Airways merged with and into American, with American as the surviving corporation. For financial reporting purposes, this transaction constituted a transfer of assets between entities under common control and is reflected in American’s consolidated financial statements as though the transaction had occurred on December 9, 2013, when a subsidiary of AMR merged with and into US Airways Group, which represents the earliest date that American and US Airways were under common control. Thus, the full years of 2015 and 2014 and the period from December 9, 2013 to December 31, 2013 are comprised of the financial data of American and US Airways. The periods prior to December 9, 2013 are comprised of the financial data of American only.

The summary historical consolidated financial data should be read in conjunction with American’s consolidated financial statements for the respective periods, the related notes and the related reports of KPMG LLP and Ernst & Young LLP, as applicable, certain of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(in millions)
Consolidated Statements of Operations data
Total operating revenues	$20,722	$19,787	$40,163	$40,938	$42,676	$26,701	$24,825
Total operating expenses	18,592	16,707	34,859	34,749	38,410	25,341	24,743
Operating income	2,130	3,080	5,304	6,189	4,266	1,360	82
Reorganization items, net(1)	—	—	—	—	—	(2,640)	(2,179)
Net income (loss)	1,089	1,683	2,781	8,120	2,948	(1,717)	(1,926)

	June 30, 2017	December 31, 2016
	(in millions)
Consolidated Balance Sheet data:
Total assets	$61,327	$58,092
Long-term debt and capital leases, net of current maturities	21,252	20,718
Pension and postretirement benefits(2)	7,458	7,800
Stockholder’s equity	13,741	12,649

(1)	Reorganization items refer to revenues, expenses (including professional fees), realized gains and losses and provisions for losses that were realized or incurred as a direct result of bankruptcy.
(2)	Substantially all defined benefit pension plans were frozen effective November 1, 2012. See Note 7 to American’s consolidated financial statements in Part II, Item 8B in American’s Annual Report on Form 10-K for the year ended December 31, 2016 for further information on pension and postretirement benefits.

Ratio of Earnings to Fixed Charges

The following table sets forth the ratio of earnings to fixed charges for American for the six months ended June 30, 2017 and for each of the five years in the period ended December 31, 2016. As described above in “Summary Historical Consolidated Financial Data,” US Airways merged with and into American on December 30, 2015. For financial reporting purposes, this transaction constituted a transfer of assets between entities under common control and is reflected in American’s consolidated financial statements as though the transaction had occurred on December 9, 2013, when a subsidiary of AMR merged with and into US Airways Group, which represents the earliest date that American and US Airways were under common control. Thus, the full years of 2015 and 2014 and the period from December 9, 2013 to December 31, 2013 are comprised of the financial data of American and US Airways. The periods prior to December 9, 2013 are comprised of the financial data of American only.

	Six Months Ended June 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	2.7	3.4	3.6	2.7	—	—
Coverage deficiency (in millions)	—	—	—	—	$2,118	$2,545

For purposes of the table above, “earnings” consists of income (loss) before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, a portion of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

RISK FACTORS

In considering whether to purchase the Class B Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, and other information which may be incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports to the SEC, as well as the “Special Note Regarding Forward-Looking Statements.” With respect to “—Risks Relating to the Company and Industry-Related Risks” below, references to “we,” “us,” “our,” the “Company” and similar terms in this section refer to AAG and its consolidated subsidiaries, including American. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks and uncertainties emerge from time to time. We cannot predict such new risks and uncertainties, nor can we assess the extent to which any of the risk factors below or any such new risks and uncertainties, or any combination thereof, may impact our business.

Risks Relating to the Company and Industry-Related Risks

Downturns in economic conditions could adversely affect our business.

Due to the discretionary nature of business and leisure travel spending and the highly competitive nature of the airline industry, our revenues are heavily influenced by the condition of the U.S. economy and economies in other regions of the world. Unfavorable conditions in these broader economies have resulted, and may result in the future, in decreased passenger demand for air travel, changes in booking practices and related reactions by our competitors, all of which in turn have had, and may have in the future, a strong negative effect on our revenues. See also “—The airline industry is intensely competitive and dynamic” below.

Our business is very dependent on the price and availability of aircraft fuel. Continued periods of high volatility in fuel costs, increased fuel prices or significant disruptions in the supply of aircraft fuel could have a significant negative impact on our operating results and liquidity.

Our operating results are materially impacted by changes in the availability, price volatility and cost of aircraft fuel, which represents one of the largest single cost items in our business. Jet fuel market prices have fluctuated substantially over the past several years and prices continue to be highly volatile.

Because of the amount of fuel needed to operate our business, even a relatively small increase or decrease in the price of fuel can have a material effect on our operating results and liquidity. Due to the competitive nature of the airline industry and unpredictability of the market for air travel, we can offer no assurance that we may be able to increase our fares, impose fuel surcharges or otherwise increase revenues sufficiently to offset fuel price increases. Similarly, we cannot predict the effect or the actions of our competitors if the current low fuel prices remain in place for a significant period of time or fuel prices decrease in the future.

Although we are currently able to obtain adequate supplies of aircraft fuel, we cannot predict the future availability, price volatility or cost of aircraft fuel. Natural disasters, political disruptions or wars involving oil-producing countries, changes in fuel-related governmental policy, the strength of the U.S. dollar against foreign currencies, changes in access to petroleum product pipelines and terminals, speculation in the energy futures markets, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages, additional fuel price volatility and cost increases in the future.

Our aviation fuel purchase contracts generally do not provide meaningful price protection against increases in fuel costs. Prior to the closing of the Merger, we sought to manage the risk of fuel price increases by using derivative contracts. Our current policy is not to enter into transactions to hedge our fuel consumption, although we review that policy from time to time based on market conditions and other factors. Accordingly, as of June 30, 2017, we did not have any fuel hedging contracts outstanding. As such, and assuming we do not enter into any future transactions to hedge our fuel consumption, we will continue to be fully exposed to fluctuations in fuel prices.

If in the future we enter into derivative contracts to hedge our fuel consumption, there can be no assurance that, at any given time, we will have derivatives in place to provide any particular level of protection against increased fuel costs or that our counterparties will be able to perform under our derivative contracts. To the extent we use derivative contracts that have the potential to create an obligation to pay upon settlement if prices decline significantly, such derivative contracts may limit our ability to benefit from lower fuel costs in the future. Also, a rapid decline in the projected price of fuel at a time when we have fuel hedging contracts in place could materially adversely impact our short-term liquidity, because hedge counterparties could require that we post collateral in the form of cash or letters of credit. See also the discussion in Part I, Item 3. Quantitative and Qualitative Disclosures About Market Risk—“Aircraft Fuel” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

The airline industry is intensely competitive and dynamic.

Our competitors include other major domestic airlines and foreign, regional and new entrant airlines, as well as joint ventures formed by some of these airlines, many of which have more financial or other resources and/or lower cost structures than ours, as well as other forms of transportation, including rail and private automobiles. In many of our markets we compete with at least one low-cost air carrier. Our revenues are sensitive to the actions of other carriers in many areas including pricing, scheduling, capacity, amenities and promotions, which can have a substantial adverse impact not only on our revenues, but on overall industry revenues. These factors may become even more significant in periods when the industry experiences large losses, as airlines under financial stress, or in bankruptcy, may institute pricing structures intended to achieve near-term survival rather than long-term viability.

Low-cost carriers, including so-called ultra-low-cost carriers, have a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares in order to shift demand from larger, more established airlines and represent significant competitors, particularly for customers who fly infrequently and are price sensitive and tend not to be loyal to any one particular carrier. A number of low-cost carriers have announced growth strategies including commitments to acquire significant numbers of aircraft for delivery in the next few years. These low-cost carriers are attempting to continue to increase their market share through growth and, potentially, consolidation, and could continue to have an impact on our revenues and overall performance. For example, as a result of divestitures completed in connection with gaining regulatory approval for the Merger, low-fare, low-cost carriers have gained additional access in a number of markets, including Ronald Reagan Washington National Airport (“DCA”), a slot-controlled airport. In addition, we and several other large network carriers have announced “basic economy” fares designed to compete against low-cost carriers and we cannot predict whether these initiatives will be successful or the competitive reaction of the low-cost carriers. The actions of the low-cost carriers, including those described above, could have a material adverse effect on our operations and financial performance.

Our presence in international markets is not as extensive as that of some of our competitors. In providing international air transportation, we compete to provide scheduled passenger and cargo service between the U.S. and various overseas locations with U.S. airlines, foreign investor-owned airlines and foreign state-owned or state-affiliated airlines, including carriers based in the Middle East, the three largest of which we believe benefit from significant government subsidies. Our international service exposes us to foreign economies and the potential for reduced demand, such as we have recently experienced in Brazil and Venezuela, when any foreign countries we serve suffer adverse local economic conditions. In addition, open skies agreements with an increasing number of countries around the world provide international airlines with open access to U.S. markets. See also “—Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.”

Certain airline alliances, joint ventures and joint businesses have been, or may in the future be, granted immunity from antitrust regulations by governmental authorities for specific areas of cooperation, such as joint pricing decisions. To the extent alliances formed by our competitors can undertake activities that are not available to us, our ability to effectively compete may be hindered. Our ability to attract and retain customers is dependent upon, among other things, our ability to offer our customers convenient access to desired markets. Our business could be adversely affected if we are unable to maintain or obtain alliance and marketing relationships with other air carriers in desired markets.

We are party to antitrust-immunized cooperation agreements with British Airways, Iberia, Finnair, Royal Jordanian, Japan Airlines, LAN Airlines and LAN Peru. As part of the antitrust-immunized relationships, we have also established joint business agreements (“JBAs”) with British Airways, Iberia and Finnair, and separately with Japan Airlines. We signed a revised JBA with Qantas Airways and applied for antitrust immunity with the U.S. Department of Transportation (“DOT”) for the revised relationship, but we withdrew that application in November 2016 after it was tentatively denied by the DOT. However, we expect that more limited cooperation with Qantas will continue, and we intend to file a new application for antitrust immunity with the DOT this year, which, if granted, would allow us to expand that relationship further. In addition, we have signed JBAs with certain air carriers of the LATAM Airlines Group and have applied for approval in the relevant jurisdictions affected by such agreements, which applications have been approved in some cases but are still pending before a number of the relevant regulators. The foregoing arrangements are important aspects of our international network and we are dependent on the performance of the other airlines party to those agreements. No assurances can be given as to any benefits that we may derive from such arrangements or any other arrangements that may ultimately be implemented.

Additional mergers and other forms of industry consolidation, including antitrust immunity grants, may take place and may not involve us as a participant. Depending on which carriers combine and which assets, if any, are sold or otherwise transferred to other carriers in connection with any such combinations, our competitive position relative to the post-combination carriers or other carriers that acquire such assets could be harmed. In addition, as carriers combine through traditional mergers or antitrust immunity grants, their route networks will grow, and that growth will result in greater overlap with our network, which in turn could result in lower overall market share and revenues for us. Such consolidation is not limited to the U.S., but could include further consolidation among international carriers in Europe and elsewhere.

Ongoing data security requirements and obligations could increase our costs, and any significant data security incident could disrupt our operations and harm our reputation, business, results of operations and financial condition.

Our business requires the appropriate and secure utilization of customer, employee, business partner and other sensitive information, and confidence in the networks and systems that allow us to operate. We cannot be certain that we will not be the target of attacks on our networks and intrusions into our data, particularly given recent advances in technical capabilities, and increased financial and political motivations to carry out cyber-attacks on physical systems, gain unauthorized access to information and make information unavailable for use through, for example, ransomware or denial-of-service attacks, and otherwise exploit new and existing vulnerabilities in our infrastructure. The risk of a data security incident or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Furthermore, in response to these threats there has been heightened legislative and regulatory focus on attacks on critical infrastructures, including those in the transportation sector, and on data security in the U.S. and abroad (particularly in the European Union (“EU”)), including requirements for varying levels of data subject notification in the event of a data security incident.

In addition, many of our commercial partners, including credit card companies, have imposed data security standards that we must meet. In particular, we are required by the Payment Card Industry Security Standards Council, founded by the credit card companies, to comply with their highest level of data security standards. While we continue our efforts to meet these standards, new and revised standards may be imposed that may be difficult for us to meet and could increase our costs.

A significant data security incident or our failure to comply with applicable U.S. or foreign data security regulations or other data security standards may impact our brand and expose us to litigation and regulatory enforcement actions, resulting in fines, sanctions or other penalties. Such actions could further harm our reputation, adversely impact our relationship with our customers, employees, and stockholders, result in material financial impact, and disrupt business operations. Failure to appropriately address these issues could also give rise to similar legal risks and damages.

Our high level of debt and other obligations may limit our ability to fund general corporate requirements and obtain additional financing, may limit our flexibility in responding to competitive developments and cause our business to be vulnerable to adverse economic and industry conditions.

We have significant amounts of indebtedness and other obligations, including pension obligations, obligations to make future payments on flight equipment and property leases, and substantial non-cancelable obligations under aircraft and related spare engine purchase agreements. Moreover, currently a substantial portion of our assets are pledged to secure our indebtedness. Our substantial indebtedness and other obligations could have important consequences. For example, they:

•	may make it more difficult for us to satisfy our obligations under our indebtedness;

•	may limit our ability to obtain additional funding for working capital, capital expenditures, acquisitions, investments, integration costs, and general corporate purposes, and adversely affect the terms on which such funding can be obtained;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and other obligations, thereby reducing the funds available for other purposes;

•	make us more vulnerable to economic downturns, industry conditions and catastrophic external events, particularly relative to competitors with lower relative levels of financial leverage;

•	contain covenants requiring us to maintain an aggregate of at least $2.0 billion of unrestricted cash and cash equivalents and amounts available to be drawn under revolving credit facilities;

•	contain restrictive covenants that could:

•	limit our ability to merge, consolidate, sell assets, incur additional indebtedness, issue preferred stock, make investments and pay dividends;

•	significantly constrain our ability to respond, or respond quickly, to unexpected disruptions in our own operations, the U.S. or global economies, or the businesses in which we operate, or to take advantage of opportunities that would improve our business, operations, or competitive position versus other airlines;

•	limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions; and

•	result in an event of default under our indebtedness.

Further, a substantial portion of our indebtedness bears interest at fluctuating interest rates, primarily based on the London interbank offered rate for deposits of U.S. dollars (“LIBOR”). LIBOR tends to fluctuate based on general economic conditions, general interest rates, rates set by the Federal Reserve and other central banks, and the supply of and demand for credit in the London interbank market. We have not hedged our interest rate exposure with respect to our floating rate debt. Accordingly, our interest expense for any particular period will fluctuate based on LIBOR and other variable interest rates. To the extent these interest rates increase, our interest expense will increase, in which event we may have difficulties making interest payments and funding our other fixed costs, and our available cash flow for general corporate requirements may be adversely affected. See also the discussion of interest rate risk in Part I, Item 3. Quantitative and Qualitative Disclosures About Market Risk—“Interest” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

These obligations also impact our ability to obtain additional financing, if needed, and our flexibility in the conduct of our business, and could materially adversely affect our liquidity, results of operations and financial condition.

We will need to obtain sufficient financing or other capital to operate successfully.

Our business plan contemplates significant investments in modernizing our fleet. Significant capital resources will be required to execute this plan. We estimate that, based on our commitments as of June 30, 2017, our planned aggregate expenditures for aircraft purchase commitments and certain engines on a consolidated basis for calendar years 2017-2021 would be approximately $12.0 billion. Accordingly, we will need substantial financing or other capital resources to finance such aircraft. If we are unable to arrange financing for such aircraft at customary advance rates and on terms and conditions acceptable to us, we may need to use cash from operations or cash on hand to purchase such aircraft or may seek to negotiate deferrals for such aircraft with the aircraft manufacturers. Depending on numerous factors, many of which are out of our control, such as the state of the domestic and global economies, the capital and credit markets’ view of our prospects and the airline industry in general, and the general availability of debt and equity capital at the time we seek capital, the financing or other capital resources that we will need may not be available to us, or may be available only on onerous terms and conditions. There can be no assurance that we will be successful in obtaining financing or other needed sources of capital to operate successfully. An inability to obtain necessary financing on acceptable terms would have a material adverse impact on our business, results of operations and financial condition.

We have significant pension and other postretirement benefit funding obligations, which may adversely affect our liquidity, results of operations and financial condition.

Our pension funding obligations are significant. The amount of these obligations will depend on the performance of investments held in trust by the pension plans, interest rates for determining liabilities and actuarial experience. Currently, our minimum funding obligation for our pension plans is subject to favorable temporary funding rules that are scheduled to expire at the end of 2017. Our minimum pension funding obligations are likely to increase materially beginning in 2019, when we will be required to make contributions relating to the 2018 fiscal year. In addition, we may have significant obligations for other postretirement benefits, the ultimate amount of which depends on, among other things, the outcome of an adversary proceeding related to retiree medical and other postretirement benefits and life insurance obligations filed in connection with voluntary petitions filed for relief (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

If our financial condition worsens, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity.

We have agreements with companies that process customer credit card transactions for the sale of air travel and other services. These agreements allow these processing companies, under certain conditions (including, with respect to certain agreements, the failure of American to maintain certain levels of liquidity) to hold an amount of our cash (a “holdback”) equal to some or all of the advance ticket sales that have been processed by that credit card processor, but for which we have not yet provided the air transportation. We are not currently required to maintain any holdbacks pursuant to these requirements. These holdback requirements can be modified at the discretion of the credit card processing companies upon the occurrence of specific events, including material adverse changes in our financial condition. An increase in the current holdbacks, up to and including 100% of relevant advanced ticket sales, could materially reduce our liquidity. Likewise, other of our commercial agreements contain provisions that allow other entities to impose less-favorable terms, including the acceleration of amounts due, in the event of material adverse changes in our financial condition.

Union disputes, employee strikes and other labor-related disruptions may adversely affect our operations.

Relations between air carriers and labor unions in the U.S. are governed by the Railway Labor Act (“RLA”). Under the RLA, collective bargaining agreements (“CBAs”) generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board (“NMB”). For the dates that the CBAs with our major work groups become amendable under the RLA, see Part I, Item 1. Business—“Employees and Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2016.

In the case of a CBA that is amendable under the RLA, if no agreement is reached during direct negotiations between the parties, either party may request that the NMB appoint a federal mediator. The RLA prescribes no timetable for the direct negotiation and mediation processes, and it is not unusual for those processes to last for many months or even several years. If no agreement is reached in mediation, the NMB in its discretion may declare that an impasse exists and proffer binding arbitration to the parties. Either party may decline to submit to arbitration, and if arbitration is rejected by either party, a 30-day “cooling off” period commences. During or after that period, a Presidential Emergency Board (“PEB”) may be established, which examines the parties’ positions and recommends a solution. The PEB process lasts for 30 days and is followed by another 30-day “cooling off” period. At the end of a “cooling off” period, unless an agreement is reached or action is taken by Congress, the labor organization may exercise “self-help,” such as a strike, which could materially adversely affect our business, results of operations and financial condition.

None of the unions representing our employees presently may lawfully engage in concerted refusals to work, such as strikes, slow-downs, sick-outs or other similar activity, against us.

Nonetheless, there is a risk that disgruntled employees, either with or without union involvement, could engage in one or more concerted refusals to work that could individually or collectively harm the operation of our airline and impair our financial performance. See also Part I, Item 1—“Business—Employees and Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2016.

The inability to maintain labor costs at competitive levels would harm our financial performance.

Currently, we believe our labor costs are competitive relative to the other large network carriers. However, we cannot provide assurance that labor costs going forward will remain competitive because we are in negotiations for some new agreements now and other agreements may become amendable, competitors may significantly reduce their labor costs or we may agree to higher-cost provisions in our current or future labor negotiations, such as the employee profit sharing program we instituted effective January 1, 2016 and the mid-contract adjustment we provided to our flight attendants and pilots in 2017. As of December 31, 2016, approximately 85% of our employees were represented for collective bargaining purposes by labor unions. Some of our unions have brought and may continue to bring grievances to binding arbitration, including those related to wages. Unions may also bring court actions and may seek to compel us to engage in bargaining processes where we believe we have no such obligation. If successful, there is a risk these judicial or arbitral avenues could create material additional costs that we did not anticipate.

Interruptions or disruptions in service at one of our key facilities could have a material adverse impact on our operations.

We operate principally through hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. Substantially all of our flights either originate in or fly into one of these locations. A significant interruption or disruption in service at one of our hubs resulting from air traffic control (“ATC”) delays, weather conditions, natural disasters, growth constraints, relations with third-party service providers, failure of computer systems, disruptions at airport facilities or other key facilities used by us to manage our operations, labor relations, power supplies, fuel supplies, terrorist activities, or otherwise could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a severe impact on our business, results of operations and financial condition.

If we are unable to obtain and maintain adequate facilities and infrastructure throughout our system and, at some airports, adequate slots, we may be unable to operate our existing flight schedule and to expand or change our route network in the future, which may have a material adverse impact on our operations.

In order to operate our existing and proposed flight schedule and, where desirable, add service along new or existing routes, we must be able to maintain and/or obtain adequate gates, check-in counters, operations areas, operations control facilities and office space. As airports around the world become more congested, we are not always able to ensure that our plans for new service can be implemented in a commercially viable manner, given operating constraints at airports throughout our network, including due to inadequate facilities at desirable airports. Further, our operating costs at airports at which we operate, including our hubs, may increase significantly because of capital improvements at such airports that we may be required to fund, directly or indirectly. In some circumstances, such costs could be imposed by the relevant airport authority without our approval.

In addition, operations at three major domestic airports, certain smaller domestic airports and certain foreign airports served by us are regulated by governmental entities through the use of slots or similar regulatory mechanisms which limit the rights of carriers to conduct operations at those airports. Each slot represents the authorization to land at or take off from the particular airport during a specified time period and may have other operational restrictions as well. In the U.S., the Federal Aviation Administration (the “FAA”) currently regulates the allocation of slots or slot exemptions at DCA and two New York City airports: John F. Kennedy International Airport and LaGuardia Airport (“LGA”). In addition to slot restrictions, operations at LGA and DCA are also limited based on the stage length of the flight. Our operations at these airports generally require the allocation of slots or similar regulatory authority. Similarly, our operations at international airports in Beijing, Frankfurt, London Heathrow, Paris, Tokyo and other airports outside the U.S. are regulated by local slot authorities pursuant to the International Air Transport Association’s (“IATA”) Worldwide Scheduling Guidelines and applicable local law. We currently have sufficient slots or analogous authorizations to operate our existing flights and we have generally, but not always, been able to obtain the rights to expand our operations and to change our schedules. However, there is no assurance that we will be able to obtain sufficient slots or analogous authorizations in the future or as to the cost of acquiring such rights because, among other reasons, such allocations are often sought after by other airlines and are subject to changes in governmental policies. We cannot provide any assurance that regulatory changes regarding the allocation of slots or similar regulatory authority will not have a material adverse impact on our operations.

Our ability to provide service can also be impaired at airports, such as Chicago O’Hare International Airport (“ORD”) and Los Angeles International Airport (“LAX”), where the airport gate and other facilities are inadequate to accommodate all of the service that we would like to provide, or airports such as Dallas Love Field Airport where we have no access to gates at all.

Any limitation on our ability to acquire or maintain adequate gates, ticketing facilities, operations areas, operations control facilities, slots (where applicable), or office space could have a material adverse effect on our business, results of operations and financial condition.

If we encounter problems with any of our third-party regional operators or third-party service providers, our operations could be adversely affected by a resulting decline in revenue or negative public perception about our services.

A significant portion of our regional operations are conducted by third-party operators on our behalf, primarily under capacity purchase agreements. Due to our reliance on third parties to provide these essential services, we are subject to the risks of disruptions to their operations, which may result from many of the same risk factors disclosed in this prospectus supplement, such as the impact of adverse economic conditions, the inability of third parties to hire or retain necessary personnel, including in particular pilots, and other risk factors, such as an out-of-court or bankruptcy restructuring of any of our regional operators. Many of these third-party regional operators provide significant regional capacity that we would be unable to replace in a short period of time should that operator fail to perform its obligations to us. Volatility in fuel prices, disruptions to capital markets and adverse economic conditions in general have subjected certain of these third-party regional operators to significant financial pressures, which have in the past and may in the future lead to bankruptcies among these operators. For example, one of our significant third-party operators of regional capacity, Republic Airways Holdings Inc. (“Republic”), commenced a Chapter 11 bankruptcy in 2016. In connection with Republic’s bankruptcy process, we restructured our contractual relationship with Republic and received an approximate 25% equity interest in Republic in consideration for our unsecured claim in the case, which was settled solely for an equity interest in Republic. We may also experience disruption to our regional operations if we terminate the capacity purchase agreement with one or more of our current operators and transition the services to another provider. Any significant disruption to our regional operations would have a material adverse effect on our business, results of operations and financial condition.

In addition, our reliance upon others to provide essential services on behalf of our operations may result in our relative inability to control the efficiency and timeliness of contract services. We have entered into agreements with contractors to provide various facilities and services required for our operations, including distribution and sale of airline seat inventory, provision of information technology and services, regional operations, aircraft maintenance, ground services and facilities, reservations and baggage handling. Similar agreements may be entered into in any new markets we decide to serve. These agreements are generally subject to termination after notice by the third-party service provider. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers, or at all. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, results of operations and financial condition.

We rely on third-party distribution channels and must manage effectively the costs, rights and functionality of these channels.

We rely on third-party distribution channels, including those provided by or through global distribution systems (“GDSs”) (e.g., Amadeus, Sabre and Travelport), conventional travel agents and online travel agents (“OTAs”) (e.g., Expedia, including its booking sites Orbitz and Travelocity, and The Priceline Group), to distribute a significant portion of our airline tickets, and we expect in the future to continue to rely on these channels and hope to expand their ability to distribute and collect revenues for ancillary products (e.g., fees for selective seating). These distribution channels are more expensive and at present have less functionality in respect of ancillary product offerings than those we operate ourselves, such as our call centers and our website. Certain of these distribution channels also effectively restrict the manner in which we distribute our products generally. To remain competitive, we will need to manage successfully our distribution costs and rights, increase our distribution flexibility and improve the functionality of third-party distribution channels, while maintaining an industry-competitive cost structure. These imperatives may affect our relationships with GDSs and OTAs, including as consolidation of OTAs continues or is proposed to continue, and require us to make significant investments in potential new distribution technologies. Any inability to manage our third-party distribution costs, rights and functionality at a competitive level or any material diminishment or disruption in the distribution of our tickets could have a material adverse effect on our business, results of operations and financial condition.

Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.

Airlines are subject to extensive domestic and international regulatory requirements. In the last several years, Congress has passed laws, and the DOT, the FAA, the Transportation Security Administration and the Department of Homeland Security have issued a number of directives and other regulations, that affect the airline industry. These requirements impose substantial costs on us and restrict the ways we may conduct our business.

For example, the FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures or operational restrictions.

These requirements can be issued with little or no notice, or can otherwise impact our ability to efficiently or fully utilize our aircraft. Additionally, our failure to comply with such requirements has in the past and may in the future result in fines and other enforcement actions by the FAA or other regulators. In the future, new regulatory requirements could have a material adverse effect on us and the industry.

DOT consumer rules that took effect in 2010 require procedures for customer handling during long onboard delays, further regulate airline interactions with passengers through the reservations process, at the airport, and onboard the aircraft, and require disclosures concerning airline fares and ancillary fees such as baggage fees. The DOT has been aggressively investigating alleged violations of these rules. Other DOT rules apply to post-ticket purchase price increases and an expansion of tarmac delay regulations to international airlines.

The Aviation and Transportation Security Act mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a per-ticket tax on passengers and a tax on airlines. Present and potential future security requirements can have the effect of imposing costs and inconvenience on travelers, potentially reducing the demand for air travel.

The results of our operations, demand for air travel, and the manner in which we conduct business each may be affected by changes in law and future actions taken by governmental agencies, including:

•	changes in law which affect the services that can be offered by airlines in particular markets and at particular airports, or the types of fees that can be charged to passengers;

•	the granting and timing of certain governmental approvals (including antitrust or foreign government approvals) needed for codesharing alliances, joint businesses and other arrangements with other airlines;

•	restrictions on competitive practices (for example, court orders, or agency regulations or orders, that would curtail an airline’s ability to respond to a competitor);

•	the adoption of new passenger security standards or regulations that impact customer service standards (for example, a “passenger bill of rights”);

•	restrictions on airport operations, such as restrictions on the use of slots at airports or the auction or reallocation of slot rights currently held by us; and

•	the adoption of more restrictive locally-imposed noise restrictions.

Each additional regulation or other form of regulatory oversight increases costs and adds greater complexity to airline operations and, in some cases, may reduce the demand for air travel. There can be no assurance that our compliance with new rules, anticipated rules or other forms of regulatory oversight will not have a material adverse effect on us.

Any significant reduction in air traffic capacity at and in the airspace serving key airports in the U.S. or overseas could have a material adverse effect on our business, results of operations and financial condition. In addition, the ATC system is not successfully managing the growing demand for U.S. air travel. Air traffic controllers rely on outdated procedures and technologies that are routinely overwhelmed and compel airlines to fly inefficient routes or take significant delays on the ground. The ATC system’s inability to handle existing travel demand has led government agencies to implement short-term capacity constraints during peak travel periods or adverse weather conditions in certain markets, resulting in delays and disruptions of air traffic. The outdated technologies also cause the ATC to be less resilient in the event of a failure. For example, in 2014 the ATC systems in Chicago took weeks to recover following a fire in the ATC tower at ORD, which resulted in thousands of cancelled flights.

The FAA has embarked on transforming the national airspace system, to include migration from the current radar-based air traffic control system to a GPS-based system. This ATC modernization, generally referred to as “NextGen,” has been plagued by delays and cost overruns, and it remains uncertain when the full array of benefits expected from ATC modernization will be available to the public and the airlines. Failure to update the ATC system in a timely manner and the substantial funding requirements that may be imposed on airlines of a modernized ATC system may have a material adverse effect on our business. We support legislative efforts that would establish a nimble not-for-profit entity better suited to manage the long-term investments in technology and provide a governance structure needed to successfully implement NextGen and improve the operation of the air traffic control system.

Our operating authority in international markets is subject to aviation agreements between the U.S. and the respective countries or governmental authorities, such as the EU, and in some cases, fares and schedules require the approval of the DOT and/or the relevant foreign governments. Moreover, alliances with international carriers may be subject to the jurisdiction and regulations of various foreign agencies. Bilateral and multilateral agreements among the U.S. and various foreign governments of countries we serve are subject to periodic renegotiation. We currently operate a number of international routes under government arrangements that limit the number of airlines permitted to operate on the route, the capacity of the airlines providing services on the route, or the number of airlines allowed access to particular airports. If an open skies policy were to be adopted for any of these routes, such an event could have a material adverse impact on us and could result in the impairment of material amounts of our related tangible and intangible assets. In addition, competition from revenue-sharing joint ventures, JBAs, and other alliance arrangements by and among other airlines could impair the value of our business and assets on the open skies routes. For example, the open skies air services agreement between the U.S. and the EU, which took effect in March 2008, provides airlines from the U.S. and EU member states open access to each other’s markets, with freedom of pricing and unlimited rights to fly from the U.S. to any airport in the EU, including London Heathrow Airport (“LHR”). As a result of the agreement, we face increased competition in these markets, including LHR. Changes in U.S. or foreign government aviation policies could result in the alteration or termination of such agreements, diminish the value of route authorities, slots or other assets located abroad, or otherwise adversely affect our international operations. The U.S. government has negotiated “open skies” agreements with many countries, which allow unrestricted route authority access between the U.S. and the foreign markets. While the U.S. has worked to increase the number of countries with which open skies agreements are in effect, a number of markets important to us, including China, do not have open skies agreements.

The airline industry is heavily taxed.

The airline industry is subject to extensive government fees and taxation that negatively impact our revenue and profitability. The U.S. airline industry is one of the most heavily taxed of all industries. These fees and taxes have grown significantly in the past decade for domestic flights, and various U.S. fees and taxes also are assessed on international flights. For example, as permitted by federal legislation, most major U.S. airports impose a passenger facility charge per passenger on us. In addition, the governments of foreign countries in which we operate impose on U.S. airlines, including us, various fees and taxes, and these assessments have been increasing in number and amount in recent years. Moreover, we are obligated to collect a federal excise tax, commonly referred to as the “ticket tax,” on domestic and international air transportation. We collect the excise tax, along with certain other U.S. and foreign taxes and user fees on air transportation (such as passenger security fees), and pass along the collected amounts to the appropriate governmental agencies. Although these taxes and fees are not operating expenses, they represent an additional cost to our customers. There are continuing efforts in Congress and in other countries to raise different portions of the various taxes, fees, and charges imposed on airlines and their passengers, and we may not be able to recover all of these charges from our customers. Increases in such taxes, fees and charges could negatively impact our business, results of operations and financial condition.

Under DOT regulations, all governmental taxes and fees must be included in the prices we quote or advertise to our customers. Due to the competitive revenue environment, many increases in these fees and taxes have been absorbed by the airline industry rather than being passed on to the customer. Further increases in fees and taxes may reduce demand for air travel, and thus our revenues.

Changes to our business model that are designed to increase revenues may not be successful and may cause operational difficulties or decreased demand.

We have recently instituted, and intend to institute in the future, changes to our business model to increase revenues and offset costs. These measures include premium economy service, basic economy service and charging separately for services that had previously been included within the price of a ticket and increasing other pre-existing fees. We may introduce additional initiatives in the future; however, as time goes on, we expect that it will be more difficult to identify and implement additional initiatives. We cannot assure you that these measures or any future initiatives will be successful in increasing our revenues. Additionally, the implementation of these initiatives may create logistical challenges that could harm the operational performance of our airline. Also, any new and increased fees might reduce the demand for air travel on our airline or across the industry in general, particularly if weakened economic conditions make our customers more sensitive to increased travel costs or provide a significant competitive advantage to other carriers that determine not to institute similar charges.

The loss of key personnel upon whom we depend to operate our business or the inability to attract additional qualified personnel could adversely affect our business.

We believe that our future success will depend in large part on our ability to retain or attract highly qualified management, technical and other personnel. We may not be successful in retaining key personnel or in attracting other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel would have a material adverse effect on our business, results of operations and financial condition.

We may be adversely affected by conflicts overseas or terrorist attacks; the travel industry continues to face ongoing security concerns.

Acts of terrorism or fear of such attacks, including elevated national threat warnings, wars or other military conflicts, may depress air travel, particularly on international routes, and cause declines in revenues and increases in costs. The attacks of September 11, 2001 and continuing terrorist threats, attacks and attempted attacks materially impacted and continue to impact air travel. Increased security procedures introduced at airports since the attacks of September 11, 2001 and any other such measures that may be introduced in the future generate higher operating costs for airlines. The Aviation and Transportation Security Act mandated improved flight deck security, deployment of federal air marshals on board flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to the U.S. Customs and Border Protection Agency and enhanced background checks. A concurrent increase in airport security charges and procedures, such as restrictions on carry-on baggage, has also had and may continue to have a disproportionate impact on short-haul travel, which constitutes a significant portion of our flying and revenue. Implementation of and compliance with increasingly-complex security and customs requirements will continue to result in increased costs for us and our passengers, and have caused and likely will continue to cause periodic service disruptions and delays. We have at times found it necessary or desirable to make significant expenditures to comply with security-related requirements while seeking to reduce their impact on our customers, such as expenditures for automated security screening lines at airports. As a result of competitive pressure, and the need to improve security screening throughput to support the pace of our operations, it is unlikely that we will be able to capture all security-related costs through increased fares. In addition, we cannot forecast what new security requirements may be imposed in the future, or their impact on our business.

We operate a global business with international operations that are subject to economic and political instability and have been, and in the future may continue to be, adversely affected by numerous events, circumstances or government actions beyond our control.

We operate a global business with operations outside of the U.S. Our current international activities and prospects have been and in the future could be adversely affected by reversals or delays in the opening of foreign markets, increased competition in international markets, the performance of our alliance, joint business and codeshare partners in a given market, exchange controls or other restrictions on repatriation of funds, currency and political risks (including changes in exchange rates and currency devaluations), environmental regulation, increases in taxes and fees and changes in international government regulation of our operations, including the inability to obtain or retain needed route authorities and/or slots.

In particular, fluctuations in foreign currencies, including devaluations, exchange controls and other restrictions on the repatriation of funds, have significantly affected and may continue to significantly affect our operating performance, liquidity and the value of any cash held outside the U.S. in local currency.

Generally, fluctuations in foreign currencies, including devaluations, cannot be predicted by us and can significantly affect the value of our assets located outside the United States. These conditions, as well as any further delays, devaluations or imposition of more stringent repatriation restrictions, may materially adversely affect our business, results of operations and financial condition.

The United Kingdom held a referendum in June 2016 regarding its membership in the EU in which a majority of the United Kingdom electorate voted in favor of the British government taking the necessary action for the United Kingdom to leave the EU. In March 2017, the United Kingdom served notice of its decision to withdraw to the EU, formally initiating the withdrawal process. Serving this notice began the two-year period for the United Kingdom to negotiate the terms for its withdrawal from the EU. At this time, it is not certain what steps will need to be taken to facilitate the United Kingdom’s exit from the EU. The implications of the United Kingdom withdrawing from the EU are similarly unclear at present because it is unclear what relationship the United Kingdom will have with the EU after withdrawal. We face risks associated with the uncertainty following the referendum and the consequences that may flow from the decision to exit the EU. Among other things, the exit of the United Kingdom from the EU could adversely affect European or worldwide economic or market conditions and could contribute to further instability in global financial markets. In addition, the exit of the United Kingdom from the EU could lead to legal and regulatory uncertainty and potentially divergent treaties, laws and regulations as the United Kingdom determines which EU treaties, laws and regulations to replace or replicate, including those governing aviation, labor, environmental, data protection/privacy, competition and other matters applicable to the provision of air transportation services by us or our alliance, joint business or codeshare partners. The impact on our business of any treaties, laws and regulations that replace the existing EU counterparts cannot be predicted. Any of these effects, and others we cannot anticipate, could materially adversely affect our business, results of operations and financial condition. In addition, it is unclear at this stage what the consequences of the United Kingdom’s departure from the EU will be on the trading price of the Class B Certificates.

We are subject to many forms of environmental and noise regulation and may incur substantial costs as a result.

We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment and noise reduction, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, and the management of hazardous substances, oils and waste materials. Compliance with environmental laws and regulations can require significant expenditures, and violations can lead to significant fines and penalties.

We are also subject to other environmental laws and regulations, including those that require us to investigate and remediate soil or groundwater to meet certain remediation standards. Under federal law, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws may be strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of waste directly attributable to us. We have liability for investigation and remediation costs at various sites, although such costs currently are not expected to have a material adverse effect on our business.

We have various leases and agreements with respect to real property, tanks and pipelines with airports and other operators. Under these leases and agreements, we have agreed to indemnify the lessor or operator against environmental liabilities associated with the real property or operations described under the agreement, in some cases even if we are not the party responsible for the initial event that caused the environmental damage. We also participate in leases with other airlines in fuel consortiums and fuel committees at airports, where such indemnities are generally joint and several among the participating airlines.

Governmental authorities in several U.S. and foreign cities are also considering, or have already implemented, aircraft noise reduction programs, including the imposition of nighttime curfews and limitations on daytime take offs and landings. We have been able to accommodate local noise restrictions imposed to date, but our operations could be adversely affected if locally-imposed regulations become more restrictive or widespread.

We are subject to risks associated with climate change, including increased regulation to reduce emissions of greenhouse gases.

There is increasing global regulatory focus on climate change and greenhouse gas (“GHG”) emissions. For example, in October 2016, International Civil Aviation Organization (“ICAO”) passed a resolution adopting the ICAO Carbon Offsetting and Reduction Scheme for International Aviation (“CORSIA”), which is a global, market-based emissions offset program to encourage carbon-neutral growth beyond 2020. The CORSIA was supported by the board of Airlines For America (the principal U.S. airline trade association) and IATA (the principal international airline trade association), and by American and many other U.S. and foreign airlines. The CORSIA will increase operating costs for American and most other airlines, including other U.S. airlines that operate internationally, but the implementation of a global program, as compared to regional emission reduction schemes, should help to ensure that these costs will be more predictable and more evenly applied to American and its competitors. The CORSIA is expected to be implemented in phases, beginning in 2021. Certain details still need to be developed and the impact of the CORSIA cannot be fully predicted. While we do not anticipate any significant emissions allowance expenditures in 2017, compliance with the CORSIA or similar emissions-related requirements could significantly increase our operating costs beyond 2017. Further, the potential impact of the CORSIA or other emissions-related requirements on our costs will ultimately depend on a number of factors, including baseline emissions, the price of emission allowances or offsets and the number of future flights subject to such emissions-related requirements. These costs have not been completely defined and could fluctuate.

In addition, in December 2015, at the 21st Conference of the Parties to the United Nations Framework Convention on Climate Change, over 190 countries, including the United States, reached an agreement (the “Paris Agreement”) to reduce global greenhouse gas emissions. While the United States has since announced that it will withdraw from the Paris Agreement and there is no express reference to aviation in that agreement, to the extent countries implement that agreement or impose other climate change regulations, either with respect to the aviation industry or with respect to related industries such as the aviation fuel industry, it could have an adverse direct or indirect effect on our business.

The Environmental Protection Agency (“EPA”) recently issued an endangerment finding that aircraft engine GHG emissions cause or contribute to air pollution that may reasonably be anticipated to endanger public health or welfare, which is a precursor to EPA regulation of aircraft engine GHG emission standards. It is anticipated that any such standards established by the EPA would closely align with emission standards currently being developed by ICAO. In February 2016, the ICAO Committee on Aviation Environmental Protection recommended that ICAO adopt carbon dioxide certification standards that would apply to new type aircraft certified beginning in 2020, and would be phased in for newly manufactured existing aircraft type designs starting in 2023.

In addition, several states have adopted or are considering initiatives to regulate emissions of GHGs, primarily through the planned development of GHG emissions inventories and/or regional GHG cap and trade programs. Depending on the scope of such regulation, certain of our facilities and operations, or the operations of our suppliers, may be subject to additional operating and other permit requirements, likely resulting in increased operating costs.

These regulatory efforts, both internationally and in the U.S. at the federal and state levels, are still developing, and we cannot yet determine what the final regulatory programs or their impact will be in the U.S., the EU or in other areas in which we do business. However, such climate change-related regulatory activity in the future may adversely affect our business and financial results by requiring us to reduce our emissions, purchase allowances or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs, including fuel costs.

We rely heavily on technology and automated systems to operate our business, and any failure of these technologies or systems could harm our business, results of operations and financial condition.

We are highly dependent on existing and emerging technology and automated systems to operate our business. These technologies and systems include our computerized airline reservation system, flight operations systems, financial planning, management and accounting systems, telecommunications systems, website, maintenance systems and check-in kiosks. In order for our operations to work efficiently, our website and reservation system must be able to accommodate a high volume of traffic, maintain secure information and deliver flight information, as well as issue electronic tickets and process critical financial information in a timely manner. Substantially all of our tickets are issued to passengers as electronic tickets. We depend on our reservation system, which is hosted and maintained under a long-term contract by a third-party service provider, to be able to issue, track and accept these electronic tickets. If our automated systems are not functioning or if our third-party service providers were to fail to adequately provide technical support, system maintenance or timely software upgrades for any one of our key existing systems, we could experience service disruptions or delays, which could harm our business and result in the loss of important data, increase our expenses and decrease our revenues. In the event that one or more of our primary technology or systems vendors goes into bankruptcy, ceases operations or fails to perform as promised, replacement services may not be readily available on a timely basis, at competitive rates or at all, and any transition time to a new system may be significant. Our automated systems cannot be completely protected against other events that are beyond our control, including natural disasters, power failures, terrorist attacks, cyber-attacks, data theft, equipment and software failures, computer viruses or telecommunications failures. Substantial or sustained system failures could cause service delays or failures and result in our customers purchasing tickets from other airlines. We cannot assure you that our security measures, change control procedures or disaster recovery plans are adequate to prevent disruptions or delays. Disruption in or changes to these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We face challenges in integrating our computer, communications and other technology systems.

Among the principal risks of integrating our businesses and operations are the risks relating to integrating various computer, communications and other technology systems that will be necessary to operate US Airways and American as a single airline and to achieve cost synergies by eliminating redundancies in the businesses. While we have to date successfully integrated several of our systems, including our customer reservations system and our pilot and fleet scheduling system, we still have to complete several additional important system integration projects. The integration of these systems in a number of prior airline mergers has taken longer, been more disruptive and cost more than originally forecast. The implementation process to integrate these various systems will involve a number of risks that could adversely impact our business, results of operations and financial condition. New systems will replace multiple legacy systems and the related implementation will be a complex and time-consuming project involving substantial expenditures for implementation consultants, system hardware, software and implementation activities, as well as the transformation of business and financial processes.

We cannot assure you that our security measures, change control procedures or disaster recovery plans will be adequate to prevent disruptions or delays in connection with systems integration or replacement. Disruptions in or changes to these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We are at risk of losses and adverse publicity stemming from any public incident, accident involving our personnel or aircraft or the personnel or aircraft of our regional or codeshare operators.

If our personnel or one of our aircraft, or personnel of, or an aircraft that is operated under our brand by, one of our regional operators or an airline with which we have a marketing alliance, joint business or codeshare relationship, were to be involved in a public incident, accident or catastrophe, we could be exposed to significant reputational harm and potential legal liability. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident or catastrophe. In the event that our insurance is inapplicable or not adequate, we may be forced to bear substantial losses from an incident or accident. In addition, any such incident, accident or catastrophe involving our personnel or one of our aircraft (or personnel and aircraft of our regional operators and our codeshare partners) could create an adverse public perception, which could harm our reputation, result in air travelers being reluctant to fly on our aircraft or those of our regional operators or codeshare partners, and adversely impact our business, results of operations and financial condition.

Delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected, may adversely impact our business, results of operations and financial condition.

The success of our business depends on, among other things, effectively managing the number and types of aircraft we operate. In many cases, the aircraft we intend to operate are not yet in our fleet, but we have contractual commitments to purchase or lease them. If for any reason we were unable to accept or secure deliveries of new aircraft on contractually scheduled delivery dates, this could have a negative impact on our business, results of operations and financial condition. Our failure to integrate newly purchased aircraft into our fleet as planned might require us to seek extensions of the terms for some leased aircraft or otherwise delay the exit of certain aircraft from our fleet. Such unanticipated extensions or delays may require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs. If new aircraft orders are not filled on a timely basis, we could face higher operating costs than planned. In addition, if the aircraft we receive do not meet expected performance or quality standards, including with respect to fuel efficiency and reliability, our business, results of operations and financial condition could be adversely impacted.

We depend on a limited number of suppliers for aircraft, aircraft engines and parts.

We depend on a limited number of suppliers for aircraft, aircraft engines and many aircraft and engine parts. As a result, we are vulnerable to any problems associated with the supply of those aircraft, parts and engines, including design defects, mechanical problems, contractual performance by the suppliers, or adverse perception by the public that would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft.

Our business has been and will continue to be affected by many changing economic and other conditions beyond our control, including global events that affect travel behavior, and our results of operations could be volatile and fluctuate due to seasonality.

Our business, results of operations and financial condition have been and will continue to be affected by many changing economic and other conditions beyond our control, including, among others:

•	actual or potential changes in international, national, regional and local economic, business and financial conditions, including recession, inflation, higher interest rates, wars, terrorist attacks and political instability;

•	changes in consumer preferences, perceptions, spending patterns and demographic trends;

•	changes in the competitive environment due to industry consolidation, changes in airline alliance affiliations, and other factors;

•	actual or potential disruptions to the ATC systems;

•	increases in costs of safety, security, and environmental measures;

•	outbreaks of diseases that affect travel behavior; and

•	weather and natural disasters.

In particular, an outbreak of a contagious disease such as the Ebola virus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, Zika virus or any other similar illness, if it were to become associated with air travel or persist for an extended period, could materially affect the airline industry and us by reducing revenues and adversely impacting our operations and passengers’ travel behavior. As a result of these or other conditions beyond our control, our results of operations could be volatile and subject to rapid and unexpected change. In addition, due to generally weaker demand for air travel during the winter, our revenues in the first and fourth quarters of the year could be weaker than revenues in the second and third quarters of the year.

A higher than normal number of pilot retirements, more stringent duty time regulations, increased flight hour requirements for commercial airline pilots and other factors have caused a shortage of pilots which could materially adversely affect our business.

We currently have a higher than normal number of pilots eligible for retirement. Among other things, the extension of pilot careers facilitated by the FAA’s 2007 modification of the mandatory retirement age from age 60 to age 65 has now been fully implemented, resulting in large numbers of pilots in the industry approaching the revised mandatory retirement age. Further, in July 2013, the FAA issued regulations that increased the flight hours required for pilots working for airlines certificated under Part 121 of the Federal Aviation Regulations. In addition, on January 4, 2014, more stringent pilot flight and duty time requirements under Part 117 of the Federal Aviation Regulations took effect. These and other factors, including reductions in the number of military pilots being trained by the U.S. armed forces and available as commercial pilots upon their retirement from military service, have contributed to a shortage of qualified, entry-level pilots and increased compensation costs, particularly for our regional subsidiaries and our other regional partners who are being required by market conditions to pay significantly increased wages and large signing bonuses to their pilots in an attempt to achieve desired staffing levels. The foregoing factors have also led to increased competition from large, mainline carriers to hire pilots to replace retiring pilots. We believe that this industry-wide pilot shortage is becoming an increasing problem for airlines in the United States. Our regional partners have recently been unable to hire adequate numbers of pilots to meet their needs, resulting in a reduction in the number of flights offered, disruptions, increased costs of operations, financial difficulties and other adverse effects, and these circumstances may become more severe in the future and thereby cause a material adverse effect on our business.

Increases in insurance costs or reductions in insurance coverage may adversely impact our operations and financial results.

The terrorist attacks of September 11, 2001 led to a significant increase in insurance premiums and a decrease in the insurance coverage available to commercial air carriers. Accordingly, our insurance costs increased significantly, and our ability to continue to obtain insurance even at current prices remains uncertain. If we are unable to maintain adequate insurance coverage, our business could be materially and adversely affected. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the claims paying ability of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. Because of competitive pressures in our industry, our ability to pass along additional insurance costs to passengers is limited. As a result, further increases in insurance costs or reductions in available insurance coverage could have an adverse impact on our financial results.

We may be a party to litigation in the normal course of business or otherwise, which could affect our financial position and liquidity.

From time to time, we are a party to or otherwise involved in legal proceedings, claims and government inspections or investigations and other legal matters, both inside and outside the United States, arising in the ordinary course of our business or otherwise. We are currently involved in various legal proceedings and claims that have not yet been fully resolved, and additional claims may arise in the future. Legal proceedings can be complex and take many months, or even years, to reach resolution, with the final outcome depending on a number of variables, some of which are not within our control. Litigation is subject to significant uncertainty and may be expensive, time-consuming, and disruptive to our operations. Although we will vigorously defend ourselves in such legal proceedings, their ultimate resolution and potential financial and other impacts on us are uncertain. For these and other reasons, we may choose to settle legal proceedings and claims, regardless of their actual merit. If a legal proceeding is resolved against us, it could result in significant compensatory damages, and in certain circumstances punitive or trebled damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief imposed on us. If our existing insurance does not cover the amount or types of damages awarded, or if other resolution or actions taken as a result of the legal proceeding were to restrain our ability to operate or market our services, our consolidated financial position, results of operations or cash flows could be materially adversely affected. In addition, legal proceedings, and any adverse resolution thereof, can result in adverse publicity and damage to our reputation, which could adversely impact our business. Additional information regarding certain legal matters in which we are involved can be found in Part II, Item 1. Legal Proceedings in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Our ability to utilize our NOL Carryforwards may be limited.

Under the Code, a corporation is generally allowed a deduction for net operating losses (“NOLs”) carried over from prior taxable years (“NOL Carryforwards”). As of December 31, 2016, we had available NOL Carryforwards of approximately $10.5 billion for regular federal income tax purposes which will expire, if unused, beginning in 2022, and approximately $3.7 billion for state income tax purposes which will expire, if unused, between 2017 and 2036. Our NOL Carryforwards are subject to adjustment on audit by the Internal Revenue Service and the respective state taxing authorities.

A corporation’s ability to deduct its federal NOL Carryforwards and to utilize certain other available tax attributes can be substantially constrained under the general annual limitation rules of Section 382 of the Code (“Section 382”) if it undergoes an “ownership change” as defined in Section 382 (generally where cumulative stock ownership changes among material stockholders exceed 50 percent during a rolling three-year period). We experienced an ownership change in connection with our emergence from the Chapter 11 Cases and US Airways Group experienced an ownership change in connection with the Merger. The general limitation rules for a debtor in a bankruptcy case are liberalized where the ownership change occurs upon emergence from bankruptcy. We elected to be covered by certain special rules for federal income tax purposes that permitted approximately $9.0 billion (with $8.9 billion of unlimited NOL still remaining at December 31, 2016) of our federal NOL Carryforwards to be utilized without regard to the annual limitation generally imposed by Section 382. If the special rules are determined not to apply, our ability to utilize such federal NOL Carryforwards may be subject to limitation. Substantially all of our remaining federal NOL Carryforwards (attributable to US Airways Group and its subsidiaries) are subject to limitation under Section 382 as a result of the Merger; however, our ability to utilize such NOL Carryforwards is not anticipated to be effectively constrained as a result of such limitation. Similar limitations may apply for state income tax purposes.

Notwithstanding the foregoing, an ownership change subsequent to our emergence from the Chapter 11 Cases may severely limit or effectively eliminate our ability to utilize our NOL Carryforwards and other tax attributes. To reduce the risk of a potential adverse effect on our ability to utilize our NOL Carryforwards, our Certificate of Incorporation contains transfer restrictions applicable to certain substantial stockholders. These restrictions may adversely affect the ability of certain holders of AAG common stock to dispose of or acquire shares of AAG common stock. Although the purpose of these transfer restrictions is to prevent an ownership change from occurring, no assurance can be given that an ownership change will not occur even with these restrictions in place.

Our ability to use our NOL Carryforwards also will depend on the amount of taxable income generated in future periods. The NOL Carryforwards may expire before we can generate sufficient taxable income to use them.

We have a significant amount of goodwill, which is assessed for impairment at least annually. In addition, we may never realize the full value of our intangible assets or long-lived assets, causing us to record material impairment charges.

Goodwill is not amortized, but is assessed for impairment at least annually. In accordance with applicable accounting standards, we are required to assess our indefinite-lived intangible assets for impairment on an annual basis, or more frequently if conditions indicate that an impairment may have occurred. In addition, we are required to assess certain of our other long-lived assets for impairment if conditions indicate that an impairment may have occurred.

Future impairment of goodwill or other long-lived assets could be recorded in results of operations as a result of changes in assumptions, estimates, or circumstances, some of which are beyond our control. There can be no assurance that a material impairment charge of goodwill or tangible or intangible assets will be avoided. The value of our aircraft could be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from grounding of aircraft by us or other airlines. An impairment charge could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to the Class B Certificates and the Offering

Appraisals should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal is dated July 20, 2017, the BK appraisal is dated July 13, 2017 and the mba appraisal is dated July 14, 2017. The appraised values provided by AISI are presented as of June 30, 2017, and the appraised values provided by BK and mba are presented as of or around the respective dates of their appraisals in July 2017. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. In particular, the appraisals, in the case of each Aircraft owned by American as of the respective dates of the appraisals, indicate the appraised base value of such Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around the time of the related appraisal. A different maintenance status may result in different valuations in the case of each Aircraft owned by American as of the respective dates of the appraisals. In the case of each Aircraft not yet delivered to American as of the respective dates of the appraisals, the appraisals indicate the appraised base value of such Aircraft as a new aircraft, projected as of the scheduled delivery month and year for such Aircraft at the time of the related appraisal. Appraisals that are more current or that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. Additionally, the appraisals of the Aircraft that had not been delivered to American prior to the date of such appraisals are estimates of values as of the future delivery dates. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance.”

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. We lease each Owned Embraer Aircraft to Compass or Envoy, as applicable, which operates such Embraer ERJ 175 LR aircraft on behalf of American in regional operations, and we are permitted to enter into other leasing arrangements with respect to the Aircraft. In addition, although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to enter into interchange, borrowing or pooling arrangements with respect to the Aircraft, in each case with unrelated third parties and subject to the restrictions in the Indentures and the Participation Agreements. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Registration, Leasing and Possession.”

In addition, some foreign jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement—Priority of Distributions.”

The Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of American, the Class B Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against American of the same amount.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other payments to be made under the Intercreditor Agreement from payments received with respect to principal on Equipment Notes issued under one or more related Indentures. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions.”

In addition, if American is in bankruptcy or other specified defaults have occurred, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class A Certificates prior to making distributions in full on the Class AA Certificates, on Class B Certificates prior to making distributions in full on the Class AA Certificates and Class A Certificates and, if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class AA Certificates, Class A Certificates and Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates and the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates, but, if any Additional Certificates are outstanding, not to the holders of the most senior class of Additional Certificates, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Subordination” and “Description of the Equipment Notes—Security” and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies may be exercisable under such remaining Indentures. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Class B Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Class B Certificates is not a recommendation to purchase, hold or sell the Class B Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of American, the Depositary or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Class B Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Class B Certificates.

Any credit ratings assigned to the Class B Certificates would be expected to be based primarily on the default risk of the Series B Equipment Notes and the Depositary, the availability of the Liquidity Facility for the benefit of the holders of the Class B Certificates, the collateral value provided by the Aircraft relating to the Series B Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Class B Certificates and the ultimate payment of principal distributable under the Class B Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Class B Certificates prior to the applicable final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Class B Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements do not and will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates. We regularly assess and explore opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

The Equipment Notes will not be obligations of AAG.

The Equipment Notes are and will be the obligations of American and are not and will not be guaranteed by AAG. You should not expect AAG or any of its subsidiaries (other than American) to participate in making payments in respect of the Equipment Notes.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Escrowed funds will be withdrawn and returned to holders of Certificates if they are not used to purchase Equipment Notes.

Under certain circumstances, less than all of the Deposits held in escrow may be used to purchase Equipment Notes to be issued with respect to the Pre-Funded Aircraft by the Delivery Period Termination Date. This could occur because of delays in the delivery of any Pre-Funded Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of Pre-Funded Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the Certificateholders. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to a Pre-Funded Aircraft before such Pre-Funded Aircraft is financed pursuant to this offering, any Deposits relating to such Pre-Funded Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

The holders of the Certificates are exposed to the credit risk of the Depositary.

The holders of the Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. American is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis. Amounts deposited with the Depositary under the Escrow Agreements and the Deposit Agreements are not property of American and are not entitled to the benefits of Section 1110.

Because there is no current market for the Class B Certificates, you may have a limited ability to resell Class B Certificates.

The Class B Certificates are a new issue of securities. Prior to this offering of the Class B Certificates, there has been no trading market for the Class B Certificates. Neither American nor the Class B Trust intends to apply for listing of the Class B Certificates on any securities exchange. The Underwriters may assist in resales of the Class B Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Class B Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class B Certificates. If an active trading market does not develop, the market price and liquidity of the Class B Certificates may be adversely affected. Neither the Class B Certificates nor the related Escrow Receipts may be separately assigned or transferred.

The liquidity of, and trading market for, the Class B Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of American’s financial performance and prospects. See also “—The market for Class B Certificates could be negatively affected by legislative and regulatory changes.”

The market for Class B Certificates could be negatively affected by legislative and regulatory changes.

The Class B Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Class B Trust to issue the Class B Certificates to investors without registering as an investment company; provided that the Class B Certificates have an investment grade credit rating at the time of original sale. Recent events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Class B Trust to sell the Class B Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. Unless a different exemption becomes available, there is no other exemption currently that would allow the Class B Trust to sell the Class B Certificates to investors generally. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or if other legislative or regulatory changes are enacted that affect the ability of the Class B Trust to issue the Class B Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the Class B Certificates, or to re-sell their Class B Certificates to other investors generally, the secondary market (if any) for the Class B Certificates could be negatively affected and, as a result, the market price of the Class B Certificates could decrease.

Payments under the Class B Certificates to certain foreign entities that fail to meet specified requirements may be subject to withholding tax under FATCA.

The provisions of U.S. federal income tax law known as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a 30% withholding tax on payments of U.S.-source interest and gross proceeds from the disposition of property that could produce U.S.-source interest to certain foreign entities that fail to meet specified requirements. Such withholding tax may apply without regard to whether such foreign entity receives such payments on its own behalf or on behalf of another party. We or another paying agent may apply FATCA withholding taxes to payments made under, and gross proceeds from dispositions of, the Class B Deposits or the Series B Equipment Notes (or any other assets held by the Class B Trust). Class B Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. See “Material U.S. Federal Income Tax Consequences.”

USE OF PROCEEDS

A portion of the proceeds from the sale of the Class B Certificates will be used by the Class B Trust on the Class B Issuance Date to acquire the Series B Equipment Notes issued with respect to each of the Funded Aircraft under the related Amended Funded Aircraft Indenture. The balance of such proceeds will initially be held in escrow and deposited with the Depositary, pending the financing of each Pre-Funded Aircraft under the related Pre-Funded Aircraft Indenture. The Class B Trust will withdraw funds from such escrow to acquire from American the Series B Equipment Notes to be issued with respect to each Pre-Funded Aircraft as such Pre-Funded Aircraft is subjected to the related Pre-Funded Aircraft Indenture. The Series B Equipment Notes will be full recourse obligations of American.

American will use the proceeds from the issuance of the Series B Equipment Notes issued with respect to each Pre-Funded Aircraft to finance, in part, the acquisition of such Pre-Funded Aircraft. American will use the proceeds from the issuance of the Series B Equipment Notes issued with respect to each Funded Aircraft for general corporate purposes and to pay fees and expenses relating to this offering.

DESCRIPTION OF THE CERTIFICATES

The following summary of particular material terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of pass through certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to a Current Report on Form 8-K, filed on September 17, 2014, and to all of the provisions of the Certificates, the Trust Supplements, the Liquidity Facilities, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement and the Intercreditor Agreement. Copies of the Class AA Certificates, the Class A Certificates, the Class AA Trust Supplement, the Class A Trust Supplement, the Liquidity Facility with respect to the Class AA Trust, the Liquidity Facility with respect to the Class A Trust, the Class AA Deposit Agreement, the Class A Deposit Agreement, the Class AA Escrow Agreement, the Class A Escrow Agreement, the Existing Note Purchase Agreement and the Existing Intercreditor Agreement were filed as exhibits to American’s Current Report on Form 8-K filed on August 14, 2017. Copies of the Class B Certificates, the Class B Trust Supplement, the Liquidity Facility with respect to the Class B Trust, the Class B Deposit Agreement, the Class B Escrow Agreement, the Note Purchase Agreement and the Intercreditor Agreement will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be generally analogous, except as otherwise indicated herein (including as described under “—Subordination” below and elsewhere in this prospectus supplement), and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

General

Each Certificate represents (in the case of the Class AA Certificates and the Class A Certificates), or will represent (in the case of the Class B Certificates), a fractional undivided interest in one of three American Airlines 2017-2 Pass Through Trusts: the “Class AA Trust,” the “Class A Trust” and the “Class B Trust,” and, collectively, the “Trusts.” The Class AA Trust and the Class A Trust were formed pursuant to a pass through trust agreement between American and Wilmington Trust Company, as trustee, dated as of September 16, 2014 (the “Basic Agreement”), and two separate supplements thereto, each dated as of the Class AA/A Issuance Date (respectively, the “Class AA Trust Supplement” and the “Class A Trust Supplement”). The Class B Trust will be formed pursuant to the Basic Agreement and a separate supplement thereto to be dated as of the Class B Issuance Date (the “Class B Trust Supplement”; each of the Class B Trust Supplement, the Class AA Trust Supplement and the Class A Trust Supplement is referred to as a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class AA Trust, the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class AA Trustee,” the “Class A Trustee” and the “Class B Trustee,” and collectively as the “Trustees.” The Certificates previously issued by the Class AA Trust and the Class A Trust and the Certificates to be issued by the Class B Trust are referred to herein, respectively, as the “Class AA Certificates,” the “Class A Certificates” and the “Class B Certificates,” respectively, and collectively as the “Certificates.” The Class AA Trust and the Class A Trust purchased, or will purchase on or prior to the Class B Issuance Date, all of the Series AA Equipment Notes and Series A Equipment Notes, respectively, issued with respect to the Funded Aircraft and will purchase all of the Series AA Equipment Notes and the Series A Equipment Notes, respectively, to be issued with respect to the Pre-Funded Aircraft on and subject to the terms and conditions of the note purchase agreement, dated as of August 14, 2017 (the “Existing

Note Purchase Agreement”), among American, the Class AA Trustee, the Class A Trustee, the Subordination Agent, the Escrow Agent under the Class AA Escrow Agreement, the Escrow Agent under the Class A Escrow Agreement, the Paying Agent under the Class AA Escrow Agreement and the Paying Agent under the Class A Escrow Agreement, which agreement will be amended and restated on the Class B Issuance Date (the “Note Purchase Agreement”) by American, the Class AA Trustee, the Class A Trustee, the Class B Trustee and the Subordination Agent. The Class B Trust will purchase all of the Series B Equipment Notes to be issued with respect to the Funded Aircraft on the Class B Issuance Date. The holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates are referred to herein, respectively, as the “Class AA Certificateholders,” the “Class A Certificateholders” and the “Class B Certificateholders,” and collectively as the “Certificateholders.” Assuming all of the Equipment Notes expected to be issued with respect to the Aircraft are issued, the sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

The Class AA Certificates and the Class A Certificates were offered pursuant to a separate prospectus supplement, have already been issued and are not being offered under this prospectus supplement.

Each Class AA Certificate and Class A Certificate represents, and each Class B Certificate will represent, a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) consists, or will consist, as the case may be, of:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust on or prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•	the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of a Pre-Funded Aircraft under the related Pre-Funded Aircraft Indenture on or prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates represent fractional undivided interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust, as holders of the Escrow Receipts affixed to each Certificate issued by such Trust, are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by the Certificateholders. (Escrow Agreements, Section 1.03) In addition, the Certificates and the related Escrow Receipts may not be separately assigned or transferred. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to direct withdrawals for the purchase of related Equipment Notes, will not constitute Trust Property. (Trust Supplements, Section 1.01) Payments to the Certificateholders in respect of the Deposits and the Escrow Receipts relating to a Trust will constitute payments to such Certificateholders solely in their capacity as holders of the related Escrow Receipts.

The Class AA Certificates and the Class A Certificates were, and the Class B Certificates will be, issued in fully registered form only and are, or will be, subject to the provisions described below under “—Book-Entry Registration; Delivery and Form.” The Class B Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least € 1,000) and integral multiples of $1,000 in excess thereof, except that one Class B Certificate may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “—Subordination” and “Description of the Intercreditor Agreement.”

Payments of interest on the Deposits with respect to each Trust and payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the applicable Paying Agent (in the case of Deposits) or by the applicable Trustee (in the case of Trust Property of such Trust), as the case may be, to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

April 15 and October 15 of each year are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The Deposits held with respect to each Trust accrue or will accrue interest at the applicable rate per annum for each class of Certificates issued or to be issued, as the case may be, by such Trust, payable on each Regular Distribution Date commencing on April 15, 2018, except as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” The Equipment Notes held in each Trust accrue or will accrue, as the case may be, interest at the applicable rate per annum applicable to each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on the first Regular Distribution Date after the respective Equipment Notes are issued, except as described under “Description of the Equipment Notes—Redemption.”

The rate per annum applicable to the Class B Certificates is set forth on the cover page of this prospectus supplement; provided that the interest rate applicable to any new Class B Certificates issued in connection with the issuance of any Series B Equipment Notes issued as described in “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates” may differ. The rates per annum applicable to the Class AA

Certificates and the Class A Certificates are 3.35% and 3.60%, respectively; provided that the interest rate applicable to any new Class A Certificates issued in connection with the issuance of any series A equipment notes issued as described in “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates” may differ. The interest rate applicable to each class of Certificates, as described in the two immediately preceding sentences, is referred to as the “Stated Interest Rate” for such Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Deposits and on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class AA Certificates, the Class A Certificates and the Class B Certificates each will be supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates, each of which is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any class of Certificates does not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class AA Certificates, Class A Certificates and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities.”

Principal

Payments of principal on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are scheduled to be made in specified amounts on April 15 and October 15 in each year, commencing on October 15, 2018, and ending on October 15, 2029, in the case of the Series AA Equipment Notes and Series A Equipment Notes and ending on October 15, 2025, in the case of the Series B Equipment Notes.

Distributions

Payments of interest on the Deposits (other than as part of any withdrawals described in “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits”) and payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes—Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class AA Certificates and Class A Certificates is April 15, 2031 and for the Class B Certificates is April 15, 2027.

The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on

Deposits relating to such Trust, and, subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or the applicable Trustee, as the case may be, to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a); Escrow Agreements, Section 2.03(a)) If a Scheduled Payment is not received by the applicable Paying Agent or the applicable Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01; Escrow Agreements, Section 2.03(d))

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Any Deposits withdrawn because a Triggering Event occurs, and any unused Deposits remaining as of the Delivery Period Termination Date, will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(f), 2.03(b) and 2.06)

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million) or (iii) certain bankruptcy or insolvency events involving American. (Intercreditor Agreement, Section 1.01)

Any Deposits withdrawn because a Pre-Funded Aircraft suffers a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) before such Pre-Funded Aircraft is financed pursuant to this offering will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(e), 2.03(b) and 2.07)

Each Paying Agent, in the case of Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any withdrawal or return of Deposits described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d); Escrow Agreements, Sections 2.06 and 2.07) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b); Escrow Agreements, Section 2.03(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes—Redemption.”

Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01 and Section 4.04; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the applicable Receiptholders, an account (the “Paying Agent Account”), which will be non-interest bearing, and the Paying Agent is under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreements, Section 2.02) Pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay interest payable on Deposits and amounts withdrawn from the Deposits as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” in accordance with the applicable Deposit Agreement, directly into the related Paying Agent Account. (Deposit Agreements, Section 4) All amounts so deposited in the Paying Agent Accounts will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate. See “Description of the Deposit Agreements.” The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in

New York, New York; Fort Worth, Texas; Wilmington, Delaware; or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust or in respect of the Deposits relating to such Trust, other than distributions made in respect of interest or Make-Whole Amount or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to unused Deposits, payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to unused Deposits, payment of principal, if any, on the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the Class B Certificates (the “Class B Issuance Date”); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes held in each Trust and resulting Pool Factors, assuming that (i) each Funded Aircraft has been subjected to an Amended Funded Aircraft Indenture on the Class B Issuance Date and all of the related Series B Equipment Notes with respect to such Funded Aircraft have been acquired by such Class B Trust on such date and (ii) each Pre-Funded Aircraft has been subjected to a Pre-Funded Aircraft Indenture on or prior to April 15, 2018 and all of the related Equipment Notes with respect to such Pre-Funded Aircraft have been acquired by such Trust by such date. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased, if a default in payment on any Equipment Note occurs, or if any Pre-Funded Aircraft is not subjected to a Pre-Funded Aircraft Indenture and the related Equipment Notes are not acquired by such Trust.

	Class AA		Class A		Class B
Regular Distribution Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
Class B Issuance Date	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
April 15, 2018	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
October 15, 2018	14,738,677.30	0.9729389	6,826,315.32	0.9729387	11,158,232.01	0.9494469
April 15, 2019	14,738,677.30	0.9458778	6,826,315.32	0.9458774	11,158,232.01	0.8988938
October 15, 2019	14,738,677.30	0.9188166	6,826,315.32	0.9188162	11,158,232.01	0.8483407
April 15, 2020	14,738,677.30	0.8917555	6,826,315.32	0.8917549	11,158,232.01	0.7977876
October 15, 2020	14,738,677.30	0.8646944	6,826,315.32	0.8646936	11,158,232.01	0.7472345
April 15, 2021	14,738,677.30	0.8376333	6,826,315.32	0.8376323	11,158,232.01	0.6966814
October 15, 2021	14,738,677.30	0.8105722	6,826,315.32	0.8105711	11,158,232.01	0.6461283
April 15, 2022	14,738,677.30	0.7835110	6,826,315.32	0.7835098	11,158,232.01	0.5955752
October 15, 2022	14,738,677.30	0.7564499	6,826,315.32	0.7564485	11,158,232.01	0.5450221
April 15, 2023	14,738,677.30	0.7293888	6,826,315.32	0.7293872	11,158,232.01	0.4944690
October 15, 2023	14,738,677.30	0.7023277	6,826,315.32	0.7023260	11,158,232.01	0.4439159
April 15, 2024	14,738,677.30	0.6752665	6,826,315.32	0.6752647	11,158,232.01	0.3933628
October 15, 2024	14,738,677.30	0.6482054	6,826,315.32	0.6482034	11,158,232.01	0.3428097
April 15, 2025	14,738,677.30	0.6211443	6,826,315.32	0.6211421	11,158,232.01	0.2922566
October 15, 2025	14,738,677.30	0.5940832	6,826,315.32	0.5940808	64,507,751.86	0.0000000
April 15, 2026	14,738,677.30	0.5670221	6,826,315.32	0.5670196	0.00	0.0000000
October 15, 2026	14,738,677.30	0.5399609	6,826,315.32	0.5399583	0.00	0.0000000
April 15, 2027	14,738,677.30	0.5128998	6,826,315.32	0.5128970	0.00	0.0000000
October 15, 2027	14,738,677.30	0.4858387	6,826,315.32	0.4858357	0.00	0.0000000
April 15, 2028	14,738,677.30	0.4587776	6,826,315.32	0.4587745	0.00	0.0000000
October 15, 2028	14,738,677.30	0.4317165	6,826,315.32	0.4317132	0.00	0.0000000
April 15, 2029	14,738,677.30	0.4046553	6,826,315.32	0.4046519	0.00	0.0000000
October 15, 2029	220,393,099.40	0.0000000	102,075,062.96	0.0000000	0.00	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates” and “Description of the Equipment Notes—Redemption,” or a special distribution of unused Deposits attributable to (a) the occurrence of a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) with respect to a Pre-Funded Aircraft before such Pre-Funded Aircraft is financed pursuant to this offering, (b) the occurrence of a Triggering Event or (c) unused Deposits remaining after the Delivery Period Termination Date, in each case as described in “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date will not be as set forth in the Assumed Amortization Schedule for a Trust, notice thereof will be mailed to the Certificateholders of such Trust by no later than the 15th day prior to such Regular Distribution Date. Promptly following (i) the Delivery Period Termination Date or, if applicable, the date any unused Deposits are withdrawn following the Delivery Period Termination Date, if there has been, on or prior to such date, (x) any change in the Pool Factor and the scheduled payments from the Assumed Amortization Schedule or (y) any such redemption, purchase, default or special distribution and (ii) the date of any such redemption, purchase, default or special distribution occurring after the Delivery Period Termination Date or, if applicable the date any unused Deposits are withdrawn following the Delivery Period Termination Date, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “—Reports to Certificateholders,” “—Certificate Buyout Right of Certificateholders,” and “Description of the Deposit Agreements.”

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2), (3), (4) and (5) below):

(1)	the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement and under the related Escrow Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider;

(4)	the amount of such distribution under the related Escrow Agreement allocable to interest, if any;

(5)	the amount of such distribution under the related Escrow Agreement allocable to unused Deposits, if any; and

(6)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the applicable Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01 and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company is the initial Trustee under the Class AA Trust and Class A Trust and will be the initial Trustee under the Class B Trust. (Basic Agreement, Sections 7.08 and 7.09)

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the relevant Trustees and each other Certificateholder of the same class:

•	so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class B Certificateholder (other than American or any of its affiliates) will have the right (the “Class B Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder—to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor; and

•	so long as no Class B Certificateholder shall have elected to exercise its Class B Buyout Right and given notice of such election and no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class A Certificateholder (other than American or any of its affiliates) will have the right (the “Class A Buyout Right”) to purchase all, but not less than all, of the Class AA Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class A Buyout Right shall terminate upon notification of an election to exercise a Class B Buyout Right or an Additional Holder Buyout Right, but shall be revived if the exercise of such Class B Buyout Right or Additional Holder Buyout Right, as applicable, is not consummated on the purchase date proposed therefor. (Trust Supplements, Section 6.01)

If any one or more classes of Additional Certificates are outstanding, the holders of any such class of Additional Certificates (other than American or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder, any Class B Certificateholder or any holder of a more senior class of Additional Certificates—to purchase all, but not less than all, of the Class AA Certificates, Class A Certificates and Class B Certificates and, if applicable, any previously or concurrently issued class of Additional Certificates ranking senior in right of payment to any such class of Additional Certificates under certain circumstances, if American is in bankruptcy, at the outstanding principal balance of Class AA Certificates, Class A Certificates, Class B Certificates and any outstanding classes of Additional Certificates ranking senior in right of payment to any such class of Additional Certificates, but without a premium. If Reissued Certificates are issued, holders of such Reissued Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Reissued Certificates refinanced or otherwise replaced. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, the related

Escrow Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after (i) a record date specified in the related Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under such Escrow Agreement, such purchase price will be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under such Escrow Agreement (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date), or (ii) the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date). Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right.

In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) want(s) to participate in such purchase, then such other Certificateholder(s) (other than American or any of its affiliates) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If American or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that an American Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, American will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•	the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

American will be prohibited from consolidating with or merging into any other entity where American is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•	the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•	the successor or transferee entity expressly assumes all of the obligations of American contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•	if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger or transfer; and

•	except in a case where American is the surviving entity, American has delivered a certificate and, if required by any Trustee of a related Trust, an opinion of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

None of the Certificates, the Equipment Notes or the underlying agreements contain or will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American or AAG.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting American and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting, the execution of amendments or agreements supplemental to the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any liquidity facility with respect to any such Additional Certificates or any Parent Guarantee, without the consent of the holders of any of the Certificates of such Trust to, among other things:

•	make appropriate provisions for a guarantee (a “Parent Guarantee”) of any obligations of American under such Pass Through Trust Agreement, any other Pass Through Trust

Agreement, any pass through trust agreement related to the issuance or refinancing of Additional Certificates, any Certificate, the Intercreditor Agreement, any Liquidity Facility, any liquidity facility with respect to any Additional Certificates (if applicable), any operative document with respect to any Aircraft, the Note Purchase Agreement or any agreement related to any of the foregoing, by AAG or any other person or entity that has the direct or indirect power to direct or cause the direction of the management and policy of American (whether through the ownership of voting securities or by contract or otherwise) in each case together with its successors and assigns (the “Guarantor”);

•	evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of the covenants of American contained in such Pass Through Trust Agreement or of American’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or any liquidity facility with respect to any Additional Certificates (if applicable) or, if applicable, to evidence the succession of another corporation or entity to the Guarantor and the assumption by such corporation or entity of the covenants contained in such Pass Through Trust Agreement or of the Guarantor’s obligations under any Parent Guarantee;

•	add to the covenants of American or the Guarantor, if any, for the benefit of holders of any Certificates or surrender any right or power conferred upon American or the Guarantor, if any, in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee;

•	cure any ambiguity or correct any mistake or inconsistency contained in any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee;

•	make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•

modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the

Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, such other provisions as may be expressly permitted by the Trust Indenture Act;

•	(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility (and if such Replacement Facility is to be comprised of more than one facility, to incorporate appropriate mechanics for multiple liquidity facilities for a single pass through trust), all as provided in the Intercreditor Agreement, (iii) evidence the substitution of the Depositary with a replacement depositary or provide for a replacement deposit agreement, all as provided in the Note Purchase Agreement, (iv) evidence and provide for a successor Escrow Agent or Paying Agent under the related Escrow Agreement or (v) add to or change any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the Trustee as required in such Pass Through Trust Agreement;

•	add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•	provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property constituting property of such Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement, the Note Purchase Agreement, any Participation Agreement or any Parent Guarantee to reflect the substitution of a substitute aircraft for any Aircraft;

•	comply with any requirement of the SEC in connection with the qualification of such Pass Through Trust Agreement, any Parent Guarantee or any other agreement or instrument related to any Certificates under the Trust Indenture Act; or

•	make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more class to be hereafter issued;

provided, however, that, except to the extent otherwise provided in the supplemental agreement, unless there shall have been obtained from each Rating Agency written confirmation to the effect that such supplemental agreement would not result in a reduction of the rating for any class of Certificates below the then current rating of such class of Certificates or a withdrawal or suspension of the rating of any class of Certificates, American shall provide the applicable Trustee with an opinion of counsel to the effect that such supplemental agreement will not cause the related Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless an Indenture Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplemental agreement will not cause the applicable Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)

Each Pass Through Trust Agreement also contains provisions permitting American and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Additional Certificates or any Reissued Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or Reissued Certificates, and other matters incidental thereto or as otherwise contemplated by the Basic Agreement, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or any Parent Guarantee, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•	reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•	permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•

modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust

Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such class affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “—Certificate Buyout Right of Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•	how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•	as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

Obligation to Purchase Equipment Notes

The Class AA Trustee and the Class A Trustee purchased, or will purchase on or prior to the Class B Issuance Date, Series AA Equipment Notes and Series A Equipment Notes, respectively, issued with respect to each Funded Aircraft, subject to the terms and conditions of the Existing Note Purchase Agreement, entered into on the Class AA/A Issuance Date, among American, the Class AA Trustee, the Class A Trustee, the Subordination Agent, the Escrow Agent under the Class AA Escrow Agreement, the Escrow Agent under the Class A Escrow Agreement, the Paying Agent under the Class AA Escrow Agreement, the Paying Agent under the Class A Escrow Agreement and the forms of financing agreements attached thereto. The Class B Trustee will be obligated to purchase the Series B Equipment Notes issued with respect to each Funded Aircraft on the Class B Issuance Date, subject to the terms and conditions of the Note Purchase Agreement and the Amended Funded Aircraft Participation Agreement with respect to such Aircraft.

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Pre-Funded Aircraft prior to the Delivery Period Termination Date on and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to each Pre-Funded Aircraft on or prior to June 15, 2018 (or later under certain circumstances) with the other relevant parties pursuant to a Pre-Funded Aircraft Participation Agreement and a Pre-Funded Aircraft Indenture that are substantially in the forms attached to the Note Purchase Agreement.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to a Pre-Funded Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Pre-Funded Aircraft not yet financed if a Triggering Event has occurred or certain specified conditions are not met. In addition, if a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to a Pre-Funded Aircraft before such Pre-Funded Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Pre-Funded Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Pre-Funded Aircraft after the Delivery Period Termination Date.

The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:

•	the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Pre-Funded Aircraft will be as set forth in the table for that Pre-Funded Aircraft included in Appendix V (provided that, if any such Equipment Note is issued on or after any date scheduled for a principal payment in the applicable amortization table included in Appendix V, the original principal amount of such Equipment Note will be reduced by the aggregate principal amount scheduled for payment on or prior to such issuance date and the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note);

•	the interest rate applicable to each series of Equipment Notes must be equal to the interest rate applicable to the Certificates issued by the corresponding Trust;

•	the payment dates for the Equipment Notes must be April 15 and October 15;

•

(a) the past due rate in the Indentures, (b) the Make-Whole Amount payable under the Indentures, (c) the provisions relating to the redemption of the Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Providers, the Trustees and the Escrow Agent with respect to certain claims, expenses and liabilities, in each case will be provided as set forth, as applicable, in the form of

Pre-Funded Aircraft Indenture attached as an exhibit to the Note Purchase Agreement (the “Pre-Funded Aircraft Indenture Form”) or the form of Pre-Funded Aircraft Participation Agreement attached as an exhibit to the Note Purchase Agreement (the “Pre-Funded Aircraft Participation Agreement Form ”);

•	the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be not less than 110% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance;

•	modifications in any material adverse respect are prohibited with respect to (i) the Granting Clause of the Pre-Funded Aircraft Indenture Form so as to deprive holders of Equipment Notes under all the Pre-Funded Aircraft Indentures of a first priority security interest in and mortgage lien on the Pre-Funded Aircraft or, to the extent assigned, certain of American’s warranty rights under its purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby, (ii) certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount in certain circumstances), (iii) certain provisions regarding Indenture Events of Default and remedies relating thereto, (iv) certain provisions relating to the replacement of the airframe or engines with respect to a Pre-Funded Aircraft following an Event of Loss with respect to such Pre-Funded Aircraft, (v) certain provisions relating to claims, actions, third-party beneficiaries, voting, Section 1110 and Pre-Funded Aircraft re-registration, (vi) the definition of Make-Whole Amount and (vii) the provision that New York law will govern the Pre-Funded Aircraft Indentures; and

•	modifications in any material adverse respect are prohibited with respect to (i) certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to a Pre-Funded Aircraft involving good title to such Pre-Funded Aircraft, obtaining a certificate of airworthiness with respect to such Pre-Funded Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) the provisions restricting transfers of Equipment Notes, (iii) certain provisions relating to UCC filings, representations and warranties, taxes, filings or third-party beneficiaries, (iv) certain provisions requiring the delivery of legal opinions and (v) the provision that New York law will govern the Pre-Funded Aircraft Participation Agreements.

Notwithstanding the foregoing, the Pre-Funded Aircraft Indenture Form or the Pre-Funded Aircraft Participation Agreement Form may be modified to the extent required for the successive redemption of the Series A Equipment Notes or Series B Equipment Notes (or any Additional Equipment Notes) and issuance of Reissued Equipment Notes or the issuance of any Additional Equipment Notes or the issuance of pass through certificates by any pass through trust that acquires such Reissued Equipment Notes or Additional Equipment Notes, as applicable, or to provide for any credit support for any pass through certificates relating to any such Reissued Equipment Notes or Additional Equipment Notes, as applicable, in each case as provided in the Note Purchase Agreement.

Termination of the Trusts

With respect to each Trust, the obligations of American and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information.

The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from American, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to American. (Basic Agreement, Section 11.01)

The Trustees

The Class AA Trustee and the Class A Trustee are each, and the Class B Trustee initially will be, Wilmington Trust Company. Each Trustee’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

The Class AA Certificates and the Class A Certificates are, and on the Class B Issuance Date, the Class B Certificates will be, represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and are or will be, as the case may be, deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Class AA Certificates and the Class A Certificates are not, and the Class B Certificates will not be, issuable in bearer form.

DTC

DTC has informed American as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

American expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided by or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised American that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not

DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither American nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

American expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. American also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither American nor any Trustee will be liable if American or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Class A Trustee. (Trust Supplements, Section 4.03(d)) American, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the applicable Pass Through Trust Agreement directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Except to the extent otherwise provided in the applicable Trust Supplement, no service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following summary describes certain material terms of the Deposit Agreements, as well as certain related provisions of the Escrow Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements and the related provisions of the Escrow Agreements and the Note Purchase Agreement. Copies of the Class AA Deposit Agreement, the Class A Deposit Agreement, the Class AA Escrow Agreement and the Class A Escrow Agreement were filed as exhibits to American’s Current Report on Form 8-K filed on August 14, 2017. Copies of the Class B Deposit Agreement, the Class B Escrow Agreement and the Note Purchase Agreement will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

Under the Class AA Escrow Agreement, the Escrow Agent entered in a deposit agreement, dated as of August 14, 2017, with the Depositary (the “Class AA Deposit Agreement”), and under the Class A Escrow Agreement, the Escrow Agent entered into a deposit agreement, dated as of August 14, 2017, with the Depositary (the “Class A Deposit Agreement”). Under the Class B Escrow Agreement, the Escrow Agent will enter into a separate deposit agreement with the Depositary (the “Class B Deposit Agreement,” and together with the Class AA Deposit Agreement and the Class A Deposit Agreement, the “Deposit Agreements”). (Escrow Agreements, Section 1.02(a)) Pursuant to the Class AA Deposit Agreement, the Depositary established separate accounts into which the proceeds of the offering of the Class AA Certificates were deposited on behalf of the Escrow Agent for the Class AA Trust and, as of the Class B Issuance Date, the portion of such proceeds relating to the Pre-Funded Aircraft will remain so deposited (each such deposit with respect to a Pre-Funded Aircraft, a “Class AA Deposit”). Pursuant to the Class A Deposit Agreement, the Depositary established separate accounts into which the proceeds of the offering of the Class A Certificates were deposited on behalf of the Escrow Agent for the Class A Trust and, as of the Class B Issuance Date, the portion of such proceeds relating to the Pre-Funded Aircraft will remain so deposited (each such deposit with respect to a Pre-Funded Aircraft, a “Class A Deposit”). The portion of the proceeds of the offering of Class AA Certificates previously deposited pursuant to the Class AA Deposit Agreement with respect to the Funded Aircraft was withdrawn and used to purchase the Series AA Equipment Notes issued with respect to each Funded Aircraft and the portion of the proceeds of the offering of Class A Certificates previously deposited pursuant to the Class A Deposit Agreement with respect to the Funded Aircraft was withdrawn and used to purchase the Series A Equipment Notes issued with respect to each Funded Aircraft.

Pursuant to the Class B Deposit Agreement, the Depositary will establish separate accounts into which the portion of the proceeds of the offering of the Class B Certificates related to the Pre-Funded Aircraft will be deposited (each such deposit with respect to a Pre-Funded Aircraft, a “Class B Deposit” and, together with each Class AA Deposit and Class A Deposit, each a “Deposit” and, collectively, the “Deposits”) on behalf of the Escrow Agent for the Class B Trust. (Class B Deposit Agreement, Section 2.1) For each Trust, there is or will be a separate Deposit for each Pre-Funded Aircraft that is to be financed in the offering. Pursuant to the Deposit Agreements, except as described below under “—Other Withdrawals and Return of Deposits,” on each Regular Distribution Date, the Depositary under each Deposit Agreement will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the applicable Certificateholders, an amount equal to the interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate applicable to Certificates issued by the applicable Trust. (Deposit Agreements, Section 2.2) The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Withdrawal of Deposits to Purchase Equipment Notes

Upon the financing of a Pre-Funded Aircraft under the related Pre-Funded Aircraft Indenture prior to the Delivery Period Termination Date, the Trustee of each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Notes of the series applicable to such Trust issued with respect to such Pre-Funded Aircraft. (Note Purchase Agreement, Sections 1(b) and 1(d); Escrow Agreements, Section 1.02(c)) Any portion of any Deposit so withdrawn that is not used to purchase such Equipment Notes will be re-deposited by the Escrow Agent or each Trustee on behalf of the Escrow Agent with the Depositary (each such deposit, also a “Deposit”). (Deposit Agreements, Section 2.4; Escrow Agreements, Section 1.06) Except as described below under “—Other Withdrawals and Return of Deposits,” the Depositary will pay accrued but unpaid interest on all Deposits to, but excluding, the date withdrawn to purchase Equipment Notes on the next Regular Distribution Date to the Paying Agent, on behalf of the applicable Escrow Agent, for distribution to the Certificateholders. (Deposit Agreements, Sections 2.2 and 4; Escrow Agreements, Section 2.03(a))

Other Withdrawals and Return of Deposits

The Trustees’ obligations to purchase Equipment Notes to be issued with respect to each Pre-Funded Aircraft are subject to satisfaction of certain conditions at the time of the financing of such Pre-Funded Aircraft under the related Pre-Funded Aircraft Indenture, as set forth in the Note Purchase Agreement and the related Pre-Funded Aircraft Participation Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” Since such Pre-Funded Aircraft are expected to be subjected to the financing of this offering from time to time prior to the Delivery Period Termination Date, no assurance can be given that all such conditions will be satisfied with respect to each such Pre-Funded Aircraft prior to the Delivery Period Termination Date. Moreover, because the Pre-Funded Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the applicable manufacturer’s right to postpone deliveries under its agreement with American. See “Description of the Aircraft and Appraisals—Deliveries of Pre-Funded Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. If the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Moreover, in certain circumstances, any funds held as Deposits will be returned by the Depositary to the Paying Agent automatically on June 15, 2018 (provided that, if a labor strike occurs at Boeing prior to such date, such date will be extended by the number of days that such strike continued in effect, but not more than 60 days and excluding any period of a strike at Boeing after all Pre-Funded Aircraft of such manufacturer shall have been financed pursuant to this offering (June 15, 2018 or such extended date, the “Outside Termination Date”)), and the Paying Agent will distribute such funds to the applicable Certificateholders as promptly as practicable thereafter. The obligation to purchase Equipment Notes to be issued with respect to any Pre-Funded Aircraft not yet financed pursuant to this offering will terminate on the Delivery Period Termination Date. (Deposit Agreements, Sections 2.3(b)(i) and 4; Escrow Agreements, Sections 1.02(f) and 2.03(b); Note Purchase Agreement, Section 2)

If a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to a Pre-Funded Aircraft before such Pre-Funded Aircraft is financed pursuant to this offering, American will give notice of such event to each Trustee and such Trustee will submit a withdrawal certificate to the applicable Escrow Agent, and any funds in any Deposit with respect to such Pre-Funded Aircraft will be withdrawn by such Escrow Agent and distributed by the related Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of the related Trust on a date not earlier than 15 days after such Paying Agent has received notice of the event requiring such distribution. (Note Purchase Agreement, Section 1(k); Deposit Agreements, Section 2.3(b)(iii); Escrow Agreements, Sections 2.03(b) and 2.07) Once American delivers a notice described in the preceding sentence, the Trustees will have no obligation to purchase Equipment Notes with respect to such Pre-Funded Aircraft. (Note Purchase Agreement, Section 2(c))

“Delivery Period Event of Loss” means, with respect to a Pre-Funded Aircraft prior to being financed pursuant to this offering, one of several events that would constitute an Event of Loss of a Pre-Funded Aircraft if such Pre-Funded Aircraft were financed under the Pre-Funded Aircraft Indentures.

If a Triggering Event occurs prior to the Delivery Period Termination Date, any funds remaining in Deposits will be withdrawn by the Escrow Agent for the applicable Trust and distributed by the Paying Agent for such Trust, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of such Triggering Event, but, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, such Escrow Agent will request such withdrawal be made on such Regular Distribution Date. (Escrow Agreements, Section 1.02(f)) The obligation to purchase the Equipment Notes to be issued with respect to any Pre-Funded Aircraft not yet financed pursuant to this offering will terminate on the date such Triggering Event occurs. (Deposit Agreements, Section 2.3(b)(i); Escrow Agreements, Sections 2.03(b) and 2.06; Note Purchase Agreement, Section 2)

Replacement of Depositary

If the Depositary is downgraded by any Rating Agency such that the Depositary does not have a Long-Term Rating from such Rating Agency that is equal to or higher than the applicable Depositary Threshold Rating for such Rating Agency and the applicable Class, then American must, within 30 days of the occurrence of such event, replace the Depositary with respect to such Class with a new depositary bank meeting the requirements set forth below (the “Replacement Depositary”) unless American shall have received a written confirmation from each Rating Agency to the effect that such downgrade of the Depositary will not result in a downgrade, withdrawal, suspension or reduction of the rating of each class of Certificates rated by such Rating Agency below the current rating for such Certificates. (Note Purchase Agreement, Section 5(a))

“Long-Term Rating” means, for any entity: (a) in the case of Fitch Ratings, Inc. (“Fitch”), the long-term issuer default rating of such entity and (b) in the case of Moody’s Investors Service, a division of Moody’s Corp. (“Moody’s” and, together with Fitch, the “Rating Agencies”), the long-term senior unsecured debt rating of such entity. (Intercreditor Agreement, Section 1.01)

“Short-Term Rating” means, for any entity, (a) in the case of Fitch, the short-term issuer default rating of such entity and (b) in the case of Moody’s, the short-term senior unsecured debt rating of such entity.

“Depositary Threshold Rating” means (a) in the case of Fitch, a Short-Term Rating of F3 or a Long-Term Rating of BBB- and (b) in the case of Moody’s, a Short-Term Rating of P-1.

Any Replacement Depositary may either be (a) one that meets the Depositary Threshold Rating or (b) one that does not meet the Depositary Threshold Rating, so long as, in the case of either of the immediately preceding clauses (a) and (b), American shall have received a written confirmation from each Rating Agency to the effect that the replacement of the Depositary with the Replacement Depositary will not result in a withdrawal, suspension or reduction of the ratings for each class of Certificates rated by such Rating Agency below the then current rating for such Certificates (before the downgrading of such rating as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating). (Note Purchase Agreement, Section 5(c)(i))

At any time during the period prior to the Delivery Period Termination Date (including after the occurrence of a downgrade event described above), American may replace the Depositary with a Replacement Depositary. (Note Purchase Agreement, Section 5(a)) There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or that each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.

Upon satisfaction of the conditions for replacement of the Depositary with a Replacement Depositary set forth in the Note Purchase Agreement, the Escrow Agent for each Trust will request, upon at least 5 Business Days’ notice, the following withdrawals:

•	with respect to all Deposits of such Trust then held by the Depositary being replaced, withdrawal of (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to, but excluding, the date of such withdrawal, which funds will be paid by the Depositary being replaced over to such Replacement Depositary; and

•	with respect to all Deposits of such Trust, if any, previously withdrawn in connection with the purchase of the related Equipment Notes, as described in “—Withdrawal of Deposits to Purchase Equipment Notes,” withdrawal of all accrued and unpaid interest on such Deposits to, but excluding, the date of the applicable withdrawal in connection with the purchase of such Equipment Notes, which funds will be paid by the Depositary being replaced to the Paying Agent Account of such Trust and, upon the confirmation by the Paying Agent of receipt in such Paying Agent Account of such amounts, the Paying Agent will distribute such amounts to the Certificateholders of such Trust on the immediately succeeding Regular Distribution Date and, until such Regular Distribution Date, the amounts will be held in such Paying Agent Account. (Note Purchase Agreement, Section 5(d); Escrow Agreements, Sections 1.02(d) and 2.03(c))

Limitation on Damages

The Deposit Agreements provide that in no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent of each Trust or any of the Receiptholders in connection with the Deposit Agreements or the transactions contemplated or any relationships established by the Deposit Agreements irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. (Deposit Agreements, Section 17)

Depositary

Natixis S.A., acting through its New York Branch, will act as depositary (the “Depositary”). Natixis S.A. is a French public limited corporation (société anonyme) with a board of directors (“Natixis”).

Natixis is a credit institution licensed as a bank in France. The New York Branch of Natixis is licensed by the Superintendent of Financial Services of the State of New York to conduct a banking business as a branch of a foreign bank. Natixis meets the Depositary Threshold Rating.

Natixis has long-term debt ratings from Standard & Poor’s, Moody’s and Fitch of “A”, “A2” and “A”, respectively, and short-term debt ratings from Standard & Poor’s, Moody’s and Fitch of “A-1”, “P-1” and “F1”, respectively.

Natixis is the corporate, investment and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis had €509 billion of consolidated assets and €20.5 billion equity capital group share as of March 31, 2017. Excluding exceptional items to reported data, Natixis had net revenues of €2,358 million for the quarter ended March 31, 2017.

Natixis is listed on the Paris stock exchange. Its primary shareholder is BPCE, which holds approximately 71% of its share capital (excluding treasury shares) as of March 31, 2017. The remainder is publicly traded. Natixis’ registered office is at 30, avenue Pierre Mendès France, 75013 Paris, France.

Natixis will provide without charge a copy of its most recently publicly available annual report. Written requests should be directed to Corporate Secretary, NATIXIS, 1251 Avenue of the Americas, New York, New York 10020; telephone (212) 872-5000.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following summary describes certain material terms of the escrow and paying agent agreement, dated as of August 14, 2017, with respect to the Class AA Certificates and the Class AA Trust (the “Class AA Escrow Agreement”), the escrow and paying agent agreement, dated as of August 14, 2017, with respect to the Class A Certificates and the Class A Trust (the “Class A Escrow Agreement”) and the escrow and paying agent agreement to be entered into on the Class B Issuance Date with respect to the Class B Certificates and the Class B Trust (the “Class B Escrow Agreement” and, together with the Class AA Escrow Agreement and the Class A Escrow Agreement, the “Escrow Agreements”), as well as certain related provisions of the Deposit Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements and the related provisions of the Deposit Agreements and the Note Purchase Agreement. Copies of the Class AA Escrow Agreement, the Class A Escrow Agreement, the Class AA Deposit Agreement and the Class A Deposit Agreement were filed as exhibits to American’s Current Report on Form 8-K filed on August 14, 2017. Copies of the Class B Escrow Agreement, the Class B Deposit Agreement and the Note Purchase Agreement will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

General

Wilmington Trust, National Association, as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and certain financial institutions, as representatives of certain underwriters, have entered (in the case of the Class AA Trust and the Class A Trust), or the Escrow Agent, the Paying Agent, each Trustee and certain financial institutions, as representatives of the Underwriters, will enter (in the case of the Class B Trust) into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of the Certificates of each of the Class AA Trust and the Class A Trust were, and the cash proceeds of the offering of the Class B Certificates relating to the Pre-Funded Aircraft will be, deposited on behalf of the Escrow Agent (for the benefit of the Receiptholders) with the Depositary as Deposits relating to such Trust. (Escrow Agreements, Section 1.03; Deposit Agreements, Section 2.1) The Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement and the related Pre-Funded Aircraft Participation Agreement or in connection with special distributions under certain circumstances as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” (Escrow Agreements, Section 1.02(c)—(f)) In addition, pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay accrued interest on the Deposits in accordance with the Deposit Agreements to the Paying Agent for distribution to the Receiptholders. (Deposit Agreements, Section 4)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders of each Trust, the Paying Agent Account for such Trust, which will be non-interest-bearing, and the Paying Agent is under no obligation to invest any amounts held in such Paying Agent Account. (Escrow Agreements, Section 2.02) Pursuant to the Deposit Agreements, the Depositary agrees to pay funds released from the related Deposits and accrued interest on the related Deposits directly into such Paying Agent Account, except for amounts withdrawn to purchase any related Equipment Notes as described under “Description of the Deposit Agreements—Withdrawal of Deposits to Purchase Equipment Notes” and amounts paid to a Replacement Depositary as described under “Description of the Deposit Agreements—Replacement of Depositary.” (Deposit Agreements,

Section 4) The Paying Agent will distribute amounts deposited into the Paying Agent Account for the related Trust to the Certificateholders of such Trust as further described herein. See “Description of the Certificates—Payments and Distributions” and “Description of the Deposit Agreements.”

Upon receipt by the Depositary of the applicable cash proceeds from the offering of the Class AA Certificates and the Class A Certificates, the Escrow Agent issued, and upon receipt by the Depositary of cash proceeds from this offering the Escrow Agent will issue, one or more escrow receipts (“Escrow Receipts”) which have been or will be affixed by the related Trustee to each Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed. (Escrow Agreements, Sections 1.03 and 1.04) Because the Escrow Receipts have been or will be affixed to the Certificates, distributions to the Receiptholders on the Escrow Receipts are sometimes referred to in this prospectus supplement, for convenience, as distributions to the Certificateholders.

Each Escrow Agreement provides that each Receiptholder will have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of any final withdrawal, replacement withdrawal or event of loss withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary by making a demand to the Depositary for the portion of such payment that would have been distributed to such Receiptholder pursuant to such Escrow Agreement or by bringing suit to enforce payment of such portion. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits. (Escrow Agreements, Sections 9 and 16)

Certain Modifications of the Escrow Agreements and Note Purchase Agreement

The Note Purchase Agreement contains provisions requiring the Trustees, the Escrow Agent and the Paying Agent, at American’s request, to enter into amendments to, among other agreements, the Escrow Agreements and the Note Purchase Agreement as may be necessary or desirable:

•	if any Additional Equipment Notes are to be issued or Series A Equipment Notes, Series B Equipment Notes or any Additional Equipment Notes are to be refinanced or have matured and are paid in full and new equipment notes with the same series designation as that of the redeemed or matured and fully paid Equipment Notes are to be issued, to give effect to such issuance of Additional Equipment Notes or refinancing or reissuance of Series A Equipment Notes, Series B Equipment Notes or any Additional Equipment Notes and the issuance of pass through certificates by any pass through trust that acquires any such new equipment notes or Additional Equipment Notes, as applicable, and to make related changes (including to provide for any prefunding mechanism) and to provide for credit support (including a liquidity facility) for any such pass through certificates; and

•	if the Depositary is to be replaced, to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with replacement deposit agreements. (Note Purchase Agreement, Sections 4(a)(v) and 5(e))

In each case described immediately above, no requests (other than American’s request) or consents (including no consent of any Certificateholder) will be required for such amendments.

Each Escrow Agreement contains provisions requiring the Escrow Agent and the Paying Agent, upon request of the related Trustee and without any consent of the Certificateholders, to enter into an amendment to the Escrow Agreements or the Note Purchase Agreement, among other things, for the following purposes:

•	to correct or supplement any provision in the Escrow Agreements or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Escrow Agreements or the Note Purchase Agreement or to cure any ambiguity or correct any mistake;

•	to modify any other provision with respect to matters or questions arising under the Escrow Agreements or the Note Purchase Agreement; provided that any such action will not materially adversely affect the Certificateholders;

•	to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or any regulatory body;

•	to evidence and provide for the acceptance of appointment under the Escrow Agreements or the Note Purchase Agreement of a successor Escrow Agent, successor Paying Agent or successor Trustee; or

•	for any purposes described in the first fifteen bullet points of the first paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements.” (Escrow Agreements, Section 8)

The Escrow Agent

Wilmington Trust, National Association is the Escrow Agent under the Escrow Agreements with respect to the Class AA Trust and the Class A Trust and will be the Escrow Agent under the Escrow Agreement with respect to the Class B Trust. The Escrow Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

The Paying Agent

Wilmington Trust Company is the Paying Agent under the Escrow Agreements with respect to the Class AA Trust and the Class A Trust and will be the Paying Agent under the Escrow Agreement with respect to the Class B Trust. The Paying Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement. Copies of the Liquidity Facility with respect to the Class AA Trust and the Liquidity Facility with respect to the Class A Trust were filed as exhibits to American’s Current Report on Form 8-K filed on August 14, 2017. Copies of the Liquidity Facility with respect to the Class B Trust and the Intercreditor Agreement will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

The liquidity provider for each of the Class AA Trust and the Class A Trust entered into, and the liquidity provider for the Class B Trust will enter into, a separate revolving credit agreement (each, a “Liquidity Facility,” and the liquidity provider under each Liquidity Facility, each a “Liquidity Provider”) with the Subordination Agent with respect to each of the Class AA Trust, Class A Trust and Class B Trust. Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class AA Trust, Class A Trust or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class AA Trust, Class A Trust and Class B Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

The aggregate amount available under the Liquidity Facility for each applicable Trust at April 15, 2018 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering, assuming that all Aircraft have been financed and that all interest and principal due on or prior to such Regular Distribution Date is paid), will be:

Trust	Available Amount
Class AA	$27,368,361
Class A	$13,621,716
Class B	$12,250,127

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has at least the applicable minimum Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” at any time after the occurrence of a Downgrade Event and so notifies the Subordination Agent), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class AA Trust, the Class A Trust and the Class B Trust initially, $30,459,973, $15,160,466 and $12,476,981, respectively, as the same may be reduced from time to time as described below.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-Day Period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after the occurrence of a Downgrade Event with respect to a Liquidity Provider, such Liquidity Provider has at least the applicable minimum Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” and so notifies the Subordination Agent, amounts on deposit in the Cash Collateral Account that have not been applied to the payment of interest will be reimbursed to such Liquidity Provider and any applied amount of any related Downgrade Drawing shall be converted to an Interest Drawing and the obligations of such Liquidity Provider under the related Liquidity Facility shall be reinstated to the extent of such amounts which have been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. In addition, the initial Liquidity Facility may be replaced with a Replacement Facility at any time if the initial Liquidity Provider requests such replacement and American agrees to such replacement (which such request American has agreed to consider in good faith). (Liquidity Facilities, Sections 2.02(b) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and (f))

“Liquidity Threshold Rating” means (a) in the case of Fitch, a Long-Term Rating of BBB with respect to the Liquidity Provider for the Class AA Trust, a Long-Term Rating of BBB with respect to the Liquidity Provider for the Class A Trust and a Long-Term Rating of BBB- with respect to the Liquidity Provider for the Class B Trust and (b) in the case of Moody’s, a Long-Term Rating of Baa2. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility (which may be by assignment to and assumption of the Liquidity Facility by a provider of a Replacement Facility), including reinstatement provisions, or an agreement (or agreements) in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty, or any combination thereof), as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency. The provider or providers of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider; provided that, in the event that a Liquidity Provider is replaced by two providers of a Replacement Facility, priority distribution rights and rights as a “Controlling Party” may not be allocated equally as between such providers. (Intercreditor Agreement, Section 3.05(e))

The Liquidity Facility for each of the Class AA Trust, the Class A Trust and the Class B Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	the earlier of (a) the anniversary of the Class AA/A Issuance Date (in the case of the Liquidity Facility for each of the Class AA Trust and the Class A Trust) or the Class B Issuance Date (in the case of the Liquidity Facility for the Class B Trust) immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility provides that, in the event that before the 25th day prior to any anniversary of the Class AA/A Issuance Date (in the case of the Liquidity Facility for each of the Class AA Trust and the Class A Trust) or the Class B Issuance Date (in the case of the Liquidity Facility for the Class B Trust) that is prior to the 15th day after the Final Legal Distribution Date of the applicable Certificates, the related Liquidity Provider shall have notified the Subordination Agent that such Liquidity Facility will not be extended beyond the immediately following anniversary date of the Class AA/A Issuance Date (in the case of the Liquidity Facility for each of the Class AA Trust and the Class A Trust) or the Class B Issuance Date (in the case of the Liquidity Facility for the Class B Trust) (the “Non-Extension Notice”) and such Liquidity Facility is not replaced by such 25th day, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10)

Subject to certain limitations, American may, at its option (which option American may choose to exercise at its discretion upon the request of the Liquidity Provider), arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence); provided that, if the initial Liquidity Provider is replaced, it shall be replaced with respect to all Liquidity Facilities under which it is the Liquidity Provider. (Intercreditor Agreement, Section 3.05(e)(i)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility as long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “—Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement—Priority of Distributions.”

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third Business Day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 3.75% per annum. Thereafter, interest will accrue at Libor for the applicable interest period plus 3.75% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American) plus one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“Libor” means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods; provided that, if Libor determined as provided above with respect to any interest period would be less than 0.0% per annum, then Libor for such interest period shall be deemed to be 0.0% per annum. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the Libor rate determined or to be determined for such interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the Libor advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to Libor advances effective as the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•	such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•	any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.

In addition, if at any time after the Subordination Agent has made a Downgrade Drawing, the applicable Liquidity Provider has at least the applicable minimum Long-Term Rating for each Rating Agency specified for such Rating Agency in the definition of “Liquidity Threshold Rating” and so notifies the Subordination Agent, the Subordination Agent will withdraw the amount of such Downgrade Drawing that has not been applied as described above and reimburse such amount to such Liquidity Provider and the obligations of the applicable Liquidity Provider with respect to the related Liquidity Facility will be reinstated to the extent of such amount which has been reimbursed to such Liquidity Provider.

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to (i) in the case of a Downgrade Drawing, Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin, (ii) in the case of a Special Termination Drawing, Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin and (iii) in the case of a Non-Extension Drawing, Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “—Liquidity Events of Default,” at a rate equal to Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus 3.75% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “—Liquidity Events of Default” at the rate applicable to Special Termination Drawings as described in clause (a)(ii) above.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes (provided that, if such acceleration occurs during the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million); or

•	an American Bankruptcy Event. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

•	the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•	in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement—Priority of Distributions”; and

•	all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions.” (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for the Class AA Trust and the Class A Trust is, and the initial Liquidity Provider for the Class B Trust will be, National Australia Bank Limited.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Existing Intercreditor Agreement, dated as of the Class AA/A Issuance Date, among the Class AA Trustee, the Class A Trustee, the Liquidity Providers with respect to the Class AA Trust and the Class A Trust and Wilmington Trust Company, as subordination agent (the “Subordination Agent”), as amended and restated pursuant to an amended and restated intercreditor agreement (the “Intercreditor Agreement”) to be entered into on the Class B Issuance Date among the Trustees, the Liquidity Providers and the Subordination Agent, by which, among other things, the Class B Trustee will become a party thereto. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC.

Intercreditor Rights

General

The Equipment Notes relating to each Trust are or will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the related Trustee. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “—Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Note was issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates and the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates, but, if any Additional Certificates have been issued, not to the holders of the most senior class of Additional Certificates, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and (c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, (i) if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million and (ii) in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be deemed accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “—Limitation on Exercise of Remedies” and “Description of the Equipment Notes—Remedies.” (Intercreditor Agreement, Section 2.06(b))

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits related to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of an American Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(ii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by American exists with respect to interest on any Series AA Equipment Notes, Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by American on the overdue scheduled interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 2.14)

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including American) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(i))

If following certain events of bankruptcy, reorganization or insolvency with respect to American described in the Intercreditor Agreement (an “American Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of American to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of American unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-Day Period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-Day Period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if an American Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iii))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•	to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•	to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•	to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•	to the Class AA Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee (a) to the extent required to pay unpaid Class A Adjusted Interest on the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class A Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class AA Trustee to the extent required to pay Expected Distributions on the Class AA Certificates;

•	to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (other than Class A Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class A Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•	to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B

Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such classes of Additional Certificates may rank ahead of certain obligations with respect to the Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” will be revised if Additional Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the date of issuance of such Certificates, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class A Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class A Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Class AA/A Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible A Pool Balance on such Distribution Date and (y) the sum of interest for each Series A Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), determined at the Stated Interest Rate for the Class A Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Class AA/A Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note or Aircraft, as the case may be, on the principal amount of such Series A Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible A Pool Balance. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Class B Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Class B Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible A Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Class AA/A Issuance Date, the original aggregate face amount of the Class A Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series A Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series A Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series A Equipment Note relates, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series A Equipment Note, (iii) if such Series A Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series A Equipment Note over (y) the purchase price received with respect to such sale of such Series A Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series A Equipment Note, the outstanding principal amount of such Series A Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Class B Issuance Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class AA Trust, the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, (i) reduce the amount of principal, Make-Whole Amount or interest payable by American under any Equipment Note, (ii) change the date on which any principal, Make-Whole Amount or interest on any Equipment Note is due or payable, or (iii) create any lien with respect to the Collateral subject to any Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture. In addition, see the last paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communications with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives a notice of substitution of the related Airframe, as described under “Description of the Equipment Notes—Security—Substitution of Airframe,” or a notice of replacement of the related Airframe, as described under “Description of the Equipment Notes—Certain Provisions of the Indentures—Events of Loss,” the Subordination Agent shall promptly provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and, on behalf of each Trustee, the Subordination Agent shall post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of American to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and American a statement setting forth the following information:

•	after an American Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-Day Period of Section 1110, (ii) subject to an election by American under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•	to the best of the Subordination Agent’s knowledge, after requesting such information from American, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. American has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•	the current Pool Balance of each class of Certificates, the Eligible A Pool Balance, the Eligible B Pool Balance and the outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•	after an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Adam Vogelsong, Ref: American Airlines 2017-2 EETC.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. American (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts hold, or are expected to hold, the Equipment Notes issued for, and secured by, each of the following 30 aircraft: (a) three Boeing 737-800 aircraft newly manufactured and scheduled for delivery to American from October 2017 to December 2017, (b) nine Boeing 737 MAX 8 aircraft newly manufactured and scheduled for delivery to American from September 2017 to April 2018, (c) three Boeing 787-9 aircraft newly manufactured and scheduled for delivery to American from November 2017 to February 2018 and (d) fifteen Embraer ERJ 175 LR aircraft delivered new to American from October 2015 to August 2016. The “MAX” and “LR” designations are provided by the manufacturers and are not recognized by the FAA. Each Owned Embraer Aircraft is owned by American, three of which are being leased to Compass, a regional carrier that operates such Embraer ERJ 175 LR aircraft on behalf of American in regional operations, and the remainder of which are being leased to Envoy, an affiliated regional carrier that operates such Embraer ERJ 175 LR aircraft on behalf of American in regional operations. American expects that each New Delivery Aircraft will be owned and operated by American and that each Owned Embraer Aircraft will continue to be owned by American and leased by Compass or Envoy, as applicable. The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. See “Description of the Aircraft and the Appraisals—The Appraisals” for a description of (a) the three Boeing 737-800 aircraft to be financed pursuant to this offering, (b) the nine Boeing 737 MAX 8 aircraft to be financed pursuant to this offering, (c) the three Boeing 787-9 aircraft to be financed pursuant to this offering and (d) the fifteen Embraer ERJ 175 LR aircraft to be financed pursuant to this offering.

The Boeing 737-800 aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Boeing 737-800 aircraft is 160 seats. The Boeing 737-800 aircraft is powered by two CFM56-7B model commercial jet engines manufactured by CFM International, Inc.

The Boeing 737 MAX 8 aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Boeing 737 MAX 8 aircraft is 172 seats. The Boeing 737 MAX 8 aircraft is powered by two CFM LEAP1B model commercial jet engines manufactured by CFM International, Inc.

The Boeing 787-9 aircraft is a wide-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Boeing 787-9 aircraft is 285 seats. The Boeing 787-9 aircraft is powered by two GEnx-1B74/75 model commercial jet engines manufactured by General Electric. The Boeing 787-9 is approved for ETOPS.

The Embraer ERJ 175 LR aircraft is a narrow-body regional commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Embraer ERJ 175 LR aircraft is 76 seats. The Embraer ERJ 175 LR aircraft is powered by two CF34-8E5 model commercial jet engines manufactured by General Electric.

The Appraisals

The table below sets forth the appraised values of the Aircraft to be financed, as determined by AISI, BK and mba, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft. Under the Note Purchase Agreement, the following 30 aircraft are expected to be financed: (a) the three Boeing 737-800 aircraft listed below, (b) the nine Boeing 737 MAX 8 aircraft listed below, (c) the three Boeing 787-9 aircraft listed below and (d) the fifteen Embraer ERJ 175 LR aircraft listed below.

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Delivery Month(1)	Appraiser’s Valuations			Appraised Value(2)
				AISI	BK	mba
Boeing 737-800	N354PT	31275	October 2017	$48,970,000	$46,950,000	$47,290,000	$47,290,000
Boeing 737-800	N355PU	33348	November 2017	49,050,000	46,950,000	47,330,000	47,330,000
Boeing 737-800	N359PX	33349	December 2017	49,140,000	46,950,000	47,370,000	47,370,000
Boeing 737 MAX 8	N324RA	44459	September 2017	50,270,000	51,400,000	50,570,000	50,570,000
Boeing 737 MAX 8	N304RB	44463	October 2017	50,360,000	51,650,000	50,620,000	50,620,000
Boeing 737 MAX 8	N306RC	44465	November 2017	50,440,000	51,650,000	50,660,000	50,660,000
Boeing 737 MAX 8	N308RD	44446	December 2017	50,520,000	51,650,000	50,700,000	50,700,000
Boeing 737 MAX 8	N303RE	44447	February 2018	50,690,000	51,900,000	50,780,000	50,780,000
Boeing 737 MAX 8	N310RF	44451	February 2018	50,690,000	51,900,000	50,780,000	50,780,000
Boeing 737 MAX 8	N303RG	44448	March 2018	50,770,000	51,900,000	50,830,000	50,830,000
Boeing 737 MAX 8	N314RH	44449	April 2018	50,860,000	52,150,000	50,870,000	50,870,000
Boeing 737 MAX 8	N315RJ	44455	April 2018	50,860,000	52,150,000	50,870,000	50,870,000
Boeing 787-9(3)	N832AA	40638	November 2017	142,910,000	145,900,000	143,320,000	143,320,000
Boeing 787-9(3)	N833AA	40645	December 2017	143,150,000	145,900,000	143,440,000	143,440,000
Boeing 787-9(3)	N834AA	40653	February 2018	143,620,000	146,600,000	143,680,000	143,680,000
Embraer ERJ 175 LR	N215NN	17000511	October 2015	26,300,000	25,230,000	27,290,000	26,273,333
Embraer ERJ 175 LR	N216NN	17000513	October 2015	26,310,000	25,200,000	27,290,000	26,266,667
Embraer ERJ 175 LR	N217NN	17000515	November 2015	26,300,000	25,190,000	27,450,000	26,300,000
Embraer ERJ 175 LR	N220NN	17000523	November 2015	26,550,000	25,320,000	27,450,000	26,440,000
Embraer ERJ 175 LR	N221NN	17000525	December 2015	26,590,000	25,900,000	27,610,000	26,590,000
Embraer ERJ 175 LR	N222NS	17000528	December 2015	26,650,000	25,930,000	27,610,000	26,650,000
Embraer ERJ 175 LR	N223NN	17000529	December 2015	26,650,000	25,920,000	27,610,000	26,650,000
Embraer ERJ 175 LR	N224NN	17000536	February 2016	27,220,000	26,030,000	27,950,000	27,066,667
Embraer ERJ 175 LR	N225NN	17000537	February 2016	27,240,000	26,050,000	27,950,000	27,080,000
Embraer ERJ 175 LR	N234JW	17000566	June 2016	27,390,000	26,370,000	28,640,000	27,390,000
Embraer ERJ 175 LR	N235NN	17000567	June 2016	27,360,000	26,330,000	28,640,000	27,360,000
Embraer ERJ 175 LR	N236NN	17000572	July 2016	27,430,000	26,600,000	28,810,000	27,430,000
Embraer ERJ 175 LR	N237NN	17000575	July 2016	27,470,000	26,590,000	28,810,000	27,470,000
Embraer ERJ 175 LR	N238NN	17000584	August 2016	27,620,000	26,380,000	28,980,000	27,620,000
Embraer ERJ 175 LR	N239NN	17000586	August 2016	27,580,000	26,720,000	28,980,000	27,580,000

Total				$1,436,960,000	$1,435,360,000	$1,450,180,000	$1,433,276,667

(1)	The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and the applicable aircraft manufacturer and financed under this offering. The delivery deadline for purposes of financing a Pre-Funded Aircraft pursuant to this offering is June 15, 2018 (or later under certain circumstances). The actual delivery date of any Pre-Funded Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “—Deliveries of Pre-Funded Aircraft.” In addition, American has certain rights to finance a Substitute Aircraft in lieu of any Pre-Funded Aircraft if the delivery of such Pre-Funded Aircraft is delayed for more than 30 days after the last day of the month scheduled for delivery. See “—Substitute Aircraft.”
(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of each such Aircraft. In the case of the Aircraft owned by American as of the respective dates of the appraisals, such appraisals indicate the appraised base value of each Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around the time of the related appraisal, and in the case of the Aircraft not yet delivered to American as of the respective dates of the appraisals, the appraisals indicate the appraised base value projected as of the scheduled delivery month and year for such Aircraft at the time of the related appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	This aircraft is approved for ETOPS.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of (i) each Aircraft not yet delivered to American as of the respective dates of the appraisals based on appraised base value projected as of the scheduled delivery month and year for such Aircraft at the time of the related appraisal and (ii) each Aircraft owned by American as of the respective dates of the appraisals based on appraised base value, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around the time of the related appraisal. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. The AISI appraisal is dated July 20, 2017, the BK appraisal is dated July 13, 2017 and the mba appraisal is dated July 14, 2017. The appraised values provided by AISI are presented as of June 30, 2017, and the appraised values provided by BK and mba are presented as of or around the respective dates of their appraisals in July 2017. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on base value and on various significant assumptions and methodologies which vary among the appraisals. In particular, the appraisals of each of the Aircraft indicated the appraised base value of such Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around the time of such appraisal for the aircraft that are owned by American as of the respective dates of the appraisals. A different maintenance status may result in different valuations. Appraisals that are more current or that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters. In addition, we have set forth on Appendix III to this prospectus supplement a summary of the base value, maintenance adjustment and maintenance adjusted base value determined by each Appraiser with respect to each Aircraft.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft that had not been delivered to American prior to the date of such appraisals are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case, and the appraisals of the Aircraft are estimates of values as of the future delivery date. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Deliveries of Pre-Funded Aircraft

The Note Purchase Agreement provides that the period for financing the Pre-Funded Aircraft under this offering will expire on the earlier of (a) the Outside Termination Date and (b) the date on which Equipment Notes issued with respect to all of the Pre-Funded Aircraft have been purchased by the Trustees in accordance with the Note Purchase Agreement (the “Delivery Period Termination Date”).

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Pre-Funded Aircraft Participation Agreement and Pre-Funded Aircraft Indenture, American agrees to enter into a secured debt financing agreement with respect to each Pre-Funded Aircraft on or prior to the Outside Termination Date.

The New Delivery Aircraft are scheduled for delivery under aircraft purchase agreements between American and, Boeing during the period from September 2017 to April 2018. See the table under “—The Appraisals” for the currently scheduled month of delivery of each New Delivery Aircraft. Under each such aircraft purchase agreement, delivery of an aircraft may be delayed due to “excusable delay,” which includes, among other things, acts of God, war, government acts, fires or floods, strikes or labor troubles causing cessation, slowdown or interruption of work, and certain other causes beyond the applicable manufacturer’s control. American cannot predict whether or not delivery of any of the New Delivery Aircraft will be postponed beyond the currently scheduled delivery month.

Substitute Aircraft

If the delivery date for any New Delivery Aircraft is delayed more than 30 days beyond the last day of the month scheduled for delivery, American may substitute therefor an aircraft not included in the New Delivery Aircraft meeting the following conditions (each, a “Substitute Aircraft”):

•	a Substitute Aircraft must be of the same model as the New Delivery Aircraft being replaced; and

•	American must obtain written confirmation from each Rating Agency with respect to each class of Certificates then rated by such Rating Agency that substituting such Substitute Aircraft for the replaced New Delivery Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of such Certificates. (Note Purchase Agreement, Section 1(h))

If delivery of any Pre-Funded Aircraft is delayed beyond the Delivery Period Termination Date, and American does not exercise its right to replace such Pre-Funded Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the Amended Funded Aircraft Indentures or the form of Pre-Funded Aircraft Indenture, as applicable, the Amended Funded Aircraft Participation Agreements or the form of Pre-Funded Aircraft Participation Agreement, as applicable, and the Note Purchase Agreement. Copies of the form of Initial Funded Aircraft Indenture and the form of Initial Funded Aircraft Participation Agreement were filed as exhibits to American’s Current Report on Form 8-K filed on August 14, 2017. Copies of the form of Indenture Amendment, the form of Participation Agreement Amendment, the form of Pre-Funded Aircraft Indenture, the form of Pre-Funded Aircraft Participation Agreement and the Note Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

American has entered, or will enter on or prior to the Class B Issuance Date, into a secured debt financing with respect to each Funded Aircraft on and subject to the terms of the related Initial Funded Aircraft Indenture and related Initial Funded Aircraft Participation Agreement, which will be amended as described below. On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Pre-Funded Aircraft Participation Agreement and Pre-Funded Aircraft Indenture, American agrees to enter into a secured debt financing with respect to each Pre-Funded Aircraft on or prior to the Outside Termination Date. The Note Purchase Agreement provides for the relevant parties to enter into a Pre-Funded Aircraft Participation Agreement and a Pre-Funded Aircraft Indenture relating to the financing of each Pre-Funded Aircraft that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to a Pre-Funded Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such agreements also must in any event comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or the Liquidity Providers. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

General

Three series of Equipment Notes were or will be issued, as applicable, with respect to each Aircraft, the “Series AA Equipment Notes,” the “Series A Equipment Notes” and the “Series B Equipment Notes” (the Series B Equipment Notes, the Series AA Equipment Notes and the Series A Equipment Notes, collectively, the “Equipment Notes”). American may elect to issue one or more series of Additional Equipment Notes with respect to an Aircraft at any time (including the issuance of Additional Equipment Notes of the same series designation as previously issued Additional Equipment Notes that have been paid in full), which will be funded from sources other than this offering. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The Equipment Notes are or will be, as applicable, direct, full recourse obligations of American.

American issued Series AA Equipment Notes and Series A Equipment Notes with respect to each Funded Aircraft on or prior to the date of this prospectus supplement (each date of issuance of Series AA Equipment Notes and Series A Equipment Notes with respect to a Funded Aircraft, the “Initial Funded Aircraft Closing Date” with respect to such Funded Aircraft), and the Class AA Trust and Class A Trust purchased the Series AA Equipment Notes and the Series A Equipment Notes, respectively, with respect to each such Funded Aircraft from American pursuant to the indenture and security agreement with respect to such Funded Aircraft (each, an “Initial Funded Aircraft Indenture” and collectively, the “Initial Funded Aircraft Indentures”), each dated as of the applicable Initial Funded Aircraft Closing Date for such Funded Aircraft, between American and Wilmington Trust Company, as loan trustee thereunder (the “Loan Trustee”) and the related participation agreement with respect to such Funded Aircraft (each, an “Initial Funded Aircraft Participation Agreement” and collectively, the “Initial Funded Aircraft Participation Agreements”), each dated as of the applicable Initial Funded Aircraft Closing Date for such Funded Aircraft, among American, the Class AA Trustee, the Class A Trustee, the Subordination Agent, the Loan Trustee and Wilmington Trust Company in its individual capacity as expressly set forth therein. Pursuant to an amendment (each, a “Participation Agreement Amendment” and collectively, the “Participation Agreement Amendments”) to the Initial Funded Aircraft Participation Agreement with respect to each Funded Aircraft (each such Initial Funded Aircraft Participation Agreement as so amended, an “Amended Funded Aircraft Participation Agreement”), the Class B Trust will purchase from American the Series B Equipment Notes to be issued with respect to each Funded Aircraft pursuant to an amendment (each, an “Indenture Amendment” and collectively, the “Indenture Amendments”), to be dated as of the Class B Issuance Date, to the Initial Funded Aircraft Indenture with respect to each Funded Aircraft (each such Initial Funded Aircraft Indenture as so amended, an “Amended Funded Aircraft Indenture”).

Pursuant to the terms of a participation agreement among American, the Trustees, the Subordination Agent, the Loan Trustee and Wilmington Trust Company in its individual capacity as expressly set forth therein with respect to each Pre-Funded Aircraft (each, a “Pre-Funded Aircraft Participation Agreement” and collectively, the “Pre-Funded Aircraft Participation Agreements” and together with the Amended Funded Aircraft Participation Agreements, each, a “Participation Agreement” and collectively, the “Participation Agreements”), the Trusts will purchase from American the related Equipment Notes to be issued under the related Pre-Funded Aircraft Indenture. The Equipment Notes with respect to each Pre-Funded Aircraft will be issued under a separate indenture and security agreement (each, a “Pre-Funded Aircraft Indenture” and collectively, the “Pre-Funded Aircraft Indentures” and together with the Amended Funded Aircraft Indentures, each, an “Indenture” and collectively, the “Indentures”) between American and the Loan Trustee.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•	the indebtedness evidenced by the Series A Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•	the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and the Series A Equipment Notes issued under such Indenture;

•

if American issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such most senior Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and each series of Additional Equipment Notes that rank senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•	the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:

•	if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

•	By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:

•	agree to and will be bound by the subordination provisions in such Indenture;

•	authorize and direct the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “—Remedies,” then after payment in full of: first, the persons indemnified under “—Indemnification” and certain other expenses with respect to such Indenture; second, the Series AA Equipment Notes under such Indenture; third, the Series A Equipment Notes under such Indenture; fourth, the Series B Equipment Notes under such Indenture; and, if applicable, fifth, any Additional Equipment Notes under such Indenture; any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “—Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified American that it intends to exercise remedies under such Indenture (see “—Remedies”) in the following order of priority: first, to Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and, if applicable, Additional Equipment Notes, ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “—Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on April 15 and October 15 of each year, commencing on the later of April 15, 2018 or the first such date to occur after the issuance thereof. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Scheduled principal payments on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes will be made on April 15 and October 15 in certain years, commencing on October 15, 2018 and ending on October 15, 2029, in the case of the Series AA Equipment Notes and the Series A Equipment Notes, and October 15, 2025, in the case of the Series B Equipment Notes. The original principal amount and principal amortization schedule for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix V. See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

American is also required to pay under each Indenture such Indenture’s pro rata share of the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section 2.14)

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by American under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of American; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the outstanding Series A Equipment Notes, Series B Equipment Notes or any series of Additional Equipment Notes issued with respect to all Aircraft in connection with a refinancing of such series. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The redemption price in the case of any optional redemption of outstanding Equipment Notes under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from American to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by American (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus 0.20% in the case of the Series AA Equipment Notes, 0.20% in the case of the Series A Equipment Notes and 0.30% in the case of the Series B Equipment Notes, exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity (the “Weekly Average Yield to Maturity”) for two series of United States Treasury securities, trading in the public securities markets (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date. The Weekly Average Yield to Maturity shall be calculated by taking the simple average of the yields to maturity for the applicable United States Treasury security for each of the five business days preceding the Make Whole Determination Date as reported on the Most Recent H.15 Page for the applicable United States Treasury. The date of determination (the “Make Whole-Determination Date”) of a Make-Whole Amount shall be the Monday preceding the Make-Whole Calculation Date. The “Make-Whole Calculation Date” means the third Business Day prior to the applicable redemption date. The “Most Recent H.15 Page” means the latest H.15 page published on the website of the Board of Governors of the Federal Reserve System prior to the close of business on the Make-Whole Calculation Date (or any successor page that may replace the H.15 page). (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to, but excluding, the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of American’s warranty rights under its purchase agreement with Boeing or Embraer, as applicable. (Indentures, Granting Clause)

Since the Equipment Notes are so cross-collateralized, any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “—Subordination” above. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe

American may elect to release any Airframe from the security interest of the related Indenture and substitute for it an airframe of the same model, free and clear of all liens (other than certain permitted liens), so long as:

•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•	the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the issuance date of, with respect to an Amended Funded Aircraft Indenture, the Series AA Equipment Notes and Series A Equipment Notes under such Amended Funded Aircraft Indenture, and, with respect to a Pre-Funded Aircraft Indenture, the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes under such Pre-Funded Aircraft Indenture (each such date of manufacture to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe); and

•	the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the released Airframe (assuming that it had been maintained in accordance with the terms of the related Indenture).

If American elects to substitute an Airframe, American is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), and (ii) as to the due registration of the replacement aircraft of which such substitute airframe is part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the relevant Loan Trustee in such substitute airframe. (Indentures, Section 7.04(e))

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of American, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix IV to this prospectus supplement set forth the LTVs for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft (i) as of the Class B Issuance Date and as of April 15, 2018, assuming such Aircraft has been subjected to the related Indenture and each Trust has purchased the applicable Equipment Notes as of April 15, 2018 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and (ii) as of each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in the tables in Appendix IV were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, and, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined, in each case, immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by American to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•	the failure by American to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related Operative Document for more than 30 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•	the failure by American to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•	the failure by American to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Document that continues for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

•	any representation or warranty made by American in the related Operative Documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of American; or

•	the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that notwithstanding anything to the contrary set forth in the foregoing, any failure of American to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as American is continuing to comply with all of the terms set forth under “—Certain Provisions of the Indentures—Events of Loss.” (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to American, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the Operative Documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and (d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.”

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that counsel to American provide an opinion to the Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of counsel to American will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss.” The opinion of counsel to American also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.

In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

“Operative Documents” means, with respect to any Indenture, such Indenture, the Equipment Notes issued thereunder, the related Participation Agreement and other operative documents referred to in such Indenture. (Indentures, Annex A)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

Any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to American and the assumption by any such successor of the covenants of American contained in such Indenture and any of the other related Operative Documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe or any replacement Airframe or replacement Engine; (viii) add to the covenants of American for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon American under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of a Liquidity Provider with a replacement liquidity provider and the replacement of a Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one facility, incorporate appropriate mechanics for multiple liquidity facilities for the applicable Trust; (xiii) give effect to the replacement of the Depositary with a Replacement Depositary and the agreements related thereto; (xiv) evidence the succession of a new escrow agent or a new paying agent under the Escrow Agreements pursuant thereto or the removal of the Escrow Agent or the Paying Agent thereunder; or (xv) provide for the original issuance under all Indentures of Additional Equipment Notes of one or more series or the issuance under all Indentures of new Series A Equipment Notes, new Series B Equipment Notes or new Additional Equipment Notes (if Additional Equipment Notes have been issued) of any one or more series in connection with a refinancing or reissuance, and for the issuance of pass through certificates by any pass through trust that acquires any such Additional Equipment Notes, new Series A Equipment Notes, new Series B Equipment Notes or new Additional Equipment Notes (if Additional Equipment Notes have been issued) and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith), and provide for any credit support for any pass through certificates relating to any such Series A Equipment Notes, Series B Equipment Notes or Additional Equipment Notes (if Additional Equipment Notes have been issued) (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider,” and if such Liquidity Facility is to be comprised of more than one facility, to incorporate appropriate mechanics for multiple liquidity facilities for a single pass through trust)); provided that such Series A Equipment Notes, Series B Equipment Notes or Additional Equipment Notes, as the case may be, are issued in accordance with the Note Purchase Agreement, the applicable Participation Agreement and the Intercreditor Agreement. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 9.01)

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “—Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

American will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the Escrow Agent, the Paying Agent, the escrow agent (if any) and paying agent (if any) with respect to any Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from American’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft, Airframe and Engines subject thereto.

Maintenance and Operation

American will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification, during periods of grounding by applicable governmental authorities, during periods when the FAA or other applicable aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft, and except where failure to do so results in minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof or to the extent American or any lessee is contesting in good faith the validity or application of any law or requirement relating to such certification in any manner that does not create a material risk of sale, loss or forfeiture of the Aircraft or the interest of the Loan Trustee therein). (Indentures, Section 7.02(a), (c) and (e))

American will agree not to maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except immaterial or non-recurring violations with respect to which corrective measures are taken promptly by American or a lessee and except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

American or any lessee must make (or cause to be made) all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered, except where failure to do so results in immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by American or such lessee, and except for any requirement the validity or application of which is being contested in good faith by American or any lessee in any reasonable manner which does not materially adversely affect the Loan Trustee’s interest in the Aircraft, does not impair the Loan Trustee’s security interest or “international interest” in the Aircraft and does not involve any material risk of sale, forfeiture or loss of the Aircraft. American (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. American may also make alterations in the passenger configuration of the Aircraft. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. Such removable parts may be leased or financed by third parties other than the Loan Trustee. Notwithstanding the foregoing, American may install passenger convenience equipment owned by American or any lessee or by third parties and leased or otherwise furnished to American, and American may remove and not replace the same, so long as the installation of any such passenger convenience equipment does not impair or otherwise affect the rights and remedies of the Loan Trustee. (Indentures, Section 7.04(c))

Except as set forth above, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although American has certain re-registration rights, as described below, American generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, American will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)) Although American has no current intention to do so, American will be permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (or their affiliates acting under an unconditional guarantee of such manufacturer). Each Owned Embraer Aircraft is owned by American, three of which are being leased to Compass, a regional carrier that operates such Embraer ERJ 175 LR aircraft on behalf of American in regional operations, and the remainder of which are being leased to Envoy, an affiliated regional carrier that operates such Embraer ERJ 175 LR aircraft on behalf of American in regional operations, in each case in compliance with the terms of the applicable Initial Funded Aircraft Indenture, which lease will also be in compliance with the terms of the Amended Funded Aircraft Indenture.

Each lease between American and Compass or Envoy, as applicable, is subject and subordinate to the applicable Initial Funded Aircraft Indenture and will be subject and subordinate to the applicable

Amended Funded Aircraft Indenture. In addition, subject to certain limitations, American (and any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange, borrowing, pooling and other arrangements, “wet leases,” transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on American’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The recordation of the Indenture and certain other documents with respect to the Aircraft under the Federal Aviation Act will give the Loan Trustee a first-priority, perfected security interest in the Aircraft under United States law. The Mortgage Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Mortgage Convention. The Cape Town Treaty provides, that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

In addition, some jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

Liens

American is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to the other related Operative Documents and Transaction Documents, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture (including, but not limited to, the rights of Compass or Envoy, as applicable, as lessee of the Owned Embraer Aircraft) and liens attributable to other parties to the related Operative Documents and Transaction Documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or impair the lien of the Indenture; (iv) salvage or similar rights of insurers under insurance policies maintained by American; (v) any other lien as to which American (or any lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

“Transaction Documents” means, with respect to any Indenture, the related Operative Documents, together with each Pass Through Trust Agreement, the Note Purchase Agreement, each Deposit Agreement, each Escrow Agreement, the Intercreditor Agreement and each Liquidity Facility. (Indentures, Annex A)

Replacement of Parts; Alterations

Subject to certain limited exceptions, American is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to the Aircraft and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use. (Indentures, Section 7.04(a)) American or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alteration, modification or addition does not materially diminish the fair market value or utility of the related Aircraft or Engine (except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of any such parts that shall have been removed that American or such lessee deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine). (Indentures, Section 7.04(c))

Insurance

Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by American (or any permitted lessee) with respect to other aircraft operated by American (or any permitted lessee) on same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $6,000,000 (in the case of a Boeing 737-800 or Boeing 737 MAX 8), $20,000,000 (in the case of a Boeing 787-9) and $5,000,000 (in the case of an Embraer ERJ 175 LR), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American unless there is a continuing Indenture Event of Default, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

In addition, American is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in American’s fleet on which American carries insurance and operated by American on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))

American is also required to maintain (or cause a lessee to maintain) aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by American or such lessee, as the case may be, with respect to other aircraft operated by American or such lessee, as the case may be, on the same or similar routes. (Indentures, Sections 7.06(a) and(b))

American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

American is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued interest thereon, but without any premium. Depending upon American’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If American elects to replace the Airframe (or the Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the Indenture. American is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines as the case may be. If American elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by American will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, American will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use of such property by any government (other than a requisition for use by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by American (or any lessee) for a period exceeding 12 consecutive months;

•	the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

•	any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use not involving a requisition of title) for any reason of the Aircraft, the Airframe, or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by American (or a permitted lessee) for a period in excess of 180 consecutive days;

•	as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•	with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use of by any government of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless American elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING AND REISSUANCE OF CERTIFICATES

Issuance of Additional Certificates

American may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any Aircraft at any time, which Additional Equipment Notes will be funded from sources other than this offering, but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and may also be subordinated to other Additional Equipment Notes that rank senior in right of payment to such Additional Equipment Notes. American will fund the sale of any Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by a related pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))

The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates, and, if applicable, any other Additional Certificates that rank senior in right of payment to such Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to Additional Certificates to provide for distribution of “Adjusted Interest” (as defined in the Intercreditor Agreement) with respect to each issued class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest, but with respect to the applicable class of Additional Certificates) after Class B Adjusted Interest but before Expected Distributions on the Class AA Certificates. (Intercreditor Agreement, Section 8.01(d))

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture and, if such issuance occurs before the Delivery Period Termination Date, any amendment to the Note Purchase Agreement, the Deposit Agreements and the Escrow Agreements in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

If Additional Certificates are issued prior to the Delivery Period Termination Date, (a) a portion of the net proceeds thereof will be held in escrow and placed in deposit on behalf of the escrow agent with a depositary with respect to any Aircraft not yet delivered and financed with Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes, all on terms and conditions and under documentation substantially similar to the Deposit Agreements and Escrow Agreements applicable to the net proceeds of the Class AA Certificates, the Class A Certificates and the Class B Certificates and (b) the Additional Equipment Notes will be issued and purchased by the Subordination Agent on behalf of the trustee of the related Additional Trust on terms and conditions, and under documentation, substantially similar to the Note Purchase Agreement and Participation Agreement, in each case as amended to the extent applicable, applicable to the purchase of the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes.

Refinancing or Reissuance of Certificates

American may elect to (a) redeem all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to all of the Aircraft, new Equipment Notes with the same series designation as, but with terms that may be the same as or different from, those of the redeemed Equipment Notes or (b) reissue Series A Equipment Notes or Series B Equipment Notes (or any series of Additional Equipment Notes) with respect to all of the Aircraft after such series has matured and been paid in full, with terms that may be the same as or different from those of the repaid Equipment Notes (any such new Equipment Notes issued in connection with any such redemption or reissuance, the “Reissued Equipment Notes”) in respect of all (but not less than all) of the Aircraft after the Delivery Period Termination Date. In either such case, American will fund the sale of any such series of Reissued Equipment Notes through the sale of pass through certificates (the “Reissued Certificates”) issued by a single pass through trust (each, a “Reissuance Trust”). If American elects to refinance any series of Equipment Notes, it will be required to pay any applicable Make-Whole Amount in connection with the redemption of such series of Equipment Notes. See “Description of the Equipment Notes—Redemption.”

The trustee of any Reissuance Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Reissued Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates and each other class of Certificates that ranks senior in right of payment to such Reissued Certificates in the same manner that the corresponding class of refinanced or reissued Certificates was subordinated. Any such issuance of Reissued Equipment Notes and Reissued Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such refinancing or reissuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Reissued Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Reissued Certificates in respect of refinanced or reissued Class A Certificates or Class B Certificates may have the benefit of credit support similar to the Liquidity Facility for the Class A Trust or the Class B Trust, as applicable, or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Additional Certificates and Reissued Certificates in respect of refinanced or reissued Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and any Additional Certificates that rank senior in right of payment to the applicable Additional Certificates or Reissued Certificates), so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of material U.S. federal income tax consequences to Class B Certificateholders of the purchase, ownership and disposition of the Class B Certificates and the associated Escrow Receipts. Except as otherwise specified, the summary is addressed to beneficial owners of Class B Certificates that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (“U.S. Persons”) that will hold the Class B Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the Medicare tax imposed on certain income or the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships or other pass-through entities, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Class B Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Class B Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Class B Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Class B Trust is not indemnified for any U.S. federal, state, local or foreign income taxes that may be imposed upon it, and the imposition of any such taxes on the Class B Trust could result in a reduction in the amounts available for distribution to the Class B Certificateholders of the Class B Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Class B Certificates.

Tax Status of the Class B Trust

Although there is no authority addressing the characterization of entities that are similar to the Class B Trust in all material respects, based upon an interpretation of analogous authorities and the terms of the transaction documents, all as in effect on the date hereof, the Class B Trust will be classified for U.S. federal income tax purposes either as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or as a partnership, and will not be treated as a corporation or other entity taxable as a corporation.

The Class B Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth under “—Taxation of Class B Certificateholders Generally—Class B Trust Classified as Partnership” or as otherwise indicated below, the discussion below assumes that the Class B Trust will be classified as a grantor trust. If the Class B Trust is classified as a partnership for U.S. federal income tax purposes, it will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of the Class B Trust’s gross income for each taxable year that it has existed is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by the Class B Trust from the Series B Equipment Notes and the Class B Deposits will constitute qualifying income, and the Class B Trust therefore will meet the 90% test described above, assuming that the Class B Trust operates in accordance with the terms of the applicable Pass Through Trust Agreement and the other agreements to which it is a party.

Taxation of Class B Certificateholders Generally

Class B Trust Classified as Grantor Trust

Assuming that the Class B Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the Class B Deposits and each of the Series B Equipment Notes held by the Class B Trust, the Class B Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Class B Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Series B Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes. The Class B Deposits will likely be subject to the short-term obligation rules, with the result that a U.S. Certificateholder using the cash method of accounting will be required to defer interest deductions with respect to debt incurred or continued to purchase or carry an interest in a Class B Deposit unless the U.S. Certificateholder elects to include income from the Class B Deposit using the accrual method of accounting. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Class B Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Class B Trustee and the Liquidity Provider, will be borne by parties other than the Class B Certificateholders. It is possible that the payments related to such fees and expenses will be treated as constructively received by the Class B Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Class B Trust Classified as Partnership

If the Class B Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Class B Trust will be calculated at the Class B Trust level, but the Class B Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Class B Trust’s items of income and deduction on its tax return for its taxable year within which the Class B Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Class B Trust generally would be equal to its purchase price therefor including its share of any funds withdrawn from the

Depositary and used to purchase Series B Equipment Notes, plus its share of the Class B Trust’s net income, minus its share of any net losses of the Class B Trust, and minus the amount of any distributions from the Class B Trust. In the case of an original purchaser of a Class B Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Class B Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that the Class B Trust (a “Subordinated Trust,” and its related pass through certificates being “Subordinated Certificates”) receives less than the full amount of the interest, principal or premium paid with respect to the Series B Equipment Notes held by it because of the subordination of the Series B Equipment Notes held by the Class B Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (“Subordinated Certificateholders”) likely would be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the relevant preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•	Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Subordinated Trust that was a component of the shortfall, even though that amount was in fact paid to the relevant preferred class of certificateholders;

•	any resulting loss generally would only be allowed to Subordinated Certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•	reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale or Other Disposition of the Class B Certificates

Upon the sale, exchange or other disposition of a Class B Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (except to the extent attributable to accrued interest, which will be taxable as ordinary income if not previously included in income, or to the associated Escrow Receipt) and the U.S. Certificateholder’s adjusted tax basis in the Note Purchase Agreement, Series B Equipment Notes and any other property held by the Class B Trust (not including the tax basis attributable to the associated Escrow Receipt). Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Class B Trust for more than one year (except to the extent attributable to any property held by the Class B Trust for one year or less).

Upon a sale, exchange or other disposition of a Class B Certificate, a U.S. Certificateholder will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Class B Certificateholder’s interest in the associated Deposits) and the U.S. Certificateholder’s adjusted tax basis attributable to the associated Escrow Receipt. To the extent it represents an accrual on the associated Deposit, any such gain likely would be treated as ordinary interest income (and any such loss likely would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).

Notwithstanding the foregoing, if the Class B Trust is classified as a partnership, gain or loss with respect to a disposition of an interest in the Class B Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Class B Trust.

Foreign Certificateholders

Subject to the discussion of backup withholding and FATCA below, payments of principal, interest or premium on the Series B Equipment Notes or the associated Deposits to, or on behalf of, any beneficial owner of a Class B Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former U.S. citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal income or withholding taxes, provided that:

•	such amount is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Certificateholder;

•	the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American or the Depositary, as the case may be, entitled to vote;

•	the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to American or the Depositary, as the case may be; and

•	certain certification requirements (including identification of the beneficial owner of the Class B Certificate) are satisfied.

Subject to the discussion of backup withholding and FATCA below, any gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Class B Certificate or the related Escrow Receipt or upon receipt of premium paid on a Series B Equipment Note to a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Prospective investors that are not U.S. Persons should consult their tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of Class B Certificates and the associated Escrow Receipt under U.S. federal, state, local and any other relevant law in light of their own particular circumstances.

Information Reporting and Backup Withholding

Generally, the amount of interest paid on the Series B Equipment Notes held in the Class B Trust or the associated Deposits to or on behalf of Class B Certificateholders and the amount of tax, if any, withheld with respect to those payments will be reported annually to the IRS and to Class B

Certificateholders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. Certificateholder resides under the provisions of an applicable income tax treaty. In general, a Class B Certificateholder will not be subject to backup withholding with respect to payments made on the Class B Certificates or the associated Escrow Receipts, provided such Class B Certificateholder complies with certain certification requirements (and, in the case of a non-U.S. Certificateholder, the recipient of such certification does not have actual knowledge or reason to know that the holder is a U.S. Person that is not an exempt recipient). In addition, a Class B Certificateholder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of Class B Certificates and associated Escrow Receipts within the United States or conducted through specified U.S.-related financial intermediaries, unless certain certification requirements are met (and, in the case of a non-U.S. Certificateholder, neither the recipient of such certification nor the relevant financial intermediary has actual knowledge or reason to know that the Class B Certificateholder is a U.S. Person that is not an exempt recipient) or the Class B Certificateholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Class B Certificateholder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

The provisions of U.S. federal income tax law known as FATCA generally impose a 30% withholding tax on “withholdable payments” made to foreign entities that fail to meet specified requirements. “Withholdable payments” include, among others, U.S.-source interest and gross proceeds from the disposition of property that could produce U.S.-source interest. Class B Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. If any withholding taxes reduce the amount payable to a Class B Certificateholder, such Class B Certificateholder should consult its tax advisor regarding whether refunds or credits of such tax are available.

The 30% FATCA withholding tax will apply (absent an applicable exemption) to U.S.-source interest income regardless of when such interest is paid. However, under the applicable Treasury Regulations and IRS guidance, the 30% FATCA withholding tax will only apply to gross proceeds from the disposition of property that could produce U.S.-source interest paid on or after January 1, 2019.

A “foreign financial institution” as defined under FATCA (an “FFI”) that enters into and complies with an agreement with the IRS regarding certain information reporting and withholding under FATCA (or is otherwise exempt from, or compliant with, FATCA, including pursuant to an intergovernmental agreement) would be exempt from the FATCA withholding taxes. A person that receives payments through one or more FFIs may receive reduced payments on the Certificates as a result of FATCA withholding taxes if (i) one or more of such FFIs do not enter into such an agreement with the IRS, do not otherwise establish an exemption and are not otherwise compliant or exempt under an intergovernmental agreement, or (ii) such person is a “recalcitrant account holder” or itself an FFI described in clause (i). A non-U.S. Certificateholder that is not an individual or an FFI and not otherwise exempt may also be required to provide certain information (generally including satisfactory documentation to establish that it is not a U.S. person and has (i) no “substantial United States owners” (as defined in the Code) or (ii) substantial United States owners for which documentation is provided that indicates the name, address and U.S. taxpayer identification number for each such United States owner) in order to be exempt from FATCA withholding taxes.

Furthermore, non-U.S. governments have entered, and additional non-U.S. governments may enter, into intergovernmental agreements with the IRS to implement FATCA in a manner that alters the rules described herein. FATCA is particularly complex and its application to a Class B Certificateholder is uncertain. Each Class B Certificateholder should consult its own tax advisor regarding FATCA.

CERTAIN DELAWARE TAXES

The Class B Trustee is a Delaware trust company headquartered in Delaware that will act through its corporate trust office in Delaware. Morris James LLP, special Delaware counsel to the Class B Trustee, has advised American that, in its opinion, under currently applicable law, assuming that the Class B Trust will not be taxable as a corporation, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Code, or as a partnership under Subchapter K of the Code, (i) the Class B Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) the Certificate Owners of the Class B Trust (the “Class B Certificate Owners”) that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Class B Certificate. Neither the Class B Trust nor the Class B Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Class B Trust could result in a reduction in the amounts available for distribution to the Class B Certificate Owners. In general, should a Class B Certificate Owner or the Class B Trust be subject to any state or local tax that would not be imposed if the Class B Trust were administered in a different jurisdiction in the United States or if the Class B Trustee were located in a different jurisdiction in the United States, the Class B Trustee will either relocate the administration of the Class B Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Class B Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General Fiduciary Issues

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan (collectively, “IRAs”), that is subject to Title I of ERISA, or Section 4975 of the Code or any entity whose underlying assets are deemed for any purpose of ERISA or Section 4975 of the Code to include “plan assets” by reason of such a plan or arrangement’s investment in such entity (each, an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Class B Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Class B Certificates.

Any Plan fiduciary which proposes to cause a Plan to acquire Class B Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such acquisition and holding will not constitute or result in a violation of any applicable fiduciary responsibility requirements of ERISA, the Code or Similar Law.

Neither the Company nor any of its affiliates is acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire or hold the Class B Certificates or any interest therein and each Plan, including IRAs, should consider such fact when deciding to acquire and hold the Class B Certificates or any interest therein. Neither the Company nor any of its affiliates is undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase or hold the Class B Certificates or any interest therein. All communications, correspondence and materials from the Company or any of its affiliates with respect to the Class B Certificates or any interest therein are intended to be general in nature and are not directed at any specific investor, and do not constitute advice regarding the advisability of investment in the Class B Certificates or any interest therein for any specific investor, and are not intended to be rendered in the capacity as a fiduciary to any Plan. The decision to acquire and hold the Class B Certificates or any interest therein must be made solely by each prospective Plan investor on an arm’s length basis.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Class B Certificate, the ERISA Plan’s assets will include both the Class B Certificate and an undivided interest in each of the underlying assets of the Class B Trust, including the Series B Equipment Notes held by the Class B Trust, unless it is established that equity participation in the Class B Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Class B Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of the Class B Trust are deemed to constitute the assets of a Plan, transactions involving the assets of the Class B Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or Similar Law unless a statutory or administrative exemption or similar exemption under Similar Law is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Class B Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the Class B Certificateholders pending the financing of the Pre-Funded Aircraft. The Class B Deposits will not constitute property of the Class B Trust. Pending withdrawal of such Class B Deposits in accordance with the applicable Deposit Agreement and Escrow Agreement and with the Note Purchase Agreement, the Class B Deposits may be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code and Similar Law. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. The Class B Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Class B Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Class B Trust. If the Class B Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Class B Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring the Class B Certificates (or an interest therein), will be deemed to have directed the Class B Trustee to invest in the assets held in the Class B Trust pursuant to the terms and conditions described herein. Any Plan purchasing the Class B Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Class B Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the Class B Trust.

Prohibited Transaction Exemptions

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Any Plan fiduciary which proposes to cause a Plan to purchase Class B Certificates should consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Whether or not the assets of the Class B Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Class B Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, American, AAG, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if Class B Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Class B Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates (e.g., the Class AA Certificates and the Class A Certificates) are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Class B Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Plan Representations

Each person who acquires or accepts a Class B Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Class B Certificate or an interest therein or (ii) the purchase and holding of such Class B Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions or similar exemptions under Similar Law, and (b) directed the Class B Trustee to invest in the assets held in the Class B Trust pursuant to the terms and conditions described herein.

Further, each person who is an ERISA Plan and acquires or accepts a Class B Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that the decision to acquire or accept the Class B Certificate or interest therein has been made by a duly authorized fiduciary of the ERISA Plan that (a) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Company and its affiliates and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (b) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (c) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to acquire or accept the Class B Certificate or interest therein); (d) has been fairly informed that the Company and its affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or acceptance of the Class B Certificate or interest therein; (e) has been fairly informed that the Company and its affiliates have financial interests in the ERISA Plan’s acquisition or acceptance of the Class B Certificate or interest therein, which interests may conflict with the interest of the ERISA Plan, as more fully described in the offering materials; (f) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire or accept the Class B Certificate or interest therein and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the Class B Certificate or interest therein; and (g) is not paying the Company or any of its affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s acquisition or acceptance of the Class B Certificate or interest therein.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Class B Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Class B Certificates by insurance company general accounts.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CLASS B CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement, dated the date of this prospectus supplement (the “Underwriting Agreement”), each Underwriter named below has severally agreed with American to purchase from the Class B Trustee the following aggregate face amounts of the Class B Certificates:

Underwriter	Face Amount of Class B Certificates
Deutsche Bank Securities Inc.	$44,146,000
Credit Suisse Securities (USA) LLC	44,146,000
Goldman Sachs & Co. LLC	44,145,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	8,026,000
Barclays Capital Inc.	8,026,000
Citigroup Global Markets Inc.	8,026,000
ICBC Standard Bank Plc	8,026,000
J.P. Morgan Securities LLC	8,026,000
Morgan Stanley & Co. LLC	8,026,000
BNP Paribas Securities Corp.	8,026,000
Credit Agricole Securities (USA) Inc.	8,026,000
Standard Chartered Bank	8,026,000
SMBC Nikko Securities America, Inc.	8,026,000
U.S. Bancorp Investments, Inc.	8,026,000

Total	$220,723,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Class B Certificates have received certain credit ratings and a Rating Agency Confirmation has been received in respect of the Class AA Certificates and the Class A Certificates) and that the Underwriters will be obligated to purchase all of the Class B Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of the Class B Certificates may be terminated. The Class B Certificates are offered subject to receipt and acceptance by the Underwriters and subject to the Underwriters’ right to reject any order in whole or in part.

The aggregate proceeds from the sale of the Class B Certificates will be $220,723,000. American will pay the Underwriters a commission of $2,207,230, with respect to the Class B Certificates. American estimates that its out-of-pocket expenses for the offering will be approximately $500,000 (exclusive of the ongoing costs of the Liquidity Facilities and certain other ongoing costs).

The Underwriters propose to offer the Class B Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at that price less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession to Selling Group Members	Discount to Brokers/ Dealers
Class B	0.50%	0.25%

The Class B Certificates are a new issue of securities with no established trading market. Neither American nor any Trust intends to apply for listing of the Class B Certificates on any securities exchange.

American has been advised by one or more of the Underwriters that they presently intend to make a market in the Class B Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Class B Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class B Certificates. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Because there is no current market for the Class B Certificates, you may have a limited ability to resell Class B Certificates.”

American has agreed to reimburse the several Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the several Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage, in investment and commercial banking or other transactions with American and its affiliates, including the provision of certain advisory services and the making of loans to American and its affiliates and serving as counterparties to certain hedging arrangements, including fuel and interest rate hedging arrangements. Certain of the Underwriters and their affiliates are lenders to American and routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such lending exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The Underwriters and their affiliates have received, and in the future may receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of American or its affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

American expects that delivery of the Class B Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the seventh business day following the date hereof (this settlement cycle being referred to as T+7). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class B Certificates on a day prior to the second business day before the date of initial delivery of the Class B Certificates will be required, by virtue of the fact that the Class B Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the Class B Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class B Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Class B Certificates to be higher than it would otherwise be in the absence of such transactions. None of American nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Class B Certificates. These transactions, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement does not constitute an offer of, or an invitation by or on behalf of, us or the Underwriters to subscribe for or purchase any of the Class B Certificates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the offering of the Class B Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement comes to observe the following restrictions.

Due to certain restrictions imposed under the US Bank Holding Company Act, ICBC Standard Bank Plc may not underwrite, subscribe, agree to purchase or procure purchasers to purchase certificates that are offered or sold in the United States; provided that the foregoing shall not limit ICBC Standard Bank Plc’s commitment to purchase Class B Certificates pursuant to the Underwriting Agreement. The Underwriting Agreement specifies that, without limiting its commitment thereunder to purchase Class B Certificates, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Class B Certificates that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc has informed American that, without limiting its commitment thereunder to purchase Class B Certificates, it shall offer, sell and otherwise distribute Class B Certificates constituting its allotment solely outside the United States. Further, Standard Chartered Bank will not effect any offers or sales of any Class B Certificates in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority.

Canada (Ontario, Quebec, Alberta or British Columbia only)

Notice to Canadian Residents

Resale Restrictions

The distribution of the Class B Certificates in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the Class B Certificates in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the Class B Certificates in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the Class B Certificates without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under resale restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the Underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the Class B Certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Class B Certificates in their particular circumstances and about the eligibility of the Class B Certificates for investment by the purchaser under relevant Canadian legislation.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class B Certificates. Accordingly any person making or intending to make an offer in that Relevant Member State of Class B Certificates which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the Underwriters have authorized, nor do we or they authorize, the making of any offer of Class B Certificates in circumstances in which an obligation arises for us or the Underwriters to publish a prospectus for such offer. In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of Class B Certificates to the public described in this prospectus supplement may not be made in that Relevant Member State other than:

(1)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(2)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(3)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Class B Certificates shall require us or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of Class B Certificates to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class B Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Class B Certificates, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the Class B Certificates have not authorized and do not authorize the making of any offer of Class B Certificates through any financial intermediary on their behalf, other than offers made by the Underwriters with a view to the final placement of the Class B Certificates as contemplated in this prospectus supplement. Accordingly, no purchaser of the Class B Certificates, other than the Underwriters, is authorized to make any further offer of the Class B Certificates on behalf of the sellers or the Underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The Class B Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class B Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class B Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class B Certificates may be circulated or distributed, or may the Class B Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class B Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Class B Certificates, debentures and units of Class B Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Class B Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). The Class B Certificates have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CLASS B CERTIFICATES

The validity of the Class B Certificates is being passed upon for American by Latham & Watkins LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. The respective counsel for American and the Underwriters will rely upon Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, the Trust Supplement with respect to the Class B Trust and the Class B Certificates and the valid and binding effect thereof, and on the opinion of Latham & Watkins LLP, New York, New York, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and the Trust Supplement with respect to the Class B Trust by American.

EXPERTS

The consolidated financial statements of American as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, appearing in American’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of American’s internal control over financial reporting as of December 31, 2016, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

APPRAISALS

The references to AISI, BK and mba, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

WHERE YOU CAN FIND MORE INFORMATION

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	American’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 22, 2017;

•	American’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 filed with the SEC on April 27, 2017 and July 28, 2017, respectively;

•	American’s Current Reports on Form 8-K filed with the SEC on January 5, 2017, January 6, 2017, January 17, 2017, March 14, 2017, May 1, 2017, June 14, 2017, August 1, 2017, August 14, 2017, August 21, 2017 and September 21, 2017; and

•	American’s Current Report on Form 8-K/A filed with the SEC on August 22, 2017.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

APPENDIX I—INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

2010 PD Amending Directive	S-151
60-Day Period	S-69
Actual Disposition Event	S-108
Additional Certificates	S-134
Additional Equipment Notes	S-134
Additional Holder Buyout Right	S-68
Additional Trust	S-134
Administration Expenses	S-103
Aircraft	S-3
Airframe	S-111
AISI	S-4
Amended Funded Aircraft Indenture	S-116
Amended Funded Aircraft Participation Agreement	S-116
American	S-iv
American Bankruptcy Event	S-102
Applicable Fraction	S-105
Appraisal	S-103
Appraised Current Market Value	S-103
Appraisers	S-4
Assumed Aircraft Value	S-122
Assumed Amortization Schedule	S-63
ATC	S-36
Average Life Date	S-120
Bankruptcy Code	S-1
Bankruptcy Court	S-35
Base Rate	S-96
Basic Agreement	S-57
BK	S-4
Business Day	S-62
Cape Town Treaty	S-126
Cash Collateral Account	S-93
CBAs	S-35
Cede	S-65
Certificate Account	S-62
Certificate Buyout Event	S-69
Certificate Owner	S-79
Certificate Owners	S-79
Certificateholders	S-58
Certificates	S-57
Chapter 11	S-1
Chapter 11 Cases	S-35
Class A Adjusted Interest	S-106
Class A Buyout Right	S-68
Class A Certificateholders	S-58
Class A Certificates	S-57
Class A Deposit	S-83

Class A Deposit Agreement	S-83
Class A Escrow Agreement	S-88
Class A Trust	S-57
Class A Trust Supplement	S-57
Class A Trustee	S-57
Class AA Certificateholders	S-58
Class AA Certificates	S-58
Class AA Deposit	S-83
Class AA Deposit Agreement	S-83
Class AA Escrow Agreement	S-88
Class AA Trust	S-57
Class AA Trust Supplement	S-57
Class AA Trustee	S-57
Class AA/A Issuance Date	S-v
Class B Adjusted Interest	S-106
Class B Buyout Right	S-68
Class B Certificate Owners	S-142
Class B Certificateholders	S-58
Class B Certificates	S-57
Class B Deposit	S-83
Class B Deposit Agreement	S-83
Class B Escrow Agreement	S-88
Class B Issuance Date	S-63
Class B Trust	S-57
Class B Trust Supplement	S-57
Class B Trustee	S-57
Class Exemptions	S-145
Code	S-26
Collateral	S-61
company free writing prospectus	S-iii
Compass	S-3
Controlling Party	S-94
CORSIA	S-43
covered fund	S-v
Current Distribution Date	S-105
DCA	S-31
Deemed Disposition Event	S-107
Definitive Certificates	S-81
Delivery Period Event of Loss	S-85
Delivery Period Termination Date	S-114
Deposit	S-83
Deposit Agreements	S-83
Depositary	S-86
Depositary Threshold Rating	S-85
Deposits	S-83
Depreciation Assumption	S-122
Distribution Date	S-59

Dodd Frank Act	S-55
DOT	S-32
Downgrade Drawing	S-93
Downgrade Event	S-93
Drawing	S-95
DTC	S-65
DTC Participants	S-79
DTC Rules	S-79
Eligible A Pool Balance	S-106
Eligible B Pool Balance	S-107
Engine	S-111
Envoy	S-3
EPA	S-44
Equipment	S-124
Equipment Note Special Payment	S-103
Equipment Notes	S-115
ERISA	S-26
ERISA Plan	S-143
Escrow Agent	S-88
Escrow Agreements	S-88
Escrow Receipts	S-89
ETOPS	S-5
EU	S-32
Event of	S-123
Excess Liquidity Obligations	S-101
Exchange Act	S-v
Existing Intercreditor Agreement	S-12
Existing Note Purchase Agreement	S-57
Expected Distributions	S-105
FAA	S-37
FATCA	S-55
FFI	S-141
Final Distributions	S-100
Final Drawing	S-95
Final Legal Distribution Date	S-60
Final Termination Notice	S-97
Financial Instruments and Exchange Law	S-152
Fitch	S-85
Funded Aircraft	S-3
GDSs	S-38
General Account Regulations	S-146
GHG	S-43
Global Certificate	S-78
Guarantor	S-71
holdback	S-35
IATA	S-37
ICAO	S-43
Indenture	S-116
Indenture Amendment	S-116
Indenture Amendments	S-116
Indenture Events of Default	S-122

Indentures	S-116
Indirect Participants	S-79
Initial Funded Aircraft Closing Date	S-116
Initial Funded Aircraft Indenture	S-116
Initial Funded Aircraft Indentures	S-116
Initial Funded Aircraft Participation Agreement	S-116
Initial Funded Aircraft Participation Agreements	S-116
Intercreditor Agreement	S-99
Interest Drawings	S-91
Interim Restructuring Arrangement	S-102
Investment Company Act	S-55
IRAs	S-143
IRS	S-137
JBAs	S-32
LAX	S-37
LGA	S-37
LHR	S-40
Libor	S-96
LIBOR	S-34
Liquidity Event of Default	S-97
Liquidity Expenses	S-105
Liquidity Facility	S-91, S-121
Liquidity Obligations	S-105
Liquidity Provider	S-91, S-126
Liquidity Threshold Rating	S-92
Loan Amount	S-131
Loan Trustee	S-116
Long-Term Rating	S-85
LTVs	S-6
Make Whole-Determination Date	S-120
Make-Whole Amount	S-119
Make-Whole Calculation Date	S-120
Maximum Available Commitment	S-91
Maximum Commitment	S-92
mba	S-4
Merger	S-1
Minimum Sale Price	S-101
Moody’s	S-85
Mortgage Convention	S-129
Most Recent H.15 Page	S-120
Natixis	S-86
New Delivery Aircraft	S-3
NMB	S-35
NOL Carryforwards	S-48

NOLs	S-48
Non-Extension Drawing	S-94
Non-Extension Notice	S-94
non-U.S. Certificateholder	S-140
Note Purchase Agreement	S-58
Note Target Price	S-101
Noteholder	S-117
Operative Documents	S-125
ORD	S-37
Order	S-151
OTAs	S-38
Outside Termination Date	S-84
Owned Embraer Aircraft	S-3
Parent Guarantee	S-70
Paris Agreement	S-44
Participation Agreement	S-116
Participation Agreement Amendment	S-116
Participation Agreement Amendments	S-116
Participation Agreements	S-116
Pass Through Trust Agreements	S-57
Paying Agent	S-88
Paying Agent Account	S-62
PEB	S-35
Performing Equipment Note	S-92
Permitted Investments	S-66
Plan	S-143
Plan Asset Regulation	S-143
Pool Balance	S-63
Pool Factor	S-63
Post Default Appraisals	S-103
Pre-Funded Aircraft	S-3
Pre-Funded Aircraft Indenture	S-116
Pre-Funded Aircraft Indenture Form	S-77
Pre-Funded Aircraft Indentures	S-116
Pre-Funded Aircraft Participation Agreement	S-116
Pre-Funded Aircraft Participation Agreement Form	S-77
Pre-Funded Aircraft Participation Agreements	S-116
Prospectus Directive	S-151
PTC Event of Default	S-69
PTCE	S-145
Rate Determination Notice	S-96
Rating Agencies	S-85
Receiptholder	S-88
Regular Distribution Dates	S-59
Reissuance Trust	S-135
Reissued Certificates	S-135
Reissued Equipment Notes	S-135

Related Equipment Notes	S-118
Relevant Member State	S-150
Remaining Weighted Average Life	S-120
Replacement Depositary	S-85
Replacement Facility	S-94
Republic	S-37
Required Amount	S-92
Restructuring Arrangement	S-102
RLA	S-35
Scheduled Payments	S-60
SEC	S-v
Section 1110	S-24
Section 1110 Period	S-93
Section 382	S-48
Securities Act	S-v
Series A Equipment Notes	S-115
Series AA Equipment Notes	S-115
Series B Equipment Notes	S-115
SFA	S-152
Short-Term Rating	S-85
Similar Law	S-143
Special Distribution Date	S-61
Special Payment	S-61
Special Payments Account	S-62
Special Termination Drawing	S-95
Special Termination Notice	S-97
Stated Interest Rate	S-60
Subordinated Certificateholders	S-139
Subordinated Certificates	S-139
Subordinated Trust	S-139
Subordination Agent	S-99
Substitute Aircraft	S-114
Termination Notice	S-97
Transaction Documents	S-130
Transportation Code	S-70
Treasury Yield	S-119
Triggering Event	S-61
Trust Indenture Act	S-71
Trust Property	S-58
Trust Supplement	S-57
Trustees	S-57
Trusts	S-57
U.S. Certificateholders	S-137
U.S. Persons	S-137
Underwriters	S-iii
Underwriting Agreement	S-147
US Airways	S-1
US Airways Group	S-iv
Volcker Rule	S-v
Weekly Average Yield to Maturity	S-120

APPENDIX II—APPRAISAL LETTERS

Mr. Ankush Chowdhury

American Airlines, Inc.

Senior Manager—Treasury

4333 Amon Carter Blvd.

Fort Worth, TX 76155

Sight Unseen Half Life, Full Life, New, and Maintenance Adjusted

Base Value Opinion

30 Aircraft American Airlines Portfolio

AISI File No.: A7S046BVO-10

Report Date: 20 July 2017

Values as of: 30 June 2017

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero www.aisi.aero

20 July 2017

Mr. Ankush Chowdhury

American Airlines, Inc.

Senior Manager—Treasury

4333 Amon Carter Blvd.

Fort Worth, TX 76155

Subject:	AISI Sight Unseen Half Life, Full Life, New and Maintenance Adjusted Base Value
Opinion; 30 American Airlines Aircraft Portfolio.
AISI File number: A7S046BVO-10
Ref:	(a) Email messages AA to AISI; 27 June—19 July 2017

Dear Mr. Chowdhury:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen half life, full life, new and maintenance adjusted base values, as of 30 June 2017, for a portfolio of three future delivery Boeing B737-800W (winglet equipped) aircraft, with CFM56-7B26E engines, at 158,500 lbs. maximum takeoff weight, nine future delivery Boeing 737-MAX8 aircraft, with LEAP 1B25 engines, at 181,200 lbs. maximum takeoff weight, three future delivery Boeing 787-9 aircraft, with GEnx-1B74/75 engines, at 560,000 lbs. maximum takeoff weight, and 15 delivered Embraer E175LR aircraft with CF34-8E5 engines, at 85,517 lbs. maximum takeoff weight, as identified and defined in Table I and reference (a) above (the ‘Aircraft’).

1. Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current, 30 January 2013 definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of ISTAT and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero www.aisi.aero

20 July 2017

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of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an average aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half-life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A ‘new’ aircraft is an aircraft with no utilization and is equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine

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near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2. Market Analysis

•	Macro-Economic Impact on Aircraft Values

AISI tracks two key metrics while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market. We believe that GDP growth on a global and national scale is a good indicator of the ability of growing numbers of new and used aircraft to be financed and placed into operation. We also believe that the more specific health of world-wide and national passenger aircraft markets are correlated to GDP growth and provide key validation of GDP performance-related trends.

Source: World Bank, IMF, IATA, * estimate

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The previous chart indicates that the industry has experienced, and will probably continue to experience, a significant positive spread between Airline Passenger Traffic growth and GDP growth in the near-to-medium term. If world GDP growth can ever exceed the anemic 3% annual percentage growth rate in place since 2011, we would expect very robust increases in passenger demand and hence, overall demand for passenger aircraft.

AISI also tracks interest rate trends as a proxy for continued demand for aircraft financing.

The above chart shows the results of the low interest rate policy of the US Federal Reserve since the 2008 financial crisis. AISI believes that this low interest rate environment is overall, a positive driver for aircraft financing opportunities. Aircraft leases often support internal rates of return for owners in the 10-15% rate range, dependent, of course, on the level of operator risk. In our view, this leaves plenty of margin for financiers between the cost of acquisition and the actual rate of return on aircraft leases. As investors clamor for these above market returns, we believe demand for aircraft asset backed financing will continue to be robust. We don’t see anything but gradual monetary policy tightening by governments world-wide, so we expect the current strong demand for aircraft financing opportunities to continue for the near to intermediate term, and even for the longer term.

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•	Aircraft Industry Specific Drivers of Aircraft Values

AISI also tracks aviation jet fuel prices and aircraft manufacturer production rate trends while valuing and attempting to predict the future value retention performance of aircraft in today’s, world-wide aircraft market.

Source: Energy Information Administration

The above chart shows the sharp drop in overall jet fuel prices in late 2014 which have remained at relatively low levels over the past two years. Low fuel prices can be a double-edged sword for aircraft demand; generally positive for older aircraft, but low fuel prices can blunt demand for new aircraft and their expensive, fuel-saving technologies.

AISI believes that the most positive factor of low-fuel-price-driven demand for passenger aircraft comes from the improvement of operator balance sheets. Operators and their lessors greatly benefit from the ability of operators to comfortably service leases while seeking to open new routes that might not have been feasible to operate in a high fuel price environment. This results in an overall increase in demand for both new and used aircraft as operators strive to meet growing passenger demand resulting from low fuel price-driven and more affordable, fare levels. We do not expect significant increases in fuel prices in the near to medium term.

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Boeing and Airbus monthly production rates are predicted to markedly increase through the end of the decade:

While the increased supply of new aircraft may have a negative effect on existing aircraft values, we feel that Boeing and Airbus are in a huge market that will continue to be in a rough balance between aircraft supply and overall passenger aircraft demand. Currently, there are no “white tail” aircraft (planes manufactured, but not sold) sitting on the aircraft manufacturer’s ramps. In our view, wide-spread discounting is being supplanted by duopolistic price signaling, enabling new aircraft values to remain relatively firm, at least in the near term. Both manufacturers have announced rate decreases for their B777 and A330 production lines in an attempt to bridge the gap to the production of B777-X and A330NEO aircraft. AISI believes that “overbooking” of production slots (production slots promised to more than one purchaser) and the ability of manufacturers to produce only the aircraft for which they have received commitments to purchase, outweighs most over-production fears.

•	The B737-800 Market

The B737-800 is a twin engine, narrowbody, two man crew aircraft typically seating 160 passengers in mixed class configuration. The typical range with full passengers at low maximum takeoff weight (MTOW) is approximately 1,925 nautical miles, while at high MTOW the range increases to approximately 2,900 nautical miles. The aircraft is part of the Boeing B737-600/700/800 Next Generation (NG) family, replacing the B737-500/300/400, respectively. The aircraft has a larger wing, a higher cruise speed, longer range, and higher initial cruise altitude capability than its predecessor, the B737-400, while operating at higher gross weights, with a larger passenger cabin and more powerful CFM56-7B variants of the same engine.

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As of the date of this report, the B737-800 has the largest B737 NG family fleet with 4,404 active aircraft, 536 on order, and a strong customer base of 193 operators with excellent, world-wide distribution. A significant number of the active B737-800 fleet, approximately 2,322 aircraft, are operated via either a capital lease or an operating lease. Winglet-equipped variants, which have a longer cruise range efficiency, are available and there are 4,245 winglet equipped aircraft in service, with 536 on order. The non-winglet variant has 159 aircraft in service for 48 operators, with none on order. While winglets are not particularly useful to short haul operators, it has become obvious that winglet equipped aircraft are preferred. Non-winglet aircraft are able to be retrofitted with winglets.

The major competitor to the B737-800 is the Airbus A320. The B737-800 also competes with the smaller B737-700 and A319, the earlier B737-300/400 variants and to a lesser degree the MD-80/90. The aircraft was first delivered in 1998.

Twenty-nine winglet and 10 non-winglet equipped B737-800 aircraft are currently inactive, mostly for major checks and/or modifications, or because the aircraft are at lease-end and are seeking to be placed in new operating arrangements. Current low fuel prices, and continued capacity constraint strategies from major operators should result in all but the most aged B737-800s in revenue service.

AISI analysis of the market for the B737 type indicates that Boeing and Airbus are “overbooking” production slots, which allows buyers later in the backlog to take an earlier production slot that becomes available if the scheduled buyer defaults at delivery. This has worked to firm up the value of all aircraft, particularly used aircraft, as fewer aircraft are left unsold due to buyer defaults.

AISI’s January 2017 values update has the Base Value of new B737-800 aircraft declining 3% from January 2016 values and Current Market Values declining 3% from January 2016 values. We expect the current, strong demand for this aircraft to support similar value declines even as the B737-8MAX aircraft begins to build market share in 2017.

We do see values remaining relatively firm even as Boeing is producing the re-engined B737-MAX 8, equipped with CFM56-LEAP-1B engines, which was delivered in April 2017. At the time of this report, 2,737 orders have been placed by 59 operators for the B737-MAX 8 aircraft.

This is an indicator of wide acceptance of this new family of aircraft, and with production slots for both B737-800NG and B737-MAX 8 sold out over the production transition period, values should remain firm even as the B737-MAX 8 begins to build market share in mid-2017.

The chief competitor for the B737-800 is the Airbus A320. Airbus is offering the A319/320/321 family re-engined with either the CFM56 LEAP-1A or the PW GTF engine, the most modern and efficient engines available. Deliveries for the first variant, the A320-200 NEO, occurred in December 2015.

In comparing the B737 MAX versus the A320NEO family, operational cost efficiencies may slightly favor future A320 family aircraft values, as it does not appear as beneficial as anticipated to

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re-engine the B737 family due to the more limited B737 under-wing clearance which does not permit as large an engine fan as with the A320 family. However, the slight aerodynamic and weight advantage of the slightly smaller B737 fuselage compared to the A320 will probably nullify most of this engine fan advantage. We expect both the MAX and NEO types to continue to be very competitive, but they will enjoy only a short production run of about 10-15 years.

Over the long term, the presently defined B737 Next Generation/ MAX family is almost certainly near its last decade of production. Boeing has announced their intention to replace the B737 family with all new models, with the first deliveries starting no earlier than approximately 2025.

The B737-800 has significant potential for future cargo conversion and active conversion programs have been started by at least two companies. In July 2015, Aeronautical Engineers Inc. (AEI), a well-known freighter conversion company, announced that it had won a contract to convert 20 B737-800 aircraft owned by GE Capital Aviation Services (GECAS) with first delivery scheduled for 2017. In early November, AEI announced an additional order for 15 B737-800SF conversions and 15 additional options for conversion from Aviation Capital Group.

Boeing launched the B737-800BCF with 30 firm orders and 25 commitments, including 10 firm orders and 10 commitments from YTO Airlines (China); 10 firm orders from China Postal Airlines; five firm orders from GECAS (US); plus commitments from SF Airlines (China) and Cargo Air (Bulgaria). The first B737-800BCF is expected to be delivered in 4Q 2017. It appears that market growth and B737-800 value reductions have coincided enough to make B737-800 freighter conversions economically practical for most of the off-of-last-passenger-lease B737-800 aircraft.

•	The B737 MAX 8 Market

The B737 MAX 8 is a twin engine, narrowbody, two man crew aircraft offering seating for 162 passengers in mixed class, 174 passengers in single class, and 200 passengers in a high density seating configuration. Normal range with full passenger loads is approximately 3,500 nautical miles. The B737 MAX 8 aircraft is expected to be the last variation of the B737-400 classic and B737-800NG family, replacing the B737-800. The aircraft features aft body aerodynamic improvements, split scimitar winglets, and comes with the most modern and fuel-efficient CFM LEAP-1B engine, giving it 14% better fuel economy than its predecessor, the B737-800. The passenger cabin features Boeing’s Sky Interior lighting system and has newer, lighter-weight seats and lavatories.

The B737 MAX 8 is the most popular of the B737 MAX family fleet with 2737 orders for the aircraft being placed by 59 operators. There has been wide market acceptance of this new aircraft which will eventually supplant the 4,404 active B737-800 fleet, even with 536 B737-800 aircraft still on order. The B737-800 has a strong customer base of 193 operators with excellent, worldwide distribution which will likely also be the case for the B737 8 MAX. It is also likely that the B737 MAX 8 will be one of the favorites of the lessor community as currently, a significant number of the active B737-800 fleet, approximately 2,322 aircraft, are operated via either a capital lease or an operating lease.

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The major competitor to the B737 MAX 8 is the Airbus A320NEO. The B737-800 also competes along with the smaller B737-700 and A319, the earlier B737-300/400 variants and to a lesser degree the MD-80/90. The first B737-MAX 8 was delivered to Malindo Air on 16 April 2017.

The first Airbus A320NEO aircraft, re-engined with the PW GTF engine, one of the most modern and efficient engines available, was delivered in late 2015. Boeing was late in responding to the introduction of the A320NEO which is reflected in the NEO leading the MAX in market share 55% to 45%, respectively.

There is also concern among some in the industry that the CFM LEAP 1B is the only engine being offered on the B737 MAX 8. In contrast, operators have the choice of either the CFM LEAP 1A or the PW GTF engine on the A320 NEO. There is speculation that the B737 MAX 8 could potentially lose orders, as several large leasing companies have placed significant orders for the A320NEO while opting for both engine types. Obviously, operators who have a preference for PW engines over CFM engines would have only one narrowbody choice; that being the A320 family. Leasing companies seem to prefer the flexibility of being able to offer both engine types to operators.

AISI analysis of the overall B737 and A320 market shows that Boeing and Airbus are “overbooking” production slots which allows buyers later in the backlog to take any earlier production slots that become available if scheduled buyers default at delivery. This has worked to firm up the values of all aircraft, particularly used aircraft, as new aircraft aren’t searching long and hard for willing buyers.

Consequently, AISI’s January 2017 values update has the Base and Current Market Values of new B737 MAX 8 aircraft declining less than 5% from January 2016 values. We expect the current, strong demand for this aircraft to support similar value retention as the B737-MAX 8 aircraft begins to build an operator base in 2017.

In comparing the performance of the B737 MAX versus the A320NEO families, operational cost efficiencies may slightly favor future A320 family aircraft values. It does not appear as potentially beneficial to re-engine the B737 family due to the more limited B737 under-wing clearance which does not permit as large an engine fan as with the A320 family. However, the slight aerodynamic and weight advantage of the slightly smaller B737 fuselage compared to that of the A320 will probably nullify most of this engine fan advantage. We expect both the MAX and NEO types to be very competitive, as they are today, but they will enjoy only a short production run of about 10-15 years.

Over the long term, the presently defined B737 NG/ MAX family is almost certainly near its last decade of production. Boeing has announced their intention to replace the B737 family with all new models, with the first deliveries starting no earlier than approximately 2025.

The B737 MAX 8 aircraft will have large potential for future cargo conversion as it nears the end of its economic useful life. We note that the B737-800 has active conversion programs which have been started by at least two companies. In July, 2015, Aeronautical Engineers Inc. (AEI), a well-known

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freighter conversion company, announced that it had won a contract to convert 20 B737-800 aircraft owned by GE Capital Aviation Services (GECAS) with first delivery scheduled for 2017. In early November, AEI announced and additional order for 15 B737-800SF conversions and 15 additional options for conversion from Aviation Capital Group.

Boeing launched the B737-800BCF with 30 firm orders and 25 commitments, including 10 firm and 10 commitments from YTO Airlines (China); 10 firm from China Postal Airlines; five firm from GECAS (US); plus commitments from SF Airlines (China) and Cargo Air (Bulgaria). The first B737-800BCF is expected to be delivered in 4Q 2017. It appears that market growth and B737-800 value reductions have coincided enough to make B737-800 freighter conversions economically practical for most of the off-of-last-passenger-lease B737-800 aircraft.

•	The B787-9 Market

The Boeing 787-9 entered into service with Air New Zealand in June 2014. As of the date of this report, 356 B787-9s are on order from 39 customers, while 220 have been delivered to 26 customers. Rolls Royce engines are installed or expected to be installed on 138 B787-9 airframes. GE engines are installed or expected to be installed on 235 airframes.

B787 Family Specifications

	B787-8	B787-9	B787-10
MTOW	502,500 lbs.	553,000 lbs.	557,000
Cargo Volume (cubic feet)	4,400	5,400	6,187
Design Range	7685 n. mi.	8035 n. mi.	7020 n. mi.
Passengers*	242	280	323

*	Three class seating

Source: Boeing

The slightly larger (40 more passengers than the B787-9) but essentially equal in range Airbus A350-900, has 50 aircraft in service and 554 aircraft on order. Again, the smaller B787-8 has only 62 aircraft on order by 16 customers, but has 333 aircraft in service with 36 operators. After seeing several operators and leasing companies up-gauge from the B787-8 to the B787-9, we are surprised that only 148 B787-10s have been ordered by ten customers. This further establishes the B787-9 as the preferred aircraft in its family.

It should also be noted that A350-900 continues to be plagued by aircraft interior supply chain production delays which should allow the B787-9 to build on its already formidable market-presence dominance. With Boeing’s capability to produce 10-12 B787-9s per month and with the A350-900 struggling to get to 10 aircraft per month by the end of 2017, the B787-9 will continue to have the most aircraft in service within its market, for the foreseeable future.

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We believe that aircraft with largest and most diverse, world-wide owner and operator customer base has the best chance to preserve current market values and protect from abnormal future market value declines. Because of this, in our view, the B787-9 is established as the most formidable competitor in its market segment.

Reflecting the above, AISI’s most recent, January 2017 values update shows Base Value, year over year decreases for average build, new B787-9s of less than 1%. This reflects the market’s continued strong demand for B787-9s in spite of the introduction of the higher-capacity A350-900 and the announcement of the Airbus A330NEO. Current Market Values have also shown less than 2% decreases, and nearer-term deliveries are sold out for the foreseeable future, confirming strong demand for B787s as operators seek the excellent operational and financial performance of this aircraft.

•	The Embraer E175 Market

The Embraer E175 is a member of the extensive Embraer, E-Jet, narrowbody turbojet aircraft fleet, ranging from the smallest E170 to the next larger E175, to the E190 and to the larger E195. All aircraft of this family have common cockpits and a high degree of parts commonality. The family also enjoys a high degree of pilot qualification commonality.

The E175 is a predominantly metal construction low wing twin wing mounted engine, narrowbody, two man cockpit crew aircraft typically seating 76 passengers in a dual class configuration. Typical range with full passengers for the E175 standard version (STD) is approximately 1,750 nautical miles, for the E175 long range (LR) version, range is 2,100 nautical miles, and for the E175 advanced range (AR) version, the range increases to approximately 2,200 nautical miles.

The E175STD may be powered by either the CF34-8E or -8E5 engine variants. The E175LR can be powered by the CF34-8E, -8E5, or the -8E5A1 engine variants. The E175AR is powered solely by the CF34-8E5 engine. All E175 versions are relatively close in capabilities and essentially constitute one market segment. The E175LR is the most popular model with 335 deliveries to 20 operators and with 74 E175LR aircraft on order.

The entire E175 fleet consists of 431 active aircraft, with 186 on order and a customer base of 31 operators with good representation in every major geographic area. It is the second most popular of the Embraer, E-Jet series, behind the E190, which has 494 aircraft in service.

The primary competition to the E175 are its siblings, the E170, E190 and E195, and the Bombardier CRJ-701, -900 and the -1000. The smallest Boeing 737-500 and -600 and the Airbus A318 also compete, however all these aircraft are considerably heavier and much less efficient.

The type faces competition in the future from the smaller of the new Bombardier C-Series, the CS100, which entered service in May 2016. Also and perhaps less likely, it faces competition from the Russian Sukhoi Superjet, the Japanese Mitsubishi MRJ and the Chinese C919. The manufacturers of

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some of these aircraft have no proven record of production or support of a sound, safe, economic aircraft, which would weigh heavily against their chances of commercial success.

In response to the Bombardier C-Series aircraft program, Embraer is developing the E175-E2 version of the E175 featuring Pratt and Whitney geared turbofan (GTF) engines, a redesigned wing and upgraded cabin and cockpit configurations. Embraer promises up to 25% E175-E2 cost per seat mile savings versus existing E175 models. Similar to the pressure on current model values and future sales of the B737 and A-320 due to the introduction of the B737 MAX and A320 NEO, we expect increasing value pressure on the E175 as the E175- E2 nears its planned 2020 entry into service.

AISI’s most recent January 2017 values update has new, E175 Base and Current Market Values declining 2% and 3% respectively from January 2017 values. We expect annual value declines of similar magnitudes to continue for the short to medium term. No E175 aircraft are currently inactive.

3. Valuations

Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated to AISI by the client in the above reference (a) and (b) data and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made, otherwise half life condition is assumed.

All hours and cycle information provided for airframe, gear, and engines have been projected from the maintenance status summary sheet dates to 30 June 2017 based on a daily utilization factor calculated for each Aircraft. All maintenance work which became due as a result of projecting the hour and cycle information was assumed to have been completed and a new cycle started unless this would require more than one additional cycle, in which case half life was assumed.

It is our considered opinion that the sight unseen half and full life base values, new and maintenance adjusted base values as of 30 June 2017, in June 2017 U.S. Dollars, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

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TABLE I

AISI File A7S046BVO-10

Report Dated: 20 July 2017

Values as of: 30 June 2017

No	Type*	Reg#	MSN	DOM	Engine	MTOW	Half Life Base Value Jun-17 $MUS Dollars	Maintenance Adjusted Base Value Jun-17 $MUS Dollars	Full Life Base Value Jun-17 $MUS Dollars	New Base Value Jun-17 $MUS Dollars
1	B737-800	N354PT	31275	Oct-17	CFM56-7B26E	158,500	39.50			48.97
2	B737-800	N355PU	33348	Nov-17	CFM56-7B26E	158,500	39.56			49.05
3	B737-800	N359PX	33349	Dec-17	CFM56-7B26E	158,500	39.63			49.14
4	B737 MAX 8	N324RA	44459	Sep-17	LEAP 1B25	181,200	40.72			50.27
5	B737 MAX 8	N304RB	44463	Oct-17	LEAP 1B25	181,200	40.78			50.36
6	B737 MAX 8	N306RC	44465	Nov-17	LEAP 1B25	181,200	40.85			50.44
7	B737 MAX 8	N308RD	44446	Dec-17	LEAP 1B25	181,200	40.92			50.52
8	B737 MAX 8	N303RE	44447	Feb-18	LEAP 1B25	181,200	41.05			50.69
9	B737 MAX 8	N310RF	44451	Feb-18	LEAP 1B25	181,200	41.05			50.69
10	B737 MAX 8	N303RG	44448	Mar-18	LEAP 1B25	181,200	41.12			50.77
11	B737 MAX 8	N314RH	44449	Apr-18	LEAP 1B25	181,200	41.19			50.86
12	B737 MAX 8	N315RJ	44455	Apr-18	LEAP 1B25	181,200	41.19			50.86
13	B787-9	N832AA	40638	Nov-17	GEnx-1B74/75	560,000	123.12			142.91
14	B787-9	N833AA	40645	Dec-17	GEnx-1B74/75	560,000	123.32			143.15
15	B787-9	N834AA	40653	Feb-18	GEnx-1B74/75	560,000	123.73			143.62
16	Embraer-175	N215NN	17000511	Oct-15	CF34-8E5	85,517	23.27	26.30	28.06
17	Embraer-175	N216NN	17000513	Oct-15	CF34-8E5	85,517	23.27	26.31	28.06
18	Embraer-175	N217NN	17000515	Nov-15	CF34-8E5	85,517	23.27	26.30	28.06
19	Embraer-175	N220NN	17000523	Nov-15	CF34-8E5	85,517	23.27	26.55	28.06
20	Embraer-175	N221NN	17000525	Dec-15	CF34-8E5	85,517	23.27	26.59	28.06
21	Embraer-175	N222NS	17000528	Dec-15	CF34-8E5	85,517	23.27	26.65	28.06
22	Embraer-175	N223NN	17000529	Dec-15	CF34-8E5	85,517	23.27	26.65	28.06
23	Embraer-175	N224NN	17000536	Feb-16	CF34-8E5	85,517	23.73	27.22	28.52
24	Embraer-175	N225NN	17000537	Feb-16	CF34-8E5	85,517	23.73	27.24	28.52
25	Embraer-175	N234JW	17000566	Jun-16	CF34-8E5	85,517	23.73	27.39	28.52
26	Embraer-175	N235NN	17000567	Jun-16	CF34-8E5	85,517	23.73	27.36	28.52
27	Embraer-175	N236NN	17000572	Jul-16	CF34-8E5	85,517	23.73	27.43	28.52
28	Embraer-175	N237NN	17000575	Jul-16	CF34-8E5	85,517	23.73	27.47	28.52
29	Embraer-175	N238NN	17000584	Aug-16	CF34-8E5	85,517	23.73	27.62	28.52
30	Embraer-175	N239NN	17000586	Aug-16	CF34-8E5	85,517	23.73	27.58	28.52

TOTALS							1,210.46	404.66	424.51	1,032.30

*	Note—The 737-800s are equipped with winglets

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to

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any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Dave Miller

Certified Appraiser, International Society of Transport Aircraft Trading

Mark D. Halsor

Certified Appraiser, International Society of Transport Aircraft Trading

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 • Fax (516) 365-6287

July 13, 2017

Mr. Ankush Chowdry

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, TX 76155-2605

Dear Ankush:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the base values (BV) for 30 aircraft (the “Aircraft”), 15 of which are yet-to-be delivered. The Aircraft include nine B737-MAX8s, three 737-800s, three 787-9s and 15 Embraer ERJ 175LRs. Our opinion of the values is included in the attached Figure 1 along with the identification of each aircraft by manufacturer’s serial number, registration, date of manufacture, engine model and maximum takeoff weight. We did not make maintenance adjustments to the yet-to-be delivered aircraft as they are new enough not to accumulate any maintenance time.

For comparison purposes it is the convention to assign “half-time” values to aircraft, which represent the value of an aircraft that is halfway between the expensive major maintenance events. The adjustments are based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check, time remaining to landing gear overhaul, time remaining to APU overhaul, time since heavy shop visit on the engines and for the life remaining on engine life limited parts.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of base value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

MARKET DISCUSSION & METHODOLOGY

For a newly delivered aircraft one can argue that, almost by definition, the base value is approximately equal to the actual selling price. Without the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the base value.

American Airlines, Inc.

July 13, 2017

For the new or yet-to-be delivered Aircraft we do not know the prices of the Aircraft. We do know the average list prices which are as follows:

737-800	$96.00 Mil.
737-MAX8	$110.00 Mil.
787-9	$264.60 Mil.
ERJ 175	$44.40 Mil

We know that nobody pays list price. Discounts of 40 to 50 percent often are given, especially to airlines that place large orders. Because of appraisals we have conducted, we are sometimes aware of new prices and occasionally our clients may share a new price if we can assure them that it will be kept confidential.

Based on this we concluded the “full-time, full-life” base value for each of these models is as follows:

737-800	$46.95 Mil.
737-MAX8	$51.40 Mil.
787-9	$145.90 Mil.
ERJ 175LR	$29.30 Mil.

Some of the ERJ 175 aircraft are up to one year old. An appropriate adjustment is made for the time remaining to major maintenance. This is usually no more than $.5 million for these aircraft.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records; but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with, accident damage has not been incurred that would affect market values, and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed, unless otherwise stated, that the Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees

American Airlines, Inc.

July 13, 2017

that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz
President
ISTAT Senior Certified Appraiser And Appraiser Fellow

JFK/kf
Attachment

Figure 1

AMERICAN AIRLINES, INC.

2017-2 EETC

PORTFOLIO

ITEM	ACFT TYPE	REGISTRATION	SERIAL NUMBER	DOM	ENGINE	MTOW ( LBS )	HALFTIME BV ( $ MIL )	MTC ADJM’T ( $ MIL )	MTC ADJ’D BV ( $ MIL )
1	737-800	N354PT	31275	Oct-17	CFM56-7B	158,500	39.85	7.10	46.95
2	737-800	N355PU	33348	Nov-17	CFM56-7B	158,500	39.85	7.10	46.95
3	737-800	N359PX	33349	Dec-17	CFM56-7B	158,500	39.85	7.10	46.95
4	738 MAX 8	N324RA	44459	Sep-17	CFM LEAP1B	181,200	44.80	6.60	51.40
5	738 MAX 8	N304RB	44463	Oct-17	CFM LEAP1B	181,200	45.05	6.60	51.65
6	738 MAX 8	N306RC	44465	Nov-17	CFM LEAP1B	181,200	45.05	6.60	51.65
7	738 MAX 8	N308RD	44446	Dec-17	CFM LEAP1B	181,200	45.05	6.60	51.65
8	738 MAX 8	N303RE	44447	Feb-18	CFM LEAP1B	181,200	45.30	6.60	51.90
9	738 MAX 8	N310RF	44451	Feb-18	CFM LEAP1B	181,200	45.30	6.60	51.90
10	738 MAX 8	N303RG	44448	Mar-18	CFM LEAP1B	181,200	45.30	6.60	51.90
11	738 MAX 8	N314RH	44449	Apr-18	CFM LEAP1B	181,200	45.55	6.60	52.15
12	738 MAX 8	N315RJ	44455	Apr-18	CFM LEAP1B	181,200	45.55	6.60	52.15
13	787-9	N832AA	40638	Nov-17	GEnx-1B74_75	560,000	132.70	13.20	145.90
14	787-9	N833AA	40645	Dec-17	GEnx-1B74_75	560,000	132.70	13.20	145.90
15	787-9	N834AA	40653	Feb-18	GEnx-1B74_75	560,000	133.40	13.20	146.60
16	E175	N215NN	17000511	Oct-15	CF34-8E5	85,517	22.25	2.98	25.23
17	E175	N216NN	17000513	Oct-15	CF34-8E5	85,517	22.25	2.95	25.20
18	E175	N217NN	17000515	Nov-15	CF34-8E5	85,517	22.25	2.94	25.19
19	E175	N220NN	17000523	Nov-15	CF34-8E5	85,517	22.25	3.07	25.32
20	E175	N221NN	17000525	Dec-15	CF34-8E5	85,517	22.25	3.65	25.90
21	E175	N222NS	17000528	Dec-15	CF34-8E5	85,517	22.25	3.68	25.93
22	E175	N223NN	17000529	Dec-15	CF34-8E5	85,517	22.25	3.67	25.92
23	E175	N224NN	17000536	Feb-16	CF34-8E5	85,517	22.40	3.63	26.03
24	E175	N225NN	17000537	Feb-16	CF34-8E5	85,517	22.40	3.65	26.05
25	E175	N234JW	17000566	Jun-16	CF34-8E5	85,517	22.45	3.92	26.37
26	E175	N235NN	17000567	Jun-16	CF34-8E5	85,517	22.45	3.88	26.33
27	E175	N236NN	17000572	Jul-16	CF34-8E5	85,517	22.65	3.95	26.60
28	E175	N237NN	17000575	Jul-16	CF34-8E5	85,517	22.65	3.94	26.59
29	E175	N238NN	17000584	Aug-16	CF34-8E5	85,517	22.65	3.73	26.38
30	E175	N239NN	17000586	Aug-16	CF34-8E5	85,517	22.65	4.07	26.72

Desktop Appraisal of:

Thirty (30) Aircraft

Client:

American Airlines, Inc.

Date:

July 14, 2017

HQ – Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel: + 170 3276 3200

Fax : + 170 3276 3201

International – Hong Kong H.K.

62/F & 66/F, The Center

99 Queens Road, Central

Hong Kong

Hong Kong

Tel: + 852 2824 8414

Fax : + 852 3965 3222

International – United Kingdom Tel: + 170 3956 0224

I. Introduction and Executive Summary

Table of Contents:

I.	Introduction and Executive Summary	Page 1
II.	Definitions	Page 2
III.	Current Market Conditions	Page 3
IV.	Valuation	Page 27
V.	Covenants	Page 30

Morten Beyer & Agnew (“mba”) has been retained by American Airlines, Inc. (the “Client” or “American”) to provide a Desktop Appraisal to determine the Current Base Values (“CBV”) of thirty (30) various American Airlines aircraft (collectively “Subject Aircraft”), as of June 2017. The Subject Aircraft are fully identified in Section IV of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its semiannual publication redbook—April 2017.

Based on the information set forth in this Report, it is mba’s opinion that the total Current Base Values of the Subject Aircraft in this portfolio are as follows and as set forth in Section IV.

Current Base Value (US$)
Thirty (30) Aircraft Total	$1,450,180,000

Section II of this report presents definitions of various terms, such as Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

American Airlines, Inc. Job File #17079 Page 2 of 30

II. Definitions

Desktop Appraisal

A Desktop Appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A Desktop Appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes that the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination, it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 20 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba employs five ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America, Europe, and Asia.

mba publishes its semiannual publication redbook, a two-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

In addition, mba provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

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III. Current Market Conditions

General Market Observation 2nd Quarter 2017

An essential consideration in any appraisal is market condition at the time the valuation is rendered. This section defines market conditions, including general market commentary, highlighting major factors currently influencing aircraft values, as well as mba’s view of the current market situation for each aircraft type examined in this valuation.

Passenger Traffic

Passenger demand and jet fuel prices are two of the most significant factors influencing commercial transport aircraft values. Additional considerations that drive values of a specific aircraft type and model include: age, number of operators, regional distribution, total number in use, production status, and order backlog, among others. Over the years, passenger demand has demonstrated a strong correlation with gross domestic product (“GDP”). As presented in the following chart, this correlation also extends to orders for new aircraft.

Source: iata.org; AerData; OEMs; worldbank.org

Underlying all of this is the historical and future predicted passenger growth of 5.0% per year by manufacturers and government agencies, which exceeds short-term World Bank global GDP predictions. Per the International Monetary Fund (“IMF”), global GDP growth decreased slightly to 3.1% in 2016, representing a slower recovery than previously envisioned. The World Bank attributed this relatively weak performance to rising private sector debt in some emerging economies, worsening conditions among many commodity exporters, and increased political uncertainties.

The IMF forecasts a global 3.4% growth rate in 2017. The IMF revised near-term growth prospects for China due to expected policy stimulus, but revised down prospects for some other large economies, including India, Brazil, and Mexico.

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The International Air Transport Association (“IATA”) reports that industry-wide revenue passenger kilometers (“RPKs”) grew at 6.3% in 2016, above the average rate of 5.0% seen over the last ten years. Traffic growth has varied by segment in recent years; in 2016, International RPKs increased by 6.7% while Domestic RPKs increased 5.7%. The slowdown in Domestic RPK growth rates can be attributed to slower domestic growth rates in the typically high-growth markets of China and Brazil. The U.S. domestic market also returned to a more standard level after above-average growth in 2015. Global load factors surpassed 80% in 2016; IATA attributes this to airlines slowing their capacity growth and lowering fares. IATA forecasts a slight dip in global load factors to 79.8% in 2017. There is large variation among regions, as load factors in North America stand at 80.0% versus 70.1% in Africa.

The Middle East region saw the highest RPK growth rate of any world region in 2016, at 10.8%. The Asia-Pacific region was not far behind with an 8.9% RPK growth rate; however, this represented a decrease from the 10.1% growth rate achieved in 2015. Domestic traffic in China and India continues outpace the industry average and drive growth in the Asia-Pacific region. RPK growth in Africa has rebounded to 5.8% in 2016, but the region is still reeling from regional conflict and low commodity prices.

Source: IATA.org

Traffic in Europe, particularly international traffic, has rebounded from disruptions caused by terrorism and political instability in 2016, and IATA expects regional RPK growth to increase in 2017. The recession and turmoil in Russia hurt the industry in 2016, but increased year-on-year domestic RPK growth in the latter months of 2016 suggests recovery. Latin American airlines have been hit hard by weak home markets and currencies, as RPK growth fell from 7.6% in 2015 to just 3.5% in 2016. The Brazilian market has been hit especially hard as domestic RPKs continue to decline falling in year-on-year terms for the 19th consecutive month in February 2017.

Freighter Traffic

IATA’s February 2017 Air Freight Market Analysis shows that industry-wide freight tonne kilometers (“FTKs”) grew by 8.4% YoY in February, even higher if the number is adjusted for the leap year. Again, European and Asia-Pacific airlines accounted for the bulk of the increase in FTKs, with

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YoY growth rates of 10.5% and 10.6%, respectively. North American, Middle Eastern, and African freight carriers also contributed to increased freight volumes, while the Latin American region continues to constrain FTK growth. International FTK growth is driven by Asian carriers, who fly nearly 40.0% of international FTKs. European carriers have benefitted from a weak Euro, with trans-Atlantic and Europe-Asia traffic especially experiencing growth. North American carriers began 2017 with robust growth but concerns remain over exports being under pressure due to a strong dollar. Freight traffic is highly seasonal, and seasonally adjusted growth rates have generally been more moderate in recent months. Seasonally adjusted capacity (Available FTKs) has growth just 1.3% YoY, leading to increased load factors, but also sounding a note of caution for the overall outlook. The slow recovery of the freighter market has kept aircraft values for large widebody freighters suppressed for several years. A significant number of air freight operators were forced to downsize, or go out of business, resulting in a capacity reduction of freight only service. Despite the reduced capacity of mainly large widebody freighters, there was an increase of belly freight on passenger flights, which continue to offer an excess of supply in the market. The increase of widebody aircraft in the market has opened additional competition in the air freight market as operators are able to offer cheaper rates on routes already being flown by revenue passengers.

Commercial Aircraft Orders

After record numbers of orders for Airbus and Boeing in 2014, the number of bookings has since slowed. Through March, Airbus has recorded 26 commercial aircraft orders in 2017, with just three coming outside of its A320 family. Boeing has 177 commercial aircraft orders for the same time period. Both Airbus and Boeing’s backlogs are dominated by the A320 and 737 families, respectively. The A320neo family has received 5,056 orders, compared with 3,702 orders for the 737 MAX.

Many of these are large orders from single airlines. Boeing has orders of over 100 737 MAX aircraft from each of American, Lion Air, Norwegian, Ryanair, Southwest, and Vietjet Air, while Airbus has similarly large A320 family orders from each of AirAsia, America, EasyJet, Go Air, Indigo, Lion Air, and Wizz Air. While Airbus maintains a backlog advantage in this narrowbody market segment, Boeing has received more widebody orders, driven by its 787 family, which received 80 net orders in 2016 and 11 through March 2017. Airbus received 124 total widebody orders in 2016, driven by its A330ceo and A350 families. However, the A330neo and A380 order books have struggled.

While orders have slowed, deliveries continue to rise, representing a potential concern for the manufacturers if the book to bill ratio continues to fall. Through March, Airbus has delivered 136 commercial aircraft in 2017, while Boeing has delivered 164 commercial aircraft. At current production rates, both Airbus and Boeing are expected to complete their current orders within eight and ten years. Boeing ramped up 787 production to 12 aircraft per month in June 2016 and is considering an additional increase to 14 aircraft per month, an unprecedentedly high production rate for a widebody aircraft. Airbus has increased its A330 monthly production rate to seven and has announced plans to increase A350 production rates to ten by the end of 2018. In addition, the A320 line will be increasing to 60 per month by 2019, while Boeing plans to increase production on its rival 737 line to 57 per month by the same time.

With new technology coming in, and orders for new aircraft programs growing, it is important to be cognizant of the market value impacts on current generation aircraft. In order to avoid a gap in production, OEMs have to sell enough current technology aircraft to keep the production line moving and supply chain steady so as to be ready to ramp up production rates for the re-engined aircraft. While Airbus and Boeing were able to capitalize on the high demand for narrowbody aircraft, fully

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booking production slots for A320ceo and 737NG aircraft quickly, other production lines have taken longer to fill. For Airbus and Embraer, it is keeping the A330 and E-Jet lines running until the neo and E2 models enter the market in late 2017 and 2018. Boeing has a longer production line to fill with the 777, and will have to stretch orders until at least 2020, when the new 777X is due to enter service. Most OEMs prefer to have current technology overlap new technology by a year or two to keep the production line and supply chain stable during the transition. An additional aspect to be considered are the values for last off-the-line aircraft, which tend to have steeper residual value curves and shorter economic lives, causing the desirability of the aircraft to weaken.

Oil Prices

Oil prices fell to their lowest at approximately US$36.00 per barrel by the end of Q4 2015, but have since seen a gradual increase, reaching roughly US$52.00 per barrel by April 2017. The longer oil prices remain low, the more questions arise about oil’s sustainability. Some oil specialists offer the opinion that the supply-demand balance will favor a lower plateau due to continued production for the major oil supplies and a reduction in demand worldwide. In November 2016, OPEC agreed to cut oil supply starting January 2017 to a 32.5 million barrels per day (“bpd”) production target in order to prop-up prices. Additionally, eleven non-OPEC producers agreed to cut production by 1.2 million bpd in the first half of 2017. Despite this agreement, oil production has continued to rise, as rising U.S. crude oil stockpiles have offset cuts from OPEC countries.

Low oil prices have resulted in a reduction in the rush to purchase more fuel efficient aircraft, as operating economics of older aircraft become more profitable. The secondary aircraft market is also rebounding for the same reason, which has benefited those airlines not able to purchase new fleets. This has led to some firming of market values for aging aircraft with out-of-production programs, however four-engine aircraft have not performed as originally predicated and are still seeing significant market softness.

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The low oil price has added an element of dissuasion from airlines investing in newer, more fuel-efficient models. This scenario has led to cost saving benefits of the newer models becoming less of a draw, and the marketed 10.0%-15.0% fuel burn improvement offering less cash savings per trip. In mba’s opinion, this resulted in slightly lower than anticipated premiums for some current generation and new technology aircraft.

Global Events’ Impact On Aviation

In addition to macroeconomic factors, aviation can be heavily influenced by regional economic, political, and risk-related factors. The Chinese stock market has recovered somewhat since early 2016, but instability in the region continues to cause some uncertainty over short-term growth potential in the aviation market. Along with China, other Asian economies continue to struggle. With Asia being one of the fastest-growing regions in overall passenger traffic and aircraft orders, there is some warranted concern that aircraft orders could be pushed back or cancelled. The passenger traffic growth in Asia is mainly down to the emerging markets with Asian Low-Cost Carriers (“LCCs”) being big drivers of the aircraft orders. Vietnam’s LCC, Vietjet, took delivery of an aircraft every month in 2016 and, like many airlines in the region, there is a reasonable amount of doubt surrounding the company’s cash-flow. This could also be the case for countries such as Malaysia and Indonesia, which host AirAsia, an LCC with over 400 aircraft on order but only 175 in service, and LionAir which has over 450 orders and hardly over 100 aircraft in service. These airlines, with large order books and high anticipated growth, could be struck particularly hard if their currencies continue to weaken. In addition, cancellation of such large orders could severely impact Boeing’s and Airbus’ production lines and potentially aircraft values if an oversupply occurs. However, Asia’s passenger traffic is expected to continue growing at strong rates, driving the demand and need for additional aircraft in the region, with a particular emphasis on narrowbody aircraft.

The British Government led by Theresa May recently indicated preferences for a “hard Brexit” which would force the UK to operate under WTO rules, potentially grievously harming its economy until trade agreements are signed. Article 50 was triggered at the end of March 2017, giving the UK two years to establish new agreements in every aspect. If the British Government fails to negotiate freedom of movement between Europe and the UK, demand for air travel between the two will likely fall, as bilateral agreements between the EU and other foreign entities may no longer apply to the UK. Ryanair is already reducing its operations in the UK, with the airline planning to cut capacity and frequency on many routes from London Stanstead Airport. EasyJet has warned investors that it has already seen its costs for operating in the UK increase, and British Airways has begun to cut back on services and routes in response to lost revenues due to the weak British pound (“GBP”). Monarch Airlines (“Monarch”) was hit extremely hard by the GBP’s collapse, the impact of which cut profits by 30 million GBP. Monarch was saved by a 165 million GBP cash injection from its majority shareholder, Greybull Capital, only hours before its operating license expired. Monarch demonstrates the issues that UK based airlines will face in the coming years.

The impact of a stronger U.S. dollar against the Euro and the British pound ranges between carrier and region. Like low oil prices, impacts from exchange rates are not immediate and are felt over time as currency hedges expire. If the U.S. dollar remains stronger against other leading currencies, European airlines are likely to see lower load factors on routes to the U.S., with the opposite being true for American-based airlines. Airbus is likely to also see some benefit once their currency hedges expire in the next one to two years, as the OEM trades aircraft in US dollars, yet the majority of the production occurs in Euros and Sterling. US-based airlines saw some of their strongest financial performances in

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decades, buoyed by lower fuel costs and better management of capacity, expenses and additional revenue streams. Although there is some economic and political uncertainty in the U.S., modest interest rate increases, encouraging jobs data, and stock market growth make the short-term outlook positive.

The impact of a stronger U.S. dollar against the Euro and the British pound ranges between carrier and region. Like low oil prices, impacts from exchange rates are not immediate and are felt over time as currency hedges expire. If the U.S. dollar remains stronger against other leading currencies, European airlines are likely to see lower load factors on routes to the U.S., with the opposite being true for American-based airlines. Airbus is likely to also see some benefit once their currency hedges expire in the next one to two years, as the OEM trades aircraft in U.S. dollars, yet the majority of the production occurs in Euros and Sterling. U.S.-based airlines experienced some of their strongest financial performances in decades, buoyed by lower fuel costs and better management of capacity, expenses and additional revenue streams. Although there is some economic and political uncertainty in the U.S., modest interest rate increases, encouraging jobs data, and stock market growth make the short-term outlook positive.

In summary, there remains a significant amount of uncertainty around the global economy. Concerns over “Brexit” are still very much warranted, and continued terror attacks in Europe are causing economic volatility. However, passenger numbers continue to go up and new technology aircraft continue to maintain large backlogs. In terms of the commercial aviation market, mba’s outlook is cautiously optimistic. The industry as a whole is seeing a fair amount of volatility, with certain aircraft types within each asset class performing better than others, creating both opportunities and threats in the market for airlines, lessors, financiers, and manufacturers.

737-800

Overview

The 737-800 is the best-selling version of the 737NG family of aircraft, which also includes the 737-600, the 737-700, the 737-900 and the 737-900ER. The 737-800 is a replacement for the 737-400 Classic, and is a stretched version of the 737-700. The aircraft entered service with Hapag-Lloyd Flug (TUIfly) in 1998. The aircraft has been a commercial success for Boeing, selling over 5,000 units. Even with the launch of the 737-800s replacement, the 737MAX, demand for the 737-800 remains strong, as Boeing currently has a backlog of 713 aircraft. Many carriers in the United States purchased the aircraft to replace the Boeing 727-200, as well as the MD-80 and MD-90. The 737-800 operates with sole-source CFM56-7B engines, but customers can choose from a number of engine thrust ratings to suit operational needs. The aircraft comes standard with blended winglets, but customers also have the option of purchasing “Split-Scimitar” winglets that offer increased fuel efficiency.

Positives

•	Most popular member of the highly successful 737NG family.

•	Large operator base is geographically diverse.

•	Well received by majority of operator types.

•	Very low percentage of existing fleet currently parked.

•	Sole source engines ease remarketing to secondary operators.

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Neutral

•	Based on demand for conversions of its predecessor the 737-400, it is likely to become a successful freighter conversion; however current 737-400 freighter operations will have other options in terms of converted narrowbody freighters, with 737-700 and A320 passenger-to- freighter conversion options becoming available in the near term.

Negatives

•	Backlog favors the 737MAX, due to enter service in 2017. The introduction of the 737MAX will affect values of the 737-800 in the long term.

Fleet Status

As of January 2017, there are currently 4,224 active 737-800 aircraft in service with 190 operators. Since the start of the 737-800’s production run, Boeing has received 5,006 orders for the 737-800, making the type the most popular aircraft variant in the world. While the A320-200 comes close to matching the 737-800s popularity with 4,680 orders, the A320-200 started production a decade before the 737-800 was launched.

Net Orders	5,006
Backlog	713
Delivered	4,293
Destroyed/Retired	12
Not in Service/Parked	57
Active Aircraft	4,224
Number of Operators	190
Average Fleet Age (Yrs)	6.98

Source: mba REDBOOK January 2017

Notable Developments

•	In April 2017, WestJet (Canada) announced its intention to launch a new, ULCC in Canada subject to agreement with its pilots and any required regulatory approvals. Service is expected to start in late 2017 with an initial fleet of 10 high-density B737-800s.

•	In March 2017, Flybondi (Argentina) annouced talks with lessors to lease B737-800s, ahead of 3Q 2017 launch. Carrier is also in talks with Boeing for order of 50 B737 MAX 200s.

Fleet Demographics

Ryanair is the largest operator of the 737-800 with 370 aircraft, or 8.6% of the total fleet. The fact that the largest operator holds a relatively small percentage of the total fleet is a good indication that the aircraft has a highly diverse operator base. The 737-800 is a popular aircraft with both low-cost and network carriers and can be used on domestic and short haul international flights. The aircraft typically seats 162 passengers, but can carry up to 189 passengers in a single class configuration. The 737-800 is also approved for 180 minute ETOPS by the FAA, allowing for flexibility on which routes operators use the aircraft. North American carriers have taken advantage of the 737-800’s ETOPS certification by flying the aircraft from the west coast of the United States to Hawaii. These routes previously were served by large widebody aircraft, but the 737-800 has allowed operators to decrease capacity and boost load factors on the routes.

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Five (5) Largest 737-800 Operators

Source: mba REDBOOK January 2017

Current Fleet by Region

Despite three of the top five carriers being US based, Asia is currently home to the largest fleet of 737-800s, with 38.0% of the total fleet. The aircraft is popular with Chinese operators as well as low cost carriers and legacy carriers in Asia. The secondary market for the aircraft is stable, in part because airlines in both developing and developed countries are open to acquiring used 737-800s.

Source: mba REDBOOK January 2017

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Aircraft Availability

According to Airfax, as of June 2017, there are twenty-four 737-800s available for sale or lease, representing approximately 0.6% of the current fleet. Seven (7) 737-800s are available for sale, while the remaining 17 are available only for lease. There are still four (4) early build 737-800s available for sale from the Transaero bankruptcy that have not yet been placed. The availability of the 737-800 is comparable to other narrowbody aircraft in its market segment. The A320-200 has 0.54% of the fleet available for sale or lease, while the 737-700 has 0.6% of the fleet available.

Deliveries By Year

Like other comparable narrowbody aircraft the 737-800 experienced a boom in demand during the first half of the 2010s as operators looked to increase load factors on routes previously served by twin-aisle aircraft. The emergence of low-cost carriers in middle to low income countries such as Lion Air in Indonesia and the steady development of regional airlines in China also contributed to the aircraft segment’s rapid growth. Growth in GDP per Capita in developing Asian economies is strongly correlated to growth in the 737-800 order book.

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Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The 737-800 currently has the highest score of all aircraft evaluated by mba, and mba expects this to hold steady in the short-term. The aircraft benefits from its popularity, as it scores high marks for net orders, deliveries, and total active aircraft.

The 737-800 has a diminishing backlog due to the replacement MAX coming to market in May 2017, but very few aircraft are parked and market values for the type remain stable. A freighter conversion option has been launched, which will help extend the life of the aircraft and offer additional secondary market opportunities.

Outlook

The short- to mid-term outlook for the 737-800 is favorable prior to the 737 MAX variants entering service. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, particularly when compared to smaller aircraft, such as the 737-700 and A319, which have not been as successful. The order book for the 737-800 is shrinking due to the nearing end of production, however over 700 aircraft are on backlog as of August 2016, even though many new orders being placed now favor the 737 MAX variant. The long-term outlook will be shaped by the presumed success of the 737 MAX. While not a true clean-sheet replacement, the modified variant represents a break in production and the last 737-800 manufactured will suffer the most from a value perspective. The MAX will offer a 15.0% fuel burn improvement over the current 737-800 aircraft as well as longer maintenance intervals for the C check, which is now every three years and the Heavy

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Check which is now every nine years. However, with fuel prices remaining low, the cost of ownership for the 737-800 over the 737 MAX 8 may help values remain stable in the mid-term.

In addition, freighter conversion programs from Aeronautical Engineers (AEI) and Boeing may help 737-800 values. As the market is saturated with the MAX, more NG’s will become feasible candidates for freighter conversion and presumably an ideal replacement for 727F, and eventually 737-300F and 737-400F aircraft. The first Boeing converted 737-800BCF will be delivered in the fourth quarter of 2017, just ahead of Airbus’ first delivered EFW A320P2F in 2018. Boeing’s 737-800BCF is due to carry 12 pallets and 23.9 tons of cargo 2,000nm. Airbus’ A320P2F, being built in conjunction with ST Aerospace, will hold 11 pallets and 21 tons of cargo 2,100nm. Though the current market has strongly supported the 737-400F, there have been no Airbus equivalents competing with the type. Having two competitng narrowbody freighters, under multiple STC’s, saturating the already fragile air freight market could have a detrimental impact to narrowbody freighter value stability, though they could also be easily absorbed in the right market conditions. Irrespective, Boeing’s larger cargo capacity and operator familliarity with previous generation 737 freighters will likely put the 737 freighter aircraft in the more optimal situation.

There is still demand for passenger narrowbody aircraft in the secondary market as well as from first tier carriers capitalizing on low fuel prices. While a large number of NG’s and ceos are due off lease in the early 2020s, in the past, the narrowbody market has been able to accommodate large fleets of both types and mba expects this will continue into the future.

737 MAX 8

Overview

The 737 MAX 8 is the successor to the 737-800, and is part of the fourth generation of the Boeing 737 family. The aircraft was certified in March 2017 by the FAA and delivered to Malaysian carrier, Malindo Air in May 2017. The MAX and neo aircraft are both based a previous generation aircraft, with the main improvements focused on the engines. The 737 MAX 8 will be fitted with sole-sourced CFM Leap-1B engines while its competitor, the A320neo, will have a choice between CFM Leap-1A engines and Pratt & Whitney PW1100G engines. The Leap-1B engines received FAA and EASA certification in March 2016 and have successfully flown on the 737 MAX 8. In addition to fuel burn, noise, and emissions improvements, the MAX also offers longer airframe check intervals extending the C Check to nine (9) years, from the previous eight (8) years.

Positives

•	Successor to the highly popular 737-800.

•	Order book holds large operator base that is geographically diverse.

•	Longer airframe maintenance intervals decrease operator costs over the life of the aircraft.

•	Sole source engines ease remarketing to secondary operators.

•	Fifteen percent (15.0%) fuel burn improvement over current technology engines.

Neutral

•	Not a clean sheet replacement as originally intended.

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Negatives

•	Low fuel prices may cause airlines to delay purchase of the type and hold onto the 737-800 for longer than Boeing anticipated.

•	Aircraft positioned between the 737 MAX 7, a higher capacity 737-700, and the 737 MAX 200, a higher capacity 737 MAX 8, which could negatively impact orders for the variant in the future.

Fleet Status

As of June 2017, there are currently six (6) active 737 8 Max aircraft in service with three (3) operators, a number soon to grow as the current 61 operators with orders receive their aircraft. Four (4) aircraft have been delivered to Lion Air and Malindo Air, both within the Lion Air Group, and two (2) have been delivered to Norwegian. Batik Air Malaysia are due to receive the first leased aircraft, with the aircraft being leased from Avolon and BBAM. With the 737 MAX 8 having already achieved orders up to 68.2% of the 737-800 total order book, prior to entry to service, the MAX’s success is apparent. While only 61 operators currently have orders compared to the 190 operators for the 737-800, as the current generation aircraft age, Boeing can anticipate further order growth and operator expansion.

Net Orders	3,414
Backlog	3,408
Delivered	6
Destroyed/Retired	0
Not in Service/Parked	0
Active Aircraft	6
Number of Operators	61
Average Fleet Age (Yrs)	0.1

Source: mba REDBOOK January 2017

* Orders include models with unspecified variant

Notable Developments

•	Boeing was forced to suspend B737 MAX flights briefly in May 2017 due to a possible flaw in an engine part from Arconic (US), say sources. It has since been rectified (aviator.aero)

•	Boeing signed an agreement with an unidentified major airline customer for 125 B737 MAX 8s, valued at more than US$14 billion at list prices, including purchase rights for an additional 50 aircraft. (aviator.aero)

Fleet Demographics

Although Lion Air Group is currently the largest operator with four (4) aircraft, Southwest has the largest backlog, with 170 aircraft or 5.0% of the fleet, on order. The fact that the largest operator holds a relatively small percentage of the total fleet is a strong indication that the aircraft has a highly diverse operator base. The 737 8 Max is a popular aircraft with both low-cost and network carriers, and can be used on domestic and short haul international flights. Though these routes were predominately served by widebody aircraft, the 737 MAX 8 allowed operators to decrease capacity and boost load factors on the routes.

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Five (5) Largest Operators (Backlog included)

Source: mba REDBOOK January 2017

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Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The 737 MAX 8 has the lowest score relative to its competitors, which is largely due to the recent entry to service and limited active aircraft. As soon as more aircraft enter service, the 737 MAX 8 will gain one of the highest ranking scores. However, the aircraft will continue to be held back by the low number of seats compared to larger narrowbody aircraft.

Outlook

mba’s long-term outlook for the 737 MAX 8 is favorable. The aircraft has been well received in the market, and Boeing has a healthy backlog. While the 737 MAX 8 has sold slightly fewer units than the A320neo, the aircraft is still expected to maintain strong values. Due to the optimal sizing of the 737 MAX 8, the aircraft is well positioned to be a successful continuation of the 737-800 NG. In addition, 737 MAX 8 will offer a 15.0% fuel burn improvement over the current 737-800 aircraft, as well as longer maintenance intervals for the C check and Heavy check, providing operators lower operating costs. However, an issue that may hinder the 737 MAX 8’s initial success is the low price of oil. If this continues, airlines may delay their transition to the 737 MAX 8 from the 737-800, as has been seen with US carrier, Southwest Airlines, which announced deferrment of some MAX deliveries, earlier this year. However 737 MAX 8 also faces more competition in the market than its predecessor, as Russian manufactuer Irkut and Chinese manufactuer Comac both have introduced new, clean-sheet aircraft into the market that will attempt to go toe-to-toe with the 737 MAX 8 and the A320neo.

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787-9

Overview

The 787-9 is the second variant of the 787 family. Due to delays with the 787-8, the 787-9’s original delivery date was pushed back by four years, from 2010 to 2014. Launch customer, Air New Zealand, received the first 787-9 in July 2014, however the first commercial passenger flight was performed by All Nippon Airways (“ANA”) in August 2014. The 787-9 is six meters longer than the 787-8 and can carry 280 passengers in a typical three-class configuration. The aircraft also has a Maximum Take-Off Weight (“MTOW”) of 559,000lbs, more than 50,000lbs above the MTOW of the 787-8, providing the variant additional range capability.

Positives

•	Most favored of the 787 family in terms of orders.

•	New technology aircraft, not likely to see a replacement soon.

•	Large operator base is geographically diverse.

•	Range and performance capabilities provide additional route and aircraft replacement opportunities for airlines.

Neutral

•	Dual source engines from General Electric and Rolls Royce could impact residual values should one engine type become more favorable.

Negatives

•	A330-900neo, a competitor to the 787-9, due to enter service in 2018. While the aircraft is a re- engining as opposed to a clean sheet design, the A330neo will offer comparable operating economics at a discounted price.

Fleet Status

As of January 2017, there are currently 176 active 787-9 aircraft in service with 22 operators. Boeing has received 632 orders for the 787-9, more than the 419 orders for the 787-8 and the 204 orders for the Airbus A330-900neo, and slightly more than the A350-900’s 599 total orders.

Net Orders	632
Backlog	456
Delivered	176
Destroyed/Retired	0
Not in Service/Parked	0
Active Aircraft	176
Number of Operators	22
Average Fleet Age (Yrs)	1.03

Source: mba REDBOOK January 2017

American Airlines, Inc. Job File #17079 Page 18 of 30

Notable Developments

•	In June 2017, at the Paris Air Show, Aercap announced an order of 30 787-9 aircraft.

Fleet Demographics

ANA is the largest operator of the 787-9, with 21 aircraft, or 11.9% of the total fleet. There are currently 22 operators of 787-9 aircraft located in most regions of the world, which is a relatively diverse operator base for a newer widebody. The aircraft typically seats 242 passengers, but can carry up to 310 passengers in a single-class configuration. The 787-9 is also approved for 330 minute ETOPS by EASA and the FAA, allowing for flexibility on which routes operators use the aircraft.

Five (5) Largest 787-9 Operators

American Airlines, Inc. Job File #17079 Page 19 of 30

Current Fleet by Region

Asia is currently home to the largest fleet of 787-9, with approximately a third of the total fleet. Europe is home to roughly a quarter of the fleet. As the aircraft is relatively new, the regional diversity represented in the chart below is a positive indicator for the future of the type.

Aircraft Availability

According to Airfax, as of June 2017, there are no 787-9s available for sale or lease. None of the type have been listed in the past year.

Deliveries By Year

With only three (3) years of delivery history, the 787-9 has delivered 176 aircraft through the end of 2016, with an additional 31 aircraft delivered through the end of April, 2017.

American Airlines, Inc. Job File #17079 Page 20 of 30

Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The 787-9 has an average score for similar aircraft types. As the aircraft matures and gains additional deliveries, the aircraft ranking number will increase, while the rankings of older competitors like the A330-200 and -300 are expected to decrease.

Outlook

After the delays and complications associated with the 787-8, the outlook for the 787-9 was uncertain. However, with positive feedback from the flight testing, launch operators, and continuous orders from customers, the 787-9 is expected to become the workhorse of the family. Many 787-8 orders have been converted to the larger 787-9 and with the additional seating capacity, range, fuel efficiencies, and growing order book, it is clear the variant will be a success. While larger widebody aircraft have come under pressure due to sizing and limited placement opportunities in the secondary market, the 787 is unlikely to face the same dilemma. mba’s outlook for the 787-9 is positive with the expectation that values for the type will escalate as the aircraft continues to prove itself in the market.

American Airlines, Inc. Job File #17079 Page 21 of 30

E175

Overview

Embraer E175 is a stretched version of the initial E-170 model. With the aim of bringing new life into a market segment occupied by earlier competing designs, such as the BAe 146 and Fokker 70, the first flight of the E175 was in June 2003 and delivered to Air Canada two (2) years later. Embraer has developed subsequent variants to the initial E175 delivered, including the higher MTOW E175LR and E175AR. While the E170 garnered more initial orders, the aircraft received a large number of cancellations, resulting in the Embraer 175 having a larger net order book to date, remaining the more popular version of the type.

Positives

•	Sole-source engines ease remarketing to secondary operators.

•	The aircraft’s popularity is displayed by a very small number available on the secondary market.

•	Currently protected by scope clause agreements in the United States markets.

•	Addition of winglets in 2014 improved fuel burn efficiency by over 6.0%.

•	The delay of the E2-175 has sparked an increase of orders and stabilized short term value expectations for the aircraft.

Neutral

•	The re-engined E2-175, which offers a 16.0% per seat fuel burn advantage over the non-winglet E175, is slated to replace the current generation in 2021.

Negatives

•	With the U.S. scope clause as the main drive for demand, any changes to the agreement which allow for larger aircraft to operate similar routes could have highly negative impacts on values.

Fleet Status

As of January 2017, there are currently 408 active E175 aircraft in service with 19 operators. Since the start of the E175’s production run, Embraer has received 499 total orders for the aircraft. While the E175’s main competitor, the CRJ-900, has received a comparable 435 orders, the majority of orders in the past few years have fallen in favor the E175. This can be attributed to the addition of

American Airlines, Inc. Job File #17079 Page 22 of 30

winglets, a modified aerodynamic airframe, and engine upgrades adding significant fuel burn efficiency over the CRJ-900. Even in a low fuel price environment, favor has continued to fall towards Embraer.

Net Orders	499
Backlog	77
Delivered	422
Destroyed/Retired	1
Not in Service/Parked	13
Active Aircraft	408
Number of Operators	19
Average Fleet Age (Yrs)	4.24

Source: mba REDBOOK January 2017

Notable Developments

•	At the end of 2016, Delta Air Lines’ pilots voted to not amend current scope clause agreements, preventing regional aircraft the opportunity to fly aircraft at a higher MTOW, with larger capacity. This decision has caused Embraer and Mitsubishi to revise business plans for their new E2 and MRJ aircraft, which are currently too large and heavy to fit into the U.S. scope clause agreement. The three (3) major U.S. airlines are due for another vote in 2018, however, there is question over whether the scope clauses will be altered at that time.

•	SkyWest (U.S.) took delivery of 41 E175s during 2016, of which 19 aircraft were delivered in the fourth quarter. (aviator.aero)

•	In December 2016, Embraer revised its initial projection of certification and entry into service of the E175 E2 jet from 2020 to 2021 due to continued interest in the current generation E175 in the North American market; and recent negotiations between the major U.S. airlines and their respective pilot unions. Entry into service of other E2 models remains unchanged. (aviator.aero)

Fleet Demographics

Republic Airways Holdings (“Republic”) is the largest operator of the E175 with 100 aircraft operating for the airline or 23.8% of the total fleet. The aircraft typically seats 78 passengers, but can seat up to 88 in a high capacity configuration. However, due to the scope clause limit in the U.S., the majority of operators fly the aircraft as a 76-seat E175LR, operating at 85,517lbs.

American Airlines, Inc. Job File #17079 Page 23 of 30

Five (5)Largest E175 Operators

Current Fleet by Region

The E175 is clearly favored in the U.S. market, despite recent decreases in the U.S. dominance in the regional jet space. This is largely due to the scope clauses between the pilot unions and the airlines which dictate the number of seats a regional jet can have. The CRJ-900 has a similar geographic structure, however only 70.7% of the fleet is found in North America and 18.2% in Europe.

American Airlines, Inc. Job File #17079 Page 24 of 30

The lack of ubiquity places the E175 residual values at risk if the North American market finds the aircraft has fallen out of favor.

Aircraft Availability

According to Airfax, as of June 2017, there is one (1) E175 aircraft available for sale or lease, representing approximately 0.2% of the current fleet. The sole aircraft for sale is ex-Republic and was stored during the bankruptcy. The competitor aircraft to the E175, the CRJ-900, has seven (7) aircraft for sale or lease which is approximately 1.6% of the total fleet.

Deliveries By Year

With a large percentage in the fleet based in the U.S., deliveries are tied to the needs of the airlines based in North America. In 2011, Embraer reached a three (3) year low, likely caused from

American Airlines, Inc. Job File #17079 Page 25 of 30

cancelled orders, which Embraer had warned would hit total deliveries. However, after modifying the aircraft and boosting its competitiveness against the CRJ-900, Embraer was able to recapture the market by 2014.

Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The E175 is among the highest scoring regional jet aircraft. The high rating can be attributed with the large order book, limited availability, and young fleet age. However, the operator base and limited

American Airlines, Inc. Job File #17079 Page 26 of 30

seating capacity are two (2) main drivers negatively impacting the score. mba expects the ranking score to hold steady in the short-to medium term, but will likely see some decline with the entrance of the E2 version.

Outlook

The short- to medium-term outlook for the Embraer 175 indicates that values will remain stable even with the preference to upsize by many carriers. Despite value concerns during the Republic bankruptcy, the operator chose to keep the majority of their E175s after reaching a deal with American in September 2016 to continue operating American’s regional routes. Republic has also recently reached similar deals with Delta Air Lines and United Airlines, allowing the airline to come out of bankruptcy near full strength, alleviating concerns over E175 market values.

With the E175 primarily located in North America, the future values of the aircraft will be significantly tied to the outcome of any U.S. regulation changes. The E175 will eventually be replaced with the re-engined E175-E2. However, after concerns over the increased weight of the E175-E2 not conforming to the U.S. scope clause agreements, Embraer delayed the entry into service to 2021. The U.S. scope clause agreements, made to protect the jobs of pilots and crew by limiting the seating capacity and weight of an aircraft on certain routes, are up for negotiation in 2018. Should the scope clause agreement not be amended to allow for heavier aircraft to compete in the space and Embraer be unable to bring down the weight of the next generation E2, the current generation E175 may experience value stability and a longer production life than originally anticipated. Even with the introduction of the E2-175, the market for the aircraft is not expected to decline at the same speed as seen with the 50-seater market, but rather will gradually decline resulting in steeper depreciation rates, as is typical for out of production aircraft.

American Airlines, Inc. Job File #17079 Page 27 of 30

IV. Valuation

In developing the Values of the Subject Aircraft in this portfolio, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition;

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated;

3.	The historical maintenance documentation has been maintained to acceptable international standards;

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage;

5.	The aircraft is in a standard airline configuration;

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins;

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage;

8.	Its utilization is comparable to industry averages;

9.	There is no history of accident or incident damage;

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified; and

11.	Aircraft that are less than three (3) years old have inherent maintenance included, and are therefore not maintenance adjusted.

American Airlines, Inc. Job File #17079 Page 28 of 30

Aircraft Portfolio
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type	Operator

1	737-800	31275	N354PT	Oct-17	158,500	CFM56-7B	American Airlines

2	737-800	33348	N355PU	Nov-17	158,500	CFM56-7B	American Airlines

3	737-800	33349	N359PX	Dec-17	158,500	CFM56-7B	American Airlines

4	737 MAX 8	44459	N324RA	Sep-17	181,200	CFM LEAP1B	American Airlines

5	737 MAX 8	44463	N304RB	Oct-17	181,200	CFM LEAP1B	American Airlines

6	737 MAX 8	44465	N306RC	Nov-17	181,200	CFM LEAP1B	American Airlines

7	737 MAX 8	44446	N308RD	Dec-17	181,200	CFM LEAP1B	American Airlines

8	737 MAX 8	44447	N303RE	Feb-18	181,200	CFM LEAP1B	American Airlines

9	737 MAX 8	44451	N310RF	Feb-18	181,200	CFM LEAP1B	American Airlines

10	737 MAX 8	44448	N303RG	Mar-18	181,200	CFM LEAP1B	American Airlines

11	737 MAX 8	44449	N314RH	Apr-18	181,200	CFM LEAP1B	American Airlines

12	737 MAX 8	44455	N315RJ	Apr-18	181,200	CFM LEAP1B	American Airlines

13	787-9	40638	N832AA	Nov-17	560,000	GEnx-1B74_75	American Airlines

14	787-9	40645	N833AA	Dec-17	560,000	GEnx-1B74_75	American Airlines

15	787-9	40653	N834AA	Feb-18	560,000	GEnx-1B74_75	American Airlines

16	E-175	17000511	N215NN	Oct-15	85,517	CF34-8E5	American Airlines

17	E-175	17000513	N216NN	Oct-15	85,517	CF34-8E5	American Airlines

18	E-175	17000515	N217NN	Nov-15	85,517	CF34-8E5	American Airlines

19	E-175	17000523	N220NN	Nov-15	85,517	CF34-8E5	American Airlines

20	E-175	17000525	N221NN	Dec-15	85,517	CF34-8E5	American Airlines

21	E-175	17000528	N222NS	Dec-15	85,517	CF34-8E5	American Airlines

22	E-175	17000529	N223NN	Dec-15	85,517	CF34-8E5	American Airlines

23	E-175	17000536	N224NN	Feb-16	85,517	CF34-8E5	American Airlines

24	E-175	17000537	N225NN	Feb-16	85,517	CF34-8E5	American Airlines

25	E-175	17000566	N234JW	Jun-16	85,517	CF34-8E5	American Airlines

26	E-175	17000567	N235NN	Jun-16	85,517	CF34-8E5	American Airlines

27	E-175	17000572	N236NN	Jul-16	85,517	CF34-8E5	American Airlines

28	E-175	17000575	N237NN	Jul-16	85,517	CF34-8E5	American Airlines

29	E-175	17000584	N238NN	Aug-16	85,517	CF34-8E5	American Airlines

30	E-175	17000586	N239NN	Aug-16	85,517	CF34-8E5	American Airlines

American Airlines, Inc. Job File #17079 Page 29 of 30

Portfolio Valuations (US$ Million)
No.	Aircraft Type	Serial Number	BV w/Newness	MTOW Adj.	Winglet Adj.[1]	Engine Adj.	CBV
1	737-800	31275	$48.28	($0.99)	$0.00	$0.00	$47.29
2	737-800	33348	$48.32	($0.99)	$0.00	$0.00	$47.33
3	737-800	33349	$48.36	($0.99)	$0.00	$0.00	$47.37
4	737 MAX 8	44459	$50.57	$0.00	$0.00	$0.00	$50.57
5	737 MAX 8	44463	$50.62	$0.00	$0.00	$0.00	$50.62
6	737 MAX 8	44465	$50.66	$0.00	$0.00	$0.00	$50.66
7	737 MAX 8	44446	$50.70	$0.00	$0.00	$0.00	$50.70
8	737 MAX 8	44447	$50.78	$0.00	$0.00	$0.00	$50.78
9	737 MAX 8	44451	$50.78	$0.00	$0.00	$0.00	$50.78
10	737 MAX 8	44448	$50.83	$0.00	$0.00	$0.00	$50.83
11	737 MAX 8	44449	$50.87	$0.00	$0.00	$0.00	$50.87
12	737 MAX 8	44455	$50.87	$0.00	$0.00	$0.00	$50.87
13	787-9	40638	$143.13	$0.19	$0.00	$0.00	$143.32
14	787-9	40645	$143.25	$0.19	$0.00	$0.00	$143.44
15	787-9	40653	$143.49	$0.19	$0.00	$0.00	$143.68
16	E-175	17000511	$27.16	$0.13	$0.00	$0.00	$27.29
17	E-175	17000513	$27.16	$0.13	$0.00	$0.00	$27.29
18	E-175	17000515	$27.32	$0.13	$0.00	$0.00	$27.45
19	E-175	17000523	$27.32	$0.13	$0.00	$0.00	$27.45
20	E-175	17000525	$27.48	$0.13	$0.00	$0.00	$27.61
21	E-175	17000528	$27.48	$0.13	$0.00	$0.00	$27.61
22	E-175	17000529	$27.48	$0.13	$0.00	$0.00	$27.61
23	E-175	17000536	$27.81	$0.14	$0.00	$0.00	$27.95
24	E-175	17000537	$27.81	$0.14	$0.00	$0.00	$27.95
25	E-175	17000566	$28.50	$0.14	$0.00	$0.00	$28.64
26	E-175	17000567	$28.50	$0.14	$0.00	$0.00	$28.64
27	E-175	17000572	$28.67	$0.14	$0.00	$0.00	$28.81
28	E-175	17000575	$28.67	$0.14	$0.00	$0.00	$28.81
29	E-175	17000584	$28.84	$0.14	$0.00	$0.00	$28.98
30	E-175	17000586	$28.84	$0.14	$0.00	$0.00	$28.98
	Total		$1,450.55	($0.37)	$0.00	$0.00	$1,450.18

Legend for Portfolio Valuation –

BV w/Newness -	Base Value adjusted for Month of Build
MTOW Adj. -	Maximum Take-Off Weight Adjustment
Winglet Adj. -	Adjustment for Winglets
Engine Adj. -	Adjustment for Engine Type
CBV -	Current Base Value

1 Winglets are considered standard on 737-800 aircraft of all vintages.

American Airlines, Inc. Job File #17079 Page 30 of 30

V. Covenants

This Report has been prepared for the exclusive use of American Airlines, Inc. and shall not be provided to other parties by mba without the express consent of American Airlines, Inc. mba certifies that this Report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion as to the values of the Subject Aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the Subject Aircraft or similar aircraft and engines. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the Subject Aircraft valued herein.

This Report represents the opinion of mba as to the values of the Subject Aircraft as requested and is intended to be advisory only in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by American Airlines, Inc. or any other party with regard to the Subject Aircraft and engine. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Alex Cosaro

Analyst – Asset Valuations

Morten Beyer & Agnew

July 14, 2017

REVIEWED BY:

Kim Seward

Manager – Asset Valuations

Morten Beyer & Agnew

ISTAT Certified Appraiser

APPENDIX III—SUMMARY OF APPRAISED VALUES

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Delivery Month(1)	Appraiser’s Valuations	Appraiser’s Valuations	Appraiser’s Valuations
				AISI	BK	mba
Boeing 737-800	N354PT	31275	October 2017	$48,970,000	$46,950,000	$47,290,000
Boeing 737-800	N355PU	33348	November 2017	49,050,000	46,950,000	47,330,000
Boeing 737-800	N359PX	33349	December 2017	49,140,000	46,950,000	47,370,000
Boeing 737 MAX 8	N324RA	44459	September 2017	50,270,000	51,400,000	50,570,000
Boeing 737 MAX 8	N304RB	44463	October 2017	50,360,000	51,650,000	50,620,000
Boeing 737 MAX 8	N306RC	44465	November 2017	50,440,000	51,650,000	50,660,000
Boeing 737 MAX 8	N308RD	44446	December 2017	50,520,000	51,650,000	50,700,000
Boeing 737 MAX 8	N303RE	44447	February 2018	50,690,000	51,900,000	50,780,000
Boeing 737 MAX 8	N310RF	44451	February 2018	50,690,000	51,900,000	50,780,000
Boeing 737 MAX 8	N303RG	44448	March 2018	50,770,000	51,900,000	50,830,000
Boeing 737 MAX 8	N314RH	44449	April 2018	50,860,000	52,150,000	50,870,000
Boeing 737 MAX 8	N315RJ	44455	April 2018	50,860,000	52,150,000	50,870,000
Boeing 787-9	N832AA	40638	November 2017	142,910,000	145,900,000	143,320,000
Boeing 787-9	N833AA	40645	December 2017	143,150,000	145,900,000	143,440,000
Boeing 787-9	N834AA	40653	February 2018	143,620,000	146,600,000	143,680,000
Embraer ERJ 175 LR	N215NN	17000511	October 2015	26,300,000	25,230,000	27,290,000
Embraer ERJ 175 LR	N216NN	17000513	October 2015	26,310,000	25,200,000	27,290,000
Embraer ERJ 175 LR	N217NN	17000515	November 2015	26,300,000	25,190,000	27,450,000
Embraer ERJ 175 LR	N220NN	17000523	November 2015	26,550,000	25,320,000	27,450,000
Embraer ERJ 175 LR	N221NN	17000525	December 2015	26,590,000	25,900,000	27,610,000
Embraer ERJ 175 LR	N222NS	17000528	December 2015	26,650,000	25,930,000	27,610,000
Embraer ERJ 175 LR	N223NN	17000529	December 2015	26,650,000	25,920,000	27,610,000
Embraer ERJ 175 LR	N224NN	17000536	February 2016	27,220,000	26,030,000	27,950,000
Embraer ERJ 175 LR	N225NN	17000537	February 2016	27,240,000	26,050,000	27,950,000
Embraer ERJ 175 LR	N234JW	17000566	June 2016	27,390,000	26,370,000	28,640,000
Embraer ERJ 175 LR	N235NN	17000567	June 2016	27,360,000	26,330,000	28,640,000
Embraer ERJ 175 LR	N236NN	17000572	July 2016	27,430,000	26,600,000	28,810,000
Embraer ERJ 175 LR	N237NN	17000575	July 2016	27,470,000	26,590,000	28,810,000
Embraer ERJ 175 LR	N238NN	17000584	August 2016	27,620,000	26,380,000	28,980,000
Embraer ERJ 175 LR	N239NN	17000586	August 2016	27,580,000	26,720,000	28,980,000

Total:				$1,436,960,000	$1,435,360,000	$1,450,180,000

(1)	The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and the applicable aircraft manufacturer and financed under this offering. The delivery deadline for purposes of financing a Pre-Funded Aircraft pursuant to this offering is June 15, 2018 (or later under certain circumstances). The actual delivery date of any Pre-Funded Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Pre-Funded Aircraft.” In addition, American has certain rights to finance a Substitute Aircraft in lieu of any Pre-Funded Aircraft if the delivery of such Pre-Funded Aircraft is delayed for more than 30 days after the last day of the month scheduled for delivery. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”

III-1

APPENDIX IV—LOAN TO VALUE RATIO TABLES

The following tables set forth the loan to Aircraft value ratios for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued in respect of each Aircraft that may be financed pursuant to this offering (i) as of the Class B Issuance Date and as of April 15, 2018, assuming such Aircraft has been subjected to the related Indenture and each Trust has purchased the applicable Equipment Notes as of April 15, 2018 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and (ii) as of each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, and, in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture determined, in each case, immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Class B Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

A. Boeing 737-800

	N354PT
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$47,290,000.00	$17,970,000.00	38.0%	$8,323,000.00	55.6%	$7,283,000.00	71.0%
April 15, 2018	46,580,650.00	17,970,000.00	38.6%	8,323,000.00	56.4%	7,283,000.00	72.1%
October 15, 2018	45,871,300.00	17,519,763.51	38.2%	8,114,468.09	55.9%	6,926,556.88	71.0%
April 15, 2019	45,161,950.00	17,069,527.02	37.8%	7,905,936.18	55.3%	6,570,113.76	69.8%
October 15, 2019	44,452,600.00	16,619,290.53	37.4%	7,697,404.27	54.7%	6,213,670.64	68.7%
April 15, 2020	43,743,250.00	16,169,054.04	37.0%	7,488,872.36	54.1%	5,857,227.52	67.5%
October 15, 2020	43,033,900.00	15,718,817.55	36.5%	7,280,340.45	53.4%	5,500,784.40	66.2%
April 15, 2021	42,324,550.00	15,268,581.06	36.1%	7,071,808.54	52.8%	5,144,341.28	64.9%
October 15, 2021	41,615,200.00	14,818,344.57	35.6%	6,863,276.63	52.1%	4,787,898.16	63.6%
April 15, 2022	40,905,850.00	14,368,108.08	35.1%	6,654,744.72	51.4%	4,431,455.04	62.2%
October 15, 2022	40,196,500.00	13,917,871.59	34.6%	6,446,212.81	50.7%	4,075,011.92	60.8%
April 15, 2023	39,487,150.00	13,467,635.10	34.1%	6,237,680.90	49.9%	3,718,568.80	59.3%
October 15, 2023	38,777,800.00	13,017,398.61	33.6%	6,029,148.99	49.1%	3,362,125.68	57.8%
April 15, 2024	38,068,450.00	12,567,162.12	33.0%	5,820,617.08	48.3%	3,005,682.56	56.2%
October 15, 2024	37,359,100.00	12,116,925.63	32.4%	5,612,085.17	47.5%	2,649,239.44	54.5%
April 15, 2025	36,649,750.00	11,666,689.14	31.8%	5,403,553.26	46.6%	2,292,796.32	52.8%
October 15, 2025	35,940,400.00	11,216,452.65	31.2%	5,195,021.35	45.7%	—	0.0%
April 15, 2026	35,231,050.00	10,766,216.16	30.6%	4,986,489.44	44.7%	—	0.0%
October 15, 2026	34,521,700.00	10,315,979.67	29.9%	4,777,957.53	43.7%	—	0.0%
April 15, 2027	33,812,350.00	9,865,743.18	29.2%	4,569,425.62	42.7%	—	0.0%
October 15, 2027	33,103,000.00	9,415,506.69	28.4%	4,360,893.71	41.6%	—	0.0%
April 15, 2028	32,393,650.00	8,965,270.20	27.7%	4,152,361.80	40.5%	—	0.0%
October 15, 2028	31,684,300.00	8,515,033.71	26.9%	3,943,829.89	39.3%	—	0.0%
April 15, 2029	30,974,950.00	8,064,797.22	26.0%	3,735,297.98	38.1%	—	0.0%
October 15, 2029	30,265,600.00	—	0.0%	—	0.0%	—	0.0%

	N355PU
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$47,330,000.00	$17,985,000.00	38.0%	$8,330,000.00	55.6%	$7,289,000.00	71.0%
April 15, 2018	46,620,050.00	17,985,000.00	38.6%	8,330,000.00	56.4%	7,289,000.00	72.1%
October 15, 2018	45,910,100.00	17,534,387.69	38.2%	8,121,292.71	55.9%	6,932,263.23	71.0%
April 15, 2019	45,200,150.00	17,083,775.38	37.8%	7,912,585.42	55.3%	6,575,526.46	69.8%
October 15, 2019	44,490,200.00	16,633,163.07	37.4%	7,703,878.13	54.7%	6,218,789.69	68.7%
April 15, 2020	43,780,250.00	16,182,550.76	37.0%	7,495,170.84	54.1%	5,862,052.92	67.5%
October 15, 2020	43,070,300.00	15,731,938.45	36.5%	7,286,463.55	53.4%	5,505,316.15	66.2%
April 15, 2021	42,360,350.00	15,281,326.14	36.1%	7,077,756.26	52.8%	5,148,579.38	64.9%
October 15, 2021	41,650,400.00	14,830,713.83	35.6%	6,869,048.97	52.1%	4,791,842.61	63.6%
April 15, 2022	40,940,450.00	14,380,101.52	35.1%	6,660,341.68	51.4%	4,435,105.84	62.2%
October 15, 2022	40,230,500.00	13,929,489.21	34.6%	6,451,634.39	50.7%	4,078,369.07	60.8%
April 15, 2023	39,520,550.00	13,478,876.90	34.1%	6,242,927.10	49.9%	3,721,632.30	59.3%
October 15, 2023	38,810,600.00	13,028,264.59	33.6%	6,034,219.81	49.1%	3,364,895.53	57.8%
April 15, 2024	38,100,650.00	12,577,652.28	33.0%	5,825,512.52	48.3%	3,008,158.76	56.2%
October 15, 2024	37,390,700.00	12,127,039.97	32.4%	5,616,805.23	47.5%	2,651,421.99	54.5%
April 15, 2025	36,680,750.00	11,676,427.66	31.8%	5,408,097.94	46.6%	2,294,685.22	52.8%
October 15, 2025	35,970,800.00	11,225,815.35	31.2%	5,199,390.65	45.7%	—	0.0%
April 15, 2026	35,260,850.00	10,775,203.04	30.6%	4,990,683.36	44.7%	—	0.0%
October 15, 2026	34,550,900.00	10,324,590.73	29.9%	4,781,976.07	43.7%	—	0.0%
April 15, 2027	33,840,950.00	9,873,978.42	29.2%	4,573,268.78	42.7%	—	0.0%
October 15, 2027	33,131,000.00	9,423,366.11	28.4%	4,364,561.49	41.6%	—	0.0%
April 15, 2028	32,421,050.00	8,972,753.80	27.7%	4,155,854.20	40.5%	—	0.0%
October 15, 2028	31,711,100.00	8,522,141.49	26.9%	3,947,146.91	39.3%	—	0.0%
April 15, 2029	31,001,150.00	8,071,529.18	26.0%	3,738,439.62	38.1%	—	0.0%
October 15, 2029	30,291,200.00	—	0.0%	—	0.0%	—	0.0%

	N359PX
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$47,370,000.00	$18,001,000.00	38.0%	$8,337,000.00	55.6%	$7,295,000.00	71.0%
April 15, 2018	46,659,450.00	18,001,000.00	38.6%	8,337,000.00	56.4%	7,295,000.00	72.1%
October 15, 2018	45,948,900.00	17,549,986.80	38.2%	8,128,117.33	55.9%	6,937,969.58	71.0%
April 15, 2019	45,238,350.00	17,098,973.60	37.8%	7,919,234.66	55.3%	6,580,939.16	69.9%
October 15, 2019	44,527,800.00	16,647,960.40	37.4%	7,710,351.99	54.7%	6,223,908.74	68.7%
April 15, 2020	43,817,250.00	16,196,947.20	37.0%	7,501,469.32	54.1%	5,866,878.32	67.5%
October 15, 2020	43,106,700.00	15,745,934.00	36.5%	7,292,586.65	53.4%	5,509,847.90	66.2%
April 15, 2021	42,396,150.00	15,294,920.80	36.1%	7,083,703.98	52.8%	5,152,817.48	64.9%
October 15, 2021	41,685,600.00	14,843,907.60	35.6%	6,874,821.31	52.1%	4,795,787.06	63.6%
April 15, 2022	40,975,050.00	14,392,894.40	35.1%	6,665,938.64	51.4%	4,438,756.64	62.2%
October 15, 2022	40,264,500.00	13,941,881.20	34.6%	6,457,055.97	50.7%	4,081,726.22	60.8%
April 15, 2023	39,553,950.00	13,490,868.00	34.1%	6,248,173.30	49.9%	3,724,695.80	59.3%
October 15, 2023	38,843,400.00	13,039,854.80	33.6%	6,039,290.63	49.1%	3,367,665.38	57.8%
April 15, 2024	38,132,850.00	12,588,841.60	33.0%	5,830,407.96	48.3%	3,010,634.96	56.2%
October 15, 2024	37,422,300.00	12,137,828.40	32.4%	5,621,525.29	47.5%	2,653,604.54	54.5%
April 15, 2025	36,711,750.00	11,686,815.20	31.8%	5,412,642.62	46.6%	2,296,574.12	52.8%
October 15, 2025	36,001,200.00	11,235,802.00	31.2%	5,203,759.95	45.7%	—	0.0%
April 15, 2026	35,290,650.00	10,784,788.80	30.6%	4,994,877.28	44.7%	—	0.0%
October 15, 2026	34,580,100.00	10,333,775.60	29.9%	4,785,994.61	43.7%	—	0.0%
April 15, 2027	33,869,550.00	9,882,762.40	29.2%	4,577,111.94	42.7%	—	0.0%
October 15, 2027	33,159,000.00	9,431,749.20	28.4%	4,368,229.27	41.6%	—	0.0%
April 15, 2028	32,448,450.00	8,980,736.00	27.7%	4,159,346.60	40.5%	—	0.0%
October 15, 2028	31,737,900.00	8,529,722.80	26.9%	3,950,463.93	39.3%	—	0.0%
April 15, 2029	31,027,350.00	8,078,709.60	26.0%	3,741,581.26	38.1%	—	0.0%
October 15, 2029	30,316,800.00	—	0.0%	—	0.0%	—	0.0%

B. Boeing 737 MAX 8

	N324RA
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$50,570,000.00	$19,217,000.00	38.0%	$8,900,000.00	55.6%	$7,788,000.00	71.0%
April 15, 2018	49,811,450.00	19,217,000.00	38.6%	8,900,000.00	56.4%	7,788,000.00	72.1%
October 15, 2018	49,052,900.00	18,735,520.04	38.2%	8,677,011.42	55.9%	7,406,841.27	71.0%
April 15, 2019	48,294,350.00	18,254,040.08	37.8%	8,454,022.84	55.3%	7,025,682.54	69.9%
October 15, 2019	47,535,800.00	17,772,560.12	37.4%	8,231,034.26	54.7%	6,644,523.81	68.7%
April 15, 2020	46,777,250.00	17,291,080.16	37.0%	8,008,045.68	54.1%	6,263,365.08	67.5%
October 15, 2020	46,018,700.00	16,809,600.20	36.5%	7,785,057.10	53.4%	5,882,206.35	66.2%
April 15, 2021	45,260,150.00	16,328,120.24	36.1%	7,562,068.52	52.8%	5,501,047.62	64.9%
October 15, 2021	44,501,600.00	15,846,640.28	35.6%	7,339,079.94	52.1%	5,119,888.89	63.6%
April 15, 2022	43,743,050.00	15,365,160.32	35.1%	7,116,091.36	51.4%	4,738,730.16	62.2%
October 15, 2022	42,984,500.00	14,883,680.36	34.6%	6,893,102.78	50.7%	4,357,571.43	60.8%
April 15, 2023	42,225,950.00	14,402,200.40	34.1%	6,670,114.20	49.9%	3,976,412.70	59.3%
October 15, 2023	41,467,400.00	13,920,720.44	33.6%	6,447,125.62	49.1%	3,595,253.97	57.8%
April 15, 2024	40,708,850.00	13,439,240.48	33.0%	6,224,137.04	48.3%	3,214,095.24	56.2%
October 15, 2024	39,950,300.00	12,957,760.52	32.4%	6,001,148.46	47.5%	2,832,936.51	54.5%
April 15, 2025	39,191,750.00	12,476,280.56	31.8%	5,778,159.88	46.6%	2,451,777.78	52.8%
October 15, 2025	38,433,200.00	11,994,800.60	31.2%	5,555,171.30	45.7%	—	0.0%
April 15, 2026	37,674,650.00	11,513,320.64	30.6%	5,332,182.72	44.7%	—	0.0%
October 15, 2026	36,916,100.00	11,031,840.68	29.9%	5,109,194.14	43.7%	—	0.0%
April 15, 2027	36,157,550.00	10,550,360.72	29.2%	4,886,205.56	42.7%	—	0.0%
October 15, 2027	35,399,000.00	10,068,880.76	28.4%	4,663,216.98	41.6%	—	0.0%
April 15, 2028	34,640,450.00	9,587,400.80	27.7%	4,440,228.40	40.5%	—	0.0%
October 15, 2028	33,881,900.00	9,105,920.84	26.9%	4,217,239.82	39.3%	—	0.0%
April 15, 2029	33,123,350.00	8,624,440.88	26.0%	3,994,251.24	38.1%	—	0.0%
October 15, 2029	32,364,800.00	—	0.0%	—	0.0%	—	0.0%

	N304RB
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$50,620,000.00	$19,236,000.00	38.0%	$8,909,000.00	55.6%	$7,795,000.00	71.0%
April 15, 2018	49,860,700.00	19,236,000.00	38.6%	8,909,000.00	56.4%	7,795,000.00	72.1%
October 15, 2018	49,101,400.00	18,754,044.01	38.2%	8,685,785.92	55.9%	7,413,498.68	71.0%
April 15, 2019	48,342,100.00	18,272,088.02	37.8%	8,462,571.84	55.3%	7,031,997.36	69.8%
October 15, 2019	47,582,800.00	17,790,132.03	37.4%	8,239,357.76	54.7%	6,650,496.04	68.7%
April 15, 2020	46,823,500.00	17,308,176.04	37.0%	8,016,143.68	54.1%	6,268,994.72	67.5%
October 15, 2020	46,064,200.00	16,826,220.05	36.5%	7,792,929.60	53.4%	5,887,493.40	66.2%
April 15, 2021	45,304,900.00	16,344,264.06	36.1%	7,569,715.52	52.8%	5,505,992.08	64.9%
October 15, 2021	44,545,600.00	15,862,308.07	35.6%	7,346,501.44	52.1%	5,124,490.76	63.6%
April 15, 2022	43,786,300.00	15,380,352.08	35.1%	7,123,287.36	51.4%	4,742,989.44	62.2%
October 15, 2022	43,027,000.00	14,898,396.09	34.6%	6,900,073.28	50.7%	4,361,488.12	60.8%
April 15, 2023	42,267,700.00	14,416,440.10	34.1%	6,676,859.20	49.9%	3,979,986.80	59.3%
October 15, 2023	41,508,400.00	13,934,484.11	33.6%	6,453,645.12	49.1%	3,598,485.48	57.8%
April 15, 2024	40,749,100.00	13,452,528.12	33.0%	6,230,431.04	48.3%	3,216,984.16	56.2%
October 15, 2024	39,989,800.00	12,970,572.13	32.4%	6,007,216.96	47.5%	2,835,482.84	54.5%
April 15, 2025	39,230,500.00	12,488,616.14	31.8%	5,784,002.88	46.6%	2,453,981.52	52.8%
October 15, 2025	38,471,200.00	12,006,660.15	31.2%	5,560,788.80	45.7%	—	0.0%
April 15, 2026	37,711,900.00	11,524,704.16	30.6%	5,337,574.72	44.7%	—	0.0%
October 15, 2026	36,952,600.00	11,042,748.17	29.9%	5,114,360.64	43.7%	—	0.0%
April 15, 2027	36,193,300.00	10,560,792.18	29.2%	4,891,146.56	42.7%	—	0.0%
October 15, 2027	35,434,000.00	10,078,836.19	28.4%	4,667,932.48	41.6%	—	0.0%
April 15, 2028	34,674,700.00	9,596,880.20	27.7%	4,444,718.40	40.5%	—	0.0%
October 15, 2028	33,915,400.00	9,114,924.21	26.9%	4,221,504.32	39.3%	—	0.0%
April 15, 2029	33,156,100.00	8,632,968.22	26.0%	3,998,290.24	38.1%	—	0.0%
October 15, 2029	32,396,800.00	—	0.0%	—	0.0%	—	0.0%

	N306RC
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$50,660,000.00	$19,251,000.00	38.0%	$8,916,000.00	55.6%	$7,802,000.00	71.0%
April 15, 2018	49,900,100.00	19,251,000.00	38.6%	8,916,000.00	56.4%	7,802,000.00	72.1%
October 15, 2018	49,140,200.00	18,768,668.18	38.2%	8,692,610.54	55.9%	7,420,156.09	71.0%
April 15, 2019	48,380,300.00	18,286,336.36	37.8%	8,469,221.08	55.3%	7,038,312.18	69.9%
October 15, 2019	47,620,400.00	17,804,004.54	37.4%	8,245,831.62	54.7%	6,656,468.27	68.7%
April 15, 2020	46,860,500.00	17,321,672.72	37.0%	8,022,442.16	54.1%	6,274,624.36	67.5%
October 15, 2020	46,100,600.00	16,839,340.90	36.5%	7,799,052.70	53.4%	5,892,780.45	66.2%
April 15, 2021	45,340,700.00	16,357,009.08	36.1%	7,575,663.24	52.8%	5,510,936.54	64.9%
October 15, 2021	44,580,800.00	15,874,677.26	35.6%	7,352,273.78	52.1%	5,129,092.63	63.6%
April 15, 2022	43,820,900.00	15,392,345.44	35.1%	7,128,884.32	51.4%	4,747,248.72	62.2%
October 15, 2022	43,061,000.00	14,910,013.62	34.6%	6,905,494.86	50.7%	4,365,404.81	60.8%
April 15, 2023	42,301,100.00	14,427,681.80	34.1%	6,682,105.40	49.9%	3,983,560.90	59.3%
October 15, 2023	41,541,200.00	13,945,349.98	33.6%	6,458,715.94	49.1%	3,601,716.99	57.8%
April 15, 2024	40,781,300.00	13,463,018.16	33.0%	6,235,326.48	48.3%	3,219,873.08	56.2%
October 15, 2024	40,021,400.00	12,980,686.34	32.4%	6,011,937.02	47.5%	2,838,029.17	54.5%
April 15, 2025	39,261,500.00	12,498,354.52	31.8%	5,788,547.56	46.6%	2,456,185.26	52.8%
October 15, 2025	38,501,600.00	12,016,022.70	31.2%	5,565,158.10	45.7%	—	0.0%
April 15, 2026	37,741,700.00	11,533,690.88	30.6%	5,341,768.64	44.7%	—	0.0%
October 15, 2026	36,981,800.00	11,051,359.06	29.9%	5,118,379.18	43.7%	—	0.0%
April 15, 2027	36,221,900.00	10,569,027.24	29.2%	4,894,989.72	42.7%	—	0.0%
October 15, 2027	35,462,000.00	10,086,695.42	28.4%	4,671,600.26	41.6%	—	0.0%
April 15, 2028	34,702,100.00	9,604,363.60	27.7%	4,448,210.80	40.5%	—	0.0%
October 15, 2028	33,942,200.00	9,122,031.78	26.9%	4,224,821.34	39.3%	—	0.0%
April 15, 2029	33,182,300.00	8,639,699.96	26.0%	4,001,431.88	38.1%	—	0.0%
October 15, 2029	32,422,400.00	—	0.0%	—	0.0%	—	0.0%

	N308RD
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$50,700,000.00	$19,266,000.00	38.0%	$8,923,000.00	55.6%	$7,808,000.00	71.0%
April 15, 2018	49,939,500.00	19,266,000.00	38.6%	8,923,000.00	56.4%	7,808,000.00	72.1%
October 15, 2018	49,179,000.00	18,783,292.36	38.2%	8,699,435.16	55.9%	7,425,862.44	71.0%
April 15, 2019	48,418,500.00	18,300,584.72	37.8%	8,475,870.32	55.3%	7,043,724.88	69.8%
October 15, 2019	47,658,000.00	17,817,877.08	37.4%	8,252,305.48	54.7%	6,661,587.32	68.7%
April 15, 2020	46,897,500.00	17,335,169.44	37.0%	8,028,740.64	54.1%	6,279,449.76	67.5%
October 15, 2020	46,137,000.00	16,852,461.80	36.5%	7,805,175.80	53.4%	5,897,312.20	66.2%
April 15, 2021	45,376,500.00	16,369,754.16	36.1%	7,581,610.96	52.8%	5,515,174.64	64.9%
October 15, 2021	44,616,000.00	15,887,046.52	35.6%	7,358,046.12	52.1%	5,133,037.08	63.6%
April 15, 2022	43,855,500.00	15,404,338.88	35.1%	7,134,481.28	51.4%	4,750,899.52	62.2%
October 15, 2022	43,095,000.00	14,921,631.24	34.6%	6,910,916.44	50.7%	4,368,761.96	60.8%
April 15, 2023	42,334,500.00	14,438,923.60	34.1%	6,687,351.60	49.9%	3,986,624.40	59.3%
October 15, 2023	41,574,000.00	13,956,215.96	33.6%	6,463,786.76	49.1%	3,604,486.84	57.8%
April 15, 2024	40,813,500.00	13,473,508.32	33.0%	6,240,221.92	48.3%	3,222,349.28	56.2%
October 15, 2024	40,053,000.00	12,990,800.68	32.4%	6,016,657.08	47.5%	2,840,211.72	54.5%
April 15, 2025	39,292,500.00	12,508,093.04	31.8%	5,793,092.24	46.6%	2,458,074.16	52.8%
October 15, 2025	38,532,000.00	12,025,385.40	31.2%	5,569,527.40	45.7%	—	0.0%
April 15, 2026	37,771,500.00	11,542,677.76	30.6%	5,345,962.56	44.7%	—	0.0%
October 15, 2026	37,011,000.00	11,059,970.12	29.9%	5,122,397.72	43.7%	—	0.0%
April 15, 2027	36,250,500.00	10,577,262.48	29.2%	4,898,832.88	42.7%	—	0.0%
October 15, 2027	35,490,000.00	10,094,554.84	28.4%	4,675,268.04	41.6%	—	0.0%
April 15, 2028	34,729,500.00	9,611,847.20	27.7%	4,451,703.20	40.5%	—	0.0%
October 15, 2028	33,969,000.00	9,129,139.56	26.9%	4,228,138.36	39.3%	—	0.0%
April 15, 2029	33,208,500.00	8,646,431.92	26.0%	4,004,573.52	38.1%	—	0.0%
October 15, 2029	32,448,000.00	—	0.0%	—	0.0%	—	0.0%

	N303RE
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$50,780,000.00	$19,296,000.00	38.0%	$8,937,000.00	55.6%	$7,820,000.00	71.0%
April 15, 2018	50,780,000.00	19,296,000.00	38.0%	8,937,000.00	55.6%	7,820,000.00	71.0%
October 15, 2018	50,018,300.00	18,812,540.71	37.6%	8,713,084.39	55.0%	7,437,275.13	69.9%
April 15, 2019	49,256,600.00	18,329,081.42	37.2%	8,489,168.78	54.4%	7,054,550.26	68.8%
October 15, 2019	48,494,900.00	17,845,622.13	36.8%	8,265,253.17	53.8%	6,671,825.39	67.6%
April 15, 2020	47,733,200.00	17,362,162.84	36.4%	8,041,337.56	53.2%	6,289,100.52	66.4%
October 15, 2020	46,971,500.00	16,878,703.55	35.9%	7,817,421.95	52.6%	5,906,375.65	65.2%
April 15, 2021	46,209,800.00	16,395,244.26	35.5%	7,593,506.34	51.9%	5,523,650.78	63.9%
October 15, 2021	45,448,100.00	15,911,784.97	35.0%	7,369,590.73	51.2%	5,140,925.91	62.5%
April 15, 2022	44,686,400.00	15,428,325.68	34.5%	7,145,675.12	50.5%	4,758,201.04	61.2%
October 15, 2022	43,924,700.00	14,944,866.39	34.0%	6,921,759.51	49.8%	4,375,476.17	59.7%
April 15, 2023	43,163,000.00	14,461,407.10	33.5%	6,697,843.90	49.0%	3,992,751.30	58.3%
October 15, 2023	42,401,300.00	13,977,947.81	33.0%	6,473,928.29	48.2%	3,610,026.43	56.7%
April 15, 2024	41,639,600.00	13,494,488.52	32.4%	6,250,012.68	47.4%	3,227,301.56	55.2%
October 15, 2024	40,877,900.00	13,011,029.23	31.8%	6,026,097.07	46.6%	2,844,576.69	53.5%
April 15, 2025	40,116,200.00	12,527,569.94	31.2%	5,802,181.46	45.7%	2,461,851.82	51.8%
October 15, 2025	39,354,500.00	12,044,110.65	30.6%	5,578,265.85	44.8%	—	0.0%
April 15, 2026	38,592,800.00	11,560,651.36	30.0%	5,354,350.24	43.8%	—	0.0%
October 15, 2026	37,831,100.00	11,077,192.07	29.3%	5,130,434.63	42.8%	—	0.0%
April 15, 2027	37,069,400.00	10,593,732.78	28.6%	4,906,519.02	41.8%	—	0.0%
October 15, 2027	36,307,700.00	10,110,273.49	27.8%	4,682,603.41	40.7%	—	0.0%
April 15, 2028	35,546,000.00	9,626,814.20	27.1%	4,458,687.80	39.6%	—	0.0%
October 15, 2028	34,784,300.00	9,143,354.91	26.3%	4,234,772.19	38.5%	—	0.0%
April 15, 2029	34,022,600.00	8,659,895.62	25.5%	4,010,856.58	37.2%	—	0.0%
October 15, 2029	33,260,900.00	—	0.0%	—	0.0%	—	0.0%

	N310RF
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$50,780,000.00	$19,296,000.00	38.0%	$8,937,000.00	55.6%	$7,820,000.00	71.0%
April 15, 2018	50,780,000.00	19,296,000.00	38.0%	8,937,000.00	55.6%	7,820,000.00	71.0%
October 15, 2018	50,018,300.00	18,812,540.71	37.6%	8,713,084.39	55.0%	7,437,275.13	69.9%
April 15, 2019	49,256,600.00	18,329,081.42	37.2%	8,489,168.78	54.4%	7,054,550.26	68.8%
October 15, 2019	48,494,900.00	17,845,622.13	36.8%	8,265,253.17	53.8%	6,671,825.39	67.6%
April 15, 2020	47,733,200.00	17,362,162.84	36.4%	8,041,337.56	53.2%	6,289,100.52	66.4%
October 15, 2020	46,971,500.00	16,878,703.55	35.9%	7,817,421.95	52.6%	5,906,375.65	65.2%
April 15, 2021	46,209,800.00	16,395,244.26	35.5%	7,593,506.34	51.9%	5,523,650.78	63.9%
October 15, 2021	45,448,100.00	15,911,784.97	35.0%	7,369,590.73	51.2%	5,140,925.91	62.5%
April 15, 2022	44,686,400.00	15,428,325.68	34.5%	7,145,675.12	50.5%	4,758,201.04	61.2%
October 15, 2022	43,924,700.00	14,944,866.39	34.0%	6,921,759.51	49.8%	4,375,476.17	59.7%
April 15, 2023	43,163,000.00	14,461,407.10	33.5%	6,697,843.90	49.0%	3,992,751.30	58.3%
October 15, 2023	42,401,300.00	13,977,947.81	33.0%	6,473,928.29	48.2%	3,610,026.43	56.7%
April 15, 2024	41,639,600.00	13,494,488.52	32.4%	6,250,012.68	47.4%	3,227,301.56	55.2%
October 15, 2024	40,877,900.00	13,011,029.23	31.8%	6,026,097.07	46.6%	2,844,576.69	53.5%
April 15, 2025	40,116,200.00	12,527,569.94	31.2%	5,802,181.46	45.7%	2,461,851.82	51.8%
October 15, 2025	39,354,500.00	12,044,110.65	30.6%	5,578,265.85	44.8%	—	0.0%
April 15, 2026	38,592,800.00	11,560,651.36	30.0%	5,354,350.24	43.8%	—	0.0%
October 15, 2026	37,831,100.00	11,077,192.07	29.3%	5,130,434.63	42.8%	—	0.0%
April 15, 2027	37,069,400.00	10,593,732.78	28.6%	4,906,519.02	41.8%	—	0.0%
October 15, 2027	36,307,700.00	10,110,273.49	27.8%	4,682,603.41	40.7%	—	0.0%
April 15, 2028	35,546,000.00	9,626,814.20	27.1%	4,458,687.80	39.6%	—	0.0%
October 15, 2028	34,784,300.00	9,143,354.91	26.3%	4,234,772.19	38.5%	—	0.0%
April 15, 2029	34,022,600.00	8,659,895.62	25.5%	4,010,856.58	37.2%	—	0.0%
October 15, 2029	33,260,900.00	—	0.0%	—	0.0%	—	0.0%

	N303RG
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$50,830,000.00	$19,315,000.00	38.0%	$8,946,000.00	55.6%	$7,828,000.00	71.0%
April 15, 2018	50,830,000.00	19,315,000.00	38.0%	8,946,000.00	55.6%	7,828,000.00	71.0%
October 15, 2018	50,067,550.00	18,831,064.67	37.6%	8,721,858.89	55.0%	7,444,883.60	69.9%
April 15, 2019	49,305,100.00	18,347,129.34	37.2%	8,497,717.78	54.4%	7,061,767.20	68.8%
October 15, 2019	48,542,650.00	17,863,194.01	36.8%	8,273,576.67	53.8%	6,678,650.80	67.6%
April 15, 2020	47,780,200.00	17,379,258.68	36.4%	8,049,435.56	53.2%	6,295,534.40	66.4%
October 15, 2020	47,017,750.00	16,895,323.35	35.9%	7,825,294.45	52.6%	5,912,418.00	65.2%
April 15, 2021	46,255,300.00	16,411,388.02	35.5%	7,601,153.34	51.9%	5,529,301.60	63.9%
October 15, 2021	45,492,850.00	15,927,452.69	35.0%	7,377,012.23	51.2%	5,146,185.20	62.5%
April 15, 2022	44,730,400.00	15,443,517.36	34.5%	7,152,871.12	50.5%	4,763,068.80	61.2%
October 15, 2022	43,967,950.00	14,959,582.03	34.0%	6,928,730.01	49.8%	4,379,952.40	59.7%
April 15, 2023	43,205,500.00	14,475,646.70	33.5%	6,704,588.90	49.0%	3,996,836.00	58.3%
October 15, 2023	42,443,050.00	13,991,711.37	33.0%	6,480,447.79	48.2%	3,613,719.60	56.7%
April 15, 2024	41,680,600.00	13,507,776.04	32.4%	6,256,306.68	47.4%	3,230,603.20	55.2%
October 15, 2024	40,918,150.00	13,023,840.71	31.8%	6,032,165.57	46.6%	2,847,486.80	53.5%
April 15, 2025	40,155,700.00	12,539,905.38	31.2%	5,808,024.46	45.7%	2,464,370.40	51.8%
October 15, 2025	39,393,250.00	12,055,970.05	30.6%	5,583,883.35	44.8%	—	0.0%
April 15, 2026	38,630,800.00	11,572,034.72	30.0%	5,359,742.24	43.8%	—	0.0%
October 15, 2026	37,868,350.00	11,088,099.39	29.3%	5,135,601.13	42.8%	—	0.0%
April 15, 2027	37,105,900.00	10,604,164.06	28.6%	4,911,460.02	41.8%	—	0.0%
October 15, 2027	36,343,450.00	10,120,228.73	27.8%	4,687,318.91	40.7%	—	0.0%
April 15, 2028	35,581,000.00	9,636,293.40	27.1%	4,463,177.80	39.6%	—	0.0%
October 15, 2028	34,818,550.00	9,152,358.07	26.3%	4,239,036.69	38.5%	—	0.0%
April 15, 2029	34,056,100.00	8,668,422.74	25.5%	4,014,895.58	37.2%	—	0.0%
October 15, 2029	33,293,650.00	—	0.0%	—	0.0%	—	0.0%

	N314RH
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$50,870,000.00	$19,331,000.00	38.0%	$8,953,000.00	55.6%	$7,834,000.00	71.0%
April 15, 2018	50,870,000.00	19,331,000.00	38.0%	8,953,000.00	55.6%	7,834,000.00	71.0%
October 15, 2018	50,106,950.00	18,846,663.79	37.6%	8,728,683.51	55.0%	7,450,589.95	69.9%
April 15, 2019	49,343,900.00	18,362,327.58	37.2%	8,504,367.02	54.4%	7,067,179.90	68.8%
October 15, 2019	48,580,850.00	17,877,991.37	36.8%	8,280,050.53	53.8%	6,683,769.85	67.6%
April 15, 2020	47,817,800.00	17,393,655.16	36.4%	8,055,734.04	53.2%	6,300,359.80	66.4%
October 15, 2020	47,054,750.00	16,909,318.95	35.9%	7,831,417.55	52.6%	5,916,949.75	65.2%
April 15, 2021	46,291,700.00	16,424,982.74	35.5%	7,607,101.06	51.9%	5,533,539.70	63.9%
October 15, 2021	45,528,650.00	15,940,646.53	35.0%	7,382,784.57	51.2%	5,150,129.65	62.5%
April 15, 2022	44,765,600.00	15,456,310.32	34.5%	7,158,468.08	50.5%	4,766,719.60	61.2%
October 15, 2022	44,002,550.00	14,971,974.11	34.0%	6,934,151.59	49.8%	4,383,309.55	59.7%
April 15, 2023	43,239,500.00	14,487,637.90	33.5%	6,709,835.10	49.0%	3,999,899.50	58.3%
October 15, 2023	42,476,450.00	14,003,301.69	33.0%	6,485,518.61	48.2%	3,616,489.45	56.7%
April 15, 2024	41,713,400.00	13,518,965.48	32.4%	6,261,202.12	47.4%	3,233,079.40	55.2%
October 15, 2024	40,950,350.00	13,034,629.27	31.8%	6,036,885.63	46.6%	2,849,669.35	53.5%
April 15, 2025	40,187,300.00	12,550,293.06	31.2%	5,812,569.14	45.7%	2,466,259.30	51.8%
October 15, 2025	39,424,250.00	12,065,956.85	30.6%	5,588,252.65	44.8%	—	0.0%
April 15, 2026	38,661,200.00	11,581,620.64	30.0%	5,363,936.16	43.8%	—	0.0%
October 15, 2026	37,898,150.00	11,097,284.43	29.3%	5,139,619.67	42.8%	—	0.0%
April 15, 2027	37,135,100.00	10,612,948.22	28.6%	4,915,303.18	41.8%	—	0.0%
October 15, 2027	36,372,050.00	10,128,612.01	27.8%	4,690,986.69	40.7%	—	0.0%
April 15, 2028	35,609,000.00	9,644,275.80	27.1%	4,466,670.20	39.6%	—	0.0%
October 15, 2028	34,845,950.00	9,159,939.59	26.3%	4,242,353.71	38.5%	—	0.0%
April 15, 2029	34,082,900.00	8,675,603.38	25.5%	4,018,037.22	37.2%	—	0.0%
October 15, 2029	33,319,850.00	—	0.0%	—	0.0%	—	0.0%

	N315RJ
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$50,870,000.00	$19,331,000.00	38.0%	$8,953,000.00	55.6%	$7,834,000.00	71.0%
April 15, 2018	50,870,000.00	19,331,000.00	38.0%	8,953,000.00	55.6%	7,834,000.00	71.0%
October 15, 2018	50,106,950.00	18,846,663.79	37.6%	8,728,683.51	55.0%	7,450,589.94	69.9%
April 15, 2019	49,343,900.00	18,362,327.58	37.2%	8,504,367.02	54.4%	7,067,179.88	68.8%
October 15, 2019	48,580,850.00	17,877,991.37	36.8%	8,280,050.53	53.8%	6,683,769.82	67.6%
April 15, 2020	47,817,800.00	17,393,655.16	36.4%	8,055,734.04	53.2%	6,300,359.76	66.4%
October 15, 2020	47,054,750.00	16,909,318.95	35.9%	7,831,417.55	52.6%	5,916,949.70	65.2%
April 15, 2021	46,291,700.00	16,424,982.74	35.5%	7,607,101.06	51.9%	5,533,539.64	63.9%
October 15, 2021	45,528,650.00	15,940,646.53	35.0%	7,382,784.57	51.2%	5,150,129.58	62.5%
April 15, 2022	44,765,600.00	15,456,310.32	34.5%	7,158,468.08	50.5%	4,766,719.52	61.2%
October 15, 2022	44,002,550.00	14,971,974.11	34.0%	6,934,151.59	49.8%	4,383,309.46	59.7%
April 15, 2023	43,239,500.00	14,487,637.90	33.5%	6,709,835.10	49.0%	3,999,899.40	58.3%
October 15, 2023	42,476,450.00	14,003,301.69	33.0%	6,485,518.61	48.2%	3,616,489.34	56.7%
April 15, 2024	41,713,400.00	13,518,965.48	32.4%	6,261,202.12	47.4%	3,233,079.28	55.2%
October 15, 2024	40,950,350.00	13,034,629.27	31.8%	6,036,885.63	46.6%	2,849,669.22	53.5%
April 15, 2025	40,187,300.00	12,550,293.06	31.2%	5,812,569.14	45.7%	2,466,259.16	51.8%
October 15, 2025	39,424,250.00	12,065,956.85	30.6%	5,588,252.65	44.8%	—	0.0%
April 15, 2026	38,661,200.00	11,581,620.64	30.0%	5,363,936.16	43.8%	—	0.0%
October 15, 2026	37,898,150.00	11,097,284.43	29.3%	5,139,619.67	42.8%	—	0.0%
April 15, 2027	37,135,100.00	10,612,948.22	28.6%	4,915,303.18	41.8%	—	0.0%
October 15, 2027	36,372,050.00	10,128,612.01	27.8%	4,690,986.69	40.7%	—	0.0%
April 15, 2028	35,609,000.00	9,644,275.80	27.1%	4,466,670.20	39.6%	—	0.0%
October 15, 2028	34,845,950.00	9,159,939.59	26.3%	4,242,353.71	38.5%	—	0.0%
April 15, 2029	34,082,900.00	8,675,603.38	25.5%	4,018,037.22	37.2%	—	0.0%
October 15, 2029	33,319,850.00	—	0.0%	—	0.0%	—	0.0%

C. Boeing 787-9

	N832AA
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$143,320,000.00	$54,462,000.00	38.0%	$25,224,000.00	55.6%	$22,071,000.00	71.0%
April 15, 2018	141,170,200.00	54,462,000.00	38.6%	25,224,000.00	56.4%	22,071,000.00	72.1%
October 15, 2018	139,020,400.00	53,097,460.21	38.2%	24,592,015.09	55.9%	20,990,805.56	71.0%
April 15, 2019	136,870,600.00	51,732,920.42	37.8%	23,960,030.18	55.3%	19,910,611.12	69.8%
October 15, 2019	134,720,800.00	50,368,380.63	37.4%	23,328,045.27	54.7%	18,830,416.68	68.7%
April 15, 2020	132,571,000.00	49,003,840.84	37.0%	22,696,060.36	54.1%	17,750,222.24	67.5%
October 15, 2020	130,421,200.00	47,639,301.05	36.5%	22,064,075.45	53.4%	16,670,027.80	66.2%
April 15, 2021	128,271,400.00	46,274,761.26	36.1%	21,432,090.54	52.8%	15,589,833.36	64.9%
October 15, 2021	126,121,600.00	44,910,221.47	35.6%	20,800,105.63	52.1%	14,509,638.92	63.6%
April 15, 2022	123,971,800.00	43,545,681.68	35.1%	20,168,120.72	51.4%	13,429,444.48	62.2%
October 15, 2022	121,822,000.00	42,181,141.89	34.6%	19,536,135.81	50.7%	12,349,250.04	60.8%
April 15, 2023	119,672,200.00	40,816,602.10	34.1%	18,904,150.90	49.9%	11,269,055.60	59.3%
October 15, 2023	117,522,400.00	39,452,062.31	33.6%	18,272,165.99	49.1%	10,188,861.16	57.8%
April 15, 2024	115,372,600.00	38,087,522.52	33.0%	17,640,181.08	48.3%	9,108,666.72	56.2%
October 15, 2024	113,222,800.00	36,722,982.73	32.4%	17,008,196.17	47.5%	8,028,472.28	54.5%
April 15, 2025	111,073,000.00	35,358,442.94	31.8%	16,376,211.26	46.6%	6,948,277.84	52.8%
October 15, 2025	108,923,200.00	33,993,903.15	31.2%	15,744,226.35	45.7%	—	0.0%
April 15, 2026	106,773,400.00	32,629,363.36	30.6%	15,112,241.44	44.7%	—	0.0%
October 15, 2026	104,623,600.00	31,264,823.57	29.9%	14,480,256.53	43.7%	—	0.0%
April 15, 2027	102,473,800.00	29,900,283.78	29.2%	13,848,271.62	42.7%	—	0.0%
October 15, 2027	100,324,000.00	28,535,743.99	28.4%	13,216,286.71	41.6%	—	0.0%
April 15, 2028	98,174,200.00	27,171,204.20	27.7%	12,584,301.80	40.5%	—	0.0%
October 15, 2028	96,024,400.00	25,806,664.41	26.9%	11,952,316.89	39.3%	—	0.0%
April 15, 2029	93,874,600.00	24,442,124.62	26.0%	11,320,331.98	38.1%	—	0.0%
October 15, 2029	91,724,800.00	—	0.0%	—	0.0%	—	0.0%

	N833AA
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$143,440,000.00	$54,507,000.00	38.0%	$25,245,000.00	55.6%	$22,090,000.00	71.0%
April 15, 2018	141,288,400.00	54,507,000.00	38.6%	25,245,000.00	56.4%	22,090,000.00	72.1%
October 15, 2018	139,136,800.00	53,141,332.74	38.2%	24,612,489.13	55.9%	21,008,875.67	71.0%
April 15, 2019	136,985,200.00	51,775,665.48	37.8%	23,979,978.26	55.3%	19,927,751.34	69.8%
October 15, 2019	134,833,600.00	50,409,998.22	37.4%	23,347,467.39	54.7%	18,846,627.01	68.7%
April 15, 2020	132,682,000.00	49,044,330.96	37.0%	22,714,956.52	54.1%	17,765,502.68	67.5%
October 15, 2020	130,530,400.00	47,678,663.70	36.5%	22,082,445.65	53.4%	16,684,378.35	66.2%
April 15, 2021	128,378,800.00	46,312,996.44	36.1%	21,449,934.78	52.8%	15,603,254.02	64.9%
October 15, 2021	126,227,200.00	44,947,329.18	35.6%	20,817,423.91	52.1%	14,522,129.69	63.6%
April 15, 2022	124,075,600.00	43,581,661.92	35.1%	20,184,913.04	51.4%	13,441,005.36	62.2%
October 15, 2022	121,924,000.00	42,215,994.66	34.6%	19,552,402.17	50.7%	12,359,881.03	60.8%
April 15, 2023	119,772,400.00	40,850,327.40	34.1%	18,919,891.30	49.9%	11,278,756.70	59.3%
October 15, 2023	117,620,800.00	39,484,660.14	33.6%	18,287,380.43	49.1%	10,197,632.37	57.8%
April 15, 2024	115,469,200.00	38,118,992.88	33.0%	17,654,869.56	48.3%	9,116,508.04	56.2%
October 15, 2024	113,317,600.00	36,753,325.62	32.4%	17,022,358.69	47.5%	8,035,383.71	54.5%
April 15, 2025	111,166,000.00	35,387,658.36	31.8%	16,389,847.82	46.6%	6,954,259.38	52.8%
October 15, 2025	109,014,400.00	34,021,991.10	31.2%	15,757,336.95	45.7%	—	0.0%
April 15, 2026	106,862,800.00	32,656,323.84	30.6%	15,124,826.08	44.7%	—	0.0%
October 15, 2026	104,711,200.00	31,290,656.58	29.9%	14,492,315.21	43.7%	—	0.0%
April 15, 2027	102,559,600.00	29,924,989.32	29.2%	13,859,804.34	42.7%	—	0.0%
October 15, 2027	100,408,000.00	28,559,322.06	28.4%	13,227,293.47	41.6%	—	0.0%
April 15, 2028	98,256,400.00	27,193,654.80	27.7%	12,594,782.60	40.5%	—	0.0%
October 15, 2028	96,104,800.00	25,827,987.54	26.9%	11,962,271.73	39.3%	—	0.0%
April 15, 2029	93,953,200.00	24,462,320.28	26.0%	11,329,760.86	38.1%	—	0.0%
October 15, 2029	91,801,600.00	—	0.0%	—	0.0%	—	0.0%

	N834AA
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$143,680,000.00	$54,598,000.00	38.0%	$25,288,000.00	55.6%	$22,127,000.00	71.0%
April 15, 2018	143,680,000.00	54,598,000.00	38.0%	25,288,000.00	55.6%	22,127,000.00	71.0%
October 15, 2018	141,524,800.00	53,230,052.74	37.6%	24,654,411.57	55.0%	21,044,064.82	69.9%
April 15, 2019	139,369,600.00	51,862,105.48	37.2%	24,020,823.14	54.4%	19,961,129.64	68.8%
October 15, 2019	137,214,400.00	50,494,158.22	36.8%	23,387,234.71	53.8%	18,878,194.46	67.6%
April 15, 2020	135,059,200.00	49,126,210.96	36.4%	22,753,646.28	53.2%	17,795,259.28	66.4%
October 15, 2020	132,904,000.00	47,758,263.70	35.9%	22,120,057.85	52.6%	16,712,324.10	65.2%
April 15, 2021	130,748,800.00	46,390,316.44	35.5%	21,486,469.42	51.9%	15,629,388.92	63.9%
October 15, 2021	128,593,600.00	45,022,369.18	35.0%	20,852,880.99	51.2%	14,546,453.74	62.5%
April 15, 2022	126,438,400.00	43,654,421.92	34.5%	20,219,292.56	50.5%	13,463,518.56	61.2%
October 15, 2022	124,283,200.00	42,286,474.66	34.0%	19,585,704.13	49.8%	12,380,583.38	59.7%
April 15, 2023	122,128,000.00	40,918,527.40	33.5%	18,952,115.70	49.0%	11,297,648.20	58.3%
October 15, 2023	119,972,800.00	39,550,580.14	33.0%	18,318,527.27	48.2%	10,214,713.02	56.7%
April 15, 2024	117,817,600.00	38,182,632.88	32.4%	17,684,938.84	47.4%	9,131,777.84	55.2%
October 15, 2024	115,662,400.00	36,814,685.62	31.8%	17,051,350.41	46.6%	8,048,842.66	53.5%
April 15, 2025	113,507,200.00	35,446,738.36	31.2%	16,417,761.98	45.7%	6,965,907.48	51.8%
October 15, 2025	111,352,000.00	34,078,791.10	30.6%	15,784,173.55	44.8%	—	0.0%
April 15, 2026	109,196,800.00	32,710,843.84	30.0%	15,150,585.12	43.8%	—	0.0%
October 15, 2026	107,041,600.00	31,342,896.58	29.3%	14,516,996.69	42.8%	—	0.0%
April 15, 2027	104,886,400.00	29,974,949.32	28.6%	13,883,408.26	41.8%	—	0.0%
October 15, 2027	102,731,200.00	28,607,002.06	27.8%	13,249,819.83	40.7%	—	0.0%
April 15, 2028	100,576,000.00	27,239,054.80	27.1%	12,616,231.40	39.6%	—	0.0%
October 15, 2028	98,420,800.00	25,871,107.54	26.3%	11,982,642.97	38.5%	—	0.0%
April 15, 2029	96,265,600.00	24,503,160.28	25.5%	11,349,054.54	37.2%	—	0.0%
October 15, 2029	94,110,400.00	—	0.0%	—	0.0%	—	0.0%

D. Embraer ERJ 175 LR

	N215NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$26,273,333.33	$9,984,000.00	38.0%	$4,624,000.00	55.6%	$4,046,000.00	71.0%
April 15, 2018	25,854,078.01	9,984,000.00	38.6%	4,624,000.00	56.5%	4,046,000.00	72.2%
October 15, 2018	25,434,822.69	9,662,819.50	38.0%	4,475,248.14	55.6%	3,824,861.48	70.6%
April 15, 2019	25,015,567.37	9,341,639.00	37.3%	4,326,496.28	54.6%	3,603,722.96	69.0%
October 15, 2019	24,596,312.05	9,020,458.50	36.7%	4,177,744.42	53.7%	3,382,584.44	67.4%
April 15, 2020	24,177,056.73	8,699,278.00	36.0%	4,028,992.56	52.6%	3,161,445.92	65.7%
October 15, 2020	23,757,801.42	8,378,097.50	35.3%	3,880,240.70	51.6%	2,940,307.40	64.0%
April 15, 2021	23,338,546.10	8,056,917.00	34.5%	3,731,488.84	50.5%	2,719,168.88	62.2%
October 15, 2021	22,919,290.78	7,735,736.50	33.8%	3,582,736.98	49.4%	2,498,030.36	60.3%
April 15, 2022	22,500,035.46	7,414,556.00	33.0%	3,433,985.12	48.2%	2,276,891.84	58.3%
October 15, 2022	22,080,780.14	7,093,375.50	32.1%	3,285,233.26	47.0%	2,055,753.32	56.3%
April 15, 2023	21,661,524.82	6,772,195.00	31.3%	3,136,481.40	45.7%	1,834,614.80	54.2%
October 15, 2023	21,242,269.50	6,451,014.50	30.4%	2,987,729.54	44.4%	1,613,476.28	52.0%
April 15, 2024	20,823,014.18	6,129,834.00	29.4%	2,838,977.68	43.1%	1,392,337.76	49.8%
October 15, 2024	20,403,758.86	5,808,653.50	28.5%	2,690,225.82	41.7%	1,171,199.24	47.4%
April 15, 2025	19,984,503.54	5,487,473.00	27.5%	2,541,473.96	40.2%	950,060.72	44.9%
October 15, 2025	19,565,248.22	5,166,292.50	26.4%	2,392,722.10	38.6%	—	0.0%
April 15, 2026	19,145,992.91	4,845,112.00	25.3%	2,243,970.24	37.0%	—	0.0%
October 15, 2026	18,726,737.59	4,523,931.50	24.2%	2,095,218.38	35.3%	—	0.0%
April 15, 2027	18,307,482.27	4,202,751.00	23.0%	1,946,466.52	33.6%	—	0.0%
October 15, 2027	17,888,226.95	3,881,570.50	21.7%	1,797,714.66	31.7%	—	0.0%
April 15, 2028	17,468,971.63	3,560,390.00	20.4%	1,648,962.80	29.8%	—	0.0%
October 15, 2028	17,049,716.31	3,239,209.50	19.0%	1,500,210.94	27.8%	—	0.0%
April 15, 2029	16,630,460.99	2,918,029.00	17.5%	1,351,459.08	25.7%	—	0.0%
October 15, 2029	16,211,205.67	—	0.0%	—	0.0%	—	0.0%

	N216NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$26,266,666.67	$9,981,000.00	38.0%	$4,623,000.00	55.6%	$4,045,000.00	71.0%
April 15, 2018	25,847,517.73	9,981,000.00	38.6%	4,623,000.00	56.5%	4,045,000.00	72.2%
October 15, 2018	25,428,368.80	9,659,916.01	38.0%	4,474,248.14	55.6%	3,823,916.13	70.6%
April 15, 2019	25,009,219.86	9,338,832.02	37.3%	4,325,496.28	54.6%	3,602,832.26	69.0%
October 15, 2019	24,590,070.93	9,017,748.03	36.7%	4,176,744.42	53.7%	3,381,748.39	67.4%
April 15, 2020	24,170,921.99	8,696,664.04	36.0%	4,027,992.56	52.6%	3,160,664.52	65.7%
October 15, 2020	23,751,773.05	8,375,580.05	35.3%	3,879,240.70	51.6%	2,939,580.65	64.0%
April 15, 2021	23,332,624.12	8,054,496.06	34.5%	3,730,488.84	50.5%	2,718,496.78	62.2%
October 15, 2021	22,913,475.18	7,733,412.07	33.8%	3,581,736.98	49.4%	2,497,412.91	60.3%
April 15, 2022	22,494,326.24	7,412,328.08	33.0%	3,432,985.12	48.2%	2,276,329.04	58.3%
October 15, 2022	22,075,177.31	7,091,244.09	32.1%	3,284,233.26	47.0%	2,055,245.17	56.3%
April 15, 2023	21,656,028.37	6,770,160.10	31.3%	3,135,481.40	45.7%	1,834,161.30	54.2%
October 15, 2023	21,236,879.44	6,449,076.11	30.4%	2,986,729.54	44.4%	1,613,077.43	52.0%
April 15, 2024	20,817,730.50	6,127,992.12	29.4%	2,837,977.68	43.1%	1,391,993.56	49.8%
October 15, 2024	20,398,581.56	5,806,908.13	28.5%	2,689,225.82	41.7%	1,170,909.69	47.4%
April 15, 2025	19,979,432.63	5,485,824.14	27.5%	2,540,473.96	40.2%	949,825.82	44.9%
October 15, 2025	19,560,283.69	5,164,740.15	26.4%	2,391,722.10	38.6%	—	0.0%
April 15, 2026	19,141,134.75	4,843,656.16	25.3%	2,242,970.24	37.0%	—	0.0%
October 15, 2026	18,721,985.82	4,522,572.17	24.2%	2,094,218.38	35.3%	—	0.0%
April 15, 2027	18,302,836.88	4,201,488.18	23.0%	1,945,466.52	33.6%	—	0.0%
October 15, 2027	17,883,687.95	3,880,404.19	21.7%	1,796,714.66	31.7%	—	0.0%
April 15, 2028	17,464,539.01	3,559,320.20	20.4%	1,647,962.80	29.8%	—	0.0%
October 15, 2028	17,045,390.07	3,238,236.21	19.0%	1,499,210.94	27.8%	—	0.0%
April 15, 2029	16,626,241.14	2,917,152.22	17.5%	1,350,459.08	25.7%	—	0.0%
October 15, 2029	16,207,092.20	—	0.0%	—	0.0%	—	0.0%

	N217NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$26,300,000.00	$9,994,000.00	38.0%	$4,629,000.00	55.6%	$4,050,000.00	71.0%
April 15, 2018	25,880,319.15	9,994,000.00	38.6%	4,629,000.00	56.5%	4,050,000.00	72.2%
October 15, 2018	25,460,638.30	9,672,497.80	38.0%	4,480,087.29	55.6%	3,828,642.86	70.6%
April 15, 2019	25,040,957.45	9,350,995.60	37.3%	4,331,174.58	54.6%	3,607,285.72	69.0%
October 15, 2019	24,621,276.60	9,029,493.40	36.7%	4,182,261.87	53.7%	3,385,928.58	67.4%
April 15, 2020	24,201,595.74	8,707,991.20	36.0%	4,033,349.16	52.6%	3,164,571.44	65.7%
October 15, 2020	23,781,914.89	8,386,489.00	35.3%	3,884,436.45	51.6%	2,943,214.30	64.0%
April 15, 2021	23,362,234.04	8,064,986.80	34.5%	3,735,523.74	50.5%	2,721,857.16	62.2%
October 15, 2021	22,942,553.19	7,743,484.60	33.8%	3,586,611.03	49.4%	2,500,500.02	60.3%
April 15, 2022	22,522,872.34	7,421,982.40	33.0%	3,437,698.32	48.2%	2,279,142.88	58.3%
October 15, 2022	22,103,191.49	7,100,480.20	32.1%	3,288,785.61	47.0%	2,057,785.74	56.3%
April 15, 2023	21,683,510.64	6,778,978.00	31.3%	3,139,872.90	45.7%	1,836,428.60	54.2%
October 15, 2023	21,263,829.79	6,457,475.80	30.4%	2,990,960.19	44.4%	1,615,071.46	52.0%
April 15, 2024	20,844,148.94	6,135,973.60	29.4%	2,842,047.48	43.1%	1,393,714.32	49.8%
October 15, 2024	20,424,468.09	5,814,471.40	28.5%	2,693,134.77	41.7%	1,172,357.18	47.4%
April 15, 2025	20,004,787.23	5,492,969.20	27.5%	2,544,222.06	40.2%	951,000.04	44.9%
October 15, 2025	19,585,106.38	5,171,467.00	26.4%	2,395,309.35	38.6%	—	0.0%
April 15, 2026	19,165,425.53	4,849,964.80	25.3%	2,246,396.64	37.0%	—	0.0%
October 15, 2026	18,745,744.68	4,528,462.60	24.2%	2,097,483.93	35.3%	—	0.0%
April 15, 2027	18,326,063.83	4,206,960.40	23.0%	1,948,571.22	33.6%	—	0.0%
October 15, 2027	17,906,382.98	3,885,458.20	21.7%	1,799,658.51	31.7%	—	0.0%
April 15, 2028	17,486,702.13	3,563,956.00	20.4%	1,650,745.80	29.8%	—	0.0%
October 15, 2028	17,067,021.28	3,242,453.80	19.0%	1,501,833.09	27.8%	—	0.0%
April 15, 2029	16,647,340.43	2,920,951.60	17.5%	1,352,920.38	25.7%	—	0.0%
October 15, 2029	16,227,659.57	—	0.0%	—	0.0%	—	0.0%

	N220NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$26,440,000.00	$10,047,000.00	38.0%	$4,653,000.00	55.6%	$4,072,000.00	71.0%
April 15, 2018	26,018,085.11	10,047,000.00	38.6%	4,653,000.00	56.5%	4,072,000.00	72.1%
October 15, 2018	25,596,170.21	9,723,792.82	38.0%	4,503,315.22	55.6%	3,849,440.43	70.6%
April 15, 2019	25,174,255.32	9,400,585.64	37.3%	4,353,630.44	54.6%	3,626,880.86	69.0%
October 15, 2019	24,752,340.43	9,077,378.46	36.7%	4,203,945.66	53.7%	3,404,321.29	67.4%
April 15, 2020	24,330,425.53	8,754,171.28	36.0%	4,054,260.88	52.6%	3,181,761.72	65.7%
October 15, 2020	23,908,510.64	8,430,964.10	35.3%	3,904,576.10	51.6%	2,959,202.15	64.0%
April 15, 2021	23,486,595.74	8,107,756.92	34.5%	3,754,891.32	50.5%	2,736,642.58	62.2%
October 15, 2021	23,064,680.85	7,784,549.74	33.8%	3,605,206.54	49.4%	2,514,083.01	60.3%
April 15, 2022	22,642,765.96	7,461,342.56	33.0%	3,455,521.76	48.2%	2,291,523.44	58.3%
October 15, 2022	22,220,851.06	7,138,135.38	32.1%	3,305,836.98	47.0%	2,068,963.87	56.3%
April 15, 2023	21,798,936.17	6,814,928.20	31.3%	3,156,152.20	45.7%	1,846,404.30	54.2%
October 15, 2023	21,377,021.28	6,491,721.02	30.4%	3,006,467.42	44.4%	1,623,844.73	52.0%
April 15, 2024	20,955,106.38	6,168,513.84	29.4%	2,856,782.64	43.1%	1,401,285.16	49.8%
October 15, 2024	20,533,191.49	5,845,306.66	28.5%	2,707,097.86	41.7%	1,178,725.59	47.4%
April 15, 2025	20,111,276.60	5,522,099.48	27.5%	2,557,413.08	40.2%	956,166.02	44.9%
October 15, 2025	19,689,361.70	5,198,892.30	26.4%	2,407,728.30	38.6%	—	0.0%
April 15, 2026	19,267,446.81	4,875,685.12	25.3%	2,258,043.52	37.0%	—	0.0%
October 15, 2026	18,845,531.91	4,552,477.94	24.2%	2,108,358.74	35.3%	—	0.0%
April 15, 2027	18,423,617.02	4,229,270.76	23.0%	1,958,673.96	33.6%	—	0.0%
October 15, 2027	18,001,702.13	3,906,063.58	21.7%	1,808,989.18	31.7%	—	0.0%
April 15, 2028	17,579,787.23	3,582,856.40	20.4%	1,659,304.40	29.8%	—	0.0%
October 15, 2028	17,157,872.34	3,259,649.22	19.0%	1,509,619.62	27.8%	—	0.0%
April 15, 2029	16,735,957.45	2,936,442.04	17.5%	1,359,934.84	25.7%	—	0.0%
October 15, 2029	16,314,042.55	—	0.0%	—	0.0%	—	0.0%

	N221NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$26,590,000.00	$10,104,000.00	38.0%	$4,680,000.00	55.6%	$4,095,000.00	71.0%
April 15, 2018	26,172,356.02	10,104,000.00	38.6%	4,680,000.00	56.5%	4,095,000.00	72.1%
October 15, 2018	25,754,712.04	9,778,959.16	38.0%	4,529,446.63	55.6%	3,871,183.34	70.6%
April 15, 2019	25,337,068.06	9,453,918.32	37.3%	4,378,893.26	54.6%	3,647,366.68	69.0%
October 15, 2019	24,919,424.08	9,128,877.48	36.6%	4,228,339.89	53.6%	3,423,550.02	67.3%
April 15, 2020	24,501,780.10	8,803,836.64	35.9%	4,077,786.52	52.6%	3,199,733.36	65.6%
October 15, 2020	24,084,136.13	8,478,795.80	35.2%	3,927,233.15	51.5%	2,975,916.70	63.9%
April 15, 2021	23,666,492.15	8,153,754.96	34.5%	3,776,679.78	50.4%	2,752,100.04	62.0%
October 15, 2021	23,248,848.17	7,828,714.12	33.7%	3,626,126.41	49.3%	2,528,283.38	60.1%
April 15, 2022	22,831,204.19	7,503,673.28	32.9%	3,475,573.04	48.1%	2,304,466.72	58.2%
October 15, 2022	22,413,560.21	7,178,632.44	32.0%	3,325,019.67	46.9%	2,080,650.06	56.1%
April 15, 2023	21,995,916.23	6,853,591.60	31.2%	3,174,466.30	45.6%	1,856,833.40	54.0%
October 15, 2023	21,578,272.25	6,528,550.76	30.3%	3,023,912.93	44.3%	1,633,016.74	51.8%
April 15, 2024	21,160,628.27	6,203,509.92	29.3%	2,873,359.56	42.9%	1,409,200.08	49.6%
October 15, 2024	20,742,984.29	5,878,469.08	28.3%	2,722,806.19	41.5%	1,185,383.42	47.2%
April 15, 2025	20,325,340.31	5,553,428.24	27.3%	2,572,252.82	40.0%	961,566.76	44.7%
October 15, 2025	19,907,696.34	5,228,387.40	26.3%	2,421,699.45	38.4%	—	0.0%
April 15, 2026	19,490,052.36	4,903,346.56	25.2%	2,271,146.08	36.8%	—	0.0%
October 15, 2026	19,072,408.38	4,578,305.72	24.0%	2,120,592.71	35.1%	—	0.0%
April 15, 2027	18,654,764.40	4,253,264.88	22.8%	1,970,039.34	33.4%	—	0.0%
October 15, 2027	18,237,120.42	3,928,224.04	21.5%	1,819,485.97	31.5%	—	0.0%
April 15, 2028	17,819,476.44	3,603,183.20	20.2%	1,668,932.60	29.6%	—	0.0%
October 15, 2028	17,401,832.46	3,278,142.36	18.8%	1,518,379.23	27.6%	—	0.0%
April 15, 2029	16,984,188.48	2,953,101.52	17.4%	1,367,825.86	25.4%	—	0.0%
October 15, 2029	16,566,544.50	—	0.0%	—	0.0%	—	0.0%

	N222NS
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$26,650,000.00	$10,127,000.00	38.0%	$4,690,000.00	55.6%	$4,104,000.00	71.0%
April 15, 2018	26,231,413.61	10,127,000.00	38.6%	4,690,000.00	56.5%	4,104,000.00	72.1%
October 15, 2018	25,812,827.23	9,801,219.26	38.0%	4,539,124.94	55.6%	3,879,691.43	70.6%
April 15, 2019	25,394,240.84	9,475,438.52	37.3%	4,388,249.88	54.6%	3,655,382.86	69.0%
October 15, 2019	24,975,654.45	9,149,657.78	36.6%	4,237,374.82	53.6%	3,431,074.29	67.3%
April 15, 2020	24,557,068.06	8,823,877.04	35.9%	4,086,499.76	52.6%	3,206,765.72	65.6%
October 15, 2020	24,138,481.68	8,498,096.30	35.2%	3,935,624.70	51.5%	2,982,457.15	63.9%
April 15, 2021	23,719,895.29	8,172,315.56	34.5%	3,784,749.64	50.4%	2,758,148.58	62.0%
October 15, 2021	23,301,308.90	7,846,534.82	33.7%	3,633,874.58	49.3%	2,533,840.01	60.1%
April 15, 2022	22,882,722.51	7,520,754.08	32.9%	3,482,999.52	48.1%	2,309,531.44	58.2%
October 15, 2022	22,464,136.13	7,194,973.34	32.0%	3,332,124.46	46.9%	2,085,222.87	56.1%
April 15, 2023	22,045,549.74	6,869,192.60	31.2%	3,181,249.40	45.6%	1,860,914.30	54.0%
October 15, 2023	21,626,963.35	6,543,411.86	30.3%	3,030,374.34	44.3%	1,636,605.73	51.8%
April 15, 2024	21,208,376.96	6,217,631.12	29.3%	2,879,499.28	42.9%	1,412,297.16	49.6%
October 15, 2024	20,789,790.58	5,891,850.38	28.3%	2,728,624.22	41.5%	1,187,988.59	47.2%
April 15, 2025	20,371,204.19	5,566,069.64	27.3%	2,577,749.16	40.0%	963,680.02	44.7%
October 15, 2025	19,952,617.80	5,240,288.90	26.3%	2,426,874.10	38.4%	—	0.0%
April 15, 2026	19,534,031.41	4,914,508.16	25.2%	2,275,999.04	36.8%	—	0.0%
October 15, 2026	19,115,445.03	4,588,727.42	24.0%	2,125,123.98	35.1%	—	0.0%
April 15, 2027	18,696,858.64	4,262,946.68	22.8%	1,974,248.92	33.4%	—	0.0%
October 15, 2027	18,278,272.25	3,937,165.94	21.5%	1,823,373.86	31.5%	—	0.0%
April 15, 2028	17,859,685.86	3,611,385.20	20.2%	1,672,498.80	29.6%	—	0.0%
October 15, 2028	17,441,099.48	3,285,604.46	18.8%	1,521,623.74	27.6%	—	0.0%
April 15, 2029	17,022,513.09	2,959,823.72	17.4%	1,370,748.68	25.4%	—	0.0%
October 15, 2029	16,603,926.70	—	0.0%	—	0.0%	—	0.0%

	N223NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$26,650,000.00	$10,127,000.00	38.0%	$4,690,000.00	55.6%	$4,104,000.00	71.0%
April 15, 2018	26,231,413.61	10,127,000.00	38.6%	4,690,000.00	56.5%	4,104,000.00	72.1%
October 15, 2018	25,812,827.23	9,801,219.26	38.0%	4,539,124.94	55.6%	3,879,691.43	70.6%
April 15, 2019	25,394,240.84	9,475,438.52	37.3%	4,388,249.88	54.6%	3,655,382.86	69.0%
October 15, 2019	24,975,654.45	9,149,657.78	36.6%	4,237,374.82	53.6%	3,431,074.29	67.3%
April 15, 2020	24,557,068.06	8,823,877.04	35.9%	4,086,499.76	52.6%	3,206,765.72	65.6%
October 15, 2020	24,138,481.68	8,498,096.30	35.2%	3,935,624.70	51.5%	2,982,457.15	63.9%
April 15, 2021	23,719,895.29	8,172,315.56	34.5%	3,784,749.64	50.4%	2,758,148.58	62.0%
October 15, 2021	23,301,308.90	7,846,534.82	33.7%	3,633,874.58	49.3%	2,533,840.01	60.1%
April 15, 2022	22,882,722.51	7,520,754.08	32.9%	3,482,999.52	48.1%	2,309,531.44	58.2%
October 15, 2022	22,464,136.13	7,194,973.34	32.0%	3,332,124.46	46.9%	2,085,222.87	56.1%
April 15, 2023	22,045,549.74	6,869,192.60	31.2%	3,181,249.40	45.6%	1,860,914.30	54.0%
October 15, 2023	21,626,963.35	6,543,411.86	30.3%	3,030,374.34	44.3%	1,636,605.73	51.8%
April 15, 2024	21,208,376.96	6,217,631.12	29.3%	2,879,499.28	42.9%	1,412,297.16	49.6%
October 15, 2024	20,789,790.58	5,891,850.38	28.3%	2,728,624.22	41.5%	1,187,988.59	47.2%
April 15, 2025	20,371,204.19	5,566,069.64	27.3%	2,577,749.16	40.0%	963,680.02	44.7%
October 15, 2025	19,952,617.80	5,240,288.90	26.3%	2,426,874.10	38.4%	—	0.0%
April 15, 2026	19,534,031.41	4,914,508.16	25.2%	2,275,999.04	36.8%	—	0.0%
October 15, 2026	19,115,445.03	4,588,727.42	24.0%	2,125,123.98	35.1%	—	0.0%
April 15, 2027	18,696,858.64	4,262,946.68	22.8%	1,974,248.92	33.4%	—	0.0%
October 15, 2027	18,278,272.25	3,937,165.94	21.5%	1,823,373.86	31.5%	—	0.0%
April 15, 2028	17,859,685.86	3,611,385.20	20.2%	1,672,498.80	29.6%	—	0.0%
October 15, 2028	17,441,099.48	3,285,604.46	18.8%	1,521,623.74	27.6%	—	0.0%
April 15, 2029	17,022,513.09	2,959,823.72	17.4%	1,370,748.68	25.4%	—	0.0%
October 15, 2029	16,603,926.70	—	0.0%	—	0.0%	—	0.0%

	N224NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$27,066,666.67	$10,285,000.00	38.0%	$4,764,000.00	55.6%	$4,168,000.00	71.0%
April 15, 2018	26,641,535.78	10,285,000.00	38.6%	4,764,000.00	56.5%	4,168,000.00	72.1%
October 15, 2018	26,216,404.89	9,954,136.49	38.0%	4,610,744.38	55.6%	3,940,193.45	70.6%
April 15, 2019	25,791,274.00	9,623,272.98	37.3%	4,457,488.76	54.6%	3,712,386.90	69.0%
October 15, 2019	25,366,143.11	9,292,409.47	36.6%	4,304,233.14	53.6%	3,484,580.35	67.3%
April 15, 2020	24,941,012.22	8,961,545.96	35.9%	4,150,977.52	52.6%	3,256,773.80	65.6%
October 15, 2020	24,515,881.33	8,630,682.45	35.2%	3,997,721.90	51.5%	3,028,967.25	63.9%
April 15, 2021	24,090,750.44	8,299,818.94	34.5%	3,844,466.28	50.4%	2,801,160.70	62.0%
October 15, 2021	23,665,619.55	7,968,955.43	33.7%	3,691,210.66	49.3%	2,573,354.15	60.1%
April 15, 2022	23,240,488.66	7,638,091.92	32.9%	3,537,955.04	48.1%	2,345,547.60	58.2%
October 15, 2022	22,815,357.77	7,307,228.41	32.0%	3,384,699.42	46.9%	2,117,741.05	56.1%
April 15, 2023	22,390,226.88	6,976,364.90	31.2%	3,231,443.80	45.6%	1,889,934.50	54.0%
October 15, 2023	21,965,095.99	6,645,501.39	30.3%	3,078,188.18	44.3%	1,662,127.95	51.8%
April 15, 2024	21,539,965.10	6,314,637.88	29.3%	2,924,932.56	42.9%	1,434,321.40	49.6%
October 15, 2024	21,114,834.21	5,983,774.37	28.3%	2,771,676.94	41.5%	1,206,514.85	47.2%
April 15, 2025	20,689,703.32	5,652,910.86	27.3%	2,618,421.32	40.0%	978,708.30	44.7%
October 15, 2025	20,264,572.43	5,322,047.35	26.3%	2,465,165.70	38.4%	—	0.0%
April 15, 2026	19,839,441.54	4,991,183.84	25.2%	2,311,910.08	36.8%	—	0.0%
October 15, 2026	19,414,310.65	4,660,320.33	24.0%	2,158,654.46	35.1%	—	0.0%
April 15, 2027	18,989,179.76	4,329,456.82	22.8%	2,005,398.84	33.4%	—	0.0%
October 15, 2027	18,564,048.87	3,998,593.31	21.5%	1,852,143.22	31.5%	—	0.0%
April 15, 2028	18,138,917.98	3,667,729.80	20.2%	1,698,887.60	29.6%	—	0.0%
October 15, 2028	17,713,787.09	3,336,866.29	18.8%	1,545,631.98	27.6%	—	0.0%
April 15, 2029	17,288,656.20	3,006,002.78	17.4%	1,392,376.36	25.4%	—	0.0%
October 15, 2029	16,863,525.31	—	0.0%	—	0.0%	—	0.0%

	N225NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$27,080,000.00	$10,290,000.00	38.0%	$4,766,000.00	55.6%	$4,170,000.00	71.0%
April 15, 2018	26,654,659.69	10,290,000.00	38.6%	4,766,000.00	56.5%	4,170,000.00	72.1%
October 15, 2018	26,229,319.37	9,958,975.64	38.0%	4,612,680.04	55.6%	3,942,084.13	70.6%
April 15, 2019	25,803,979.06	9,627,951.28	37.3%	4,459,360.08	54.6%	3,714,168.26	69.0%
October 15, 2019	25,378,638.74	9,296,926.92	36.6%	4,306,040.12	53.6%	3,486,252.39	67.3%
April 15, 2020	24,953,298.43	8,965,902.56	35.9%	4,152,720.16	52.6%	3,258,336.52	65.6%
October 15, 2020	24,527,958.12	8,634,878.20	35.2%	3,999,400.20	51.5%	3,030,420.65	63.9%
April 15, 2021	24,102,617.80	8,303,853.84	34.5%	3,846,080.24	50.4%	2,802,504.78	62.0%
October 15, 2021	23,677,277.49	7,972,829.48	33.7%	3,692,760.28	49.3%	2,574,588.91	60.1%
April 15, 2022	23,251,937.17	7,641,805.12	32.9%	3,539,440.32	48.1%	2,346,673.04	58.2%
October 15, 2022	22,826,596.86	7,310,780.76	32.0%	3,386,120.36	46.9%	2,118,757.17	56.1%
April 15, 2023	22,401,256.54	6,979,756.40	31.2%	3,232,800.40	45.6%	1,890,841.30	54.0%
October 15, 2023	21,975,916.23	6,648,732.04	30.3%	3,079,480.44	44.3%	1,662,925.43	51.8%
April 15, 2024	21,550,575.92	6,317,707.68	29.3%	2,926,160.48	42.9%	1,435,009.56	49.6%
October 15, 2024	21,125,235.60	5,986,683.32	28.3%	2,772,840.52	41.5%	1,207,093.69	47.2%
April 15, 2025	20,699,895.29	5,655,658.96	27.3%	2,619,520.56	40.0%	979,177.82	44.7%
October 15, 2025	20,274,554.97	5,324,634.60	26.3%	2,466,200.60	38.4%	—	0.0%
April 15, 2026	19,849,214.66	4,993,610.24	25.2%	2,312,880.64	36.8%	—	0.0%
October 15, 2026	19,423,874.35	4,662,585.88	24.0%	2,159,560.68	35.1%	—	0.0%
April 15, 2027	18,998,534.03	4,331,561.52	22.8%	2,006,240.72	33.4%	—	0.0%
October 15, 2027	18,573,193.72	4,000,537.16	21.5%	1,852,920.76	31.5%	—	0.0%
April 15, 2028	18,147,853.40	3,669,512.80	20.2%	1,699,600.80	29.6%	—	0.0%
October 15, 2028	17,722,513.09	3,338,488.44	18.8%	1,546,280.84	27.6%	—	0.0%
April 15, 2029	17,297,172.77	3,007,464.08	17.4%	1,392,960.88	25.4%	—	0.0%
October 15, 2029	16,871,832.46	—	0.0%	—	0.0%	—	0.0%

	N234JW
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$27,390,000.00	$10,408,000.00	38.0%	$4,821,000.00	55.6%	$4,218,000.00	71.0%
April 15, 2018	26,966,443.30	10,408,000.00	38.6%	4,821,000.00	56.5%	4,218,000.00	72.1%
October 15, 2018	26,542,886.60	10,073,179.64	38.0%	4,665,910.71	55.5%	3,987,460.64	70.6%
April 15, 2019	26,119,329.90	9,738,359.28	37.3%	4,510,821.42	54.6%	3,756,921.28	68.9%
October 15, 2019	25,695,773.20	9,403,538.92	36.6%	4,355,732.13	53.5%	3,526,381.92	67.3%
April 15, 2020	25,272,216.49	9,068,718.56	35.9%	4,200,642.84	52.5%	3,295,842.56	65.5%
October 15, 2020	24,848,659.79	8,733,898.20	35.1%	4,045,553.55	51.4%	3,065,303.20	63.8%
April 15, 2021	24,425,103.09	8,399,077.84	34.4%	3,890,464.26	50.3%	2,834,763.84	61.9%
October 15, 2021	24,001,546.39	8,064,257.48	33.6%	3,735,374.97	49.2%	2,604,224.48	60.0%
April 15, 2022	23,577,989.69	7,729,437.12	32.8%	3,580,285.68	48.0%	2,373,685.12	58.0%
October 15, 2022	23,154,432.99	7,394,616.76	31.9%	3,425,196.39	46.7%	2,143,145.76	56.0%
April 15, 2023	22,730,876.29	7,059,796.40	31.1%	3,270,107.10	45.4%	1,912,606.40	53.9%
October 15, 2023	22,307,319.59	6,724,976.04	30.1%	3,115,017.81	44.1%	1,682,067.04	51.7%
April 15, 2024	21,883,762.89	6,390,155.68	29.2%	2,959,928.52	42.7%	1,451,527.68	49.4%
October 15, 2024	21,460,206.19	6,055,335.32	28.2%	2,804,839.23	41.3%	1,220,988.32	47.0%
April 15, 2025	21,036,649.48	5,720,514.96	27.2%	2,649,749.94	39.8%	990,448.96	44.5%
October 15, 2025	20,613,092.78	5,385,694.60	26.1%	2,494,660.65	38.2%	—	0.0%
April 15, 2026	20,189,536.08	5,050,874.24	25.0%	2,339,571.36	36.6%	—	0.0%
October 15, 2026	19,765,979.38	4,716,053.88	23.9%	2,184,482.07	34.9%	—	0.0%
April 15, 2027	19,342,422.68	4,381,233.52	22.7%	2,029,392.78	33.1%	—	0.0%
October 15, 2027	18,918,865.98	4,046,413.16	21.4%	1,874,303.49	31.3%	—	0.0%
April 15, 2028	18,495,309.28	3,711,592.80	20.1%	1,719,214.20	29.4%	—	0.0%
October 15, 2028	18,071,752.58	3,376,772.44	18.7%	1,564,124.91	27.3%	—	0.0%
April 15, 2029	17,648,195.88	3,041,952.08	17.2%	1,409,035.62	25.2%	—	0.0%
October 15, 2029	17,224,639.18	—	0.0%	—	0.0%	—	0.0%

	N235NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$27,360,000.00	$10,397,000.00	38.0%	$4,815,000.00	55.6%	$4,213,000.00	71.0%
April 15, 2018	26,936,907.22	10,397,000.00	38.6%	4,815,000.00	56.5%	4,213,000.00	72.1%
October 15, 2018	26,513,814.43	10,062,533.51	38.0%	4,660,103.72	55.5%	3,982,733.92	70.5%
April 15, 2019	26,090,721.65	9,728,067.02	37.3%	4,505,207.44	54.6%	3,752,467.84	68.9%
October 15, 2019	25,667,628.87	9,393,600.53	36.6%	4,350,311.16	53.5%	3,522,201.76	67.3%
April 15, 2020	25,244,536.08	9,059,134.04	35.9%	4,195,414.88	52.5%	3,291,935.68	65.5%
October 15, 2020	24,821,443.30	8,724,667.55	35.1%	4,040,518.60	51.4%	3,061,669.60	63.8%
April 15, 2021	24,398,350.52	8,390,201.06	34.4%	3,885,622.32	50.3%	2,831,403.52	61.9%
October 15, 2021	23,975,257.73	8,055,734.57	33.6%	3,730,726.04	49.2%	2,601,137.44	60.0%
April 15, 2022	23,552,164.95	7,721,268.08	32.8%	3,575,829.76	48.0%	2,370,871.36	58.0%
October 15, 2022	23,129,072.16	7,386,801.59	31.9%	3,420,933.48	46.7%	2,140,605.28	56.0%
April 15, 2023	22,705,979.38	7,052,335.10	31.1%	3,266,037.20	45.4%	1,910,339.20	53.9%
October 15, 2023	22,282,886.60	6,717,868.61	30.1%	3,111,140.92	44.1%	1,680,073.12	51.6%
April 15, 2024	21,859,793.81	6,383,402.12	29.2%	2,956,244.64	42.7%	1,449,807.04	49.4%
October 15, 2024	21,436,701.03	6,048,935.63	28.2%	2,801,348.36	41.3%	1,219,540.96	47.0%
April 15, 2025	21,013,608.25	5,714,469.14	27.2%	2,646,452.08	39.8%	989,274.88	44.5%
October 15, 2025	20,590,515.46	5,380,002.65	26.1%	2,491,555.80	38.2%	—	0.0%
April 15, 2026	20,167,422.68	5,045,536.16	25.0%	2,336,659.52	36.6%	—	0.0%
October 15, 2026	19,744,329.90	4,711,069.67	23.9%	2,181,763.24	34.9%	—	0.0%
April 15, 2027	19,321,237.11	4,376,603.18	22.7%	2,026,866.96	33.1%	—	0.0%
October 15, 2027	18,898,144.33	4,042,136.69	21.4%	1,871,970.68	31.3%	—	0.0%
April 15, 2028	18,475,051.55	3,707,670.20	20.1%	1,717,074.40	29.4%	—	0.0%
October 15, 2028	18,051,958.76	3,373,203.71	18.7%	1,562,178.12	27.3%	—	0.0%
April 15, 2029	17,628,865.98	3,038,737.22	17.2%	1,407,281.84	25.2%	—	0.0%
October 15, 2029	17,205,773.20	—	0.0%	—	0.0%	—	0.0%

	N236NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$27,430,000.00	$10,423,000.00	38.0%	$4,828,000.00	55.6%	$4,224,000.00	71.0%
April 15, 2018	27,005,824.74	10,423,000.00	38.6%	4,828,000.00	56.5%	4,224,000.00	72.1%
October 15, 2018	26,581,649.48	10,087,697.10	37.9%	4,672,685.52	55.5%	3,993,132.71	70.6%
April 15, 2019	26,157,474.23	9,752,394.20	37.3%	4,517,371.04	54.6%	3,762,265.42	68.9%
October 15, 2019	25,733,298.97	9,417,091.30	36.6%	4,362,056.56	53.5%	3,531,398.13	67.3%
April 15, 2020	25,309,123.71	9,081,788.40	35.9%	4,206,742.08	52.5%	3,300,530.84	65.5%
October 15, 2020	24,884,948.45	8,746,485.50	35.1%	4,051,427.60	51.4%	3,069,663.55	63.8%
April 15, 2021	24,460,773.20	8,411,182.60	34.4%	3,896,113.12	50.3%	2,838,796.26	61.9%
October 15, 2021	24,036,597.94	8,075,879.70	33.6%	3,740,798.64	49.2%	2,607,928.97	60.0%
April 15, 2022	23,612,422.68	7,740,576.80	32.8%	3,585,484.16	48.0%	2,377,061.68	58.0%
October 15, 2022	23,188,247.42	7,405,273.90	31.9%	3,430,169.68	46.7%	2,146,194.39	56.0%
April 15, 2023	22,764,072.16	7,069,971.00	31.1%	3,274,855.20	45.4%	1,915,327.10	53.9%
October 15, 2023	22,339,896.91	6,734,668.10	30.1%	3,119,540.72	44.1%	1,684,459.81	51.7%
April 15, 2024	21,915,721.65	6,399,365.20	29.2%	2,964,226.24	42.7%	1,453,592.52	49.4%
October 15, 2024	21,491,546.39	6,064,062.30	28.2%	2,808,911.76	41.3%	1,222,725.23	47.0%
April 15, 2025	21,067,371.13	5,728,759.40	27.2%	2,653,597.28	39.8%	991,857.94	44.5%
October 15, 2025	20,643,195.88	5,393,456.50	26.1%	2,498,282.80	38.2%	—	0.0%
April 15, 2026	20,219,020.62	5,058,153.60	25.0%	2,342,968.32	36.6%	—	0.0%
October 15, 2026	19,794,845.36	4,722,850.70	23.9%	2,187,653.84	34.9%	—	0.0%
April 15, 2027	19,370,670.10	4,387,547.80	22.7%	2,032,339.36	33.1%	—	0.0%
October 15, 2027	18,946,494.85	4,052,244.90	21.4%	1,877,024.88	31.3%	—	0.0%
April 15, 2028	18,522,319.59	3,716,942.00	20.1%	1,721,710.40	29.4%	—	0.0%
October 15, 2028	18,098,144.33	3,381,639.10	18.7%	1,566,395.92	27.3%	—	0.0%
April 15, 2029	17,673,969.07	3,046,336.20	17.2%	1,411,081.44	25.2%	—	0.0%
October 15, 2029	17,249,793.81	—	0.0%	—	0.0%	—	0.0%

	N237NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$27,470,000.00	$10,439,000.00	38.0%	$4,835,000.00	55.6%	$4,230,000.00	71.0%
April 15, 2018	27,045,206.19	10,439,000.00	38.6%	4,835,000.00	56.5%	4,230,000.00	72.1%
October 15, 2018	26,620,412.37	10,103,182.39	38.0%	4,679,460.33	55.5%	3,998,804.77	70.6%
April 15, 2019	26,195,618.56	9,767,364.78	37.3%	4,523,920.66	54.6%	3,767,609.54	68.9%
October 15, 2019	25,770,824.74	9,431,547.17	36.6%	4,368,380.99	53.5%	3,536,414.31	67.3%
April 15, 2020	25,346,030.93	9,095,729.56	35.9%	4,212,841.32	52.5%	3,305,219.08	65.5%
October 15, 2020	24,921,237.11	8,759,911.95	35.2%	4,057,301.65	51.4%	3,074,023.85	63.8%
April 15, 2021	24,496,443.30	8,424,094.34	34.4%	3,901,761.98	50.3%	2,842,828.62	61.9%
October 15, 2021	24,071,649.48	8,088,276.73	33.6%	3,746,222.31	49.2%	2,611,633.39	60.0%
April 15, 2022	23,646,855.67	7,752,459.12	32.8%	3,590,682.64	48.0%	2,380,438.16	58.0%
October 15, 2022	23,222,061.86	7,416,641.51	31.9%	3,435,142.97	46.7%	2,149,242.93	56.0%
April 15, 2023	22,797,268.04	7,080,823.90	31.1%	3,279,603.30	45.4%	1,918,047.70	53.9%
October 15, 2023	22,372,474.23	6,745,006.29	30.1%	3,124,063.63	44.1%	1,686,852.47	51.7%
April 15, 2024	21,947,680.41	6,409,188.68	29.2%	2,968,523.96	42.7%	1,455,657.24	49.4%
October 15, 2024	21,522,886.60	6,073,371.07	28.2%	2,812,984.29	41.3%	1,224,462.01	47.0%
April 15, 2025	21,098,092.78	5,737,553.46	27.2%	2,657,444.62	39.8%	993,266.78	44.5%
October 15, 2025	20,673,298.97	5,401,735.85	26.1%	2,501,904.95	38.2%	—	0.0%
April 15, 2026	20,248,505.15	5,065,918.24	25.0%	2,346,365.28	36.6%	—	0.0%
October 15, 2026	19,823,711.34	4,730,100.63	23.9%	2,190,825.61	34.9%	—	0.0%
April 15, 2027	19,398,917.53	4,394,283.02	22.7%	2,035,285.94	33.1%	—	0.0%
October 15, 2027	18,974,123.71	4,058,465.41	21.4%	1,879,746.27	31.3%	—	0.0%
April 15, 2028	18,549,329.90	3,722,647.80	20.1%	1,724,206.60	29.4%	—	0.0%
October 15, 2028	18,124,536.08	3,386,830.19	18.7%	1,568,666.93	27.3%	—	0.0%
April 15, 2029	17,699,742.27	3,051,012.58	17.2%	1,413,127.26	25.2%	—	0.0%
October 15, 2029	17,274,948.45	—	0.0%	—	0.0%	—	0.0%

	N238NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$27,620,000.00	$10,496,000.00	38.0%	$4,861,000.00	55.6%	$4,253,000.00	71.0%
April 15, 2018	27,192,886.60	10,496,000.00	38.6%	4,861,000.00	56.5%	4,253,000.00	72.1%
October 15, 2018	26,765,773.20	10,158,348.73	38.0%	4,704,623.92	55.5%	4,020,547.68	70.6%
April 15, 2019	26,338,659.79	9,820,697.46	37.3%	4,548,247.84	54.6%	3,788,095.36	68.9%
October 15, 2019	25,911,546.39	9,483,046.19	36.6%	4,391,871.76	53.5%	3,555,643.04	67.3%
April 15, 2020	25,484,432.99	9,145,394.92	35.9%	4,235,495.68	52.5%	3,323,190.72	65.5%
October 15, 2020	25,057,319.59	8,807,743.65	35.2%	4,079,119.60	51.4%	3,090,738.40	63.8%
April 15, 2021	24,630,206.19	8,470,092.38	34.4%	3,922,743.52	50.3%	2,858,286.08	61.9%
October 15, 2021	24,203,092.78	8,132,441.11	33.6%	3,766,367.44	49.2%	2,625,833.76	60.0%
April 15, 2022	23,775,979.38	7,794,789.84	32.8%	3,609,991.36	48.0%	2,393,381.44	58.0%
October 15, 2022	23,348,865.98	7,457,138.57	31.9%	3,453,615.28	46.7%	2,160,929.12	56.0%
April 15, 2023	22,921,752.58	7,119,487.30	31.1%	3,297,239.20	45.4%	1,928,476.80	53.9%
October 15, 2023	22,494,639.18	6,781,836.03	30.1%	3,140,863.12	44.1%	1,696,024.48	51.7%
April 15, 2024	22,067,525.77	6,444,184.76	29.2%	2,984,487.04	42.7%	1,463,572.16	49.4%
October 15, 2024	21,640,412.37	6,106,533.49	28.2%	2,828,110.96	41.3%	1,231,119.84	47.0%
April 15, 2025	21,213,298.97	5,768,882.22	27.2%	2,671,734.88	39.8%	998,667.52	44.5%
October 15, 2025	20,786,185.57	5,431,230.95	26.1%	2,515,358.80	38.2%	—	0.0%
April 15, 2026	20,359,072.16	5,093,579.68	25.0%	2,358,982.72	36.6%	—	0.0%
October 15, 2026	19,931,958.76	4,755,928.41	23.9%	2,202,606.64	34.9%	—	0.0%
April 15, 2027	19,504,845.36	4,418,277.14	22.7%	2,046,230.56	33.1%	—	0.0%
October 15, 2027	19,077,731.96	4,080,625.87	21.4%	1,889,854.48	31.3%	—	0.0%
April 15, 2028	18,650,618.56	3,742,974.60	20.1%	1,733,478.40	29.4%	—	0.0%
October 15, 2028	18,223,505.15	3,405,323.33	18.7%	1,577,102.32	27.3%	—	0.0%
April 15, 2029	17,796,391.75	3,067,672.06	17.2%	1,420,726.24	25.2%	—	0.0%
October 15, 2029	17,369,278.35	—	0.0%	—	0.0%	—	0.0%

	N239NN
	Assumed Aircraft Value	Series AA		Series A		Series B
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$27,580,000.00	$10,480,000.00	38.0%	$4,854,000.00	55.6%	$4,247,000.00	71.0%
April 15, 2018	27,153,505.15	10,480,000.00	38.6%	4,854,000.00	56.5%	4,247,000.00	72.1%
October 15, 2018	26,727,010.31	10,142,863.44	37.9%	4,697,849.11	55.5%	4,014,875.62	70.5%
April 15, 2019	26,300,515.46	9,805,726.88	37.3%	4,541,698.22	54.6%	3,782,751.24	68.9%
October 15, 2019	25,874,020.62	9,468,590.32	36.6%	4,385,547.33	53.5%	3,550,626.86	67.3%
April 15, 2020	25,447,525.77	9,131,453.76	35.9%	4,229,396.44	52.5%	3,318,502.48	65.5%
October 15, 2020	25,021,030.93	8,794,317.20	35.1%	4,073,245.55	51.4%	3,086,378.10	63.8%
April 15, 2021	24,594,536.08	8,457,180.64	34.4%	3,917,094.66	50.3%	2,854,253.72	61.9%
October 15, 2021	24,168,041.24	8,120,044.08	33.6%	3,760,943.77	49.2%	2,622,129.34	60.0%
April 15, 2022	23,741,546.39	7,782,907.52	32.8%	3,604,792.88	48.0%	2,390,004.96	58.0%
October 15, 2022	23,315,051.55	7,445,770.96	31.9%	3,448,641.99	46.7%	2,157,880.58	56.0%
April 15, 2023	22,888,556.70	7,108,634.40	31.1%	3,292,491.10	45.4%	1,925,756.20	53.9%
October 15, 2023	22,462,061.86	6,771,497.84	30.1%	3,136,340.21	44.1%	1,693,631.82	51.6%
April 15, 2024	22,035,567.01	6,434,361.28	29.2%	2,980,189.32	42.7%	1,461,507.44	49.4%
October 15, 2024	21,609,072.16	6,097,224.72	28.2%	2,824,038.43	41.3%	1,229,383.06	47.0%
April 15, 2025	21,182,577.32	5,760,088.16	27.2%	2,667,887.54	39.8%	997,258.68	44.5%
October 15, 2025	20,756,082.47	5,422,951.60	26.1%	2,511,736.65	38.2%	—	0.0%
April 15, 2026	20,329,587.63	5,085,815.04	25.0%	2,355,585.76	36.6%	—	0.0%
October 15, 2026	19,903,092.78	4,748,678.48	23.9%	2,199,434.87	34.9%	—	0.0%
April 15, 2027	19,476,597.94	4,411,541.92	22.7%	2,043,283.98	33.1%	—	0.0%
October 15, 2027	19,050,103.09	4,074,405.36	21.4%	1,887,133.09	31.3%	—	0.0%
April 15, 2028	18,623,608.25	3,737,268.80	20.1%	1,730,982.20	29.4%	—	0.0%
October 15, 2028	18,197,113.40	3,400,132.24	18.7%	1,574,831.31	27.3%	—	0.0%
April 15, 2029	17,770,618.56	3,062,995.68	17.2%	1,418,680.42	25.2%	—	0.0%
October 15, 2029	17,344,123.71	—	0.0%	—	0.0%	—	0.0%

APPENDIX V—EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

The following tables set forth the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft.

A. Boeing 737-800

	N354PT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$17,970,000.00	—	$8,323,000.00	—	$7,283,000.00
April 15, 2018	—	17,970,000.00	—	8,323,000.00	—	7,283,000.00
October 15, 2018	450,236.49	17,519,763.51	208,531.91	8,114,468.09	356,443.12	6,926,556.88
April 15, 2019	450,236.49	17,069,527.02	208,531.91	7,905,936.18	356,443.12	6,570,113.76
October 15, 2019	450,236.49	16,619,290.53	208,531.91	7,697,404.27	356,443.12	6,213,670.64
April 15, 2020	450,236.49	16,169,054.04	208,531.91	7,488,872.36	356,443.12	5,857,227.52
October 15, 2020	450,236.49	15,718,817.55	208,531.91	7,280,340.45	356,443.12	5,500,784.40
April 15, 2021	450,236.49	15,268,581.06	208,531.91	7,071,808.54	356,443.12	5,144,341.28
October 15, 2021	450,236.49	14,818,344.57	208,531.91	6,863,276.63	356,443.12	4,787,898.16
April 15, 2022	450,236.49	14,368,108.08	208,531.91	6,654,744.72	356,443.12	4,431,455.04
October 15, 2022	450,236.49	13,917,871.59	208,531.91	6,446,212.81	356,443.12	4,075,011.92
April 15, 2023	450,236.49	13,467,635.10	208,531.91	6,237,680.90	356,443.12	3,718,568.80
October 15, 2023	450,236.49	13,017,398.61	208,531.91	6,029,148.99	356,443.12	3,362,125.68
April 15, 2024	450,236.49	12,567,162.12	208,531.91	5,820,617.08	356,443.12	3,005,682.56
October 15, 2024	450,236.49	12,116,925.63	208,531.91	5,612,085.17	356,443.12	2,649,239.44
April 15, 2025	450,236.49	11,666,689.14	208,531.91	5,403,553.26	356,443.12	2,292,796.32
October 15, 2025	450,236.49	11,216,452.65	208,531.91	5,195,021.35	2,292,796.32	—
April 15, 2026	450,236.49	10,766,216.16	208,531.91	4,986,489.44	—	—
October 15, 2026	450,236.49	10,315,979.67	208,531.91	4,777,957.53	—	—
April 15, 2027	450,236.49	9,865,743.18	208,531.91	4,569,425.62	—	—
October 15, 2027	450,236.49	9,415,506.69	208,531.91	4,360,893.71	—	—
April 15, 2028	450,236.49	8,965,270.20	208,531.91	4,152,361.80	—	—
October 15, 2028	450,236.49	8,515,033.71	208,531.91	3,943,829.89	—	—
April 15, 2029	450,236.49	8,064,797.22	208,531.91	3,735,297.98	—	—
October 15, 2029	8,064,797.22	—	3,735,297.98	—	—	—

	N355PU
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$17,985,000.00	—	$8,330,000.00	—	$7,289,000.00
April 15, 2018	—	17,985,000.00	—	8,330,000.00	—	7,289,000.00
October 15, 2018	450,612.31	17,534,387.69	208,707.29	8,121,292.71	356,736.77	6,932,263.23
April 15, 2019	450,612.31	17,083,775.38	208,707.29	7,912,585.42	356,736.77	6,575,526.46
October 15, 2019	450,612.31	16,633,163.07	208,707.29	7,703,878.13	356,736.77	6,218,789.69
April 15, 2020	450,612.31	16,182,550.76	208,707.29	7,495,170.84	356,736.77	5,862,052.92
October 15, 2020	450,612.31	15,731,938.45	208,707.29	7,286,463.55	356,736.77	5,505,316.15
April 15, 2021	450,612.31	15,281,326.14	208,707.29	7,077,756.26	356,736.77	5,148,579.38
October 15, 2021	450,612.31	14,830,713.83	208,707.29	6,869,048.97	356,736.77	4,791,842.61
April 15, 2022	450,612.31	14,380,101.52	208,707.29	6,660,341.68	356,736.77	4,435,105.84
October 15, 2022	450,612.31	13,929,489.21	208,707.29	6,451,634.39	356,736.77	4,078,369.07
April 15, 2023	450,612.31	13,478,876.90	208,707.29	6,242,927.10	356,736.77	3,721,632.30
October 15, 2023	450,612.31	13,028,264.59	208,707.29	6,034,219.81	356,736.77	3,364,895.53
April 15, 2024	450,612.31	12,577,652.28	208,707.29	5,825,512.52	356,736.77	3,008,158.76
October 15, 2024	450,612.31	12,127,039.97	208,707.29	5,616,805.23	356,736.77	2,651,421.99
April 15, 2025	450,612.31	11,676,427.66	208,707.29	5,408,097.94	356,736.77	2,294,685.22
October 15, 2025	450,612.31	11,225,815.35	208,707.29	5,199,390.65	2,294,685.22	—
April 15, 2026	450,612.31	10,775,203.04	208,707.29	4,990,683.36	—	—
October 15, 2026	450,612.31	10,324,590.73	208,707.29	4,781,976.07	—	—
April 15, 2027	450,612.31	9,873,978.42	208,707.29	4,573,268.78	—	—
October 15, 2027	450,612.31	9,423,366.11	208,707.29	4,364,561.49	—	—
April 15, 2028	450,612.31	8,972,753.80	208,707.29	4,155,854.20	—	—
October 15, 2028	450,612.31	8,522,141.49	208,707.29	3,947,146.91	—	—
April 15, 2029	450,612.31	8,071,529.18	208,707.29	3,738,439.62	—	—
October 15, 2029	8,071,529.18	—	3,738,439.62	—	—	—

	N359PX
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$18,001,000.00	—	$8,337,000.00	—	$7,295,000.00
April 15, 2018	—	18,001,000.00	—	8,337,000.00	—	7,295,000.00
October 15, 2018	451,013.20	17,549,986.80	208,882.67	8,128,117.33	357,030.42	6,937,969.58
April 15, 2019	451,013.20	17,098,973.60	208,882.67	7,919,234.66	357,030.42	6,580,939.16
October 15, 2019	451,013.20	16,647,960.40	208,882.67	7,710,351.99	357,030.42	6,223,908.74
April 15, 2020	451,013.20	16,196,947.20	208,882.67	7,501,469.32	357,030.42	5,866,878.32
October 15, 2020	451,013.20	15,745,934.00	208,882.67	7,292,586.65	357,030.42	5,509,847.90
April 15, 2021	451,013.20	15,294,920.80	208,882.67	7,083,703.98	357,030.42	5,152,817.48
October 15, 2021	451,013.20	14,843,907.60	208,882.67	6,874,821.31	357,030.42	4,795,787.06
April 15, 2022	451,013.20	14,392,894.40	208,882.67	6,665,938.64	357,030.42	4,438,756.64
October 15, 2022	451,013.20	13,941,881.20	208,882.67	6,457,055.97	357,030.42	4,081,726.22
April 15, 2023	451,013.20	13,490,868.00	208,882.67	6,248,173.30	357,030.42	3,724,695.80
October 15, 2023	451,013.20	13,039,854.80	208,882.67	6,039,290.63	357,030.42	3,367,665.38
April 15, 2024	451,013.20	12,588,841.60	208,882.67	5,830,407.96	357,030.42	3,010,634.96
October 15, 2024	451,013.20	12,137,828.40	208,882.67	5,621,525.29	357,030.42	2,653,604.54
April 15, 2025	451,013.20	11,686,815.20	208,882.67	5,412,642.62	357,030.42	2,296,574.12
October 15, 2025	451,013.20	11,235,802.00	208,882.67	5,203,759.95	2,296,574.12	—
April 15, 2026	451,013.20	10,784,788.80	208,882.67	4,994,877.28	—	—
October 15, 2026	451,013.20	10,333,775.60	208,882.67	4,785,994.61	—	—
April 15, 2027	451,013.20	9,882,762.40	208,882.67	4,577,111.94	—	—
October 15, 2027	451,013.20	9,431,749.20	208,882.67	4,368,229.27	—	—
April 15, 2028	451,013.20	8,980,736.00	208,882.67	4,159,346.60	—	—
October 15, 2028	451,013.20	8,529,722.80	208,882.67	3,950,463.93	—	—
April 15, 2029	451,013.20	8,078,709.60	208,882.67	3,741,581.26	—	—
October 15, 2029	8,078,709.60	—	3,741,581.26	—	—	—

B. Boeing 737 MAX 8

	N324RA
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$19,217,000.00	—	$8,900,000.00	—	$7,788,000.00
April 15, 2018	—	19,217,000.00	—	8,900,000.00	—	7,788,000.00
October 15, 2018	481,479.96	18,735,520.04	222,988.58	8,677,011.42	381,158.73	7,406,841.27
April 15, 2019	481,479.96	18,254,040.08	222,988.58	8,454,022.84	381,158.73	7,025,682.54
October 15, 2019	481,479.96	17,772,560.12	222,988.58	8,231,034.26	381,158.73	6,644,523.81
April 15, 2020	481,479.96	17,291,080.16	222,988.58	8,008,045.68	381,158.73	6,263,365.08
October 15, 2020	481,479.96	16,809,600.20	222,988.58	7,785,057.10	381,158.73	5,882,206.35
April 15, 2021	481,479.96	16,328,120.24	222,988.58	7,562,068.52	381,158.73	5,501,047.62
October 15, 2021	481,479.96	15,846,640.28	222,988.58	7,339,079.94	381,158.73	5,119,888.89
April 15, 2022	481,479.96	15,365,160.32	222,988.58	7,116,091.36	381,158.73	4,738,730.16
October 15, 2022	481,479.96	14,883,680.36	222,988.58	6,893,102.78	381,158.73	4,357,571.43
April 15, 2023	481,479.96	14,402,200.40	222,988.58	6,670,114.20	381,158.73	3,976,412.70
October 15, 2023	481,479.96	13,920,720.44	222,988.58	6,447,125.62	381,158.73	3,595,253.97
April 15, 2024	481,479.96	13,439,240.48	222,988.58	6,224,137.04	381,158.73	3,214,095.24
October 15, 2024	481,479.96	12,957,760.52	222,988.58	6,001,148.46	381,158.73	2,832,936.51
April 15, 2025	481,479.96	12,476,280.56	222,988.58	5,778,159.88	381,158.73	2,451,777.78
October 15, 2025	481,479.96	11,994,800.60	222,988.58	5,555,171.30	2,451,777.78	—
April 15, 2026	481,479.96	11,513,320.64	222,988.58	5,332,182.72	—	—
October 15, 2026	481,479.96	11,031,840.68	222,988.58	5,109,194.14	—	—
April 15, 2027	481,479.96	10,550,360.72	222,988.58	4,886,205.56	—	—
October 15, 2027	481,479.96	10,068,880.76	222,988.58	4,663,216.98	—	—
April 15, 2028	481,479.96	9,587,400.80	222,988.58	4,440,228.40	—	—
October 15, 2028	481,479.96	9,105,920.84	222,988.58	4,217,239.82	—	—
April 15, 2029	481,479.96	8,624,440.88	222,988.58	3,994,251.24	—	—
October 15, 2029	8,624,440.88	—	3,994,251.24	—	—	—

	N304RB
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$19,236,000.00	—	$8,909,000.00	—	$7,795,000.00
April 15, 2018	—	19,236,000.00	—	8,909,000.00	—	7,795,000.00
October 15, 2018	481,955.99	18,754,044.01	223,214.08	8,685,785.92	381,501.32	7,413,498.68
April 15, 2019	481,955.99	18,272,088.02	223,214.08	8,462,571.84	381,501.32	7,031,997.36
October 15, 2019	481,955.99	17,790,132.03	223,214.08	8,239,357.76	381,501.32	6,650,496.04
April 15, 2020	481,955.99	17,308,176.04	223,214.08	8,016,143.68	381,501.32	6,268,994.72
October 15, 2020	481,955.99	16,826,220.05	223,214.08	7,792,929.60	381,501.32	5,887,493.40
April 15, 2021	481,955.99	16,344,264.06	223,214.08	7,569,715.52	381,501.32	5,505,992.08
October 15, 2021	481,955.99	15,862,308.07	223,214.08	7,346,501.44	381,501.32	5,124,490.76
April 15, 2022	481,955.99	15,380,352.08	223,214.08	7,123,287.36	381,501.32	4,742,989.44
October 15, 2022	481,955.99	14,898,396.09	223,214.08	6,900,073.28	381,501.32	4,361,488.12
April 15, 2023	481,955.99	14,416,440.10	223,214.08	6,676,859.20	381,501.32	3,979,986.80
October 15, 2023	481,955.99	13,934,484.11	223,214.08	6,453,645.12	381,501.32	3,598,485.48
April 15, 2024	481,955.99	13,452,528.12	223,214.08	6,230,431.04	381,501.32	3,216,984.16
October 15, 2024	481,955.99	12,970,572.13	223,214.08	6,007,216.96	381,501.32	2,835,482.84
April 15, 2025	481,955.99	12,488,616.14	223,214.08	5,784,002.88	381,501.32	2,453,981.52
October 15, 2025	481,955.99	12,006,660.15	223,214.08	5,560,788.80	2,453,981.52	—
April 15, 2026	481,955.99	11,524,704.16	223,214.08	5,337,574.72	—	—
October 15, 2026	481,955.99	11,042,748.17	223,214.08	5,114,360.64	—	—
April 15, 2027	481,955.99	10,560,792.18	223,214.08	4,891,146.56	—	—
October 15, 2027	481,955.99	10,078,836.19	223,214.08	4,667,932.48	—	—
April 15, 2028	481,955.99	9,596,880.20	223,214.08	4,444,718.40	—	—
October 15, 2028	481,955.99	9,114,924.21	223,214.08	4,221,504.32	—	—
April 15, 2029	481,955.99	8,632,968.22	223,214.08	3,998,290.24	—	—
October 15, 2029	8,632,968.22	—	3,998,290.24	—	—	—

	N306RC
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$19,251,000.00	—	$8,916,000.00	—	$7,802,000.00
April 15, 2018	—	19,251,000.00	—	8,916,000.00	—	7,802,000.00
October 15, 2018	482,331.82	18,768,668.18	223,389.46	8,692,610.54	381,843.91	7,420,156.09
April 15, 2019	482,331.82	18,286,336.36	223,389.46	8,469,221.08	381,843.91	7,038,312.18
October 15, 2019	482,331.82	17,804,004.54	223,389.46	8,245,831.62	381,843.91	6,656,468.27
April 15, 2020	482,331.82	17,321,672.72	223,389.46	8,022,442.16	381,843.91	6,274,624.36
October 15, 2020	482,331.82	16,839,340.90	223,389.46	7,799,052.70	381,843.91	5,892,780.45
April 15, 2021	482,331.82	16,357,009.08	223,389.46	7,575,663.24	381,843.91	5,510,936.54
October 15, 2021	482,331.82	15,874,677.26	223,389.46	7,352,273.78	381,843.91	5,129,092.63
April 15, 2022	482,331.82	15,392,345.44	223,389.46	7,128,884.32	381,843.91	4,747,248.72
October 15, 2022	482,331.82	14,910,013.62	223,389.46	6,905,494.86	381,843.91	4,365,404.81
April 15, 2023	482,331.82	14,427,681.80	223,389.46	6,682,105.40	381,843.91	3,983,560.90
October 15, 2023	482,331.82	13,945,349.98	223,389.46	6,458,715.94	381,843.91	3,601,716.99
April 15, 2024	482,331.82	13,463,018.16	223,389.46	6,235,326.48	381,843.91	3,219,873.08
October 15, 2024	482,331.82	12,980,686.34	223,389.46	6,011,937.02	381,843.91	2,838,029.17
April 15, 2025	482,331.82	12,498,354.52	223,389.46	5,788,547.56	381,843.91	2,456,185.26
October 15, 2025	482,331.82	12,016,022.70	223,389.46	5,565,158.10	2,456,185.26	—
April 15, 2026	482,331.82	11,533,690.88	223,389.46	5,341,768.64	—	—
October 15, 2026	482,331.82	11,051,359.06	223,389.46	5,118,379.18	—	—
April 15, 2027	482,331.82	10,569,027.24	223,389.46	4,894,989.72	—	—
October 15, 2027	482,331.82	10,086,695.42	223,389.46	4,671,600.26	—	—
April 15, 2028	482,331.82	9,604,363.60	223,389.46	4,448,210.80	—	—
October 15, 2028	482,331.82	9,122,031.78	223,389.46	4,224,821.34	—	—
April 15, 2029	482,331.82	8,639,699.96	223,389.46	4,001,431.88	—	—
October 15, 2029	8,639,699.96	—	4,001,431.88	—	—	—

	N308RD
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$19,266,000.00	—	$8,923,000.00	—	$7,808,000.00
April 15, 2018	—	19,266,000.00	—	8,923,000.00	—	7,808,000.00
October 15, 2018	482,707.64	18,783,292.36	223,564.84	8,699,435.16	382,137.56	7,425,862.44
April 15, 2019	482,707.64	18,300,584.72	223,564.84	8,475,870.32	382,137.56	7,043,724.88
October 15, 2019	482,707.64	17,817,877.08	223,564.84	8,252,305.48	382,137.56	6,661,587.32
April 15, 2020	482,707.64	17,335,169.44	223,564.84	8,028,740.64	382,137.56	6,279,449.76
October 15, 2020	482,707.64	16,852,461.80	223,564.84	7,805,175.80	382,137.56	5,897,312.20
April 15, 2021	482,707.64	16,369,754.16	223,564.84	7,581,610.96	382,137.56	5,515,174.64
October 15, 2021	482,707.64	15,887,046.52	223,564.84	7,358,046.12	382,137.56	5,133,037.08
April 15, 2022	482,707.64	15,404,338.88	223,564.84	7,134,481.28	382,137.56	4,750,899.52
October 15, 2022	482,707.64	14,921,631.24	223,564.84	6,910,916.44	382,137.56	4,368,761.96
April 15, 2023	482,707.64	14,438,923.60	223,564.84	6,687,351.60	382,137.56	3,986,624.40
October 15, 2023	482,707.64	13,956,215.96	223,564.84	6,463,786.76	382,137.56	3,604,486.84
April 15, 2024	482,707.64	13,473,508.32	223,564.84	6,240,221.92	382,137.56	3,222,349.28
October 15, 2024	482,707.64	12,990,800.68	223,564.84	6,016,657.08	382,137.56	2,840,211.72
April 15, 2025	482,707.64	12,508,093.04	223,564.84	5,793,092.24	382,137.56	2,458,074.16
October 15, 2025	482,707.64	12,025,385.40	223,564.84	5,569,527.40	2,458,074.16	—
April 15, 2026	482,707.64	11,542,677.76	223,564.84	5,345,962.56	—	—
October 15, 2026	482,707.64	11,059,970.12	223,564.84	5,122,397.72	—	—
April 15, 2027	482,707.64	10,577,262.48	223,564.84	4,898,832.88	—	—
October 15, 2027	482,707.64	10,094,554.84	223,564.84	4,675,268.04	—	—
April 15, 2028	482,707.64	9,611,847.20	223,564.84	4,451,703.20	—	—
October 15, 2028	482,707.64	9,129,139.56	223,564.84	4,228,138.36	—	—
April 15, 2029	482,707.64	8,646,431.92	223,564.84	4,004,573.52	—	—
October 15, 2029	8,646,431.92	—	4,004,573.52	—	—	—

	N303RE
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$19,296,000.00	—	$8,937,000.00	—	$7,820,000.00
April 15, 2018	—	19,296,000.00	—	8,937,000.00	—	7,820,000.00
October 15, 2018	483,459.29	18,812,540.71	223,915.61	8,713,084.39	382,724.87	7,437,275.13
April 15, 2019	483,459.29	18,329,081.42	223,915.61	8,489,168.78	382,724.87	7,054,550.26
October 15, 2019	483,459.29	17,845,622.13	223,915.61	8,265,253.17	382,724.87	6,671,825.39
April 15, 2020	483,459.29	17,362,162.84	223,915.61	8,041,337.56	382,724.87	6,289,100.52
October 15, 2020	483,459.29	16,878,703.55	223,915.61	7,817,421.95	382,724.87	5,906,375.65
April 15, 2021	483,459.29	16,395,244.26	223,915.61	7,593,506.34	382,724.87	5,523,650.78
October 15, 2021	483,459.29	15,911,784.97	223,915.61	7,369,590.73	382,724.87	5,140,925.91
April 15, 2022	483,459.29	15,428,325.68	223,915.61	7,145,675.12	382,724.87	4,758,201.04
October 15, 2022	483,459.29	14,944,866.39	223,915.61	6,921,759.51	382,724.87	4,375,476.17
April 15, 2023	483,459.29	14,461,407.10	223,915.61	6,697,843.90	382,724.87	3,992,751.30
October 15, 2023	483,459.29	13,977,947.81	223,915.61	6,473,928.29	382,724.87	3,610,026.43
April 15, 2024	483,459.29	13,494,488.52	223,915.61	6,250,012.68	382,724.87	3,227,301.56
October 15, 2024	483,459.29	13,011,029.23	223,915.61	6,026,097.07	382,724.87	2,844,576.69
April 15, 2025	483,459.29	12,527,569.94	223,915.61	5,802,181.46	382,724.87	2,461,851.82
October 15, 2025	483,459.29	12,044,110.65	223,915.61	5,578,265.85	2,461,851.82	—
April 15, 2026	483,459.29	11,560,651.36	223,915.61	5,354,350.24	—	—
October 15, 2026	483,459.29	11,077,192.07	223,915.61	5,130,434.63	—	—
April 15, 2027	483,459.29	10,593,732.78	223,915.61	4,906,519.02	—	—
October 15, 2027	483,459.29	10,110,273.49	223,915.61	4,682,603.41	—	—
April 15, 2028	483,459.29	9,626,814.20	223,915.61	4,458,687.80	—	—
October 15, 2028	483,459.29	9,143,354.91	223,915.61	4,234,772.19	—	—
April 15, 2029	483,459.29	8,659,895.62	223,915.61	4,010,856.58	—	—
October 15, 2029	8,659,895.62	—	4,010,856.58	—	—	—

	N310RF
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$19,296,000.00	—	$8,937,000.00	—	$7,820,000.00
April 15, 2018	—	19,296,000.00	—	8,937,000.00	—	7,820,000.00
October 15, 2018	483,459.29	18,812,540.71	223,915.61	8,713,084.39	382,724.87	7,437,275.13
April 15, 2019	483,459.29	18,329,081.42	223,915.61	8,489,168.78	382,724.87	7,054,550.26
October 15, 2019	483,459.29	17,845,622.13	223,915.61	8,265,253.17	382,724.87	6,671,825.39
April 15, 2020	483,459.29	17,362,162.84	223,915.61	8,041,337.56	382,724.87	6,289,100.52
October 15, 2020	483,459.29	16,878,703.55	223,915.61	7,817,421.95	382,724.87	5,906,375.65
April 15, 2021	483,459.29	16,395,244.26	223,915.61	7,593,506.34	382,724.87	5,523,650.78
October 15, 2021	483,459.29	15,911,784.97	223,915.61	7,369,590.73	382,724.87	5,140,925.91
April 15, 2022	483,459.29	15,428,325.68	223,915.61	7,145,675.12	382,724.87	4,758,201.04
October 15, 2022	483,459.29	14,944,866.39	223,915.61	6,921,759.51	382,724.87	4,375,476.17
April 15, 2023	483,459.29	14,461,407.10	223,915.61	6,697,843.90	382,724.87	3,992,751.30
October 15, 2023	483,459.29	13,977,947.81	223,915.61	6,473,928.29	382,724.87	3,610,026.43
April 15, 2024	483,459.29	13,494,488.52	223,915.61	6,250,012.68	382,724.87	3,227,301.56
October 15, 2024	483,459.29	13,011,029.23	223,915.61	6,026,097.07	382,724.87	2,844,576.69
April 15, 2025	483,459.29	12,527,569.94	223,915.61	5,802,181.46	382,724.87	2,461,851.82
October 15, 2025	483,459.29	12,044,110.65	223,915.61	5,578,265.85	2,461,851.82	—
April 15, 2026	483,459.29	11,560,651.36	223,915.61	5,354,350.24	—	—
October 15, 2026	483,459.29	11,077,192.07	223,915.61	5,130,434.63	—	—
April 15, 2027	483,459.29	10,593,732.78	223,915.61	4,906,519.02	—	—
October 15, 2027	483,459.29	10,110,273.49	223,915.61	4,682,603.41	—	—
April 15, 2028	483,459.29	9,626,814.20	223,915.61	4,458,687.80	—	—
October 15, 2028	483,459.29	9,143,354.91	223,915.61	4,234,772.19	—	—
April 15, 2029	483,459.29	8,659,895.62	223,915.61	4,010,856.58	—	—
October 15, 2029	8,659,895.62	—	4,010,856.58	—	—	—

	N303RG
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$19,315,000.00	—	$8,946,000.00	—	$7,828,000.00
April 15, 2018	—	19,315,000.00	—	8,946,000.00	—	7,828,000.00
October 15, 2018	483,935.33	18,831,064.67	224,141.11	8,721,858.89	383,116.40	7,444,883.60
April 15, 2019	483,935.33	18,347,129.34	224,141.11	8,497,717.78	383,116.40	7,061,767.20
October 15, 2019	483,935.33	17,863,194.01	224,141.11	8,273,576.67	383,116.40	6,678,650.80
April 15, 2020	483,935.33	17,379,258.68	224,141.11	8,049,435.56	383,116.40	6,295,534.40
October 15, 2020	483,935.33	16,895,323.35	224,141.11	7,825,294.45	383,116.40	5,912,418.00
April 15, 2021	483,935.33	16,411,388.02	224,141.11	7,601,153.34	383,116.40	5,529,301.60
October 15, 2021	483,935.33	15,927,452.69	224,141.11	7,377,012.23	383,116.40	5,146,185.20
April 15, 2022	483,935.33	15,443,517.36	224,141.11	7,152,871.12	383,116.40	4,763,068.80
October 15, 2022	483,935.33	14,959,582.03	224,141.11	6,928,730.01	383,116.40	4,379,952.40
April 15, 2023	483,935.33	14,475,646.70	224,141.11	6,704,588.90	383,116.40	3,996,836.00
October 15, 2023	483,935.33	13,991,711.37	224,141.11	6,480,447.79	383,116.40	3,613,719.60
April 15, 2024	483,935.33	13,507,776.04	224,141.11	6,256,306.68	383,116.40	3,230,603.20
October 15, 2024	483,935.33	13,023,840.71	224,141.11	6,032,165.57	383,116.40	2,847,486.80
April 15, 2025	483,935.33	12,539,905.38	224,141.11	5,808,024.46	383,116.40	2,464,370.40
October 15, 2025	483,935.33	12,055,970.05	224,141.11	5,583,883.35	2,464,370.40	—
April 15, 2026	483,935.33	11,572,034.72	224,141.11	5,359,742.24	—	—
October 15, 2026	483,935.33	11,088,099.39	224,141.11	5,135,601.13	—	—
April 15, 2027	483,935.33	10,604,164.06	224,141.11	4,911,460.02	—	—
October 15, 2027	483,935.33	10,120,228.73	224,141.11	4,687,318.91	—	—
April 15, 2028	483,935.33	9,636,293.40	224,141.11	4,463,177.80	—	—
October 15, 2028	483,935.33	9,152,358.07	224,141.11	4,239,036.69	—	—
April 15, 2029	483,935.33	8,668,422.74	224,141.11	4,014,895.58	—	—
October 15, 2029	8,668,422.74	—	4,014,895.58	—	—	—

	N314RH
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$19,331,000.00	—	$8,953,000.00	—	$7,834,000.00
April 15, 2018	—	19,331,000.00	—	8,953,000.00	—	7,834,000.00
October 15, 2018	484,336.21	18,846,663.79	224,316.49	8,728,683.51	383,410.05	7,450,589.95
April 15, 2019	484,336.21	18,362,327.58	224,316.49	8,504,367.02	383,410.05	7,067,179.90
October 15, 2019	484,336.21	17,877,991.37	224,316.49	8,280,050.53	383,410.05	6,683,769.85
April 15, 2020	484,336.21	17,393,655.16	224,316.49	8,055,734.04	383,410.05	6,300,359.80
October 15, 2020	484,336.21	16,909,318.95	224,316.49	7,831,417.55	383,410.05	5,916,949.75
April 15, 2021	484,336.21	16,424,982.74	224,316.49	7,607,101.06	383,410.05	5,533,539.70
October 15, 2021	484,336.21	15,940,646.53	224,316.49	7,382,784.57	383,410.05	5,150,129.65
April 15, 2022	484,336.21	15,456,310.32	224,316.49	7,158,468.08	383,410.05	4,766,719.60
October 15, 2022	484,336.21	14,971,974.11	224,316.49	6,934,151.59	383,410.05	4,383,309.55
April 15, 2023	484,336.21	14,487,637.90	224,316.49	6,709,835.10	383,410.05	3,999,899.50
October 15, 2023	484,336.21	14,003,301.69	224,316.49	6,485,518.61	383,410.05	3,616,489.45
April 15, 2024	484,336.21	13,518,965.48	224,316.49	6,261,202.12	383,410.05	3,233,079.40
October 15, 2024	484,336.21	13,034,629.27	224,316.49	6,036,885.63	383,410.05	2,849,669.35
April 15, 2025	484,336.21	12,550,293.06	224,316.49	5,812,569.14	383,410.05	2,466,259.30
October 15, 2025	484,336.21	12,065,956.85	224,316.49	5,588,252.65	2,466,259.30	—
April 15, 2026	484,336.21	11,581,620.64	224,316.49	5,363,936.16	—	—
October 15, 2026	484,336.21	11,097,284.43	224,316.49	5,139,619.67	—	—
April 15, 2027	484,336.21	10,612,948.22	224,316.49	4,915,303.18	—	—
October 15, 2027	484,336.21	10,128,612.01	224,316.49	4,690,986.69	—	—
April 15, 2028	484,336.21	9,644,275.80	224,316.49	4,466,670.20	—	—
October 15, 2028	484,336.21	9,159,939.59	224,316.49	4,242,353.71	—	—
April 15, 2029	484,336.21	8,675,603.38	224,316.49	4,018,037.22	—	—
October 15, 2029	8,675,603.38	—	4,018,037.22	—	—	—

	N315RJ
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$19,331,000.00	—	$8,953,000.00	—	$7,834,000.00
April 15, 2018	—	19,331,000.00	—	8,953,000.00	—	7,834,000.00
October 15, 2018	484,336.21	18,846,663.79	224,316.49	8,728,683.51	383,410.06	7,450,589.94
April 15, 2019	484,336.21	18,362,327.58	224,316.49	8,504,367.02	383,410.06	7,067,179.88
October 15, 2019	484,336.21	17,877,991.37	224,316.49	8,280,050.53	383,410.06	6,683,769.82
April 15, 2020	484,336.21	17,393,655.16	224,316.49	8,055,734.04	383,410.06	6,300,359.76
October 15, 2020	484,336.21	16,909,318.95	224,316.49	7,831,417.55	383,410.06	5,916,949.70
April 15, 2021	484,336.21	16,424,982.74	224,316.49	7,607,101.06	383,410.06	5,533,539.64
October 15, 2021	484,336.21	15,940,646.53	224,316.49	7,382,784.57	383,410.06	5,150,129.58
April 15, 2022	484,336.21	15,456,310.32	224,316.49	7,158,468.08	383,410.06	4,766,719.52
October 15, 2022	484,336.21	14,971,974.11	224,316.49	6,934,151.59	383,410.06	4,383,309.46
April 15, 2023	484,336.21	14,487,637.90	224,316.49	6,709,835.10	383,410.06	3,999,899.40
October 15, 2023	484,336.21	14,003,301.69	224,316.49	6,485,518.61	383,410.06	3,616,489.34
April 15, 2024	484,336.21	13,518,965.48	224,316.49	6,261,202.12	383,410.06	3,233,079.28
October 15, 2024	484,336.21	13,034,629.27	224,316.49	6,036,885.63	383,410.06	2,849,669.22
April 15, 2025	484,336.21	12,550,293.06	224,316.49	5,812,569.14	383,410.06	2,466,259.16
October 15, 2025	484,336.21	12,065,956.85	224,316.49	5,588,252.65	2,466,259.16	—
April 15, 2026	484,336.21	11,581,620.64	224,316.49	5,363,936.16	—	—
October 15, 2026	484,336.21	11,097,284.43	224,316.49	5,139,619.67	—	—
April 15, 2027	484,336.21	10,612,948.22	224,316.49	4,915,303.18	—	—
October 15, 2027	484,336.21	10,128,612.01	224,316.49	4,690,986.69	—	—
April 15, 2028	484,336.21	9,644,275.80	224,316.49	4,466,670.20	—	—
October 15, 2028	484,336.21	9,159,939.59	224,316.49	4,242,353.71	—	—
April 15, 2029	484,336.21	8,675,603.38	224,316.49	4,018,037.22	—	—
October 15, 2029	8,675,603.38	—	4,018,037.22	—	—	—

C. Boeing 787-9

	N832AA
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$54,462,000.00	—	$25,224,000.00	—	$22,071,000.00
April 15, 2018	—	54,462,000.00	—	25,224,000.00	—	22,071,000.00
October 15, 2018	1,364,539.79	53,097,460.21	631,984.91	24,592,015.09	1,080,194.44	20,990,805.56
April 15, 2019	1,364,539.79	51,732,920.42	631,984.91	23,960,030.18	1,080,194.44	19,910,611.12
October 15, 2019	1,364,539.79	50,368,380.63	631,984.91	23,328,045.27	1,080,194.44	18,830,416.68
April 15, 2020	1,364,539.79	49,003,840.84	631,984.91	22,696,060.36	1,080,194.44	17,750,222.24
October 15, 2020	1,364,539.79	47,639,301.05	631,984.91	22,064,075.45	1,080,194.44	16,670,027.80
April 15, 2021	1,364,539.79	46,274,761.26	631,984.91	21,432,090.54	1,080,194.44	15,589,833.36
October 15, 2021	1,364,539.79	44,910,221.47	631,984.91	20,800,105.63	1,080,194.44	14,509,638.92
April 15, 2022	1,364,539.79	43,545,681.68	631,984.91	20,168,120.72	1,080,194.44	13,429,444.48
October 15, 2022	1,364,539.79	42,181,141.89	631,984.91	19,536,135.81	1,080,194.44	12,349,250.04
April 15, 2023	1,364,539.79	40,816,602.10	631,984.91	18,904,150.90	1,080,194.44	11,269,055.60
October 15, 2023	1,364,539.79	39,452,062.31	631,984.91	18,272,165.99	1,080,194.44	10,188,861.16
April 15, 2024	1,364,539.79	38,087,522.52	631,984.91	17,640,181.08	1,080,194.44	9,108,666.72
October 15, 2024	1,364,539.79	36,722,982.73	631,984.91	17,008,196.17	1,080,194.44	8,028,472.28
April 15, 2025	1,364,539.79	35,358,442.94	631,984.91	16,376,211.26	1,080,194.44	6,948,277.84
October 15, 2025	1,364,539.79	33,993,903.15	631,984.91	15,744,226.35	6,948,277.84	—
April 15, 2026	1,364,539.79	32,629,363.36	631,984.91	15,112,241.44	—	—
October 15, 2026	1,364,539.79	31,264,823.57	631,984.91	14,480,256.53	—	—
April 15, 2027	1,364,539.79	29,900,283.78	631,984.91	13,848,271.62	—	—
October 15, 2027	1,364,539.79	28,535,743.99	631,984.91	13,216,286.71	—	—
April 15, 2028	1,364,539.79	27,171,204.20	631,984.91	12,584,301.80	—	—
October 15, 2028	1,364,539.79	25,806,664.41	631,984.91	11,952,316.89	—	—
April 15, 2029	1,364,539.79	24,442,124.62	631,984.91	11,320,331.98	—	—
October 15, 2029	24,442,124.62	—	11,320,331.98	—	—	—

	N833AA
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$54,507,000.00	—	$25,245,000.00	—	$22,090,000.00
April 15, 2018	—	54,507,000.00	—	25,245,000.00	—	22,090,000.00
October 15, 2018	1,365,667.26	53,141,332.74	632,510.87	24,612,489.13	1,081,124.33	21,008,875.67
April 15, 2019	1,365,667.26	51,775,665.48	632,510.87	23,979,978.26	1,081,124.33	19,927,751.34
October 15, 2019	1,365,667.26	50,409,998.22	632,510.87	23,347,467.39	1,081,124.33	18,846,627.01
April 15, 2020	1,365,667.26	49,044,330.96	632,510.87	22,714,956.52	1,081,124.33	17,765,502.68
October 15, 2020	1,365,667.26	47,678,663.70	632,510.87	22,082,445.65	1,081,124.33	16,684,378.35
April 15, 2021	1,365,667.26	46,312,996.44	632,510.87	21,449,934.78	1,081,124.33	15,603,254.02
October 15, 2021	1,365,667.26	44,947,329.18	632,510.87	20,817,423.91	1,081,124.33	14,522,129.69
April 15, 2022	1,365,667.26	43,581,661.92	632,510.87	20,184,913.04	1,081,124.33	13,441,005.36
October 15, 2022	1,365,667.26	42,215,994.66	632,510.87	19,552,402.17	1,081,124.33	12,359,881.03
April 15, 2023	1,365,667.26	40,850,327.40	632,510.87	18,919,891.30	1,081,124.33	11,278,756.70
October 15, 2023	1,365,667.26	39,484,660.14	632,510.87	18,287,380.43	1,081,124.33	10,197,632.37
April 15, 2024	1,365,667.26	38,118,992.88	632,510.87	17,654,869.56	1,081,124.33	9,116,508.04
October 15, 2024	1,365,667.26	36,753,325.62	632,510.87	17,022,358.69	1,081,124.33	8,035,383.71
April 15, 2025	1,365,667.26	35,387,658.36	632,510.87	16,389,847.82	1,081,124.33	6,954,259.38
October 15, 2025	1,365,667.26	34,021,991.10	632,510.87	15,757,336.95	6,954,259.38	—
April 15, 2026	1,365,667.26	32,656,323.84	632,510.87	15,124,826.08	—	—
October 15, 2026	1,365,667.26	31,290,656.58	632,510.87	14,492,315.21	—	—
April 15, 2027	1,365,667.26	29,924,989.32	632,510.87	13,859,804.34	—	—
October 15, 2027	1,365,667.26	28,559,322.06	632,510.87	13,227,293.47	—	—
April 15, 2028	1,365,667.26	27,193,654.80	632,510.87	12,594,782.60	—	—
October 15, 2028	1,365,667.26	25,827,987.54	632,510.87	11,962,271.73	—	—
April 15, 2029	1,365,667.26	24,462,320.28	632,510.87	11,329,760.86	—	—
October 15, 2029	24,462,320.28	—	11,329,760.86	—	—	—

	N834AA
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$54,598,000.00	—	$25,288,000.00	—	$22,127,000.00
April 15, 2018	—	54,598,000.00	—	25,288,000.00	—	22,127,000.00
October 15, 2018	1,367,947.26	53,230,052.74	633,588.43	24,654,411.57	1,082,935.18	21,044,064.82
April 15, 2019	1,367,947.26	51,862,105.48	633,588.43	24,020,823.14	1,082,935.18	19,961,129.64
October 15, 2019	1,367,947.26	50,494,158.22	633,588.43	23,387,234.71	1,082,935.18	18,878,194.46
April 15, 2020	1,367,947.26	49,126,210.96	633,588.43	22,753,646.28	1,082,935.18	17,795,259.28
October 15, 2020	1,367,947.26	47,758,263.70	633,588.43	22,120,057.85	1,082,935.18	16,712,324.10
April 15, 2021	1,367,947.26	46,390,316.44	633,588.43	21,486,469.42	1,082,935.18	15,629,388.92
October 15, 2021	1,367,947.26	45,022,369.18	633,588.43	20,852,880.99	1,082,935.18	14,546,453.74
April 15, 2022	1,367,947.26	43,654,421.92	633,588.43	20,219,292.56	1,082,935.18	13,463,518.56
October 15, 2022	1,367,947.26	42,286,474.66	633,588.43	19,585,704.13	1,082,935.18	12,380,583.38
April 15, 2023	1,367,947.26	40,918,527.40	633,588.43	18,952,115.70	1,082,935.18	11,297,648.20
October 15, 2023	1,367,947.26	39,550,580.14	633,588.43	18,318,527.27	1,082,935.18	10,214,713.02
April 15, 2024	1,367,947.26	38,182,632.88	633,588.43	17,684,938.84	1,082,935.18	9,131,777.84
October 15, 2024	1,367,947.26	36,814,685.62	633,588.43	17,051,350.41	1,082,935.18	8,048,842.66
April 15, 2025	1,367,947.26	35,446,738.36	633,588.43	16,417,761.98	1,082,935.18	6,965,907.48
October 15, 2025	1,367,947.26	34,078,791.10	633,588.43	15,784,173.55	6,965,907.48	—
April 15, 2026	1,367,947.26	32,710,843.84	633,588.43	15,150,585.12	—	—
October 15, 2026	1,367,947.26	31,342,896.58	633,588.43	14,516,996.69	—	—
April 15, 2027	1,367,947.26	29,974,949.32	633,588.43	13,883,408.26	—	—
October 15, 2027	1,367,947.26	28,607,002.06	633,588.43	13,249,819.83	—	—
April 15, 2028	1,367,947.26	27,239,054.80	633,588.43	12,616,231.40	—	—
October 15, 2028	1,367,947.26	25,871,107.54	633,588.43	11,982,642.97	—	—
April 15, 2029	1,367,947.26	24,503,160.28	633,588.43	11,349,054.54	—	—
October 15, 2029	24,503,160.28	—	11,349,054.54	—	—	—

D. Embraer ERJ 175 LR

	N215NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$9,984,000.00	—	$4,624,000.00	—	$4,046,000.00
April 15, 2018	—	9,984,000.00	—	4,624,000.00	—	4,046,000.00
October 15, 2018	321,180.50	9,662,819.50	148,751.86	4,475,248.14	221,138.52	3,824,861.48
April 15, 2019	321,180.50	9,341,639.00	148,751.86	4,326,496.28	221,138.52	3,603,722.96
October 15, 2019	321,180.50	9,020,458.50	148,751.86	4,177,744.42	221,138.52	3,382,584.44
April 15, 2020	321,180.50	8,699,278.00	148,751.86	4,028,992.56	221,138.52	3,161,445.92
October 15, 2020	321,180.50	8,378,097.50	148,751.86	3,880,240.70	221,138.52	2,940,307.40
April 15, 2021	321,180.50	8,056,917.00	148,751.86	3,731,488.84	221,138.52	2,719,168.88
October 15, 2021	321,180.50	7,735,736.50	148,751.86	3,582,736.98	221,138.52	2,498,030.36
April 15, 2022	321,180.50	7,414,556.00	148,751.86	3,433,985.12	221,138.52	2,276,891.84
October 15, 2022	321,180.50	7,093,375.50	148,751.86	3,285,233.26	221,138.52	2,055,753.32
April 15, 2023	321,180.50	6,772,195.00	148,751.86	3,136,481.40	221,138.52	1,834,614.80
October 15, 2023	321,180.50	6,451,014.50	148,751.86	2,987,729.54	221,138.52	1,613,476.28
April 15, 2024	321,180.50	6,129,834.00	148,751.86	2,838,977.68	221,138.52	1,392,337.76
October 15, 2024	321,180.50	5,808,653.50	148,751.86	2,690,225.82	221,138.52	1,171,199.24
April 15, 2025	321,180.50	5,487,473.00	148,751.86	2,541,473.96	221,138.52	950,060.72
October 15, 2025	321,180.50	5,166,292.50	148,751.86	2,392,722.10	950,060.72	—
April 15, 2026	321,180.50	4,845,112.00	148,751.86	2,243,970.24	—	—
October 15, 2026	321,180.50	4,523,931.50	148,751.86	2,095,218.38	—	—
April 15, 2027	321,180.50	4,202,751.00	148,751.86	1,946,466.52	—	—
October 15, 2027	321,180.50	3,881,570.50	148,751.86	1,797,714.66	—	—
April 15, 2028	321,180.50	3,560,390.00	148,751.86	1,648,962.80	—	—
October 15, 2028	321,180.50	3,239,209.50	148,751.86	1,500,210.94	—	—
April 15, 2029	321,180.50	2,918,029.00	148,751.86	1,351,459.08	—	—
October 15, 2029	2,918,029.00	—	1,351,459.08	—	—	—

	N216NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$9,981,000.00	—	$4,623,000.00	—	$4,045,000.00
April 15, 2018	—	9,981,000.00	—	4,623,000.00	—	4,045,000.00
October 15, 2018	321,083.99	9,659,916.01	148,751.86	4,474,248.14	221,083.87	3,823,916.13
April 15, 2019	321,083.99	9,338,832.02	148,751.86	4,325,496.28	221,083.87	3,602,832.26
October 15, 2019	321,083.99	9,017,748.03	148,751.86	4,176,744.42	221,083.87	3,381,748.39
April 15, 2020	321,083.99	8,696,664.04	148,751.86	4,027,992.56	221,083.87	3,160,664.52
October 15, 2020	321,083.99	8,375,580.05	148,751.86	3,879,240.70	221,083.87	2,939,580.65
April 15, 2021	321,083.99	8,054,496.06	148,751.86	3,730,488.84	221,083.87	2,718,496.78
October 15, 2021	321,083.99	7,733,412.07	148,751.86	3,581,736.98	221,083.87	2,497,412.91
April 15, 2022	321,083.99	7,412,328.08	148,751.86	3,432,985.12	221,083.87	2,276,329.04
October 15, 2022	321,083.99	7,091,244.09	148,751.86	3,284,233.26	221,083.87	2,055,245.17
April 15, 2023	321,083.99	6,770,160.10	148,751.86	3,135,481.40	221,083.87	1,834,161.30
October 15, 2023	321,083.99	6,449,076.11	148,751.86	2,986,729.54	221,083.87	1,613,077.43
April 15, 2024	321,083.99	6,127,992.12	148,751.86	2,837,977.68	221,083.87	1,391,993.56
October 15, 2024	321,083.99	5,806,908.13	148,751.86	2,689,225.82	221,083.87	1,170,909.69
April 15, 2025	321,083.99	5,485,824.14	148,751.86	2,540,473.96	221,083.87	949,825.82
October 15, 2025	321,083.99	5,164,740.15	148,751.86	2,391,722.10	949,825.82	—
April 15, 2026	321,083.99	4,843,656.16	148,751.86	2,242,970.24	—	—
October 15, 2026	321,083.99	4,522,572.17	148,751.86	2,094,218.38	—	—
April 15, 2027	321,083.99	4,201,488.18	148,751.86	1,945,466.52	—	—
October 15, 2027	321,083.99	3,880,404.19	148,751.86	1,796,714.66	—	—
April 15, 2028	321,083.99	3,559,320.20	148,751.86	1,647,962.80	—	—
October 15, 2028	321,083.99	3,238,236.21	148,751.86	1,499,210.94	—	—
April 15, 2029	321,083.99	2,917,152.22	148,751.86	1,350,459.08	—	—
October 15, 2029	2,917,152.22	—	1,350,459.08	—	—	—

	N217NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$9,994,000.00	—	$4,629,000.00	—	$4,050,000.00
April 15, 2018	—	9,994,000.00	—	4,629,000.00	—	4,050,000.00
October 15, 2018	321,502.20	9,672,497.80	148,912.71	4,480,087.29	221,357.14	3,828,642.86
April 15, 2019	321,502.20	9,350,995.60	148,912.71	4,331,174.58	221,357.14	3,607,285.72
October 15, 2019	321,502.20	9,029,493.40	148,912.71	4,182,261.87	221,357.14	3,385,928.58
April 15, 2020	321,502.20	8,707,991.20	148,912.71	4,033,349.16	221,357.14	3,164,571.44
October 15, 2020	321,502.20	8,386,489.00	148,912.71	3,884,436.45	221,357.14	2,943,214.30
April 15, 2021	321,502.20	8,064,986.80	148,912.71	3,735,523.74	221,357.14	2,721,857.16
October 15, 2021	321,502.20	7,743,484.60	148,912.71	3,586,611.03	221,357.14	2,500,500.02
April 15, 2022	321,502.20	7,421,982.40	148,912.71	3,437,698.32	221,357.14	2,279,142.88
October 15, 2022	321,502.20	7,100,480.20	148,912.71	3,288,785.61	221,357.14	2,057,785.74
April 15, 2023	321,502.20	6,778,978.00	148,912.71	3,139,872.90	221,357.14	1,836,428.60
October 15, 2023	321,502.20	6,457,475.80	148,912.71	2,990,960.19	221,357.14	1,615,071.46
April 15, 2024	321,502.20	6,135,973.60	148,912.71	2,842,047.48	221,357.14	1,393,714.32
October 15, 2024	321,502.20	5,814,471.40	148,912.71	2,693,134.77	221,357.14	1,172,357.18
April 15, 2025	321,502.20	5,492,969.20	148,912.71	2,544,222.06	221,357.14	951,000.04
October 15, 2025	321,502.20	5,171,467.00	148,912.71	2,395,309.35	951,000.04	—
April 15, 2026	321,502.20	4,849,964.80	148,912.71	2,246,396.64	—	—
October 15, 2026	321,502.20	4,528,462.60	148,912.71	2,097,483.93	—	—
April 15, 2027	321,502.20	4,206,960.40	148,912.71	1,948,571.22	—	—
October 15, 2027	321,502.20	3,885,458.20	148,912.71	1,799,658.51	—	—
April 15, 2028	321,502.20	3,563,956.00	148,912.71	1,650,745.80	—	—
October 15, 2028	321,502.20	3,242,453.80	148,912.71	1,501,833.09	—	—
April 15, 2029	321,502.20	2,920,951.60	148,912.71	1,352,920.38	—	—
October 15, 2029	2,920,951.60	—	1,352,920.38	—	—	—

	N220NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,047,000.00	—	$4,653,000.00	—	$4,072,000.00
April 15, 2018	—	10,047,000.00	—	4,653,000.00	—	4,072,000.00
October 15, 2018	323,207.18	9,723,792.82	149,684.78	4,503,315.22	222,559.57	3,849,440.43
April 15, 2019	323,207.18	9,400,585.64	149,684.78	4,353,630.44	222,559.57	3,626,880.86
October 15, 2019	323,207.18	9,077,378.46	149,684.78	4,203,945.66	222,559.57	3,404,321.29
April 15, 2020	323,207.18	8,754,171.28	149,684.78	4,054,260.88	222,559.57	3,181,761.72
October 15, 2020	323,207.18	8,430,964.10	149,684.78	3,904,576.10	222,559.57	2,959,202.15
April 15, 2021	323,207.18	8,107,756.92	149,684.78	3,754,891.32	222,559.57	2,736,642.58
October 15, 2021	323,207.18	7,784,549.74	149,684.78	3,605,206.54	222,559.57	2,514,083.01
April 15, 2022	323,207.18	7,461,342.56	149,684.78	3,455,521.76	222,559.57	2,291,523.44
October 15, 2022	323,207.18	7,138,135.38	149,684.78	3,305,836.98	222,559.57	2,068,963.87
April 15, 2023	323,207.18	6,814,928.20	149,684.78	3,156,152.20	222,559.57	1,846,404.30
October 15, 2023	323,207.18	6,491,721.02	149,684.78	3,006,467.42	222,559.57	1,623,844.73
April 15, 2024	323,207.18	6,168,513.84	149,684.78	2,856,782.64	222,559.57	1,401,285.16
October 15, 2024	323,207.18	5,845,306.66	149,684.78	2,707,097.86	222,559.57	1,178,725.59
April 15, 2025	323,207.18	5,522,099.48	149,684.78	2,557,413.08	222,559.57	956,166.02
October 15, 2025	323,207.18	5,198,892.30	149,684.78	2,407,728.30	956,166.02	—
April 15, 2026	323,207.18	4,875,685.12	149,684.78	2,258,043.52	—	—
October 15, 2026	323,207.18	4,552,477.94	149,684.78	2,108,358.74	—	—
April 15, 2027	323,207.18	4,229,270.76	149,684.78	1,958,673.96	—	—
October 15, 2027	323,207.18	3,906,063.58	149,684.78	1,808,989.18	—	—
April 15, 2028	323,207.18	3,582,856.40	149,684.78	1,659,304.40	—	—
October 15, 2028	323,207.18	3,259,649.22	149,684.78	1,509,619.62	—	—
April 15, 2029	323,207.18	2,936,442.04	149,684.78	1,359,934.84	—	—
October 15, 2029	2,936,442.04	—	1,359,934.84	—	—	—

	N221NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,104,000.00	—	$4,680,000.00	—	$4,095,000.00
April 15, 2018	—	10,104,000.00	—	4,680,000.00	—	4,095,000.00
October 15, 2018	325,040.84	9,778,959.16	150,553.37	4,529,446.63	223,816.66	3,871,183.34
April 15, 2019	325,040.84	9,453,918.32	150,553.37	4,378,893.26	223,816.66	3,647,366.68
October 15, 2019	325,040.84	9,128,877.48	150,553.37	4,228,339.89	223,816.66	3,423,550.02
April 15, 2020	325,040.84	8,803,836.64	150,553.37	4,077,786.52	223,816.66	3,199,733.36
October 15, 2020	325,040.84	8,478,795.80	150,553.37	3,927,233.15	223,816.66	2,975,916.70
April 15, 2021	325,040.84	8,153,754.96	150,553.37	3,776,679.78	223,816.66	2,752,100.04
October 15, 2021	325,040.84	7,828,714.12	150,553.37	3,626,126.41	223,816.66	2,528,283.38
April 15, 2022	325,040.84	7,503,673.28	150,553.37	3,475,573.04	223,816.66	2,304,466.72
October 15, 2022	325,040.84	7,178,632.44	150,553.37	3,325,019.67	223,816.66	2,080,650.06
April 15, 2023	325,040.84	6,853,591.60	150,553.37	3,174,466.30	223,816.66	1,856,833.40
October 15, 2023	325,040.84	6,528,550.76	150,553.37	3,023,912.93	223,816.66	1,633,016.74
April 15, 2024	325,040.84	6,203,509.92	150,553.37	2,873,359.56	223,816.66	1,409,200.08
October 15, 2024	325,040.84	5,878,469.08	150,553.37	2,722,806.19	223,816.66	1,185,383.42
April 15, 2025	325,040.84	5,553,428.24	150,553.37	2,572,252.82	223,816.66	961,566.76
October 15, 2025	325,040.84	5,228,387.40	150,553.37	2,421,699.45	961,566.76	—
April 15, 2026	325,040.84	4,903,346.56	150,553.37	2,271,146.08	—	—
October 15, 2026	325,040.84	4,578,305.72	150,553.37	2,120,592.71	—	—
April 15, 2027	325,040.84	4,253,264.88	150,553.37	1,970,039.34	—	—
October 15, 2027	325,040.84	3,928,224.04	150,553.37	1,819,485.97	—	—
April 15, 2028	325,040.84	3,603,183.20	150,553.37	1,668,932.60	—	—
October 15, 2028	325,040.84	3,278,142.36	150,553.37	1,518,379.23	—	—
April 15, 2029	325,040.84	2,953,101.52	150,553.37	1,367,825.86	—	—
October 15, 2029	2,953,101.52	—	1,367,825.86	—	—	—

	N222NS
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,127,000.00	—	$4,690,000.00	—	$4,104,000.00
April 15, 2018	—	10,127,000.00	—	4,690,000.00	—	4,104,000.00
October 15, 2018	325,780.74	9,801,219.26	150,875.06	4,539,124.94	224,308.57	3,879,691.43
April 15, 2019	325,780.74	9,475,438.52	150,875.06	4,388,249.88	224,308.57	3,655,382.86
October 15, 2019	325,780.74	9,149,657.78	150,875.06	4,237,374.82	224,308.57	3,431,074.29
April 15, 2020	325,780.74	8,823,877.04	150,875.06	4,086,499.76	224,308.57	3,206,765.72
October 15, 2020	325,780.74	8,498,096.30	150,875.06	3,935,624.70	224,308.57	2,982,457.15
April 15, 2021	325,780.74	8,172,315.56	150,875.06	3,784,749.64	224,308.57	2,758,148.58
October 15, 2021	325,780.74	7,846,534.82	150,875.06	3,633,874.58	224,308.57	2,533,840.01
April 15, 2022	325,780.74	7,520,754.08	150,875.06	3,482,999.52	224,308.57	2,309,531.44
October 15, 2022	325,780.74	7,194,973.34	150,875.06	3,332,124.46	224,308.57	2,085,222.87
April 15, 2023	325,780.74	6,869,192.60	150,875.06	3,181,249.40	224,308.57	1,860,914.30
October 15, 2023	325,780.74	6,543,411.86	150,875.06	3,030,374.34	224,308.57	1,636,605.73
April 15, 2024	325,780.74	6,217,631.12	150,875.06	2,879,499.28	224,308.57	1,412,297.16
October 15, 2024	325,780.74	5,891,850.38	150,875.06	2,728,624.22	224,308.57	1,187,988.59
April 15, 2025	325,780.74	5,566,069.64	150,875.06	2,577,749.16	224,308.57	963,680.02
October 15, 2025	325,780.74	5,240,288.90	150,875.06	2,426,874.10	963,680.02	—
April 15, 2026	325,780.74	4,914,508.16	150,875.06	2,275,999.04	—	—
October 15, 2026	325,780.74	4,588,727.42	150,875.06	2,125,123.98	—	—
April 15, 2027	325,780.74	4,262,946.68	150,875.06	1,974,248.92	—	—
October 15, 2027	325,780.74	3,937,165.94	150,875.06	1,823,373.86	—	—
April 15, 2028	325,780.74	3,611,385.20	150,875.06	1,672,498.80	—	—
October 15, 2028	325,780.74	3,285,604.46	150,875.06	1,521,623.74	—	—
April 15, 2029	325,780.74	2,959,823.72	150,875.06	1,370,748.68	—	—
October 15, 2029	2,959,823.72	—	1,370,748.68	—	—	—

	N223NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,127,000.00	—	$4,690,000.00	—	$4,104,000.00
April 15, 2018	—	10,127,000.00	—	4,690,000.00	—	4,104,000.00
October 15, 2018	325,780.74	9,801,219.26	150,875.06	4,539,124.94	224,308.57	3,879,691.43
April 15, 2019	325,780.74	9,475,438.52	150,875.06	4,388,249.88	224,308.57	3,655,382.86
October 15, 2019	325,780.74	9,149,657.78	150,875.06	4,237,374.82	224,308.57	3,431,074.29
April 15, 2020	325,780.74	8,823,877.04	150,875.06	4,086,499.76	224,308.57	3,206,765.72
October 15, 2020	325,780.74	8,498,096.30	150,875.06	3,935,624.70	224,308.57	2,982,457.15
April 15, 2021	325,780.74	8,172,315.56	150,875.06	3,784,749.64	224,308.57	2,758,148.58
October 15, 2021	325,780.74	7,846,534.82	150,875.06	3,633,874.58	224,308.57	2,533,840.01
April 15, 2022	325,780.74	7,520,754.08	150,875.06	3,482,999.52	224,308.57	2,309,531.44
October 15, 2022	325,780.74	7,194,973.34	150,875.06	3,332,124.46	224,308.57	2,085,222.87
April 15, 2023	325,780.74	6,869,192.60	150,875.06	3,181,249.40	224,308.57	1,860,914.30
October 15, 2023	325,780.74	6,543,411.86	150,875.06	3,030,374.34	224,308.57	1,636,605.73
April 15, 2024	325,780.74	6,217,631.12	150,875.06	2,879,499.28	224,308.57	1,412,297.16
October 15, 2024	325,780.74	5,891,850.38	150,875.06	2,728,624.22	224,308.57	1,187,988.59
April 15, 2025	325,780.74	5,566,069.64	150,875.06	2,577,749.16	224,308.57	963,680.02
October 15, 2025	325,780.74	5,240,288.90	150,875.06	2,426,874.10	963,680.02	—
April 15, 2026	325,780.74	4,914,508.16	150,875.06	2,275,999.04	—	—
October 15, 2026	325,780.74	4,588,727.42	150,875.06	2,125,123.98	—	—
April 15, 2027	325,780.74	4,262,946.68	150,875.06	1,974,248.92	—	—
October 15, 2027	325,780.74	3,937,165.94	150,875.06	1,823,373.86	—	—
April 15, 2028	325,780.74	3,611,385.20	150,875.06	1,672,498.80	—	—
October 15, 2028	325,780.74	3,285,604.46	150,875.06	1,521,623.74	—	—
April 15, 2029	325,780.74	2,959,823.72	150,875.06	1,370,748.68	—	—
October 15, 2029	2,959,823.72	—	1,370,748.68	—	—	—

	N224NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,285,000.00	—	$4,764,000.00	—	$4,168,000.00
April 15, 2018	—	10,285,000.00	—	4,764,000.00	—	4,168,000.00
October 15, 2018	330,863.51	9,954,136.49	153,255.62	4,610,744.38	227,806.55	3,940,193.45
April 15, 2019	330,863.51	9,623,272.98	153,255.62	4,457,488.76	227,806.55	3,712,386.90
October 15, 2019	330,863.51	9,292,409.47	153,255.62	4,304,233.14	227,806.55	3,484,580.35
April 15, 2020	330,863.51	8,961,545.96	153,255.62	4,150,977.52	227,806.55	3,256,773.80
October 15, 2020	330,863.51	8,630,682.45	153,255.62	3,997,721.90	227,806.55	3,028,967.25
April 15, 2021	330,863.51	8,299,818.94	153,255.62	3,844,466.28	227,806.55	2,801,160.70
October 15, 2021	330,863.51	7,968,955.43	153,255.62	3,691,210.66	227,806.55	2,573,354.15
April 15, 2022	330,863.51	7,638,091.92	153,255.62	3,537,955.04	227,806.55	2,345,547.60
October 15, 2022	330,863.51	7,307,228.41	153,255.62	3,384,699.42	227,806.55	2,117,741.05
April 15, 2023	330,863.51	6,976,364.90	153,255.62	3,231,443.80	227,806.55	1,889,934.50
October 15, 2023	330,863.51	6,645,501.39	153,255.62	3,078,188.18	227,806.55	1,662,127.95
April 15, 2024	330,863.51	6,314,637.88	153,255.62	2,924,932.56	227,806.55	1,434,321.40
October 15, 2024	330,863.51	5,983,774.37	153,255.62	2,771,676.94	227,806.55	1,206,514.85
April 15, 2025	330,863.51	5,652,910.86	153,255.62	2,618,421.32	227,806.55	978,708.30
October 15, 2025	330,863.51	5,322,047.35	153,255.62	2,465,165.70	978,708.30	—
April 15, 2026	330,863.51	4,991,183.84	153,255.62	2,311,910.08	—	—
October 15, 2026	330,863.51	4,660,320.33	153,255.62	2,158,654.46	—	—
April 15, 2027	330,863.51	4,329,456.82	153,255.62	2,005,398.84	—	—
October 15, 2027	330,863.51	3,998,593.31	153,255.62	1,852,143.22	—	—
April 15, 2028	330,863.51	3,667,729.80	153,255.62	1,698,887.60	—	—
October 15, 2028	330,863.51	3,336,866.29	153,255.62	1,545,631.98	—	—
April 15, 2029	330,863.51	3,006,002.78	153,255.62	1,392,376.36	—	—
October 15, 2029	3,006,002.78	—	1,392,376.36	—	—	—

	N225NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,290,000.00	—	$4,766,000.00	—	$4,170,000.00
April 15, 2018	—	10,290,000.00	—	4,766,000.00	—	4,170,000.00
October 15, 2018	331,024.36	9,958,975.64	153,319.96	4,612,680.04	227,915.87	3,942,084.13
April 15, 2019	331,024.36	9,627,951.28	153,319.96	4,459,360.08	227,915.87	3,714,168.26
October 15, 2019	331,024.36	9,296,926.92	153,319.96	4,306,040.12	227,915.87	3,486,252.39
April 15, 2020	331,024.36	8,965,902.56	153,319.96	4,152,720.16	227,915.87	3,258,336.52
October 15, 2020	331,024.36	8,634,878.20	153,319.96	3,999,400.20	227,915.87	3,030,420.65
April 15, 2021	331,024.36	8,303,853.84	153,319.96	3,846,080.24	227,915.87	2,802,504.78
October 15, 2021	331,024.36	7,972,829.48	153,319.96	3,692,760.28	227,915.87	2,574,588.91
April 15, 2022	331,024.36	7,641,805.12	153,319.96	3,539,440.32	227,915.87	2,346,673.04
October 15, 2022	331,024.36	7,310,780.76	153,319.96	3,386,120.36	227,915.87	2,118,757.17
April 15, 2023	331,024.36	6,979,756.40	153,319.96	3,232,800.40	227,915.87	1,890,841.30
October 15, 2023	331,024.36	6,648,732.04	153,319.96	3,079,480.44	227,915.87	1,662,925.43
April 15, 2024	331,024.36	6,317,707.68	153,319.96	2,926,160.48	227,915.87	1,435,009.56
October 15, 2024	331,024.36	5,986,683.32	153,319.96	2,772,840.52	227,915.87	1,207,093.69
April 15, 2025	331,024.36	5,655,658.96	153,319.96	2,619,520.56	227,915.87	979,177.82
October 15, 2025	331,024.36	5,324,634.60	153,319.96	2,466,200.60	979,177.82	—
April 15, 2026	331,024.36	4,993,610.24	153,319.96	2,312,880.64	—	—
October 15, 2026	331,024.36	4,662,585.88	153,319.96	2,159,560.68	—	—
April 15, 2027	331,024.36	4,331,561.52	153,319.96	2,006,240.72	—	—
October 15, 2027	331,024.36	4,000,537.16	153,319.96	1,852,920.76	—	—
April 15, 2028	331,024.36	3,669,512.80	153,319.96	1,699,600.80	—	—
October 15, 2028	331,024.36	3,338,488.44	153,319.96	1,546,280.84	—	—
April 15, 2029	331,024.36	3,007,464.08	153,319.96	1,392,960.88	—	—
October 15, 2029	3,007,464.08	—	1,392,960.88	—	—	—

	N234JW
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,408,000.00	—	$4,821,000.00	—	$4,218,000.00
April 15, 2018	—	10,408,000.00	—	4,821,000.00	—	4,218,000.00
October 15, 2018	334,820.36	10,073,179.64	155,089.29	4,665,910.71	230,539.36	3,987,460.64
April 15, 2019	334,820.36	9,738,359.28	155,089.29	4,510,821.42	230,539.36	3,756,921.28
October 15, 2019	334,820.36	9,403,538.92	155,089.29	4,355,732.13	230,539.36	3,526,381.92
April 15, 2020	334,820.36	9,068,718.56	155,089.29	4,200,642.84	230,539.36	3,295,842.56
October 15, 2020	334,820.36	8,733,898.20	155,089.29	4,045,553.55	230,539.36	3,065,303.20
April 15, 2021	334,820.36	8,399,077.84	155,089.29	3,890,464.26	230,539.36	2,834,763.84
October 15, 2021	334,820.36	8,064,257.48	155,089.29	3,735,374.97	230,539.36	2,604,224.48
April 15, 2022	334,820.36	7,729,437.12	155,089.29	3,580,285.68	230,539.36	2,373,685.12
October 15, 2022	334,820.36	7,394,616.76	155,089.29	3,425,196.39	230,539.36	2,143,145.76
April 15, 2023	334,820.36	7,059,796.40	155,089.29	3,270,107.10	230,539.36	1,912,606.40
October 15, 2023	334,820.36	6,724,976.04	155,089.29	3,115,017.81	230,539.36	1,682,067.04
April 15, 2024	334,820.36	6,390,155.68	155,089.29	2,959,928.52	230,539.36	1,451,527.68
October 15, 2024	334,820.36	6,055,335.32	155,089.29	2,804,839.23	230,539.36	1,220,988.32
April 15, 2025	334,820.36	5,720,514.96	155,089.29	2,649,749.94	230,539.36	990,448.96
October 15, 2025	334,820.36	5,385,694.60	155,089.29	2,494,660.65	990,448.96	—
April 15, 2026	334,820.36	5,050,874.24	155,089.29	2,339,571.36	—	—
October 15, 2026	334,820.36	4,716,053.88	155,089.29	2,184,482.07	—	—
April 15, 2027	334,820.36	4,381,233.52	155,089.29	2,029,392.78	—	—
October 15, 2027	334,820.36	4,046,413.16	155,089.29	1,874,303.49	—	—
April 15, 2028	334,820.36	3,711,592.80	155,089.29	1,719,214.20	—	—
October 15, 2028	334,820.36	3,376,772.44	155,089.29	1,564,124.91	—	—
April 15, 2029	334,820.36	3,041,952.08	155,089.29	1,409,035.62	—	—
October 15, 2029	3,041,952.08	—	1,409,035.62	—	—	—

	N235NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,397,000.00	—	$4,815,000.00	—	$4,213,000.00
April 15, 2018	—	10,397,000.00	—	4,815,000.00	—	4,213,000.00
October 15, 2018	334,466.49	10,062,533.51	154,896.28	4,660,103.72	230,266.08	3,982,733.92
April 15, 2019	334,466.49	9,728,067.02	154,896.28	4,505,207.44	230,266.08	3,752,467.84
October 15, 2019	334,466.49	9,393,600.53	154,896.28	4,350,311.16	230,266.08	3,522,201.76
April 15, 2020	334,466.49	9,059,134.04	154,896.28	4,195,414.88	230,266.08	3,291,935.68
October 15, 2020	334,466.49	8,724,667.55	154,896.28	4,040,518.60	230,266.08	3,061,669.60
April 15, 2021	334,466.49	8,390,201.06	154,896.28	3,885,622.32	230,266.08	2,831,403.52
October 15, 2021	334,466.49	8,055,734.57	154,896.28	3,730,726.04	230,266.08	2,601,137.44
April 15, 2022	334,466.49	7,721,268.08	154,896.28	3,575,829.76	230,266.08	2,370,871.36
October 15, 2022	334,466.49	7,386,801.59	154,896.28	3,420,933.48	230,266.08	2,140,605.28
April 15, 2023	334,466.49	7,052,335.10	154,896.28	3,266,037.20	230,266.08	1,910,339.20
October 15, 2023	334,466.49	6,717,868.61	154,896.28	3,111,140.92	230,266.08	1,680,073.12
April 15, 2024	334,466.49	6,383,402.12	154,896.28	2,956,244.64	230,266.08	1,449,807.04
October 15, 2024	334,466.49	6,048,935.63	154,896.28	2,801,348.36	230,266.08	1,219,540.96
April 15, 2025	334,466.49	5,714,469.14	154,896.28	2,646,452.08	230,266.08	989,274.88
October 15, 2025	334,466.49	5,380,002.65	154,896.28	2,491,555.80	989,274.88	—
April 15, 2026	334,466.49	5,045,536.16	154,896.28	2,336,659.52	—	—
October 15, 2026	334,466.49	4,711,069.67	154,896.28	2,181,763.24	—	—
April 15, 2027	334,466.49	4,376,603.18	154,896.28	2,026,866.96	—	—
October 15, 2027	334,466.49	4,042,136.69	154,896.28	1,871,970.68	—	—
April 15, 2028	334,466.49	3,707,670.20	154,896.28	1,717,074.40	—	—
October 15, 2028	334,466.49	3,373,203.71	154,896.28	1,562,178.12	—	—
April 15, 2029	334,466.49	3,038,737.22	154,896.28	1,407,281.84	—	—
October 15, 2029	3,038,737.22	—	1,407,281.84	—	—	—

	N236NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,423,000.00	—	$4,828,000.00	—	$4,224,000.00
April 15, 2018	—	10,423,000.00	—	4,828,000.00	—	4,224,000.00
October 15, 2018	335,302.90	10,087,697.10	155,314.48	4,672,685.52	230,867.29	3,993,132.71
April 15, 2019	335,302.90	9,752,394.20	155,314.48	4,517,371.04	230,867.29	3,762,265.42
October 15, 2019	335,302.90	9,417,091.30	155,314.48	4,362,056.56	230,867.29	3,531,398.13
April 15, 2020	335,302.90	9,081,788.40	155,314.48	4,206,742.08	230,867.29	3,300,530.84
October 15, 2020	335,302.90	8,746,485.50	155,314.48	4,051,427.60	230,867.29	3,069,663.55
April 15, 2021	335,302.90	8,411,182.60	155,314.48	3,896,113.12	230,867.29	2,838,796.26
October 15, 2021	335,302.90	8,075,879.70	155,314.48	3,740,798.64	230,867.29	2,607,928.97
April 15, 2022	335,302.90	7,740,576.80	155,314.48	3,585,484.16	230,867.29	2,377,061.68
October 15, 2022	335,302.90	7,405,273.90	155,314.48	3,430,169.68	230,867.29	2,146,194.39
April 15, 2023	335,302.90	7,069,971.00	155,314.48	3,274,855.20	230,867.29	1,915,327.10
October 15, 2023	335,302.90	6,734,668.10	155,314.48	3,119,540.72	230,867.29	1,684,459.81
April 15, 2024	335,302.90	6,399,365.20	155,314.48	2,964,226.24	230,867.29	1,453,592.52
October 15, 2024	335,302.90	6,064,062.30	155,314.48	2,808,911.76	230,867.29	1,222,725.23
April 15, 2025	335,302.90	5,728,759.40	155,314.48	2,653,597.28	230,867.29	991,857.94
October 15, 2025	335,302.90	5,393,456.50	155,314.48	2,498,282.80	991,857.94	—
April 15, 2026	335,302.90	5,058,153.60	155,314.48	2,342,968.32	—	—
October 15, 2026	335,302.90	4,722,850.70	155,314.48	2,187,653.84	—	—
April 15, 2027	335,302.90	4,387,547.80	155,314.48	2,032,339.36	—	—
October 15, 2027	335,302.90	4,052,244.90	155,314.48	1,877,024.88	—	—
April 15, 2028	335,302.90	3,716,942.00	155,314.48	1,721,710.40	—	—
October 15, 2028	335,302.90	3,381,639.10	155,314.48	1,566,395.92	—	—
April 15, 2029	335,302.90	3,046,336.20	155,314.48	1,411,081.44	—	—
October 15, 2029	3,046,336.20	—	1,411,081.44	—	—	—

	N237NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,439,000.00	—	$4,835,000.00	—	$4,230,000.00
April 15, 2018	—	10,439,000.00	—	4,835,000.00	—	4,230,000.00
October 15, 2018	335,817.61	10,103,182.39	155,539.67	4,679,460.33	231,195.23	3,998,804.77
April 15, 2019	335,817.61	9,767,364.78	155,539.67	4,523,920.66	231,195.23	3,767,609.54
October 15, 2019	335,817.61	9,431,547.17	155,539.67	4,368,380.99	231,195.23	3,536,414.31
April 15, 2020	335,817.61	9,095,729.56	155,539.67	4,212,841.32	231,195.23	3,305,219.08
October 15, 2020	335,817.61	8,759,911.95	155,539.67	4,057,301.65	231,195.23	3,074,023.85
April 15, 2021	335,817.61	8,424,094.34	155,539.67	3,901,761.98	231,195.23	2,842,828.62
October 15, 2021	335,817.61	8,088,276.73	155,539.67	3,746,222.31	231,195.23	2,611,633.39
April 15, 2022	335,817.61	7,752,459.12	155,539.67	3,590,682.64	231,195.23	2,380,438.16
October 15, 2022	335,817.61	7,416,641.51	155,539.67	3,435,142.97	231,195.23	2,149,242.93
April 15, 2023	335,817.61	7,080,823.90	155,539.67	3,279,603.30	231,195.23	1,918,047.70
October 15, 2023	335,817.61	6,745,006.29	155,539.67	3,124,063.63	231,195.23	1,686,852.47
April 15, 2024	335,817.61	6,409,188.68	155,539.67	2,968,523.96	231,195.23	1,455,657.24
October 15, 2024	335,817.61	6,073,371.07	155,539.67	2,812,984.29	231,195.23	1,224,462.01
April 15, 2025	335,817.61	5,737,553.46	155,539.67	2,657,444.62	231,195.23	993,266.78
October 15, 2025	335,817.61	5,401,735.85	155,539.67	2,501,904.95	993,266.78	—
April 15, 2026	335,817.61	5,065,918.24	155,539.67	2,346,365.28	—	—
October 15, 2026	335,817.61	4,730,100.63	155,539.67	2,190,825.61	—	—
April 15, 2027	335,817.61	4,394,283.02	155,539.67	2,035,285.94	—	—
October 15, 2027	335,817.61	4,058,465.41	155,539.67	1,879,746.27	—	—
April 15, 2028	335,817.61	3,722,647.80	155,539.67	1,724,206.60	—	—
October 15, 2028	335,817.61	3,386,830.19	155,539.67	1,568,666.93	—	—
April 15, 2029	335,817.61	3,051,012.58	155,539.67	1,413,127.26	—	—
October 15, 2029	3,051,012.58	—	1,413,127.26	—	—	—

	N238NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,496,000.00	—	$4,861,000.00	—	$4,253,000.00
April 15, 2018	—	10,496,000.00	—	4,861,000.00	—	4,253,000.00
October 15, 2018	337,651.27	10,158,348.73	156,376.08	4,704,623.92	232,452.32	4,020,547.68
April 15, 2019	337,651.27	9,820,697.46	156,376.08	4,548,247.84	232,452.32	3,788,095.36
October 15, 2019	337,651.27	9,483,046.19	156,376.08	4,391,871.76	232,452.32	3,555,643.04
April 15, 2020	337,651.27	9,145,394.92	156,376.08	4,235,495.68	232,452.32	3,323,190.72
October 15, 2020	337,651.27	8,807,743.65	156,376.08	4,079,119.60	232,452.32	3,090,738.40
April 15, 2021	337,651.27	8,470,092.38	156,376.08	3,922,743.52	232,452.32	2,858,286.08
October 15, 2021	337,651.27	8,132,441.11	156,376.08	3,766,367.44	232,452.32	2,625,833.76
April 15, 2022	337,651.27	7,794,789.84	156,376.08	3,609,991.36	232,452.32	2,393,381.44
October 15, 2022	337,651.27	7,457,138.57	156,376.08	3,453,615.28	232,452.32	2,160,929.12
April 15, 2023	337,651.27	7,119,487.30	156,376.08	3,297,239.20	232,452.32	1,928,476.80
October 15, 2023	337,651.27	6,781,836.03	156,376.08	3,140,863.12	232,452.32	1,696,024.48
April 15, 2024	337,651.27	6,444,184.76	156,376.08	2,984,487.04	232,452.32	1,463,572.16
October 15, 2024	337,651.27	6,106,533.49	156,376.08	2,828,110.96	232,452.32	1,231,119.84
April 15, 2025	337,651.27	5,768,882.22	156,376.08	2,671,734.88	232,452.32	998,667.52
October 15, 2025	337,651.27	5,431,230.95	156,376.08	2,515,358.80	998,667.52	—
April 15, 2026	337,651.27	5,093,579.68	156,376.08	2,358,982.72	—	—
October 15, 2026	337,651.27	4,755,928.41	156,376.08	2,202,606.64	—	—
April 15, 2027	337,651.27	4,418,277.14	156,376.08	2,046,230.56	—	—
October 15, 2027	337,651.27	4,080,625.87	156,376.08	1,889,854.48	—	—
April 15, 2028	337,651.27	3,742,974.60	156,376.08	1,733,478.40	—	—
October 15, 2028	337,651.27	3,405,323.33	156,376.08	1,577,102.32	—	—
April 15, 2029	337,651.27	3,067,672.06	156,376.08	1,420,726.24	—	—
October 15, 2029	3,067,672.06	—	1,420,726.24	—	—	—

	N239NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	—	$10,480,000.00	—	$4,854,000.00	—	$4,247,000.00
April 15, 2018	—	10,480,000.00	—	4,854,000.00	—	4,247,000.00
October 15, 2018	337,136.56	10,142,863.44	156,150.89	4,697,849.11	232,124.38	4,014,875.62
April 15, 2019	337,136.56	9,805,726.88	156,150.89	4,541,698.22	232,124.38	3,782,751.24
October 15, 2019	337,136.56	9,468,590.32	156,150.89	4,385,547.33	232,124.38	3,550,626.86
April 15, 2020	337,136.56	9,131,453.76	156,150.89	4,229,396.44	232,124.38	3,318,502.48
October 15, 2020	337,136.56	8,794,317.20	156,150.89	4,073,245.55	232,124.38	3,086,378.10
April 15, 2021	337,136.56	8,457,180.64	156,150.89	3,917,094.66	232,124.38	2,854,253.72
October 15, 2021	337,136.56	8,120,044.08	156,150.89	3,760,943.77	232,124.38	2,622,129.34
April 15, 2022	337,136.56	7,782,907.52	156,150.89	3,604,792.88	232,124.38	2,390,004.96
October 15, 2022	337,136.56	7,445,770.96	156,150.89	3,448,641.99	232,124.38	2,157,880.58
April 15, 2023	337,136.56	7,108,634.40	156,150.89	3,292,491.10	232,124.38	1,925,756.20
October 15, 2023	337,136.56	6,771,497.84	156,150.89	3,136,340.21	232,124.38	1,693,631.82
April 15, 2024	337,136.56	6,434,361.28	156,150.89	2,980,189.32	232,124.38	1,461,507.44
October 15, 2024	337,136.56	6,097,224.72	156,150.89	2,824,038.43	232,124.38	1,229,383.06
April 15, 2025	337,136.56	5,760,088.16	156,150.89	2,667,887.54	232,124.38	997,258.68
October 15, 2025	337,136.56	5,422,951.60	156,150.89	2,511,736.65	997,258.68	—
April 15, 2026	337,136.56	5,085,815.04	156,150.89	2,355,585.76	—	—
October 15, 2026	337,136.56	4,748,678.48	156,150.89	2,199,434.87	—	—
April 15, 2027	337,136.56	4,411,541.92	156,150.89	2,043,283.98	—	—
October 15, 2027	337,136.56	4,074,405.36	156,150.89	1,887,133.09	—	—
April 15, 2028	337,136.56	3,737,268.80	156,150.89	1,730,982.20	—	—
October 15, 2028	337,136.56	3,400,132.24	156,150.89	1,574,831.31	—	—
April 15, 2029	337,136.56	3,062,995.68	156,150.89	1,418,680.42	—	—
October 15, 2029	3,062,995.68	—	1,418,680.42	—	—	—

PROSPECTUS

AMERICAN AIRLINES, INC.

Pass Through Certificates

Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

•	one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

•	American Airlines, Inc. (“AAI”) to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

The pass through certificates will not represent interests in or obligations of AAI or any of our affiliates.

Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or an owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

If stated in the applicable prospectus supplement and to the extent so stated, our payment obligations in respect of any equipment notes or the leases related to any equipment notes will be fully and unconditionally guaranteed by our parent corporation, American Airlines Group Inc.

We may offer and sell the pass through certificates described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The names and any applicable purchase price, fee or commission of or discount arrangement between or among any underwriters, dealers, agents or direct purchasers involved in the sale of any of the pass through certificates will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No pass through certificates may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such pass through certificates.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that American Airlines Group Inc. and American Airlines, Inc. filed jointly with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “AAI,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Airlines, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “AAG,” we mean American Airlines Group Inc. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

AAI files reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.aa.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee Report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report of AAG and AAI on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 22, 2017; and

•	Current Reports of AAG and AAI on Form 8-K filed with the SEC on January 5, 2017, January 6, 2017, January 17, 2017 and January 30, 2017.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

American Airlines, Inc. (“AAI”), a Delaware corporation, was incorporated in 1934 and is a wholly owned subsidiary of American Airlines Group Inc. (“AAG”). AAI’s primary business activity is the operation of a major network air carrier.

Our principal executive offices are located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. Our telephone number is (817) 963-1234, and our internet address is www.aa.com. Information contained on our and/or AAG’s websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES

Except as set forth in any applicable prospectus supplement, the pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes secured by aircraft. The equipment notes are or will be issued by:

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us (“leased aircraft notes”), or

•	us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us (“owned aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by us, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to us.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, us. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement.

The pass through certificates will not represent interests in AAI or any of our affiliates and will not represent obligations of any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be fully or partially subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.

Guarantee of AAG

AAG may provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement. If AAG guarantees such obligations, we will describe the terms of the guarantee in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against AAG, and will be an unsecured obligation of AAG.

PLAN OF DISTRIBUTION

We may sell the offered pass through certificates from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of AAI. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of AAI appearing in AAI’s Annual Report on Form 10-K for the year ended December 31, 2016, and management’s assessment of the effectiveness of AAI’s internal control over financial reporting as of December 31, 2016, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

To the extent that KPMG LLP audits and reports on financial statements of AAI issued at future dates, and consents to the use of its reports thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its reports and said authority.